As filed with the Securities and Exchange Commission on August 11, 2009
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Lamar Media Corp.
(Exact name of registrant as specified in its charter)
SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware (State or other jurisdiction of incorporation or organization)	7311 Primary Standard Industrial Classification Code)	72-1205791 (I.R.S. Employer Identification No.)

5551 Corporate Boulevard
Baton Rouge, Louisiana 70808
(225) 926-1000
(Address, Including ZIP Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kevin P. Reilly, Jr.
President
Lamar Media Corp.
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808
(225) 926-1000
(Name, Address, Including ZIP Code and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:
Stacie Aarestad, Esq.
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue At Prudential Center
Boston, Massachusetts 02199-7613
(617) 239-0100

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Unit(1)	Offering Price(1)	Fee(1)
9 3/4% Senior Notes due 2014	$350,000,000	100%	$350,000,000	$19,530
Guarantees of 9 3/4% Senior Notes due 2014(2)	n/a	n/a	n/a	n/a

(1)	This registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

(2)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Table of Additional Registrants(1)

State or Other
	Jurisdiction of	IRS Employer
	Incorporation or	Identification
Exact Name of Registrant as Specified in its Charter	Organization	Number

American Signs, Inc.	Washington	91-1642046
Colorado Logos, Inc.	Colorado	84-1480715
Delaware Logos, L.L.C.	Delaware	51-0392715
Florida Logos, Inc.	Florida	65-0671887
Georgia Logos, L.L.C.	Georgia	72-1469485
Interstate Logos, L.L.C.	Louisiana	72-1490893
Kansas Logos, Inc.	Kansas	48-1187701
Kentucky Logos, LLC	Kentucky	62-1839054
Lamar Advantage GP Company, LLC	Delaware	72-1490891
Lamar Advantage Holding Company	Delaware	76-0619569
Lamar Advantage LP Company, LLC	Delaware	76-0637519
Lamar Advantage Outdoor Company, L.P.	Delaware	74-2841299
Lamar Advertising of Colorado Springs, Inc.	Colorado	72-0931093
Lamar Advertising of Kentucky, Inc.	Kentucky	61-1306385
Lamar Advertising of Louisiana, L.L.C.	Louisiana	72-1462297
Lamar Advertising of Michigan, Inc.	Michigan	38-3376495
Lamar Advertising of Oklahoma, Inc.	Oklahoma	73-1178474
Lamar Advertising of Penn, LLC	Delaware	72-1462301
Lamar Advertising of South Dakota, Inc.	South Dakota	46-0446615
Lamar Advertising of Youngstown, Inc.	Delaware	23-2669670
Lamar Advertising Southwest, Inc.	Nevada	85-0113644
Lamar Air, L.L.C.	Louisiana	72-1277136
Lamar Benches, Inc.	Oklahoma	73-1524386
Lamar Central Outdoor, LLC	Delaware	20-2471691
Lamar DOA Tennessee Holdings, Inc.	Delaware	41-1991164
Lamar DOA Tennessee, Inc.	Delaware	41-1882464
Lamar Electrical, Inc.	Louisiana	72-1392115
Lamar Florida, Inc.	Florida	72-1467178
Lamar I-40 West, Inc.	Oklahoma	73-1498886
Lamar Obie Corporation	Delaware	33-1109314
Lamar OCI North Corporation	Delaware	38-2885263
Lamar OCI South Corporation	Mississippi	64-0520092
Lamar Ohio Outdoor Holding Corp.	Ohio	34-1597561
Lamar Oklahoma Holding Company, Inc.	Oklahoma	73-1474290
Lamar Pensacola Transit, Inc.	Florida	59-3391978
Lamar T.T.R., L.L.C.	Arizona	86-0928767
Lamar Tennessee, L.L.C.	Tennessee	72-1309007
Lamar Texas Limited Partnership	Texas	72-1309005
LC Billboard, L.L.C.	Delaware	63-1692342
Louisiana Interstate Logos, L.L.C.	Louisiana	26-3654514
Maine Logos, L.L.C.	Maine	72-1492985
Michigan Logos, Inc.	Michigan	38-3071362
Minnesota Logos, Inc.	Minnesota	41-1800355

State or Other
	Jurisdiction of	IRS Employer
	Incorporation or	Identification
Exact Name of Registrant as Specified in its Charter	Organization	Number

Mississippi Logos, L.L.C.	Mississippi	72-1469487
Missouri Logos, LLC	Missouri	72-1485587
Nebraska Logos, Inc.	Nebraska	72-1137877
Nevada Logos, Inc.	Nevada	88-0373108
New Jersey Logos, L.L.C.	New Jersey	72-1469048
New Mexico Logos, Inc.	New Mexico	85-0446801
O.B. Walls, Inc.	Oregon	93-1013167
Obie Billboard, LLC	Oregon	N/A
Ohio Logos, Inc.	Ohio	72-1148212
Oklahoma Logos, L.L.C.	Oklahoma	72-1469103
Outdoor Marketing Systems, Inc.	Pennsylvania	23-2659279
Outdoor Marketing Systems, LLC	Pennsylvania	N/A
Outdoor Promotions West, LLC	Delaware	22-3598746
Pennsylvania Logos, LLC	Pennsylvania	26-4399994
Premere Outdoor, Inc.	Illinois	36-4459650
Sale Point Posters, Inc.	New York	11-1843539
Seaboard Outdoor Advertising Co., Inc.	New York	11-1749041
South Carolina Logos, Inc.	South Carolina	58-2152628
Tennessee Logos, Inc.	Tennessee	62-1649765
Texas Logos, L.P.	Texas	72-1490894
The Lamar Company, L.L.C.	Louisiana	72-1462298
TLC Farms, L.L.C.	Louisiana	20-0634874
TLC Properties II, Inc.	Texas	72-1336624
TLC Properties, Inc.	Louisiana	72-0640751
TLC Properties, L.L.C.	Louisiana	72-1417495
Triumph Outdoor Holdings, LLC	Delaware	13-3990438
Triumph Outdoor Rhode Island, LLC	Delaware	05-0500914
Utah Logos, Inc.	Utah	72-1148211
Virginia Logos, LLC	Virginia	62-1839208
Vista Media Group, Inc.	Delaware	95-4649086
Washington Logos, L.L.C.	Washington	73-1648809

(1)	The outstanding notes are, and the new notes will be, unconditionally guaranteed by the additional registrants listed above, each of which is a direct or indirect, wholly owned subsidiary of Lamar Media Corp. The address and telephone number for each of the additional registrants is 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808 and (225) 926-1000. The primary standard industrial classification code number for each of the additional registrants is 7311.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED AUGUST 11, 2009
Prospectus

Lamar Media Corp.
Offer to Exchange
Up to $350,000,000
outstanding 9 3/4% Senior Notes due 2014 issued on March 27, 2009 for a Like Principal Amount of 9 3/4% Senior Notes due 2014,
which have been registered under the Securities Act of 1933

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on September 9, 2009, unless we extend the offer. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer generally will not be a taxable event to a holder for United States federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

The Exchange Notes

•	The exchange notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the private offering of the outstanding notes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the terms of the outstanding notes, except that the exchange notes will be freely tradable.

•	The exchange notes will be senior to any existing and future debt obligations that are expressly subordinated in right of payment to the exchange notes and will be effectively subordinated to all of our secured debt, including our senior credit facility.

•	The outstanding notes are, and the exchange notes will be, unconditionally guaranteed on a joint and several basis by substantially all of our existing and future domestic subsidiaries.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

Broker-Dealers

•	Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

•	This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

•	We and the guarantors have agreed that, for a period of 180 days after consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 12 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009

Page

Where You Can Find More Information	ii
Industry and Market Data	ii
Statements Regarding Forward-Looking Information	ii
Prospectus Summary	1
Risk Factors	12
Use of Proceeds	19
Capitalization	20
Selected Historical Consolidated Financial Data	21
Management’s Discussion and Analysis of Financial Condition and Results of Operations	23
Business	37
Management	44
Executive Compensation	44
Principal Stockholders	54
Certain Relationships and Related Transactions	56
The Exchange Offer	57
Description of Material Indebtedness	65
Description of Exchange Notes	72
Registration Rights Agreement	99
Book-Entry Settlement and Clearance	100
Material United States Federal Income Tax Considerations	101
Plan of Distribution	106
Legal Matters	107
Experts	107
Exchange Agent	108
Information Agent	108
Index to Consolidated Financial Statements	F-1
EX-4.(e)(8)
EX-4.(g)(5)
EX-4.(h)(3)
EX-4.(i)(3)
EX-4.(k)
EX-5.(a)
EX-5.(b)
EX-10.(I)(7)
EX-12.(a)
EX-12.(b)
EX-12.(C)
EX-12.(d)
EX-21.(a)
EX-23.(a)
EX-23.(b)
EX-25.(a)
EX-99.(a)
EX-99.(b)
EX-99.(c)
EX-99.(d)

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the notes offered by this prospectus, and only under the circumstances and in those jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Lamar Media Corp. is a Delaware corporation. Our principal executive offices are located at 5551 Corporate Blvd., Baton Rouge, LA 70808 and our telephone number at that address is (225) 926-1000. Lamar Media Corp. is a wholly owned subsidiary of Lamar Advertising Company. Our parent’s web site is located at http://www.lamar.com. The information on or linked to from the web site is not part of this prospectus.

In this prospectus, except as the context otherwise requires or as otherwise noted, “Lamar Media,” “we,” “us” and “our” refer to Lamar Media Corp. and its subsidiaries, except with respect to the notes, in which case such terms refer only to Lamar Media Corp. Lamar Advertising Company is referred to herein as “Lamar Advertising.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 under the Securities Act of 1933, with respect to the exchange notes offered hereby. As permitted by the rules and regulations of the Commission, this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus but that is included in the registration statement. For further information with respect to us and the exchange notes offered hereby, we refer you to the registration statement, including the exhibits and schedules filed therewith.

We and our parent, Lamar Advertising, file reports and other information with the Commission. Such reports and other information filed by us may be read and copied at the Commission’s public reference room at 100 F Street, NE, Washington, D.C. 20549. For further information about the public reference room, call 1-800-SEC-0330. The Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and such website is located at http://www.sec.gov.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 5551 Corporate Boulevard, Baton Rouge, LA 70808, Tel: (225) 926-1000, Attention: Chief Financial Officer.

To obtain timely delivery of any of these documents, you must request them no later than five business days before the date you must make your investment decision. Accordingly, if you would like to request any documents, you should do so no later than September 1, 2009 in order to receive them before the expiration of the exchange offer.

Pursuant to the indenture under which the exchange notes will be issued (and the outstanding notes were issued), we have agreed that, whether or not we are required to do so by the rules and regulations of the Commission, for so long as any of the notes remain outstanding, we (not including our subsidiaries) will furnish to the holders of the notes copies of all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such forms and all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations. In addition, following the consummation of this exchange offer, whether or not required by the rules and regulations of the Commission, we will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. See “Description of Exchange Notes — Material Covenants — Reports to Holders.”

INDUSTRY AND MARKET DATA

The market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that relate to future periods and include statements regarding our anticipated performance.

Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or

ii

achievements or industry results, to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others:

•	the severity and length of the current economic recession and its effect on the markets in which we operate;

•	the levels of expenditures on advertising in general and outdoor advertising in particular;

•	risks and uncertainties relating to our significant indebtedness;

•	the demand for outdoor advertising;

•	our need for and ability to obtain additional funding for operations or acquisitions;

•	increased competition within the outdoor advertising industry;

•	the regulation of the outdoor advertising industry by federal, state and local governments;

•	our ability to renew expiring contracts at favorable rates;

•	the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions;

•	our ability to successfully implement our digital deployment strategy; and

•	changes in accounting principles, policies or guidelines.

Although we believe that the statements contained in this prospectus are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this prospectus. We assume no obligation to update or revise them or provide reasons why actual results may differ.

iii

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus or incorporated by reference herein. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus and the documents incorporated by reference herein. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements incorporated by reference into this prospectus. Unless otherwise indicated, financial information included or incorporated by reference in this prospectus is presented on an historical basis.

Lamar Media Corp.

We are one of the largest outdoor advertising companies in the United States based on number of displays and have operated under the Lamar name since 1902. As of June 30, 2009, we owned and operated approximately 153,000 billboard advertising displays in 44 states, Canada and Puerto Rico, over 93,500 logo advertising displays in 21 states and the province of Ontario, Canada and over 26,700 transit advertising displays in 16 states, Canada and Puerto Rico. We offer our customers a fully integrated service, satisfying all aspects of their billboard display requirements from ad copy production to placement and maintenance.

Our Business

We operate three types of outdoor advertising displays: billboards, logo signs and transit advertising displays.

Billboards.  We sell most of our advertising space on two types of billboards: bulletins and posters.

•	Bulletins are generally large, illuminated advertising structures that are located on major highways and target vehicular traffic.

•	Posters are generally smaller advertising structures that are located on major traffic arteries and city streets and target vehicular and pedestrian traffic.

In addition to these traditional billboards, we also sell advertising space on digital billboards, which are generally located on major traffic arteries and city streets. As of June 30, 2009, we owned and operated approximately 1,125 digital billboard advertising displays in 38 states, Canada and Puerto Rico.

Logo signs.  We sell advertising space on logo signs located near highway exits.

•	Logo signs generally advertise nearby gas, food, camping, lodging and other attractions.

We are the largest provider of logo signs in the United States, operating 21 of the 27 privatized state logo sign contracts. As of June 30, 2009, we operated over 93,500 logo sign advertising displays in 21 states and Canada.

Transit advertising displays.  We also sell advertising space on the exterior and interior of public transportation vehicles, transit shelters and benches in over 60 markets. As of June 30, 2009, we operated over 26,700 transit advertising displays in 16 states, Canada and Puerto Rico.

Operating Strategies

We strive to be a leading provider of outdoor advertising services in each of the markets that we serve, and our operating strategies for achieving that goal include:

Continuing to provide high quality local sales and service.  We seek to identify and closely monitor the needs of our customers and to provide them with a full complement of high quality advertising services. Local advertising constituted approximately 79% of our net revenues for the six months ended June 30, 2009, which management believes is higher than the industry average. We believe that the experience of our regional and local managers has contributed greatly to our success. For example, our regional managers have been with us for an average of 28 years. In an effort to provide high quality sales and service at the local level, we employed over 750 local account executives as of June 30, 2009. Local account executives are typically supported by additional local staff and have the ability to draw upon the resources of the central office, as well as offices in our other markets, in the event business opportunities or customers’ needs support such an allocation of resources.

Continuing a centralized control and decentralized management structure.  Our management believes that, for our particular business, centralized control and a decentralized organization provide for greater economies of scale and are more responsive to local market demands. Therefore, we maintain centralized accounting and financial control over our local operations, but the local managers are responsible for the day-to-day operations in each local market and are compensated according to that market’s financial performance.

Continuing to focus on internal growth.  Within our existing markets, we seek to increase our revenue and improve our cash flow by employing highly-targeted local marketing efforts to improve our display occupancy rates and by increasing advertising rates where and when demand can absorb rate increases. Our local offices spearhead this effort and respond to local customer demands quickly.

In addition, we routinely invest in upgrading our existing displays and constructing new displays. From January 1, 1997 to June 30, 2009, we invested approximately $1.4 billion in improvements to our existing displays and in constructing new displays. Our regular improvement and expansion of our advertising display inventory allow us to provide high quality service to our current advertisers and to attract new advertisers.

Continuing to pursue other outdoor advertising opportunities.  We plan to pursue additional logo sign contracts. Logo sign opportunities arise periodically, both from states initiating new logo sign programs and from states converting government-owned and operated programs to privately-owned and operated programs. Furthermore, we plan to pursue additional tourist oriented directional sign programs in both the United States and Canada and also other motorist information signing programs as opportunities present themselves. In an effort to maintain market share, we have entered the transit advertising business through the operation of displays on bus shelters, benches and buses in over 60 of our advertising markets.

Reducing operating expenditures in light of the economic downturn.  We intend to significantly reduce operating and capital expenditures in 2009 to position us to manage through the current recession and to ensure that we are well positioned for a recovery in the general economy. Although we have historically invested in strategic acquisitions, we are planning to significantly reduce acquisition activity during 2009.

Recent Developments

On April 2, 2009, we entered into Amendment No. 4 to our existing senior credit facility dated as of September 30, 2005 together with certain subsidiary guarantors, certain subsidiary borrowers, Lamar Advertising, and JPMorgan Chase Bank, N.A., as administrative agent, to, among other things (i) reduce the amount of the revolving credit commitments available thereunder from $400,000,000 to $200,000,000, (ii) increase the interest rate margins for the revolving credit facility and term loans under the senior credit facility, (iii) make certain changes to the provisions regarding mandatory prepayments of loans, (iv) amend certain financial covenants and (v) cause us and the subsidiary guarantors to pledge additional collateral, including certain owned real estate properties, to secure loans made under the senior credit facility. Amendment No. 4 and the changes it made to our senior credit facility were effective as of April 6, 2009.

On July 2, 2009, Lamar Advertising completed a tender offer for eligible participants to exchange some or all of certain outstanding options (the “Eligible Options”) for new options to be issued under Lamar Advertising’s 1996 Equity Incentive Plan, as amended. Lamar Advertising accepted for cancellation Eligible Options to purchase an aggregate of 2,630,474 shares of its Class A common stock, representing 86.2% of the total number of shares of Class A common stock underlying all Eligible Options. In exchange for the Eligible Options surrendered in the Offer, Lamar Advertising issued new options to purchase up to an aggregate of

1,030,819 shares of its Class A common stock under the 1996 Plan. Each new option has an exercise price per share of $15.67, the closing price of Lamar Advertising’s Class A common stock on the Nasdaq Global Select Market on July 2, 2009. Eligible Options not tendered for exchange remain outstanding according to their original terms and subject to the 1996 Plan.

On June 6, 2009, Lamar Advertising commenced a tender offer to purchase for cash any and all of its remaining outstanding 2 7/8% Convertible Notes due 2010 — Series B. The tender offer expired on July 14, 2009. As a result of the tender offer, Lamar Advertising accepted for payment $120.4 million in principal amount of notes at a purchase price of $117.8 million, which was 97.75% of the original amount of the notes, including all accrued and unpaid interest up to, but not including the payment date of July 15, 2009. Pursuant to the terms of the tender offer, convertible notes not tendered, or tendered and validly withdrawn, in the tender offer remain outstanding, and the terms and conditions governing the note, including the covenants and other provisions contained in the indentures governing the notes, remain unchanged. Immediately following the tender offer, Lamar Advertising had approximately $13 million principal amount of convertible notes remaining, which mature on December 31, 2010.

Organization

The following summary organization chart sets forth the basic corporate structure of Lamar.

*	All but one of our domestic subsidiaries (Missouri Logos, a partnership) is wholly owned.

**	All of our domestic subsidiaries (except Missouri Logos, a partnership) will unconditionally guarantee the notes.

Our History

Lamar Media Corp. has been in operation since 1902. We completed a reorganization on July 20, 1999 to create a new holding company structure. At that time, Lamar Advertising Company was renamed Lamar Media Corp. and all its stockholders became stockholders in a new holding company. The new holding company then took the Lamar Advertising Company name and Lamar Media Corp. became a wholly owned subsidiary of Lamar Advertising Company.

Summary of the Exchange Offer

In this prospectus, the term “outstanding notes” refers to the outstanding 9 3/4% Senior Notes due 2014; the term “exchange notes” refers to the 9 3/4% Senior Notes due 2014 registered under the Securities Act of 1933, as amended (the “Securities Act”); and the term “notes” refers to both the outstanding notes and the exchange notes. On March 27, 2009, we completed a private offering of $350,000,000 aggregate principal amount of 9 3/4% Senior Notes due 2014.

General	In connection with the private offering, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete an exchange offer for the outstanding notes.

Exchange Offer	We are offering to exchange $350,000,000 principal amount of exchange notes, which have been registered under the Securities Act, for $350,000,000 principal amount of outstanding notes.

The outstanding notes may be exchanged only in multiples of $1,000.

Resale of the Exchange Notes	Based on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”) in certain interpretive letters issued to third parties in other transactions, we believe that the exchange notes acquired in this exchange offer may be freely traded without compliance with the provisions of the Securities Act, if:

• you are acquiring the exchange notes in the ordinary course of your business,

• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes, and

• you are not our affiliate as defined in Rule 405 of the Securities Act.

If you fail to satisfy any of these conditions, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Broker-dealers that acquired outstanding notes directly from us, but not as a result of market-making activities or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes. See “Plan of Distribution.”

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that it acquired as a result of market-making or other trading activities must deliver a prospectus in connection with any resale of the exchange notes and provide us with a signed acknowledgement of this obligation.

Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, on September 9, 2009, unless we extend the offer.

Conditions to the Exchange Offer	The exchange offer is subject to limited, customary conditions, which we may waive.

Procedures for Tendering Outstanding Notes	If you wish to accept the exchange offer, you must deliver to the exchange agent, before the expiration of the exchange offer:

• either a completed and signed letter of transmittal or, for outstanding notes tendered electronically, an agent’s message from The Depository Trust Company (“DTC”), Euroclear or Clearstream stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer,

• your outstanding notes, either by tendering them in physical form or by timely confirmation of book-entry transfer through DTC, Euroclear or Clearstream, and

• all other documents required by the letter of transmittal.

If you hold outstanding notes through DTC, Euroclear or Clearstream, you must comply with their standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.

By signing, or by agreeing to be bound by, the letter of transmittal, you will be representing to us that:

• you will be acquiring the exchange notes in the ordinary course of your business,

• you have no arrangement or understanding with any person to participate in the distribution of the exchange notes, and

• you are not our affiliate as defined under Rule 405 of the Securities Act.

See “The Exchange Offer — Procedures for Tendering.”

Guaranteed Delivery Procedures for Tendering Outstanding Notes	If you cannot meet the expiration deadline or you cannot deliver your outstanding notes, the letter of transmittal or any other documentation to comply with the applicable procedures under DTC, Euroclear or Clearstream standard operating procedures for electronic tenders in a timely fashion, you may tender your notes according to the guaranteed delivery procedures set forth under “The Exchange Offer — Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Holders	If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact that registered holder promptly and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either arrange to have the outstanding notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Acceptance of Outstanding Notes and Delivery of Exchange Notes	We will accept any outstanding notes that are properly tendered for exchange before 5:00 p.m., New York City time, on the day this exchange offer expires. The exchange notes will be delivered promptly after expiration of this exchange offer.

Exchange Date	We will notify the exchange agent of the date of acceptance of the outstanding notes for exchange.

Withdrawal Rights	If you tender your outstanding notes for exchange in this exchange offer and later wish to withdraw them, you may do so at any time before 5:00 p.m., New York City time, on the day this exchange offer expires.

Consequences if You Do Not Exchange Your Outstanding Notes	Outstanding notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to sell the outstanding notes unless:

• an exemption from the requirements of the Securities Act is available to you,

• we register the resale of outstanding notes under the Securities Act, or

• the transaction requires neither an exemption from nor registration under the requirements of the Securities Act.

After the completion of the exchange offer, we will no longer have any obligation to register the outstanding notes, except in limited circumstances.

Accrued Interest on the Outstanding Notes	Any interest that has accrued on an outstanding note before its exchange in this exchange offer will be payable on the exchange note on the first interest payment date after the completion of this exchange offer.

United States Federal Income Tax Considerations	The exchange of the outstanding notes for the exchange notes generally will not be a taxable event for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent. Its address and telephone number are provided in this prospectus under the heading “The Exchange Offer — Exchange Agent.”

Use of Proceeds	We will not receive any cash proceeds from this exchange offer. See “Use of Proceeds.”

Registration Rights Agreement	When we issued the outstanding notes on March 27, 2009, we and the guarantors entered into a registration rights agreement with the initial purchasers of the outstanding notes. Under the terms of the registration rights agreement, we agreed to use our reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange the outstanding notes for other freely tradable notes issued by us and that are registered with the Commission and that have substantially identical terms as the outstanding notes. If we fail to effect the exchange offer, we will use our reasonable best efforts to file and cause to become effective a shelf registration statement related to resales of the outstanding notes. We will be obligated to pay additional interest on the outstanding notes if we do not complete the exchange offer by October 3, 2009, or, if required, the shelf registration statement is not declared effective by October 3, 2009. See “Registration Rights Agreement.”

Accounting Treatment	We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer in accordance with generally accepted accounting principles. See “The Exchange Offer — Accounting Treatment.”

Summary of the Terms of the Exchange Notes

The exchange notes will be identical to the outstanding notes except that:

•	the exchange notes will be registered under the Securities Act and therefore will not bear legends restricting their transfer; and

•	specified rights under the registration rights agreement, including the provisions providing for registration rights and the payment of additional interest in specified circumstances, will be limited or eliminated.

The exchange notes will evidence the same debt as the outstanding notes and the same indenture will govern both the outstanding notes and the exchange notes. For a more complete understanding of the exchange notes, please refer to the section of this prospectus entitled “Description of the Exchange Notes.”

Issuer	Lamar Media Corp.

Securities Offered	$350,000,000 principal amount of 9 3/4% Senior Notes due 2014.

Maturity Date	April 1, 2014

Interest Rate	9 3/4% per year

Interest Payment Date	April 1 and October 1 of each year, beginning on October 1, 2009. Interest will accrue from March 27, 2009.

Guarantees	Substantially all of our existing and future domestic subsidiaries will unconditionally guarantee the notes.

Ranking	The notes will be our general unsecured obligations and will rank senior to all of our existing and future debt that is expressly subordinated in right of payment to the notes, including our 7 1/4% Senior Subordinated Notes due 2013, our 6 5/8% Senior Subordinated Notes due 2015, our 6 5/8% Senior Subordinated Notes due 2015 — Series B, and our 6 5/8% Senior Subordinated Notes due 2015 — Series C. The notes will rank equally with all of our existing and future liabilities that are not so subordinated and will be effectively subordinated to all of our secured debt (to the extent of the value of the collateral securing such debt), including our senior credit facility, and structurally subordinated to all of the liabilities of any of our subsidiaries that do not guarantee the notes.

The guarantees will be generally unsecured obligations of the guarantors and will rank senior to all their existing and future debt that is expressly subordinated in right of payment to the guarantees. The guarantees will rank equally with all existing and future liabilities of such guarantors that are not so subordinated and will be effectively subordinated to all of such guarantors’ secured debt (to the extent of the collateral securing such debt), including their guarantees of our senior credit facility.

As of June 30, 2009 we had $2.8 billion of outstanding debt, of which approximately $1.3 billion was secured debt (excluding approximately $143 million of unused revolving commitments under our revolving senior credit facility) and approximately $1.3 billion of which was subordinated to the notes. On April 2, 2009, we entered into Amendment No. 4 to our existing senior credit facility. For more details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations —

Liquidity and Capital Resources — Sources of Cash — Credit Facilities.”

Optional Redemption	We may redeem some or all of the notes at any time prior to April 1, 2014 at a price equal to 100% of the principal amount plus a make-whole premium and accrued interest. We may also redeem up to 35% of the aggregate principal amount of the notes using the proceeds from certain public equity offerings completed before April 1, 2012 so long as at least 65% of the aggregate principal amount of notes originally issued remains outstanding. See “Description of Exchange Notes — Optional Redemption.”

Change of Control and Asset Sales	If we or Lamar Advertising experience specific kinds of changes of control or we sell assets under certain circumstances, we will be required to make an offer to purchase the notes at the prices listed in “Description of Exchange Notes — Certain Covenants — Change of Control” and “Description of Exchange Notes — Certain Covenants — Limitations on Certain Asset Sales.” We may not have sufficient funds available at the time of any change of control to effect the purchase.

Material Covenants	The indenture restricts our ability and the ability of our restricted subsidiaries to, among other things:

• incur additional debt and issue preferred stock;

• make certain distributions, investments and other restricted payments;

• create certain liens;

• enter into transactions with affiliates;

• agree to any restrictions on the ability of restricted subsidiaries to make payments to us;

• merge, consolidate or sell substantially all of our assets; and

• sell assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of Exchange Notes” in this prospectus. As of June 30, 2009, for example, the total amount available to us for making restricted payments would have been approximately $1.1 billion (subject to covenant restrictions).

Original Issue Discount	The outstanding notes were issued with original issue discount for United States federal income tax purposes. This original issue discount will carry over to the exchange notes. As a result, U.S. holders of the exchange notes generally will be required to include original issue discount in gross income in advance of receipt of the cash attributable to that income. For more details, see “Material United States Federal Income Tax Considerations.”

Risk Factors

See “Risk Factors” for a discussion of certain factors that you should carefully consider before investing in the notes.

Summary Consolidated Historical Financial Data

The following table contains our summary historical consolidated information and other operating data for the five years ended December 31, 2004, 2005, 2006, 2007 and 2008 and the six months ended June 30, 2008 and 2009. We have prepared this information from audited financial statements for the years ended December 31, 2004 through December 31, 2008 and from unaudited financial statements for the six months ended June 30, 2008 and June 30, 2009. This information is only a summary. You should read it in conjunction with our historical financial statements and related notes incorporated by reference into this offering memorandum.

In our opinion, the information for the six months ended June 30, 2008 and June 30, 2009 reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present our results of operations and financial condition. Results from interim periods should not be considered indicative of results for any other periods or for the year. This information is only a summary. You should read it in conjunction with our historical financial statements and related notes included in this prospectus, as well as “Selected Historical Consolidated Financial Date” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

											Six Months Ended
	Year Ended December 31,										June 30,
	2004		2005		2006		2007		2008		2008		2009
											(Unaudited)
	(Dollars in thousands)

Statement of operations data:
Net revenues	$883,510		$1,021,656		$1,120,091		$1,209,555		$1,198,419		$606,595		$521,984
Operating expenses:
Direct advertising expenses	302,157		353,139		390,561		408,397		436,556		214,892		199,735
General and administrative expenses	187,956		212,262		247,916		269,833		256,719		134,732		115,836
Depreciation and amortization	294,056		290,089		301,685		306,879		331,654		156,996		169,263
Gain on disposition of assets	(1,067)		(1,119)		(10,862)		(3,914)		(7,363)		(3,012)		(1,873)

Total operating expenses	783,102		854,371		929,300		981,195		1,017,566		503,608		482,961

Operating income	100,408		167,285		190,791		228,360		180,853		102,987		39,023
Gain on disposition of investment	—		—		—		(15,448)		(1,814)		(1,533)		—
Interest expense, net	64,425		80,345		109,806		158,609		156,716		78,633		87,899
Loss on debt extinguishment	—		3,982		—		—		—		—		—
Income (loss) before income taxes	35,983		82,958		80,985		85,199		25,951		25,887		(48,876)
Income tax expense (benefit)	11,764		35,488		35,753		38,198		14,914		12,330		(16,946)

Net income (loss)	$24,219		$47,470		$45,232		$47,001		$11,037		$13,557		$(31,930)

Other financial data:
EBITDA(1)	$394,464		$453,392		$492,476		$550,687		$514,321		$261,516		$208,286
EBITDA margin(2)	45%		44%		44%		46%		43%		43%		40%
Ratio of EBITDA to interest expense, net(3)	6.1	x	5.6	x	4.5	x	3.5	x	3.3	x	3.3	x	2.4	x
Ratio of total debt to EBITDA(4)	3.5	x	3.5	x	4.0	x	4.9	x	5.5	x	N/A		N/A
Ratio of total debt (excluding mirror note) to EBITDA(5)	3.5	x	2.8	x	3.5	x	4.4	x	5.0	x	N/A		N/A
Ratio of earnings to fixed charges(6)	1.3	x	1.6	x	1.5	x	1.4	x	1.1	x	1.2	x	0.6	x

	As of December 31,					As of June 30,
	2004	2005	2006	2007	2008	2008	2009
						(Unaudited)
	(Dollars in thousands)

Balance sheet data:
Cash and cash equivalents	$44,201	$19,419	$11,796	$76,048	$14,139	$12,059	$12,804
Working capital	43,626	103,110	103,891	146,385	95,550	126,584	68,071
Total assets	3,672,462	3,717,055	3,895,987	4,053,229	4,098,067	4,163,378	3,982,465
Long term debt (including current maturities)	1,372,434	1,576,326	1,990,468	2,725,770	2,836,358	2,911,220	2,751,806
Long term debt, less mirror note (including current maturities)(5)	1,372,434	1,288,826	1,702,968	2,438,270	2,548,858	2,623,720	2,751,806
Stockholder’s equity	1,988,739	1,769,716	1,492,467	886,088	817,011	817,590	796,154

(1)	EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization. EBITDA represents a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in the media industry. Our management also believes that EBITDA is useful in evaluating our core operating results. However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to operating income or net income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity. Because EBITDA is not calculated identically by all companies, the presentation in this prospectus may not be comparable to those disclosed by other companies. In addition, the definition of EBITDA differs from the definition of EBITDA applicable to the covenants for the notes.

Below is a table that reconciles EBITDA to net income (loss):

						Six Months Ended
	Year Ended December 31,					June 30,
	2004	2005	2006	2007	2008	2008	2009
	(Dollars in thousands)

Statement of operations data:
EBITDA	$394,464	$453,392	$492,476	$550,687	$514,321	$261,516	$208,286
Depreciation and amortization	294,056	290,089	301,685	306,879	331,654	156,996	169,263
Interest expense, net	64,425	80,345	109,806	158,609	156,716	78,633	87,899
Income tax expense (benefit)	11,764	35,488	35,753	38,198	14,914	12,330	(16,946)

Net income (loss)	$24,219	$47,470	$45,232	$47,001	$11,037	$13,557	$(31,930)

(2)	EBITDA margin is defined as EBITDA divided by net revenues.

(3)	Ratio of EBITDA to interest expense is defined as EBITDA divided by net interest expense.

(4)	Ratio of total debt to EBITDA is defined as total debt divided by EBITDA.

(5)	On September 30, 2005, we issued a subordinated note in aggregate principal amount of $287.5 million to our parent Lamar Advertising (the “mirror note”). The mirror note is subordinated to all of our currently outstanding indebtedness and will be subordinated to the notes offered hereby. Ratio of total debt (excluding mirror note) to EBITDA is defined as total debt excluding the principal amount of the mirror note to Lamar Advertising divided by EBITDA. The mirror note was paid off on June 30, 2009.

(6)	The ratio of earnings to fixed charges is defined as earnings divided by fixed charges. For purposes of this ratio, earnings is defined as net income (loss) before income taxes and cumulative effect of a change in accounting principle and fixed charges. Fixed charges is defined as the sum of interest expense, preferred stock dividends and the component of rental expense that we believe to be representative of the interest factor for those amounts.

RISK FACTORS

You should carefully consider the risks described below, which could cause our operating results and financial condition to be materially adversely affected, as well as other information and data included in this prospectus.

Risks Related to the Exchange Offer

Holders who fail to exchange their outstanding notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offer.

If you do not exchange your outstanding notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the outstanding notes. The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the outstanding notes under the Securities Act.

Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of outstanding notes. As outstanding notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding notes will decrease. This decrease could reduce the liquidity of the trading market for the outstanding notes. We cannot assure you of the liquidity, or even the continuation, of the trading market for the outstanding notes following the exchange offer.

For further information regarding the consequences of not tendering your outstanding notes in the exchange offer, see the discussions below under the captions “The Exchange Offer — Consequences of Failure to Properly Tender Outstanding Notes in the Exchange” and “Material United States Federal Income Tax Considerations.”

You must comply with the exchange offer procedures to receive exchange notes.

Delivery of exchange notes in exchange for outstanding notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•	certificates for outstanding notes or a book-entry confirmation of a book-entry transfer of outstanding notes into the exchange agent’s account at DTC, New York, New York as a depository, including an agent’s message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

•	a complete and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of outstanding notes who would like to tender outstanding notes in exchange for exchange notes should be sure to allow enough time for the necessary documents to be timely received by the exchange agent. We are not required to notify you of defects or irregularities in tenders of outstanding notes for exchange. Outstanding notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See “The Exchange Offer — Procedures for Tendering” and “The Exchange Offer — Consequences of Failures to Properly Tender Outstanding Notes in the Exchange.”

Some holders who exchange their outstanding notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

An active trading market may not develop for the notes.

The exchange notes have no established trading market and will not be listed on any securities exchange. The initial purchasers have informed us that they currently intend to make a market in the exchange notes. However, the initial purchasers are not obligated to do so and may discontinue any such market making at any time without notice. The liquidity of any market for the exchange notes will depend upon various factors, including:

•	the number of holders of the exchange notes;

•	the interest of securities dealers in making a market for the exchange notes;

•	the overall market for high yield securities;

•	our financial performance or prospects; and

•	the prospects for companies in our industry generally.

Accordingly, we cannot assure you that a market or liquidity will develop for the exchange notes. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market for the notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the notes.

Risks Related to the Notes

Our substantial debt may adversely affect our business, financial condition and financial results and prevent us from fulfilling our obligations under the notes.

At June 30, 2009, we had approximately $2.8 billion of total debt outstanding, consisting of approximately $1.2 billion in bank debt and $1.2 billion in various series of senior subordinated notes and $0.35 billion in senior notes. Despite the level of debt presently outstanding, the terms of the indentures governing our senior subordinated notes and the terms of our senior credit facility allow us to incur substantially more debt, including approximately $143.2 million available for borrowing as of June 30, 2009 under our revolving senior credit facility (our revolving senior credit facility was reduced from $400 million to $200 million effective April 6, 2009).

Our substantial debt and our use of cash flow from operations to make principal and interest payments on our debt may, among other things:

•	make it more difficult for us to comply with the financial covenants in our senior credit facility, which could result in a default and an acceleration of all amounts outstanding under the facility;

•	limit the cash flow available to fund our working capital, capital expenditures or other general corporate requirements;

•	limit our ability to obtain additional financing to fund future working capital, capital expenditures or other general corporate requirements;

•	place us at a competitive disadvantage relative to those of our competitors that have less debt;

•	force us to seek and obtain alternate or additional sources of funding, which may be unavailable, or may be on less favorable terms, or may require the consent of lenders under our senior credit facility or the holders of our other debt;

•	limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•	increase our vulnerability to general adverse economic and industry conditions.

Any of these problems could adversely affect our business, financial condition and financial results.

We may be unable to generate sufficient cash flow to satisfy our significant debt service obligations, including our obligations under the notes .

Our ability to generate cash flow from operations to make principal and interest payments on our debt, including the notes, will depend on our future performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, including general economic conditions, our customers’ allocation of advertising expenditures among available media and the amount spent on advertising in general. The current economic recession has negatively affected our business and we expect that our financial results will continue to be negatively impacted if the economy continues to deteriorate. If our operations do not generate sufficient cash flow from operations to satisfy our debt service obligations, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, or reducing or delaying capital investments and acquisitions. We cannot guarantee that such additional funds or alternative financing will be available on favorable terms, if at all. Our inability to generate sufficient cash flow from operations or obtain additional funds or alternative financing on acceptable terms could have a material adverse effect on our business, financial condition and results of operations.

Restrictions in our and Lamar Advertising’s debt agreements reduce operating flexibility and contain covenants and restrictions that create the potential for defaults, which could adversely affect our business, financial condition and financial results.

The terms of the indenture relating to Lamar Advertising’s outstanding notes, our senior credit facility and the indentures relating to our outstanding senior subordinated notes restrict Lamar Advertising’s and our ability to, among other things:

•	incur or repay debt;

•	dispose of assets;

•	create liens;

•	make investments;

•	enter into affiliate transactions; and

•	pay dividends and make inter-company distributions.

The terms of our senior credit facility also restrict us from exceeding specified total holdings debt and senior debt ratios and require us to maintain specified interest coverage and fixed charges coverage ratios.

Although Lamar Advertising and we currently are in compliance with all financial covenants in our senior credit facility and indentures, our ability to maintain our compliance (and to comply with similar covenants in future agreements) depends on our operating performance, which in turn depends significantly on prevailing economic, financial and business conditions and other factors that are beyond our control. Therefore, despite our best efforts and execution of our strategic plan, we may be unable to comply with these financial covenants in the future.

Although we and Lamar Advertising are currently in compliance with all financial covenants in our senior credit facility, our operating results have been negatively impacted by the current economic downturn and there can be no assurance that a severe and protracted recession will not further impact our results and, in turn, our ability to meet these requirements in the future. If we fail to comply with our financial covenants, we would be in default under our senior credit facility. In the event of such default, the lenders under the senior credit facility could accelerate all of the debt outstanding, could elect to institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. Any of these events could adversely affect our business, financial condition and financial results.

In addition, these restrictions reduce our operating flexibility and could prevent us from exploiting investment, acquisition, marketing, or other time-sensitive business opportunities.

The notes and the subsidiary guarantees will be unsecured and are effectively subordinated to all of our and our subsidiary guarantors’ secured indebtedness.

The notes will not be secured. The lenders under our senior credit facility are currently secured by a pledge of all of the assets of Lamar Media and the subsidiary guarantors and a mortgage lien on certain pieces of real property held by TLC Properties, Inc., a subsidiary guarantor.

If we or any of the subsidiary guarantors declare bankruptcy, liquidate or dissolve, or if payment under our senior credit facility or any of our other secured indebtedness is accelerated, our secured lenders would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of the notes. As a result, the notes are effectively subordinated to our and our subsidiaries’ secured indebtedness to the extent of the value of the assets securing that indebtedness and the holders of the notes would in all likelihood recover ratably less than the lenders of our and our subsidiaries’ secured indebtedness in the event of our bankruptcy, liquidation or dissolution. As of June 30, 2009, we had $1.5 billion of secured indebtedness outstanding (including approximately $58 million in indebtedness outstanding that was incurred by non-guarantor subsidiaries) and $143.2 million of additional secured indebtedness was available for borrowing under our revolving senior credit facility.

Claims of noteholders will be structurally subordinate to claims of creditors of our non-guarantor subsidiaries.

The notes will not be guaranteed by any of our foreign or less than wholly owned subsidiaries who do not guarantee our senior credit facility. Claims of holders of the notes will be structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the notes. In the event of a bankruptcy, liquidation or dissolution of any of the non-guarantor subsidiaries, holders of their indebtedness, their trade creditors and holders of their preferred equity will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. However, under some circumstances, the terms of the notes will permit our non-guarantor subsidiaries to incur additional specified indebtedness. As of June 30, 2009, our non-guarantor subsidiaries had approximately $258 thousand in trade payables.

Upon a change of control, we may not have the funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes.

Upon the occurrence of a change of control, holders of the notes will have the right to require us to purchase all or any part of the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient financial resources available to satisfy all of the obligations under the notes in the event of a change of control. Further, we will be contractually restricted under the terms of our senior credit facility from repurchasing all of the notes tendered upon a change of control. Accordingly, we may be unable to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our senior credit facility. Our failure to purchase the notes as required under the indenture would result in a default under the indenture and a cross-default under our senior credit facility, each of which could have material adverse consequences for us and the holders of the notes. In addition, the senior credit facility will provide that a change of control is a default that permits lenders to accelerate the maturity of borrowings under it. See “Description of Exchange Notes — Change of Control.”

Federal and state statutes allow courts, under specific circumstances, to void the guarantees of the notes by our subsidiaries and require the holders of the notes to return payments received from the subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the subsidiary guarantees could be voided, or claims in respect of the subsidiary guarantees could be subordinated to all other debts of a subsidiary guarantor if, either, the subsidiary guarantee was incurred with the intent to hinder, delay or defraud any present or future creditors of the subsidiary guarantor or the subsidiary guarantors, at the time it incurred the indebtedness evidenced by its subsidiary guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and the subsidiary guarantor either:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which such subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

If a subsidiary guarantee is voided, you will be unable to rely on the applicable subsidiary guarantor to satisfy your claim in the event that we fail to make one or more required payments due on the notes. In addition, any payment by such subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to such subsidiary guarantor, or to a fund for the benefit of creditors of such subsidiary guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we and each subsidiary guarantor believe that, after giving effect to the indebtedness incurred in connection with this offering, no subsidiary guarantor will be insolvent, will have unreasonably small capital for the business in which it is engaged or will have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the subsidiary guarantors’ conclusions in this regard.

You should consider the United States federal income tax consequences of owning the notes.

The notes were issued with original issue discount for U.S. federal income tax purposes. U.S. holders will be required to include the original issue discount in their gross income for U.S. federal income tax purposes as it accrues, regardless of their regular method of accounting. U.S. holders should be aware that the amount of interest (including original issue discount) that a U.S. holder is required to include in gross income for each year for U.S. federal income tax purposes will exceed the amount of cash interest that is received by the holder during each such year. Special rules will apply to a holder that is not a U.S. person for U.S. federal income tax purposes. All holders should read the section entitled “Material United States Federal Income Tax Considerations” regarding the tax consequences of the ownership and disposition of the notes.

Risks Related to Our Business and Operations

Our revenues are sensitive to general economic conditions and other external events beyond our control.

We sell advertising space on outdoor structures to generate revenues. Advertising spending is particularly sensitive to changes in economic conditions and has been adversely affected by the current recession, as evidenced by a 16.5% decline in our pro forma advertising revenues in the second quarter of 2009.

Additionally, the occurrence of any of the following external events could further depress our revenues:

•	a widespread reallocation of advertising expenditures to other available media by significant users of our displays; and

•	a decline in the amount spent on advertising in general or outdoor advertising in particular.

We could suffer losses due to asset impairment charges for goodwill and other intangible assets.

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), we tested goodwill for impairment on December 31, 2008. Based on our review at December 31, 2008, no impairment charge was required. We tested our reporting units for impairment of goodwill during the first quarter of 2009 because the market capitalization of consolidated Lamar Advertising Company had been below its equity book value for a period of time without recovery, and based on that review, no impairment charge was required. Testing in future periods may result in an impairment to a reporting unit under SFAS 142 and a non-cash charge. As of June 30, 2009, we had $1.4 billion of goodwill on our balance sheet. Although the amount of such charge cannot currently be estimated, any such charge could have a material adverse effect on our net earnings.

We plan to significantly reduce our acquisition activity in 2009, which could adversely affect our future financial performance.

We have historically grown our business, in part, through strategic acquisitions that increase our advertising display inventory in existing and new markets. Since December 31, 2001, we increased the number of outdoor advertising displays that we operate by 6%. Our plan is to significantly reduce our acquisition activity during 2009, which may have an adverse effect on our future financial performance and results of operations.

We face competition from larger and more diversified outdoor advertisers and other forms of advertising that could hurt our performance.

While we enjoy a significant market share in many of our small and medium-sized markets, we face competition from other outdoor advertisers and other media in all of our markets. Although we are one of the largest companies focusing exclusively on outdoor advertising in a relatively fragmented industry, we compete against larger companies with diversified operations, such as television, radio and other broadcast media. These diversified competitors have the advantage of cross-selling complementary advertising products to advertisers.

We also compete against an increasing variety of out-of-home advertising media, such as advertising displays in shopping centers, malls, airports, stadiums, movie theaters and supermarkets, and on taxis, trains and buses. To a lesser extent, we also face competition from other forms of media, including radio, newspapers, direct mail advertising, telephone directories and the Internet. The industry competes for advertising revenue along the following dimensions: exposure (the number of “impressions” an advertisement makes), advertising rates (generally measured in cost-per-thousand impressions), ability to target specific demographic groups or geographies, effectiveness, quality of related services (such as advertising copy design and layout) and customer service. We may be unable to compete successfully along these dimensions in the future, and the competitive pressures that we face could adversely affect our profitability or financial performance.

Federal, state and local regulation impact our operations, financial condition and financial results.

Outdoor advertising is subject to governmental regulation at the federal, state and local levels. Regulations generally restrict the size, spacing, lighting and other aspects of advertising structures and pose a significant barrier to entry and expansion in many markets.

Federal law, principally the Highway Beautification Act of 1965 (the “HBA”), regulates outdoor advertising on Federal — Aid Primary, Interstate and National Highway Systems roads. The HBA requires states to “effectively control” outdoor advertising along these roads, and mandates a state compliance program and state standards regarding size, spacing and lighting. The HBA requires any state or political subdivision that compels the removal of a lawful billboard along a Federal — Aid Primary or Interstate highway to pay just compensation to the billboard owner.

All states have passed billboard control statutes and regulations at least as restrictive as the federal requirements, including laws requiring the removal of illegal signs at the owner’s expense (and without compensation from the state). Although we believe that the number of our billboards that may be subject to removal as illegal is immaterial, and no state in which we operate has banned billboards entirely, from time to time governments have required us to remove signs and billboards legally erected in accordance with federal, state and local permit requirements and laws. Municipal and county governments generally also have sign controls as part of their zoning laws and building codes. We contest laws and regulations that we believe unlawfully restrict our constitutional or other legal rights and may adversely impact the growth of our outdoor advertising business.

Using federal funding for transportation enhancement programs, state governments have purchased and removed billboards for beautification, and may do so again in the future. Under the power of eminent domain, state or municipal governments have laid claim to property and forced the removal of billboards. Under a concept called amortization by which a governmental body asserts that a billboard operator has earned compensation by continued operation over time, local governments have attempted to force removal of legal but nonconforming billboards (i.e., billboards that conformed with applicable zoning regulations when built but which do not conform to current zoning regulations). Although the legality of amortization is questionable, it has been upheld in some instances. Often, municipal and county governments also have sign controls as part of their zoning laws, with some local governments prohibiting construction of new billboards or allowing new construction only to replace existing structures. Although we have generally been able to obtain satisfactory compensation for those of our billboards purchased or removed as a result of governmental action, there is no assurance that this will continue to be the case in the future.

We have also introduced and intend to expand the deployment of digital billboards that display static digital advertising copy from various advertisers that changes every 6 to 8 seconds. We have encountered some existing regulations that restrict or prohibit these types of digital displays but it has not yet materially impacted our digital deployment. Since digital billboards have only recently been developed and introduced into the market on a large scale, however, existing regulations that currently do not apply to them by their terms could be revised to impose greater restrictions. These regulations may impose greater restrictions on digital billboards due to alleged concerns over aesthetics or driver safety.

Our logo sign contracts are subject to state award and renewal.

In 2008, we generated approximately 4% of our revenues from state-awarded logo sign contracts. In bidding for these contracts, we compete against three other national logo sign providers, as well as numerous smaller, local logo sign providers. A logo sign provider incurs significant start-up costs upon being awarded a new contract. These contracts generally have a term of five to ten years, with additional renewal periods. Some states reserve the right to terminate a contract early, and most contracts require the state to pay compensation to the logo sign provider for early termination. At the end of the contract term, the logo sign provider transfers ownership of the logo sign structures to the state. Depending on the contract, the logo provider may or may not be entitled to compensation for the structures at the end of the contract term.

Of our 22 logo sign contracts in place at June 30, 2009, one is subject to renewal in 2009. We may be unable to renew this expiring contract. We may also lose the bidding on new contracts.

We are a wholly owned subsidiary of Lamar Advertising which is controlled by significant stockholders who have the power to determine the outcome of all matters submitted to the stockholders for approval and whose interests may be different than yours.

As of June 30, 2009, members of the Reilly family, including Kevin P. Reilly, Jr., Lamar Advertising’s President and Chief Executive Officer, and Sean Reilly, Lamar Advertising’s and our Chief Operating Officer and President of Lamar Advertising’s Outdoor Division, owned in the aggregate approximately 17% of Lamar Advertising’s common stock, assuming the conversion of all Class B common stock to Class A common stock. As of that date, their combined holdings represented 67% of the voting power of Lamar Advertising’s capital stock, which would give the Reilly family the power to:

•	elect Lamar Advertising’s entire board of directors;

•	control Lamar Advertising’s management and policies; and

•	determine the outcome of any corporate transaction or other matter requiring stockholder approval, including charter amendments, mergers, consolidations and asset sales.

The Reilly family may have interests that are different than yours.

If our contingency plans relating to hurricanes fail, the resulting losses could hurt our business.

We have determined that it is uneconomical to insure against losses resulting from hurricanes and other natural disasters. Although we have developed contingency plans designed to mitigate the threat posed by hurricanes to advertising structures (i.e., removing advertising faces at the onset of a storm, when possible, which better permits the structures to withstand high winds during the storm), these plans could fail and significant losses could result.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. See “Registration Rights Agreement.” We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes. The form and terms of the exchange notes are identical in all respects to the form and terms of the outstanding notes, except the offer and exchange of the exchange notes have been registered under the Securities Act and the exchange notes will not have restrictions on transfer, registration rights or provisions for additional cash interest. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

On March 27, 2009, we received approximately $314,926,500 million of net proceeds from our sale of the outstanding notes, after deducting the initial purchasers’ discount and other offering expenses. We distributed all of the net proceeds to our parent, Lamar Advertising, in order to enable Lamar Advertising to repurchase some or all of its outstanding 2 7/8% convertible notes due 2010 (pursuant to a tender offer, one or more open market transactions or individually negotiated transactions) or to fund repayment of such convertible notes at maturity. We used the excess amount of the net proceeds for general corporate purposes, including the temporary reduction of revolving borrowings under our senior credit facility. See “Capitalization.”

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2009, which reflects the distribution of the net proceeds from the sale of the 9 3/4% Senior Notes due 2014 on March 27, 2009 to Lamar Advertising as described above. You should read this table in conjunction with the information under the headings “Use of Proceeds” and “Summary Historical Consolidated Financial Data,” “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the notes thereto, which are included in this prospectus.

As of June 30,
2009
(Dollars in
thousands)

Cash and cash equivalents	$12,804

Current maturities of long-term debt(1)	96,468

Long-term debt, less current maturities:
Senior Credit Facility(1)	1,080,712
Senior Notes offered hereby (gross proceeds)	316,267
7 1/4% Senior Subordinated Notes due 2013	387,026
6 5/8% Senior Subordinated Notes due 2015	400,000
6 5/8% Senior Subordinated Notes due 2015 — Series B	204,316
6 5/8% Senior Subordinated Notes due 2015 — Series C	263,301
Other long-term debt	3,716

Total long-term debt, less current maturities	2,655,338

Total stockholder’s equity	796,154

Total capitalization	3,547,960

(1)	Amounts shown consist of $365 million outstanding under our original term loan facility, $766 million outstanding in term loans issued under our incremental loan facility and $45 million outstanding under our revolving credit facility. As of June 30, 2009 we had $143.2 million available to borrow under the revolving credit facility. Our senior credit facility also includes a $300 million incremental facility under which we can request additional commitments from our lenders. Our lenders have no obligation to make any additional commitments to us under this facility.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table contains our selected historical consolidated information and other operating data for the five years ended December 31, 2004, 2005, 2006, 2007 and 2008 and the six months ended June 30, 2008 and 2009. We have prepared this information from audited financial statements for the years ended December 31, 2004 through December 31, 2008 and from unaudited financial statements for the six months ended June 30, 2008 and June 30, 2009.

In our opinion, the information for the six months ended June 30, 2008 and June 30, 2009 reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present our results of operations and financial condition. Results from interim periods should not be considered indicative of results for any other periods or for the year. This information is only a summary. You should read it in conjunction with our historical financial statements and related notes included in this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

						Six Months Ended
	Year Ended December 31,					June 30,
	2004	2005	2006	2007	2008	2008	2009
						(Unaudited)
	(Dollars in thousands)

Statement of operations data:
Net revenues	$883,510	$1,021,656	$1,120,091	$1,209,555	$1,198,419	$606,595	$521,984
Operating expenses:
Direct advertising expenses	302,157	353,139	390,561	408,397	436,556	214,892	199,735
General and administrative expenses	187,956	212,262	230,010	242,345	247,714	127,363	109,095
Non-cash compensation	—	—	17,906	27,488	9,005	7,369	6,741
Depreciation and amortization	294,056	290,089	301,685	306,879	331,654	156,996	169,263
Gain on disposition of assets	(1,067)	(1,119)	(10,862)	(3,914)	(7,363)	(3,012)	(1,873)

Total operating expenses	783,102	854,371	929,300	981,195	1,017,566	503,608	482,961

Operating income	100,408	167,285	190,791	228,360	180,853	102,987	39,023
Interest expense, net	64,425	80,345	109,806	158,609	156,716	78,633	87,899
Gain on disposition of investment	—	—	—	(15,448)	(1,814)	(1,533)	—
Loss on debt extinguishment	—	3,982	—	—	—	—	—
Income (loss) before income taxes	35,983	82,958	80,985	85,199	25,951	25,887	(48,876)
Income tax expense (benefit)	11,764	35,488	35,753	38,198	14,914	12,330	(16,946)

Net income (loss)	$24,219	$47,470	$45,232	$47,001	$11,037	$13,557	$(31,930)

Other data (as of end of period):
Total billboard displays	150,814	151,245	150,753	150,973	159,393	161,674	153,363
Total logo displays	95,694	98,255	94,636	99,681	101,336	101,556	93,622
Total transit displays	9,907	31,330	31,156	28,519	29,100	28,855	26,703

	As of December 31,					As of June 30,
	2004	2005	2006	2007	2008	2008	2009
						(Unaudited)
	(Dollars in thousands)

Balance sheet data:
Cash and cash equivalents	$44,201	$19,419	$11,796	$76,048	$14,139	$12,059	$12,804
Working capital	43,626	103,110	103,891	146,385	95,550	126,584	68,071
Total assets	3,672,462	3,717,055	3,895,987	4,053,229	4,098,067	4,163,378	3,982,465
Long term debt (including current maturities)	1,372,434	1,576,326	1,990,468	2,725,770	2,836,358	2,911,220	2,751,806
Long term debt, less mirror note (including current maturities)(1)	1,372,434	1,288,826	1,702,968	2,438,270	2,548,858	2,623,720	2,751,806
Stockholder’s equity	1,988,739	1,769,716	1,492,467	886,088	817,011	817,590	796,154

(1)	On September 30, 2005, we issued a subordinated note in aggregate principal amount of $287.5 million to our parent Lamar Advertising (the “mirror note”). The mirror note is subordinated to all of our currently outstanding indebtedness and will be subordinated to the notes offered hereby. Ratio of total debt (excluding mirror note) to EBITDA is defined as total debt excluding the principal amount of the mirror note to Lamar Advertising divided by EBITDA. The mirror note was paid-off on June 30, 2009.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion contains forward-looking statements, which are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. In evaluating our financial conditions and results of operations you are cautioned not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Overview

Our net revenues are derived primarily from the sale of advertising on outdoor advertising displays owned and operated by us. We rely on sales of advertising space for our revenues, and our operating results are therefore affected by general economic conditions, as well as trends in the advertising industry. Advertising spending is particularly sensitive to changes in general economic conditions which affect the rates we are able to charge for advertising on our displays and our ability to maximize occupancy on our displays.

Since December 31, 2005, we have completed strategic acquisitions of outdoor advertising assets and site easements for an aggregate purchase price of approximately $631.8 million. We have historically financed our acquisitions and intend to finance our future acquisition activity, if any, from available cash, borrowings under our senior credit facility and the issuance of Lamar Advertising’s Class A common stock. See “Liquidity and Capital Resources” below. As a result of acquisitions, the operating performances of individual markets and of our company as a whole are not necessarily comparable on a year-to-year basis. Due to the current economic recession, however, we have reduced our acquisition activity during 2009.

Growth of our business requires expenditures for maintenance and capitalized costs associated with the construction of new billboard displays, the replacement of damaged billboard displays, the entrance into and renewal of logo sign and transit contracts, and the purchase of real estate and operating equipment. The following table presents a breakdown of capitalized expenditures for the three years ended December 31, 2008, 2007 and 2006 and the six months ended June 30, 2009 and 2008:

				Six Months Ended
	Year Ended December 31,			June 30,
	2008	2007	2006	2009	2008
	(In thousands)

Total Capital Expenditures:
Billboard — traditional	$58,064	$68,664	$75,501	$5,061	$39,790
Billboard — digital	103,701	92,093	81,270	8,247	50,036
Logos	7,606	10,190	8,978	2,071	3,116
Transit	1,018	2,047	1,119	3,010	348
Land and buildings	11,240	31,463	34,384	384	6,156
PP&E	16,441	16,077	22,098	2,698	8,167

Total capital expenditures	$198,070	$220,534	$223,350	$21,471	$107,613

Results of Operations

The following is a discussion of our consolidated financial condition and results of operations for the years ended December 31, 2008, 2007 and 2006 and for the six months ended June 30, 2009 and 2008.

Six Months Ended June 30, 2009 Compared to Six Months Ended June 30, 2008

Net revenues decreased $84.6 million or 13.9% to $522.0 million for the six months ended June 30, 2009 from $606.6 million for the same period in 2008. This decrease was attributable primarily to a decrease in billboard net revenues of $76.4 million or 13.8% over the prior period, a decrease in logo sign revenue of

$1.2 million, which represents a decrease of 5.3% over the prior period, and a $7.0 million increase in transit revenue over the prior period, which represents an increase of 22.8% over the prior period.

For the six months ended June 30, 2009, there was a $99.0 million decrease in net revenues as compared to acquisition-adjusted net revenue for the six months ended June 30, 2008. The $99.0 million decrease in revenue primarily consists of a $91.2 million decrease in billboard revenue and a $7.4 million decrease in transit revenue over the acquisition-adjusted net revenue for the comparable period in 2008. This decrease in revenue represents a decrease of 15.9% over the period and is attributable to the continuation of the general economic downturn which began in the fourth quarter of 2008. See “Reconciliations” below.

Operating expenses, exclusive of depreciation and amortization and gain on sale of assets, decreased $34.1 million or 9.7% to $315.6 million for the six months ended June 30, 2009 from $349.6 million for the same period in 2008. There was a $26.8 million decrease in operating expenses related to the operations of our outdoor advertising assets and a $7.3 million decrease in corporate expenses. The decrease in operating expenses was primarily due to our increased efforts to reduce overall expenditures through lease renegotiations and cancellations, in addition to an 11% reduction in personnel.

Depreciation and amortization expense increased $12.3 million for the six months ended June 30, 2009 as compared to the six months ended June 30, 2008, primarily due to the acceleration of depreciation related to non performing structures dismantled during the period.

Due to the above factors, operating income decreased $64.0 million to $39.0 million for six months ended June 30, 2009 compared to $103.0 million for the same period in 2008.

Interest expense increased $8.9 million from $79.3 million for the six months ended June 30, 2008 to $88.2 million for the six months ended June 30, 2009, due to the issuance of $350 million in aggregate principal amount of 9 3/4% senior notes in March 2009 and the increase in interest rates due to the amendments to our senior credit facility in April 2009.

The decrease in operating income and the increase in interest expense resulted in a $74.8 million decrease in income before income taxes. This decrease in income resulted in a decrease in income tax expense of $29.3 million for the six months ended June 30, 2009 over the same period in 2008. The effective tax rate for the six months ended June 30, 2009 was 34.7%, which is lower than the statutory rate due to permanent differences resulting from non deductible compensation expense related to stock options in accordance with SFAS 123(R) and other non-deductible expenses and amortization.

As a result of the above factors, we recognized a net loss for the six months ended June 30, 2009 of $31.9 million, as compared to net income of $13.6 million for the same period in 2008.

Reconciliations:

Because acquisitions occurring after December 31, 2007 (the “acquired assets”) have contributed to our net revenue results for the periods presented, we provide 2008 acquisition-adjusted net revenue, which adjusts our 2008 net revenue for the six months ended June 30, 2008 by adding to it the net revenue generated by the acquired assets prior to our acquisition of these assets for the same time frame that those assets were owned in the six months ended June 30, 2009. We provide this information as a supplement to net revenues to enable investors to compare periods in 2009 and 2008 on a more consistent basis without the effects of acquisitions. Management uses this comparison to assess how well we are performing within our existing assets.

Acquisition-adjusted net revenue is not determined in accordance with GAAP. For this adjustment, we measure the amount of pre-acquisition revenue generated by the assets during the period in 2008 that corresponds with the actual period we have owned the assets in 2009 (to the extent within the period to which this report relates). We refer to this adjustment as “acquisition net revenue.”

Reconciliations of 2008 reported net revenue to 2008 acquisition-adjusted net revenue for the six month period ended June 30, as well as a comparison of 2008 acquisition-adjusted net revenue to 2009 reported net revenue for the six month periods ended June 30, are provided below:

Reconciliation of Reported Net Revenue to Acquisition-Adjusted Net Revenue

Six Months Ended
June 30, 2008
(In thousands)

Reported net revenue	$606,595
Acquisition net revenue	14,406

Acquisition-adjusted net revenue	$621,001

Comparison of 2009 Reported Net Revenue to 2008 Acquisition-Adjusted Net Revenue

	Six Months Ended
	June 30,
	2009	2008
	(In thousands)

Reported net revenue	$521,984	$606,595
Acquisition net revenue	—	14,406

Adjusted totals	$521,984	$621,001

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

Net revenues decreased $11.1 million or 0.9% to $1.20 billion for the year ended December 31, 2008 from $1.21 billion for the same period in 2007. This decrease was attributable primarily to a decrease in billboard net revenues of $9.7 million or 0.9% over the prior period and a $1.7 million decrease in logo sign revenue over the prior period due to contracts lost in the fourth quarter of 2008.

The decrease in billboard net revenue of $9.7 million was a result of decreased occupancy due to a reduction in advertising spending based on the deterioration of the economy which accelerated in the fourth quarter of 2008. The $1.7 million decrease in logo revenue was a result of internal growth of approximately $1.7 million was offset by a decrease of $3.4 million of revenue due to the loss of various logo contracts.

Net revenues for the year ended December 31, 2008, as compared to acquisition-adjusted net revenue for the year ended December 31, 2007, decreased $39.6 million or 3.2% primarily as a result of the reduction in occupancy as discussed above. See “Reconciliations” below.

Operating expenses, exclusive of depreciation and amortization and gain on sale of assets, increased $15.1 million or 2.2% to $693.3 million for the year ended December 31, 2008 from $678.2 million for the same period in 2007. There was an $18.5 million decrease in non-cash compensation expense related to performance based compensation, offset by a $30.9 million increase in operating expenses related to the operations of acquired outdoor advertising assets and increases in costs in operating our core assets and a $2.7 million increase in corporate expenses.

Depreciation and amortization expense increased $24.8 million for the year ended December 31, 2008 as compared to the year ended December 31, 2007. The increase is a result of capital expenditures in 2008 including $103.7 million related to digital billboards which are depreciated using a shorter expected life than the traditional billboards.

Due to the above factors, operating income decreased $47.5 million to $180.9 million for year ended December 31, 2008 compared to $228.4 million for the same period in 2007.

We recognized a $1.8 million return on investment compared to a $15.4 million gain as a result of the sale of a private company recognized in the first quarter of 2007, which represents a decrease of 88.3% over the prior period.

Interest expense decreased $3.3 million from $161.2 million for the year ended December 31, 2007 to $157.9 million for the year ended December 31, 2008 due to a decrease in interest rates on variable-rate debt offset by an increased debt balance.

The decrease in operating income and the decrease in gain on disposition of investment offset by the decrease in interest expense resulted in a $59.2 million decrease in income before income taxes. This decrease in income resulted in a decrease in the income tax expense of $23.3 million for the year ended December 31, 2008 over the same period in 2007. The effective tax rate for the year ended December 31, 2008 was 57.5%, which is greater than the statutory rates due to permanent differences resulting from non-deductible expenses.

As a result of the above factors, we recognized net income for the year ended December 31, 2008 of $11.0 million, as compared to net income of $47.0 million for the same period in 2007.

Reconciliations:

Because acquisitions occurring after December 31, 2006 (the “acquired assets”) have contributed to our net revenue results for the periods presented, we provide 2007 acquisition-adjusted net revenue, which adjusts our 2007 net revenue by adding to it the net revenue generated by the acquired assets prior to our acquisition of them for the same time frame that those assets were owned in 2008. We provide this information as a supplement to net revenues to enable investors to compare periods in 2008 and 2007 on a more consistent basis without the effects of acquisitions. Management uses this comparison to assess how well our core assets are performing.

Acquisition-adjusted net revenue is not determined in accordance with generally accepted accounting principles (GAAP). For this adjustment, we measure the amount of pre-acquisition revenue generated by the acquired assets during the period in 2007 that corresponds with the actual period we have owned the acquired assets in 2008 (to the extent within the period to which this report relates). We refer to this adjustment as “acquisition net revenue.”

Reconciliations of 2007 reported net revenue to 2007 acquisition-adjusted net revenue as well as a comparison of 2007 acquisition-adjusted net revenue to 2008 net revenue are provided below:

Comparison of 2008 Reported Net Revenue to 2007 Acquisition-Adjusted Net Revenue

	Year Ended December 31,
	2008	2007
	(In thousands)

Reported net revenue	$1,198,419	$1,209,555
Acquisition net revenue	—	28,473

Adjusted totals	$1,198,419	$1,238,028

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Net revenues increased $89.5 million or 8.0% to $1.21 billion for the year ended December 31, 2007 from $1.12 billion for the same period in 2006. This increase was attributable primarily to an increase in billboard net revenues of $88.1 million or 8.7% over the prior period, with no change in logo sign revenue or transit revenue over the prior period due to contracts lost during the year.

The increase in billboard net revenue of $88.1 million was generated by acquisition activity of approximately $13.4 million and internal growth of approximately $74.7 million, while the internal growth across various markets within the logo sign programs of approximately $3.8 million, was offset by a decrease of $4.0 million of revenue due to the loss of our Texas logo contract. The transit revenue internal growth of approximately $3.2 million was offset by a decrease of $3.6 million of revenue due to the loss of various transit contracts.

Net revenues for the year ended December 31, 2007, as compared to acquisition-adjusted net revenue for the year ended December 31, 2006, increased $82.5 million or 7.3% as a result of net revenue internal growth. See “Reconciliations” below.

Operating expenses, exclusive of depreciation and amortization and gain on sale of assets, increased $39.7 million or 6.2% to $678.2 million for the year ended December 31, 2007 from $638.5 million for the same period in 2006. There was a $30.4 million increase as a result of additional operating expenses related to the operations of acquired outdoor advertising assets and increases in costs in operating our core assets and a $9.3 million increase in corporate expenses.

Depreciation and amortization expense increased $5.2 million for the year ended December 31, 2007 as compared to the year ended December 31, 2006. The increase is a result of increased capital expenditures in 2007, including $92.1 million related to digital billboards.

Due to the above factors, operating income increased $37.6 million to $228.4 million for year ended December 31, 2007 compared to $190.8 million for the same period in 2006.

During the first quarter of 2007, we recognized a $15.4 million gain as a result of the sale of a private company in which we had an ownership interest.

Interest expense increased $50.1 million from $111.1 million for the year ended December 31, 2006 to $161.2 million for the year ended December 31, 2007 due to increased debt balances as well as increase in interest rates on variable-rate debt.

The increase in operating income and the gain on disposition of investment offset by the increase in interest expense described above resulted in a $4.2 million increase in income before income taxes. This increase in income resulted in an increase in the income tax expense of $2.4 million for the year ended December 31, 2007 over the same period in 2006. The effective tax rate for the year ended December 31, 2007 was 44.8%, which is greater than the statutory rates due to permanent differences resulting from non-deductible expenses.

As a result of the above factors, we recognized net income for the year ended December 31, 2007 of $47.0 million, as compared to net income of $45.2 million for the same period in 2006.

Reconciliations:

Because acquisitions occurring after December 31, 2005 (the “acquired assets”) have contributed to our net revenue results for the periods presented, we provide 2006 acquisition-adjusted net revenue, which adjusts our 2006 net revenue by adding to it the net revenue generated by the acquired assets prior to our acquisition of them for the same time frame that those assets were owned in 2007. We provide this information as a supplement to net revenues to enable investors to compare periods in 2007 and 2006 on a more consistent basis without the effects of acquisitions. Management uses this comparison to assess how well our core assets are performing.

Acquisition-adjusted net revenue is not determined in accordance with generally accepted accounting principles (GAAP). For this adjustment, we measure the amount of pre-acquisition revenue generated by the acquired assets during the period in 2006 that corresponds with the actual period we have owned the acquired assets in 2007 (to the extent within the period to which this report relates). We refer to this adjustment as “acquisition net revenue.”

Reconciliations of 2006 reported net revenue to 2006 acquisition-adjusted net revenue as well as a comparison of 2006 acquisition-adjusted net revenue to 2007 net revenue are provided below:

Comparison of 2007 Reported Net Revenue to 2006 Acquisition-Adjusted Net Revenue

	Year Ended December 31,
	2007	2006
	(In thousands)

Reported net revenue	$1,209,555	$1,120,091
Acquisition net revenue	—	6,915

Adjusted totals	$1,209,555	$1,127,006

Liquidity and Capital Resources

Overview

In light of the worsening economic climate in the fourth quarter of 2008 that has continued in 2009, we have taken certain steps to reduce our overall operating expenses. These steps include reducing operating expenses and non-essential capital expenditures and significantly reducing acquisition activity. As part of the overall reductions in operating expenses, we have reduced our workforce from approximately 3,500 to 3,100, which represents a decrease of approximately 11%.

We have historically satisfied our working capital requirements with cash from operations and borrowings under our senior credit facility. We are the principal borrower under the senior credit facility and maintain all corporate cash balances. Any cash requirements of Lamar Advertising, therefore, must be funded by distributions from us.

Sources of Cash

Total Liquidity at June 30, 2009.  As of June 30, 2009, we had approximately $156.0 million in total liquidity that consists of approximately $12.8 million in cash and the ability to fully access our revolving senior credit facility in the amount of $143.2 million while remaining in compliance with covenant restrictions. In addition, Lamar Advertising had approximately $144.8 million in cash on hand at June 30, 2009, of which $117.8 million was used to repurchase approximately $120.4 million in aggregate principal amount of its 2 7/8% Convertible Notes due 2010 — Series B on July 17, 2009. See “Uses of Cash — Tender Offers” below.

Cash Generated by Operations.  For the six months ended June 30, 2009 and 2008, our cash provided by operating activities was $117.9 million and $131.1 million, respectively. While our net loss was approximately $31.9 million for the six months ended June 30, 2009, we generated cash from operating activities of $117.9 million during that same period, primarily due to non-cash adjustments needed to reconcile net loss to cash provided by operating activities of $167.6 million, which primarily consisted of depreciation and amortization of $169.3 million partially offset by the recognition of deferred tax benefits of $18.6 million. In addition, there was an increase in working capital of $17.8 million. We expect to generate cash flows from operations during 2009 in excess of our cash needs for operations and capital expenditures as described herein. We expect to use the excess cash generated principally for reducing outstanding indebtedness.

Credit Facilities.  As of June 30, 2009, we had approximately $143.2 million of unused capacity under the revolving credit facility included in our senior credit facility. The senior credit facility was effective September 30, 2005 and was comprised of a $400.0 million revolving senior credit facility and a $400.0 million term facility. We have also borrowed $789.0 million in term loans as a result of incremental borrowings (Series A through Series F) during 2006 and 2007 under the incremental facility included in our senior credit facility. In addition to those incremental borrowings, the existing incremental facility permitted us to request that our lenders enter into commitments to make additional term loans, up to a maximum aggregate amount of $500.0 million. The aggregate balance outstanding under our senior credit facility June 30, 2009 was $1.18 billion.

On April 2, 2009, we entered into Amendment No. 4 (“Amendment No. 4”) to our existing senior credit facility dated as of September 30, 2005 together with our subsidiary guarantors, our subsidiary borrowers, Lamar Advertising, and JPMorgan Chase Bank, N.A., as Administrative Agent to, among other things: (i) reduce the amount of the revolving credit commitments available thereunder from $400 million to $200 million; (ii) increase the interest rate margins for the revolving credit facility and term loans under the senior credit facility; (iii) make certain changes to the provisions regarding mandatory prepayments of loans; (iv) amend certain financial covenants; and (v) cause us and our subsidiary guarantors to pledge additional collateral, including certain owned real estate properties, to secure loans made under the senior credit facility. Amendment No. 4 and the changes it made to the senior credit facility were effective as of April 6, 2009.

Amendment No. 4 also reduced our incremental loan facility from $500.0 million to $300.0 million. The incremental facility permits us to request that our lenders enter into commitments to make additional term loans, up to a maximum aggregate amount of $300 million. Our lenders have no obligation to make additional loans out of the $300 million incremental facility, but may enter into such commitments at their sole discretion.

Proceeds from the Sale of Debt Securities

On August 17, 2006, we issued $216.0 million 6 5/8% Senior Subordinated Notes due 2015 — Series B. These notes are unsecured senior subordinated obligations and will be subordinated to all of our existing and future senior debt, rank equally with all of our existing and future senior subordinated debt and rank senior to all of our existing and any of our future subordinated debt. These notes are redeemable at our option anytime on or after August 15, 2010. We may also redeem up to 35% of the aggregate principle amount of the notes using the proceeds from certain public equity offerings completed before August 15, 2008. The net proceeds from this issuance were used to reduce borrowings under our senior credit facility and repurchase Lamar Advertising’s Class A common stock pursuant to its repurchase plan.

On May 31, 2007, Lamar Advertising commenced an offer to exchange all of its outstanding 2 7/8% Convertible Notes due 2010 (the “outstanding notes”), for an equal amount of newly issued 2 7/8% Convertible Notes due 2010 — Series B (“the new notes”) and cash. The new notes are a separate series of debt securities. The purpose of the exchange offer was to exchange outstanding notes for new notes with certain different terms, including the type of consideration Lamar Advertising may use to pay holders who convert their notes. Among their features, the new notes are convertible into Class A common stock, cash or a combination thereof, at Lamar Advertising’s option, subject to certain conditions, while the outstanding notes are convertible solely into Lamar Advertising’s Class A common stock. This exchange was completed on July 3, 2007, when Lamar Advertising accepted for exchange $287.2 million aggregate principal amount of outstanding notes, representing approximately 99.9 percent of the total outstanding notes with approximately $0.3 million aggregate principal amount remaining of outstanding notes.

On October 11, 2007, we completed an institutional private placement of $275 million aggregate principal amount of 6 5/8% Senior Subordinated Notes due 2015 — Series C. These notes are unsecured senior subordinated obligations and will be subordinated to all of our existing and future senior debt, rank equally with all of our existing and future senior subordinated debt and rank senior to all of our existing and any of our future subordinated debt. These notes are redeemable at our option anytime on or after August 15, 2010. We may also redeem up to 35% of the aggregate principle amount of the notes using the proceeds from certain public equity offerings completed before August 15, 2008. A portion of the $256.7 million net proceeds from the offering of the notes was used to repay a portion of the amounts outstanding under our senior credit facility.

On March 27, 2009, we completed an institutional private placement of $350 million in aggregate principal amount (approximately $314.9 million in gross proceeds) of 9 3/4% Senior Notes due 2014. These notes are unsecured senior subordinated obligations and will be subordinated to all of our existing and future senior debt, rank equally with all of our existing and future senior subordinated debt and rank senior to all of our existing and any of our future subordinated debt. At any time prior to April 1, 2014, we may redeem some or all of the Notes at a price equal to 100% of the principal amount plus a make-whole premium. We also may redeem up to 35% of the aggregate principal amount of these notes, at any time and from time to time, at a price equal to 109.75% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon (including additional interest, if any), with the net cash proceeds of certain public equity offerings completed before April 1, 2012. We distributed the proceeds of this offering, after the payment of fees and expenses, to Lamar Advertising in order to enable Lamar Advertising to repurchase some or all of its outstanding 2 7/8% Convertible Notes due 2010 — Series B (pursuant to a tender offer, one or more open market transactions or individually negotiated transactions) or to fund repayment of its convertible notes at maturity. We distributed all of the proceeds of this offering, after the payment of fees and expenses, to Lamar Advertising in order to enable the Lamar Advertising to repurchase some or all of its outstanding 2 7/8% Convertible Notes due 2010 — Series B, or to fund repayment of its convertible notes at maturity. See “Uses of Cash — Tender Offers” below. Pending the completion of Lamar Advertising’s first tender offer on April 17, 2009, we used $140 million of proceeds to temporarily pay down our revolving credit facility.

Factors Affecting Sources of Liquidity

Internally Generated Funds.  The key factors affecting internally generated cash flow are general economic conditions, specific economic conditions in the markets where we conduct our business and overall spending on advertising by advertisers.

Credit Facilities and Other Debt Securities.  We must comply with certain covenants and restrictions related to our credit facilities and our outstanding debt securities.

Restrictions Under Debt Securities.  Currently, we have outstanding $385.0 million 7 1/4% Senior Subordinated Notes due 2013 issued in December 2002 and June 2003 (the “7 1/4% Notes”), $400.0 million 6 5/8% Senior Subordinated Notes due 2015 issued August 2005, $216 million 6 5/8% Senior Subordinated Notes due 2015 — Series B issued in August 2006, $275 million 6 5/8% Senior Subordinated Notes due 2015 Series-C issued in October 2007 (collectively, the “6 5/8% Notes”) and $350.0 million 9 3/4% Senior Notes due 2014 (the “9 3/4% Notes”). The indentures relating to our outstanding notes restrict our ability to incur indebtedness but permit the incurrence of indebtedness (including indebtedness under our senior credit facility), (i) if no default or event of default would result from such incurrence and (ii) if after giving effect to any such incurrence, the leverage ratio (defined as total consolidated debt to trailing four fiscal quarter EBITDA (as defined in the indentures)) would be less than (a) 6.5 to 1 pursuant to the 7 1/4% Notes and 9 3/4% Notes indenture, and (b) 7.0 to 1, pursuant to the 6 5/8% Notes indentures. In addition to debt incurred under the provisions described in the preceding sentence, the indentures relating to our outstanding notes permit us to incur indebtedness pursuant to the following baskets:

•	up to $1.3 billion of indebtedness under our senior credit facility;

•	currently outstanding indebtedness or debt incurred to refinance outstanding debt;

•	inter-company debt between us and our subsidiaries or between subsidiaries;

•	certain purchase money indebtedness and capitalized lease obligations to acquire or lease property in the ordinary course of business that cannot exceed the greater of $20 million or 5% of our net tangible assets; and

•	additional debt not to exceed $40 million.

Restrictions Under Credit Facility.  We are required to comply with certain covenants and restrictions under our senior credit agreement. If we fail to comply with these tests, all obligations under the credit facility, including our revolving credit facility, may be accelerated. At June 30, 2009 and currently, we are in compliance with all such tests. We must be in compliance with the following financial ratios under our senior credit facility:

•	a total debt ratio, defined as total consolidated debt to EBITDA, as defined below, for the most recent four fiscal quarters as set forth below:

Period	Ratio

Amendment No. 4 Effective Date through and including March 31, 2009	7.25 to 1.00
Thereafter through and including June 30, 2009	7.50 to 1.00
Thereafter through and including June 30, 2010	7.75 to 1.00
Thereafter through and including December 31, 2010	7.50 to 1.00
Thereafter through and including March 31, 2011	7.00 to 1.00
Thereafter through and including June 30, 2011	6.75 to 1.00
Thereafter through and including September 30, 2011	6.25 to 1.00
Thereafter	6.00 to 1.00

•	a senior debt ratio, defined as total senior debt to EBITDA, as defined below, for the most recent four fiscal quarters as set forth below:

Period	Ratio

Amendment No. 4 Effective Date through and including March 31, 2009	4.00 to 1.00
Thereafter through and including March 31, 2010	4.25 to 1.00
Thereafter through and including September 30, 2010	4.00 to 1.00
Thereafter through and including December 31, 2010	3.75 to 1.00
Thereafter through and including March 31, 2011	3.50 to 1.00
Thereafter through and including September 30, 2011	3.25 to 1.00
Thereafter through and including December 30, 2011	3.00 to 1.00
Thereafter	2.00 to 1.00

•	a fixed charges coverage ratio, defined as EBITDA (as defined below), for the most recent four fiscal quarters to the sum of (1) the total payments of principal and interest on debt for such period, plus (2) capital expenditures made during such period, plus (3) income and franchise tax payments made during such period, plus (4) dividends, of greater than 1.05 to 1.

The definition of “EBITDA” was revised in Amendment No. 4 as follows: “EBITDA” means, for any period, operating income for us and our subsidiaries (other than any unrestricted subsidiary) (determined on a consolidated basis without duplication in accordance with GAAP) for such period calculated before taxes, interest expense, interest in respect of mirror loan indebtedness, depreciation, amortization and any other non-cash income or charges accrued for such period, one-time cash restructuring charges and cash severance charges in the fiscal years ending on December 31, 2008 and 2009 (which charges shall not in the aggregate exceed $2.5 million for such fiscal years) for such period and (except to the extent received or paid in cash by us or any of our subsidiaries (other than any unrestricted subsidiary) income or loss attributable to equity in Affiliates for such period), excluding any extraordinary and unusual gains or losses during such period, and excluding the proceeds of any Casualty Events and Dispositions. For purposes hereof, the effect thereon of any adjustments required under Statement of Financial Accounting Standards No. 141R shall be excluded.

We believe that our current level of cash on hand, availability under our senior credit agreement and future cash flows from operations are sufficient to meet our operating needs through the year 2009. All debt obligations are reflected on our balance sheet.

Uses of Cash

Capital Expenditures.  Capital expenditures excluding acquisitions were approximately $21.5 million for the six months ended June 30, 2009. We anticipate our 2009 total capital expenditures to be between $35 million and $40 million.

Acquisitions.  Due to the current economic recession, we have significantly reduced our acquisition activity for the year ended December 31, 2009. Consequently, during the six months ended June 30, 2009, our acquisition activity was $0.6 million and was financed with cash on hand.

Tender Offers.  On March 23, 2009, Lamar Advertising commenced a tender offer to purchase for cash any and all of its outstanding 2 7/8% Convertible Notes due 2010 — Series B. The tender offer expired on April 17, 2009. As a result of the tender offer, Lamar Advertising accepted for payment $153.6 million principle amount of notes at a purchase price of $142.7 million, which was 92% of the original principal amount of the notes, including all accrued and unpaid interest up to, but not including the payment date of April 20, 2009.

On June 6, 2009, Lamar Advertising commenced a tender offer to purchase for cash any and all of its remaining outstanding 2 7/8% Convertible Notes due 2010 — Series B. The tender offer expired on July 14, 2009. As a result of the tender offer, Lamar Advertising accepted for payment $120.4 million in principal amount of notes at a purchase price of $117.8 million, which was 97.75% of the original amount of the notes, including all accrued and unpaid interest up to, but not including the payment date of July 15, 2009. Pursuant to the terms of the tender offer, convertible notes not tendered, or tendered and validly withdrawn, in the tender offer remain outstanding, and the terms and conditions governing the note, including the covenants and other provisions contained in the indentures governing the notes, remain unchanged. Immediately following the tender offer, Lamar Advertising had approximately $13 million principal amount of convertible notes remaining, which mature on December 31, 2010.

Lamar Advertising used the proceeds from our $350 million 9 3/4% Notes offering to fund these tender offers. See “Proceeds from the Sale of Debt Securities” above.

Critical Accounting Estimates

Our discussion and analysis of our results of operations and liquidity and capital resources are based on our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, we evaluate our estimates and judgments, including those related to long-lived asset recovery, intangible assets, goodwill impairment, deferred taxes, asset retirement obligations and allowance for doubtful accounts. We base our estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events and, where applicable, established valuation techniques. These estimates form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results may differ from our estimates. We believe that the following significant accounting policies and assumptions may involve a higher degree of judgment and complexity than others.

Long-Lived Asset Recovery.  Long-lived assets, consisting primarily of property, plant and equipment and intangibles comprise a significant portion of the Company’s total assets. Property, plant and equipment of $1.6 billion and intangible assets of $773.1 million are reviewed for impairment whenever events or changes in circumstances have indicated that their carrying amounts may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by that asset before interest expense. These undiscounted cash flow projections are based on management assumptions surrounding future operating results and the anticipated future economic environment. If actual results differ from management’s assumptions, an impairment of these intangible assets may exist and a charge to income would be made in the period such impairment is determined. Based on the Company’s analysis as of December 31, 2008, no such impairment charge was required by the Company.

Intangible Assets.  The Company has significant intangible assets recorded on its balance sheet. Intangible assets primarily represent site locations of $717.9 million and customer relationships of $49.4 million associated with the Company’s acquisitions. The fair values of intangible assets recorded are determined using discounted cash flow models that require management to make assumptions related to future operating results, including projecting net revenue growth discounted using current cost of capital rates, of each acquisition and the anticipated future economic environment. If actual results differ from management’s assumptions, an impairment of these intangibles may exist and a charge to income would be made in the period such impairment is determined. Historically no impairment charge has been required with respect to the Company’s intangible assets.

Goodwill Impairment.  The Company has a significant amount of goodwill on its balance sheet and must perform an impairment test of goodwill annually or on a more frequent basis if events and circumstances indicate that the asset might be impaired and is analyzed both on a company level, as well as on a consolidated level, considering market capitalization of our parent company, Lamar Advertising. The first step of the impairment test requires management to determine the implied fair value of its reporting units and compare it to its book value (including goodwill). To the extent the book value of a reporting unit exceeds the fair value of the reporting unit, the Company would be required to perform the second step of the impairment test, as this is an indicator that the reporting unit may be impaired. Impairment testing involves various estimates and assumptions, which could vary, and an analysis of relevant market data and market capitalization.

We have identified two reporting units (Logo operations and Billboard operations) in accordance with SFAS 142. No changes have been made to our reporting units from the prior period. The reporting units and their carrying amounts of goodwill as of December 31, 2008 and 2007 are as follows:

	Carrying Value of Goodwill
	December 31,	December 31,
	2008	2007
	(In thousands)

Billboard operations	$1,406,254	$1,366,098
Logo operations	961	961

We believe there are numerous facts and circumstances that need to be considered when estimating the reasonableness of the reporting unit’s estimated fair value, especially in this period of unprecedented economic uncertainty. In conducting our impairment test, we assessed the reasonableness of the reporting unit’s estimated fair value based on both market capitalization and discounted future cash flows. The discounted cash flow analysis incorporated various growth rate assumptions and discounting based on a present value factor.

Consideration of market capitalization

The Company first considered the market capitalization of the consolidated company, Lamar Advertising as of its annual impairment testing date of December 31. The market capitalization of Lamar Advertising’s Class A common stock as of December 31, 2008 was $1.2 billion compared to stockholders’ equity of $860.3 million as of that date, resulting in an excess of approximately $340.2 million. The Company considers market capitalization over book value a strong indicator that no impairment of goodwill exists as of the measurement date of December 31, 2008. The following table presents the market capitalization and aggregate book value of the reporting units as of December 31, 2008:

	Consolidated
	Lamar
	Advertising
	Equity Book	Market
	Value	Capitalization(1)
	(In thousands)

Aggregate value as of December 31, 2008	$860,251	$1,200,541

(1)	Market capitalization was calculated using a 10-day average of the closing prices of the Class A common stock beginning 5 trading days prior to the measurement date.

Calculations of Fair Value using Discounted Cash Flow Analysis

We also estimate fair value using a discounted cash flow analysis that compares the estimated future cash flows of each reporting unit to the book value of the reporting unit.

The discount rate and projected revenue and EBITDA (earnings before interest, tax, depreciation and amortization) growth rates are significant assumptions utilized in our calculation of the present value of cash flows used to estimate fair value of the reporting units. These assumptions could be adversely impacted by certain risks including deterioration in industry and economic conditions.

Our discount rate assumption is based on our cost of capital which we determine annually based on our estimated costs of debt and equity relative to our capital structure. As of December 31, 2008 our weighted average cost of capital (WACC) was approximately 10%, which is slightly higher than our historical rate due to increased market risk given the current economic conditions. Based on our analysis, our WACC must exceed 11.4% before the second step of the impairment test would be required.

We develop our revenue and EBITDA growth rates during our annual budget process, which we complete in December of each fiscal year. We consider our historical performance and current market trends in the markets in which we operate. The following table describes the growth rates used in our analysis, which indicated no impairment charge was required, compared to our recent historical rates achieved:

Compound Annual Growth Rates (CAGR)

	Revenue		EBITDA
		5 Year Projected		5 Year Projected
	Historical*	Rate	Historical*	Rate

Billboard operations	7.9%	2.5%	6.9%	3.5%
Logo operations	4.5%	3.0%	2.0%	1.5%

*	Calculated based on the Company’s historical results from 2004 to 2008.

Our December 31, 2008 discounted cash flow analysis does not indicate the need for step two of the impairment test unless the Compound Annual Growth Rate (CAGR), calculated using projections over the next 5 years, for revenue declines to less than (1.5%) for our billboard operations and less than (12.5%) for our logo operations, and the CAGR for EBITDA declines to less than (0.6%) for our billboard operations and less than (14.2%) for our logo operations. Assumptions used in our impairment test, such as forecasted growth rates and our cost of capital, are based on the best available market information and are consistent with our internal forecast and operating plans. In addition, our forecasts were based on the current economic recession continuing through the fist two quarters of 2010. A prolonged recession or changes in our forecasts could change our conclusion regarding an impairment of goodwill and potentially result in a non-cash impairment loss in a future period. In addition, these assumptions could be adversely impacted by certain risks discussed in “Risk Factors” in Item 1A of this report. For additional information about goodwill, see Note 3 to the Consolidated Financial Statements. The following table presents the aggregate fair value of our reporting units and aggregate book value of the reporting units as of December 31, 2008:

	Equity Book Value	Fair Value(1)
	(In thousands)

Aggregate value as of December 31, 2008	$817,011	$1,940,030

(1)	Fair Value is calculated using the discounted cash flow analysis described above.

Based upon the Company’s annual review as of December 31, 2008, using both the market capitalization approach and discounted cash flow analysis, there was no indication of a potential impairment and, therefore, the second step of the impairment test was not required and no impairment charge was necessary.

Deferred Taxes.  As of December 31, 2008, the Company determined that its deferred tax assets of $133.8 million, a component of which is the Company’s operating loss carry forward, net of existing valuation allowances, are fully realizable due to the existence of certain deferred tax liabilities of approximately $286.1 million that are anticipated to reverse during the carry forward period. The Company bases this determination by projecting taxable income over the relevant period. Should the Company determine that it would not be able to realize all or part of its net deferred tax assets in the future, an adjustment to the deferred tax asset would be charged to income in the period such determination was made. For a more detailed description, see Note 11 of the Notes to the Consolidated Financial Statements.

Asset Retirement Obligations.  The Company had an asset retirement obligation of $160.7 million as of December 31, 2008 as a result of its adoption of SFAS No. 143, “Accounting for Asset Retirement Obligations,” on January 1, 2003. This liability relates to the Company’s obligation upon the termination or non-renewal of a lease to dismantle and remove its billboard structures from the leased land and to reclaim the site to its original condition. The Company records the present value of obligations associated with the retirement of tangible long-lived assets in the period in which they are incurred. The liability is capitalized as part of the related long-lived asset’s carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset. In calculating the liability, the Company calculates the present value of the estimated cost to dismantle using an average cost to dismantle, adjusted for inflation and market risk.

This calculation includes 100% of the Company’s billboard structures on leased land (which currently consist of approximately 80,000 structures). The Company uses a 15-year retirement period based on historical operating experience in its core markets, including the actual time that billboard structures have been located on leased land in such markets and the actual length of the leases in the core markets, which includes the initial term of the lease, plus any renewal period. Historical third-party cost information is used with respect to the dismantling of the structures and the reclamation of the site. The interest rate used to calculate the present value of such costs over the retirement period is based on credit rates historically available to the Company.

Stock-based Compensation.  Effective January 1, 2006, we adopted SFAS No. 123(R) “Share-Based Payments” (“SFAS No. 123(R)”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options, employee stock purchases under the Employee Stock Purchase Plan, restricted stock and performance shares, under the modified prospective transition method. Share-based compensation expense is based on the value of the portion of share-based payment awards that is ultimately expected to vest. SFAS No. 123(R) requires the use of a valuation model to calculate the fair value of share-based awards. The Company has elected to use the Black-Scholes option-pricing model. The Black-Scholes option-pricing model incorporates various assumptions, including volatility, expected life and interest rates. The expected life is based on the observed and expected time to post-vesting exercise and forfeitures of stock options by our employees. Upon the adoption of SFAS No. 123(R), we used a combination of historical and implied volatility, or blended volatility, in deriving the expected volatility assumption as allowed under SFAS No. 123(R) and Staff Accounting Bulletin No. 107. The risk-free interest rate assumption is based upon observed interest rates appropriate for the term of our stock options. The dividend yield assumption is based on our history and expectation of dividend payouts. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on our historical experience. If factors change and we employ different assumptions in the application of SFAS No. 123(R) in future periods, the compensation expense that we record under SFAS No. 123(R) may differ significantly from what we have recorded in the current period. During 2008, we recorded $8.0 million as compensation expense related to stock options and employee stock purchases. We evaluate and adjust our assumptions on an annual basis. See Note 14 “Stock Compensation Plans” of the Notes to Consolidated Financial Statements for further discussion.

Allowance for Doubtful Accounts.  The Company maintains allowances for doubtful accounts based on the payment patterns of its customers. Management analyzes historical results, the economic environment, changes in the credit worthiness of its customers, and other relevant factors in determining the adequacy of the Company’s allowance. Bad debt expense was $14.4 million, $7.2 million and $6.3 million or approximately 1.2%, 0.6% and 0.6% of net revenue for the years ended December 31, 2008, 2007, and 2006, respectively. If the current economic recession is prolonged or increases in severity, the inability of customers to pay may occur and the allowance for doubtful accounts may need to be increased, which will result in additional bad debt expense in future years.

Quantitative and Qualitative Disclosures About Market Risk

Loans under our senior credit facility bear interest at variable rates equal to the JPMorgan Chase Prime Rate or LIBOR plus the applicable margin, with a minimum LIBOR rate of 2.0%. Because the JPMorgan Chase Prime Rate or LIBOR may increase or decrease at any time, we are exposed to market risk as a result of the impact that changes in these base rates may have on the interest rate applicable to borrowings under the senior credit facility. Increases in the interest rates applicable to borrowings under the senior credit facility would result in increased interest expense and a reduction our net income.

At June 30, 2009, there was approximately $1.18 billion of aggregate indebtedness outstanding under the senior credit facility, or approximately 40.9% of our outstanding long-term debt on that date, bearing interest at variable rates. The aggregate interest expense for the six months ended June 30, 2009 with respect to borrowings under the senior credit facility was $25.7 million, and the weighted average interest rate applicable to borrowings under the credit facility during the six months ended June 30, 2009 was 3.3%. Assuming that the weighted average interest rate was 200-basis points higher (that is 5.3% rather than 3.3%), then our six months ended June 30, 2009 interest expense would have been approximately $12.6 million higher resulting in a $8.2 million increase in our three months ended June 30, 2009 net loss.

We have attempted to mitigate the interest rate risk resulting from its variable interest rate long-term debt instruments by issuing fixed rate, long-term debt instruments and maintaining a balance over time between the amount of our variable rate and fixed rate indebtedness. In addition, we have the capability under the senior credit facility to fix the interest rates applicable to our borrowings at an amount equal to LIBOR plus the applicable margin for periods of up to twelve months, (in certain cases, with the consent of the lenders) which would allow us to mitigate the impact of short-term fluctuations in market interest rates. From time to time, we have utilized and expect to continue to utilize derivative financial instruments with respect to a portion of our interest rate risks to achieve a more predictable cash flow by reducing our exposure to interest rate fluctuations. These transactions generally are interest rate and swap agreements, which are entered into with major financial institutions. In the event of an increase in interest rates, we may take further actions to mitigate our exposure. We cannot guarantee, however, that the actions that we may take to mitigate this risk will be feasible or if these actions are taken, that they will be effective.

BUSINESS

General

We are one of the largest outdoor advertising companies in the United States based on number of displays and have operated under the Lamar name since 1902. As of June 30, 2009, we owned and operated approximately 153,000 billboard advertising displays in 44 states, Canada and Puerto Rico, over 93,500 logo advertising displays in 21 states and the province of Ontario, Canada, and operated over 26,700 transit advertising displays in 16 states, Canada and Puerto Rico. We offer our customers a fully integrated service, satisfying all aspects of their billboard display requirements from ad copy production to placement and maintenance.

Our Business

We operate three types of outdoor advertising displays: billboards, logo signs and transit advertising displays.

Billboards.  We sell most of our advertising space on two types of billboards: bulletins and posters.

•	Bulletins are generally large, illuminated advertising structures that are located on major highways and target vehicular traffic.

•	Posters are generally smaller advertising structures that are located on major traffic arteries and city streets and target vehicular and pedestrian traffic.

In addition to these traditional billboards, we also sell digital billboards which are generally located on major traffic arteries and city streets. As of June 30, 2009, we owned and operated approximately 1,125 digital billboard advertising displays in 38 states, Canada and Puerto Rico.

Logo Signs.  We sell advertising space on logo signs located near highway exits.

•	Logo signs generally advertise nearby gas, food, camping, lodging and other attractions.

•	We are the largest provider of logo signs in the United States, operating 21 of the 27 privatized state logo sign contracts. As of June 30, 2009, we operated over 93,500 logo sign advertising displays in 21 states and Canada.

Transit Advertising Displays.  We also sell advertising space on the exterior and interior of public transportation vehicles, transit shelters and benches in over 60 markets. As of June 30, 2009, we operated over 26,700 transit advertising displays in 16 states, Canada and Puerto Rico.

Corporate History

We have been in operation since 1902. We completed a reorganization on July 20, 1999 that created our current holding company structure. At that time, the operating company (then called Lamar Advertising Company) was renamed Lamar Media Corp., and all of the operating company’s stockholders became stockholders of a new holding company. The new holding company then took the Lamar Advertising Company name, and Lamar Media Corp. became a wholly owned subsidiary of Lamar Advertising Company.

Where You Can Find More Information

We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports available free of charge through our website, www.lamar.com, as soon as reasonably practicable after filing them with, or furnishing them to, the Securities and Exchange Commission. Information contained on the website is not part of this report.

Operating Strategies

We strive to be a leading provider of outdoor advertising services in each of the markets that we serve, and our operating strategies for achieving that goal include:

Continuing to Provide High Quality Local Sales and Service.  We seek to identify and closely monitor the needs of our customers and to provide them with a full complement of high quality advertising services. Local advertising constituted approximately 79% of our net revenues for the six months ended June 30, 2009, which management believes is higher than the industry average. We believe that the experience of our regional and local managers has contributed greatly to our success. For example, our regional managers have been with us for an average of 28 years. In an effort to provide high quality sales and service at the local level, we employed over 750 local account executives as of June 30, 2009. Local account executives are typically supported by additional local staff and have the ability to draw upon the resources of the central office, as well as offices in our other markets, in the event business opportunities or customers’ needs support such an allocation of resources.

Continuing a Centralized Control and Decentralized Management Structure.  Our management believes that, for our particular business, centralized control and a decentralized organization provide for greater economies of scale and are more responsive to local market demands. Therefore, we maintain centralized accounting and financial control over our local operations, but our local managers are responsible for the day-to-day operations in each local market and are compensated according to that market’s financial performance.

Continuing to Focus on Internal Growth.  Within our existing markets, we seek to increase our revenue and improve cash flow by employing highly-targeted local marketing efforts to improve our display occupancy rates and by increasing advertising rates where and when demand can absorb rate increases. Our local offices spearhead this effort and respond to local customer demands quickly.

In addition, we routinely invest in upgrading our existing displays and constructing new displays. From January 1, 1997 to June 30, 2009, we invested approximately $1.4 billion in improvements to our existing displays and in constructing new displays. Our regular improvement and expansion of our advertising display inventory allow us to provide high quality service to our current advertisers and to attract new advertisers.

Continuing to Pursue Other Outdoor Advertising Opportunities.  We plan to pursue additional logo sign contracts. Logo sign opportunities arise periodically, both from states initiating new logo sign programs and states converting from government-owned and operated programs to privately-owned and operated programs. Furthermore, we plan to pursue additional tourist oriented directional sign programs in both the Untied States and Canada and also other motorist information signing programs as opportunities present themselves. In an effort to maintain market share, we have entered the transit advertising business through the operation of displays on bus shelters, benches and buses in over 60 of our advertising markets.

Reducing operating expenditures in light of the economic downturn.  We intend to significantly reduce operating and capital expenditures in 2009 to position our company to manage through the current recession and to ensure that we are well positioned for a recovery in the general economy. Although we have historically invested in strategic acquisitions, we are planning to significantly reduce acquisition activity during 2009.

Company Operations

Billboard Advertising

We sell most of our advertising space on two types of billboard advertising displays: bulletins and posters. As of June 30, 2009, we owned and operated approximately 153,000 billboard advertising displays in 44 states, Canada and Puerto Rico. In the six months ended June 30, 2009, we derived approximately 72% of our billboard advertising net revenues from bulletin sales and 28% from poster sales.

Bulletins are large, advertising structures (the most common size is fourteen feet high by forty-eight feet wide, or 672 square feet) consisting of panels on which advertising copy is displayed. We wrap advertising copy printed with computer-generated graphics on a single sheet of vinyl around the structure. To attract more attention, some of the panels may extend beyond the linear edges of the display face and may include three-dimensional embellishments. Because of their greater impact and higher cost, bulletins are usually located on major highways and target vehicular traffic. At June 30, 2009, we operated approximately 70,000 bulletins.

We generally sell individually-selected bulletin space to advertisers for the duration of the contract (usually six to twelve months). We also sell bulletins as part of a rotary plan under which we rotate the advertising copy from one bulletin location to another within a particular market at stated intervals (usually every sixty to ninety days) to achieve greater reach within that market.

Posters are slightly smaller advertising structures (the most common size is twelve feet high by twenty-five feet wide, or 300 square feet; we also operate junior posters, which are six feet high by twelve feet wide, or 72 square feet). There are two kinds of advertising copy we use on posters. The first consists of lithographed or silk-screened paper sheets supplied by the advertiser that we paste and apply like wallpaper to the face of the display, and the second consists of single sheets of vinyl with computer-generated advertising copy that we wrap around the structure. Posters are concentrated on major traffic arteries and target vehicular traffic, and junior posters are concentrated on city streets and target hard-to-reach pedestrian traffic and nearby residents. Posters provide advertisers with access to either a specified percentage of the general population or a specific targeted audience. At June 30, 2009, we operated approximately 83,000 posters.

We generally sell poster space for thirty- and sixty-day periods in packages called “showings,” which comprise a given number of displays in a specified market area. We place and spread out the displays making up a showing in well-traveled areas to reach a wide audience in the particular market.

In addition to the traditional displays described above, we also sell digital billboards. Digital billboards are large electronic light emitting diode (LED) displays (the most common sizes are fourteen feet high by forty feet wide, or 560 square feet; ten and a half feet high by thirty six feet wide, or 378 square feet; and ten feet high by twenty-one feet wide, or 210 square feet) that are generally located on major traffic arteries and city streets. Digital billboards are capable of generating over one billion colors and vary in brightness based on ambient conditions. They display completely digital advertising copy from various advertisers in a slide show fashion, rotating each advertisement approximately every 6 to 8 seconds. We give digital advertisers flexibility to change their advertising copy quickly by sending new artwork over a secured internet connection. As of June 30, 2009, we operated approximately 1,125 digital billboards in various markets.

We own the physical structures on which the advertising copy is displayed. We build the structures on locations we either own or lease. In each local office one employee typically performs site leasing activities for the markets served by that office.

In the majority of our markets, our local production staffs perform the full range of activities required to create and install billboard advertising displays. Production work includes creating the advertising copy design and layout, coordinating its printing and installing the designs on the displays. We provide our production services to local advertisers and to advertisers that are not represented by advertising agencies, as most national advertisers represented by advertising agencies use preprinted designs that require only our installation. Our talented design staff uses state-of-the-art technology to prepare creative, eye-catching displays for our customers. We can also help with the strategic placement of advertisements throughout an advertiser’s market by using software that allows us to analyze the target audience and its demographics. Our artists also assist in developing marketing presentations, demonstrations and strategies to attract new customers.

In marketing billboard displays to advertisers, we compete with other forms of out-of-home advertising and other media. When selecting the media and provider through which to advertise, advertisers consider a number of factors and advertising providers which are described in the section entitled “— Competition” below.

Logo Sign Advertising

We entered the logo sign advertising business in 1988 and have become the largest provider of logo sign services in the United States, operating 21 of the 27 privatized state logo contracts. We erect logo signs, which generally advertise nearby gas, food, camping, lodging and other attractions, and directional signs, which direct vehicle traffic to nearby services and tourist attractions, near highway exits. As of June 30, 2009, we operated over 30,000 logo sign structures containing over 93,500 logo advertising displays in the United States and Canada.

We operate the logo sign contracts in the following states and the province of Ontario, Canada:

Colorado	Maine	Nebraska	Oklahoma
Delaware	Michigan	Nevada	Pennsylvania
Georgia	Minnesota	New Jersey	South Carolina
Kansas	Mississippi	New Mexico	Utah
Kentucky	Missouri(1)	Ohio	Virginia
Louisiana

(1)	The logo sign contract in Missouri is operated by a 66 2/3% owned partnership.

We also operate the tourist oriented directional signing (“TODS”) programs for the states of Nevada, Colorado, Nebraska, Missouri, Michigan, Ohio, Kansas, Kentucky, Louisiana, Virginia and New Jersey, and the province of Ontario, Canada.

Our logo and TODS operations are decentralized. Generally, each office is staffed with an experienced local general manager, a local sales and office staff and a local signing sub-contractor. This decentralization allows the management staff of Interstate Logos, L.L.C. (the subsidiary that operates all of the logo and directional sign-related businesses) to travel extensively to the various operations and serve in a technical and management advisory capacity and monitor regulatory and contract compliance. We also run a silk screening operation in Baton Rouge, Louisiana and a display construction company in Atlanta, Georgia.

State logo sign contracts represent the exclusive right to erect and operate logo signs within a state for a period of time. The terms of the contracts vary, but generally range from five to ten years, with additional renewal terms. Each logo sign contract generally allows the state to terminate the contract prior to its expiration and, in most cases, with compensation for the termination to be paid to us. When a logo sign contract expires, we transfer ownership of the advertising structures to the state. Depending on the contract, we may or may not be entitled to compensation at that time. Of our twenty-two logo sign contracts in place, in the United States and Canada, at June 30, 2009, one is subject to renewal in 2009.

States usually award new logo sign contracts and renew expiring logo sign contracts through an open proposal process. In bidding for new and renewal contracts, we compete against three other national logo sign providers, as well as local companies based in the state soliciting proposals.

In marketing logo signs to advertisers, we compete with other forms of out-of-home advertising and other media. When selecting the media and provider through which to advertise, advertisers consider a number of factors and advertising providers which are described in the section entitled — “Competition” below.

Transit Advertising

We entered into the transit advertising business in 1993 as a way to complement our existing business and maintain market share in certain markets. We provide transit advertising displays on bus shelters, benches and buses in over 60 transit markets, and our production staff provides a full range of creative and installation services to our transit advertising customers. As of June 30, 2009, we operated over 26,700 transit advertising displays in 16 states, Canada and Puerto Rico.

Municipalities usually award new transit advertising contracts and renew expiring transit advertising contracts through an open bidding process. In bidding for new and renewal contracts, we compete against national outdoor advertising providers and local, on-premise sign providers and sign construction companies. Transit advertising operators incur significant start-up costs to build and install the advertising structures (such as transit shelters) upon being awarded contracts.

In marketing transit advertising displays to advertisers, we compete with other forms of out-of-home advertising and other media. When selecting the media and provider through which to advertise, advertisers consider a number of factors and advertising providers which are described in the section entitled — “Competition” below.

Competition

Although the outdoor advertising industry has encountered a wave of consolidation, the industry remains fragmented. The industry is comprised of several large outdoor advertising and media companies with operations in multiple markets, as well as smaller, local companies operating a limited number of structures in one or a few local markets.

Although we primarily focus on small to mid-size markets where we can attain a strong market share, in each of our markets, we compete against other providers of outdoor advertising and other types of media, including:

•	Larger outdoor advertising providers, such as (i) Clear Channel Outdoor Holdings, Inc., which operates billboards, street furniture displays, transit displays and other out-of-home advertising displays in North America and worldwide and (ii) CBS Outdoor, a division of CBS Corporation, which operates traditional outdoor, street furniture and transit advertising properties in North America and worldwide. Clear Channel Outdoor and CBS Outdoor each have corporate relationships with large media conglomerates and may have greater total resources, product offerings and opportunities for cross-selling than we do.

•	Other forms of media, such as broadcast and cable television, radio, print media, direct mail marketing, telephone directories and the Internet.

•	An increasing variety of out-of-home advertising media, such as advertising displays in shopping centers, malls, airports, stadiums, movie theaters and supermarkets and advertising displays on taxis, trains and buses.

In selecting the form of media through which to advertise, advertisers evaluate their ability to target audiences having a specific demographic profile, lifestyle, brand or media consumption or purchasing behavior or audiences located in, or traveling through, a particular geography. Advertisers also compare the relative costs of available media, evaluating the number of impressions (potential viewings), exposure (the opportunity for advertising to be seen) and circulation (traffic volume in a market), as well as potential effectiveness, quality of related services (such as advertising copy design and layout) and customer service. In competing with other media, we believe that outdoor advertising is relatively more cost-efficient than other media, allowing advertisers to reach broader audiences and target specific geographic areas or demographics groups within markets.

We believe that our strong emphasis on sales and customer service and our position as a major provider of advertising services in each of our primary markets enables us to compete effectively with the other outdoor advertising companies, as well as with other media, within those markets.

Customers

Our customer base is diverse. The table below sets forth the ten industries from which we derived most of our billboard advertising revenues for the six months ended June 30, 2009, as well as the percentage of billboard advertising revenues attributable to the advertisers in those industries. The individual advertisers in these industries accounted for approximately 71% of our billboard advertising net revenues in the six months ended June 30, 2009. No individual advertiser accounted for more than 3% of our billboard advertising net revenues in that period.

Percentage of Net Billboard
Categories	Advertising Revenues

Restaurants	13
Retailers	9
Health Care	8
Service	7
Gaming	7
Amusement	6
Automotive	6
Hotels and Motels	6
Financial	5
Real Estate	4

71

Regulation

Outdoor advertising is subject to governmental regulation at the federal, state and local levels. Regulations generally restrict the size, spacing, lighting and other aspects of advertising structures and pose a significant barrier to entry and expansion in many markets.

Federal law, principally the Highway Beautification Act of 1965 (the “HBA”), regulates outdoor advertising on Federal — Aid Primary, Interstate and National Highway Systems roads. The HBA requires states to “effectively control” outdoor advertising along these roads, and mandates a state compliance program and state standards regarding size, spacing and lighting. The HBA requires any state or political subdivision that compels the removal of a lawful billboard along a Federal — Aid Primary or Interstate highway to pay just compensation to the billboard owner.

All states have passed billboard control statutes and regulations at least as restrictive as the federal requirements, including laws requiring the removal of illegal signs at the owner’s expense (and without compensation from the state). Although we believe that the number of our billboards that may be subject to removal as illegal is immaterial, and no state in which we operate has banned billboards entirely, from time to time governments have required us to remove signs and billboards legally erected in accordance with federal, state and local permit requirements and laws. Municipal and county governments generally also have sign controls as part of their zoning laws and building codes. We contest laws and regulations that we believe unlawfully restrict our constitutional or other legal rights and may adversely impact the growth of our outdoor advertising business.

Using federal funding for transportation enhancement programs, state governments have purchased and removed billboards for beautification, and may do so again in the future. Under the power of eminent domain, state or municipal governments have laid claim to property and forced the removal of billboards. Under a concept called amortization by which a governmental body asserts that a billboard operator has earned compensation by continued operation over time, local governments have attempted to force removal of legal but nonconforming billboards (i.e., billboards that conformed with applicable zoning regulations when built but which do not conform to current zoning regulations). Although the legality of amortization is questionable, it has been upheld in some instances. Often, municipal and county governments also have sign controls as part of their zoning laws, with some local governments prohibiting construction of new billboards or allowing new construction only to replace existing structures. Although we have generally been able to obtain satisfactory compensation for those of our billboards purchased or removed as a result of governmental action, there is no assurance that this will continue to be the case in the future.

We have also introduced and intend to expand the deployment of digital billboards that display static digital advertising copy from various advertisers that change every 6 to 8 seconds. We have encountered some existing regulations that restrict or prohibit these types of digital displays but it has not yet materially impacted our digital deployment. Since digital billboards have only recently been developed and introduced into the market on a large scale, however, existing regulations that currently do not apply to them by their terms could be revised to impose greater restrictions. These regulations may impose greater restrictions on digital billboards due to alleged concerns over aesthetics or driver safety.

Legal Proceedings

From time to time, we are involved in litigation in the ordinary course of business, including disputes involving advertising contracts, site leases, employment claims and construction matters. We are also involved in routine administrative and judicial proceedings regarding billboard permits, fees and compensation for condemnations. We are not a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on us.

Properties

Our 53,500 square foot management headquarters is located in Baton Rouge, Louisiana. We occupy approximately 97% of the space in the headquarters and lease the remaining space. We own 118 local operating facilities with front office administration and sales office space connected to back-shop poster and bulletin production space. In addition, we lease an additional 129 operating facilities at an aggregate lease expense for 2008 of approximately $6.9 million.

We own approximately 6,800 parcels of property beneath our advertising structures. As of December 31, 2008, we leased approximately 84,000 active outdoor sites, accounting for a total annual lease expense of approximately $221.3 million. This amount represented approximately 18.5% of total advertising net revenues for that period. These leases are for varying terms ranging from month-to-month to a term of over ten years, and many provide us with renewal options. There is no significant concentration of displays under any one lease or subject to negotiation with any one landlord. An important part of our management activity is to manage our lease portfolio and negotiate suitable lease renewals and extensions.

Employees

We employed approximately 3,100 people as of June 30, 2009. Approximately 160 employees were engaged in overall management and general administration at our management headquarters in Baton Rouge, Louisiana, and the remainder, including over 750 local account executives, were employed in our operating offices.

Fourteen of our local offices employ billposters and construction personnel who are covered by collective bargaining agreements. We believe that our relationship with our employees, including our 124 unionized employees, is good, and we have never experienced a strike or work stoppage.

Inflation

In the last three years, inflation has not had a significant impact on us.

Seasonality

Our revenues and operating results are subject to seasonality. Typically, we experience our strongest financial performance in the summer and fall, and our weakest financial performance in the first quarter of the calendar year, partly because retailers cut back their advertising spending immediately following the holiday shopping season. We expect this trend to continue in the future. Because a significant portion of our expenses is fixed, a reduction in revenues in any quarter is likely to result in a period-to-period decline in operating performance and net earnings.

MANAGEMENT

Our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified. Our officers serve until the board meeting immediately following the next annual meeting of stockholders and until their successors are elected and qualified.

The following table sets forth the name, position and, as of June 30, 2009, age of each of our directors and executive officers.

Name	Age	Title

Kevin P. Reilly, Jr.	54	President, Chief Executive Officer and Director
Keith A. Istre	56	Treasurer, Chief Financial Officer and Director
Sean Reilly	47	Chief Operating Officer and Director
Charles Brent McCoy	58	Executive Vice President and Director

Kevin P. Reilly, Jr. has served as our President and Chief Executive Officer since February 1989 and as one of our directors since February 1984. Mr. Reilly served as the President of our Outdoor Division from 1984 to 1989. Mr. Reilly, our employee since 1978, has also served as Assistant and General Manager of our Baton Rouge Region and Vice President and General Manager of the Louisiana Region. Mr. Reilly received a B.A. from Harvard University in 1977.

Keith A. Istre has been Chief Financial Officer of Lamar Advertising since February 1989. Mr. Istre joined Lamar Advertising as Controller in 1978 and became Treasurer in 1985. Prior to joining Lamar Advertising, Mr. Istre was employed by a public accounting firm in Baton Rouge from 1975 to 1978. Mr. Istre graduated from the University of Southwestern Louisiana in 1974 with a degree in Accounting.

Sean E. Reilly has been Chief Operating Officer and President of Lamar Advertising’s Outdoor Division since November 2001. Mr. Reilly also holds the position of Vice President of Mergers and Acquisitions. He began working with Lamar Advertising as Vice President of Mergers and Acquisitions in 1987 and served in that capacity until 1994. He also served as a director of Lamar Advertising from 1989 to 1996 and from 1999 until 2003. Mr. Reilly was the Chief Executive Officer of Wireless One, Inc., a wireless cable television company, from 1994 to 1997 after which he rejoined Lamar Advertising. Mr. Reilly received a B.A. from Harvard University in 1984 and a J.D. from Harvard Law School in 1989.

Charles Brent McCoy served as President, CEO, and Chairman of the Board for Alliance Bank of Baton Rouge from January 1999 through April 2004. In May of 2004, McCoy moved from the banking industry to Lamar Advertising where he currently serves as Executive Vice President of Business Development. Mr. McCoy currently serves on several boards, including Pennington Biomedical Research Foundation, Blue Cross Blue Shield of Louisiana, and the Baton Rouge Advisory Board of Iberia Bank. Mr. McCoy received a B.A. from Emory University in 1973 and an M.B.A from Stanford University in 1976.

Family Relationships

Kevin P. Reilly, Jr., our Chairman, President, and Chief Executive Officer, and Sean Reilly, our Chief Operating Officer, are siblings. Kevin P. Reilly, Jr. was a nominee for director at the 2009 Annual Meeting.

EXECUTIVE COMPENSATION

The following discussion and tables set forth certain compensation information for our Chief Executive Officer and each of our other executive officers for their positions with Lamar Advertising. We do not pay any additional compensation for their positions with us.

Compensation Discussion and Analysis

Lamar Advertising’s Compensation Committee has responsibility for establishing, implementing and maintaining the compensation program for Lamar Advertising’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, whom we refer to herein as the executive officers or the “named executive officers.” This Compensation Discussion and Analysis sets forth the objectives and material elements of the compensation paid to the named executive officers for fiscal 2008.

Executive Compensation Philosophy

The primary objective of Lamar Advertising’s executive compensation program is to attract, retain and reward executive officers who contribute to its long-term success. We believe this requires a competitive compensation structure as compared to similarly situated companies both in the media industry and other companies that are our peers in terms of annual revenues. Additionally, Lamar Advertising seeks to align a significant portion of executive officer compensation to the achievement of specified company performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential cash compensation is tied to goal achievement. Lamar Advertising also includes performance-based equity grants as a significant component of prospective executive compensation so that the value of a portion of executive compensation is tied directly to the performance of Lamar Advertising’s Class A Common Stock. In addition, the Compensation Committee instituted in 2008 a discretionary bonus program. This program was adopted as an acknowledgement that compensation might be warranted for reasons outside the scope of the performance metrics used in the Lamar Advertising’s incentive programs.

Use of Compensation Consultants and Peer Group Data

Lamar Advertising’s Compensation Committee did not consult with any compensation consultants in conjunction with its executive officer compensation determinations for fiscal 2008. The Committee had previously retained Hewitt Associates LLC, a nationally recognized compensation consulting firm, to review Lamar Advertising’s compensation levels relative to external market practices and to develop suggestions for a performance-based annual incentive program that would tie compensation to enumerated performance goals. Following this analysis, the Committee developed the framework for executive compensation initially used in fiscal 2006; the Committee continued to use this basic framework when making its executive compensation determinations for fiscal 2008.

Material Elements of Executive Officer Compensation

The key elements of compensation for Lamar Advertising’s executive officers are: base salaries, performance-based cash incentive awards, performance-based equity awards and discretionary cash bonus awards. Executives may also participate, on the same terms as all other employees, in a 401(k) retirement savings plan and health and welfare benefits.

Base Salary.  Lamar Advertising pays a base salary to each of its named executive officers. The objective of base salary is to provide a fixed component of cash compensation to the executive that is competitive with the base compensation the executive could earn in similar positions at comparable companies. Base salary for Lamar Advertising’s named executive officers is reviewed annually in light of market compensation, tenure, individual performance and other subjective considerations. Typically the Chief Executive Officer makes recommendations to the Compensation Committee with regard to base salary for the executive officers that he believes are justified in light of these considerations. The Committee did not obtain an update to the peer group information used as part of its 2006 compensation process as it does not seek to set executive officer compensation to a specific percentile of the range of total compensation represented by this group.

The Compensation Committee reviewed the current base salaries in the context of the Lamar Advertising’s performance and each executive’s individual performance as assessed by the Committee after discussion (except with respect to his own individual performance) with the Chief Executive Officer. The Committee also looked at 2008 base salaries in the context of the overall economic environment. As a result, the Committee determined that no increases be made to the base salaries that were set in fiscal 2006 and continued through fiscal 2007.

Performance-Based Incentive Compensation.  Lamar Advertising’s incentive compensation program consists of two types of awards that are granted under Lamar Advertising’s 1996 Equity Incentive Plan (the

“Incentive Plan”): (i) a performance-based incentive cash bonus and (ii) a performance-based incentive equity award. This compensation program was designed by the Committee to link a significant portion of overall executive officer compensation to the achievement of enumerated performance targets while maximizing Lamar Advertising’s ability to deduct named executive officer compensation for tax purposes under Section 162(m) of the Internal Revenue Code. By including a fixed share equity award as a significant portion of executive compensation, the aggregate value of each executive officer’s compensation is dependant on the performance of Lamar Advertising’s Class A Common Stock.

Incentive Cash Bonus.  The Committee sets target amounts for incentive cash bonuses for each of the named executive officers with corresponding performance goals; these target cash bonus amounts for 2008 were unchanged from fiscal 2007. Each executive had the opportunity to earn up to 150% of the target cash bonus amount based upon achievement of performance goals that exceeded expectations for company performance in the coming year.

When setting the performance goals for the executive officer’s incentive cash bonuses for fiscal 2008, the Committee met with management to review current budgets and financial projections along with any current initiatives that could impact Lamar Advertising’s anticipated results for the coming fiscal year. The Committee believes that the Lamar Advertising’s pro forma net revenue growth and pro forma earnings before interest, taxes, depreciation and amortization and adjusted for gain or loss on disposition of assets and investments (referred to in this prospectus as “EBITDA”) growth are the appropriate measures on which to base incentive compensation as these measures are the primary measures used by both management and the investor community to evaluate Lamar Advertising’s performance.

The Committee’s goal when determining the specific performance thresholds is to set target (100%) goal achievement at a challenging but achievable level based on the 2008 operating budget in order to provide appropriate incentives for management in the context of the current fiscal year’s projected results and current business plan. For 2008, the Committee also refined the increments that had been used in the 2007 performance grid. The 2008 performance goals for incentive cash bonuses were based on achievement of pro forma revenue growth and pro forma EBITDA growth for fiscal 2008 over fiscal 2007 with 50% of the total bonus amount tied to each metric. A table setting forth the actual performance thresholds for fiscal 2008 is set forth below on pages 48-49.

In February 2009, the Committee reviewed Lamar Advertising’s performance, which had declined precipitously in the fourth quarter of 2008 due to the economic recession. The Committee certified that Lamar Advertising’s pro forma net revenue and its pro forma EBITDA resulted in no earned cash incentive bonuses for the executive officers for fiscal 2008, which is reflected in the Non-Equity Incentive Plan Compensation column of the 2008 Summary Compensation Table on page 51 of this prospectus.

Incentive Equity Awards.  The Committee also determined the target amount of incentive equity awards for each of the named executive officers at its February 2008 meeting. These target equity award amounts were set at 44,000 shares for both Kevin Reilly, Jr. and Sean Reilly and at 26,000 shares for Keith Istre, which amounts were unchanged from fiscal 2007.

Under the terms of Lamar Advertising’s incentive equity award program, no shares of stock are issued unless and until the relevant performance goals have been met and certified by the Compensation Committee. Any earned shares are issued as soon as practicable following such certification and are fully vested at the time of issuance. The Committee feels that the use of stock awards as a part of its compensation program aligns executive compensation to the creation of shareholder value but not to such an extent that it would create incentives for executives to focus solely on short term stock appreciation to the exclusion of long term strategy.

The same pro forma revenue growth and pro forma EBITDA growth metrics for fiscal 2008 over fiscal 2007 used in the context of the incentive cash awards are used to determine the achievement of incentive equity awards, except that there is no opportunity to achieve greater than 100% of the target equity awards. Therefore, as with incentive cash bonuses, Lamar Advertising’s 2008 performance resulted in levels of pro forma net revenue and pro forma EBITDA that resulted in no earned incentive equity awards for the executive officers for fiscal 2008, which is reflected in the Stock Awards column of the 2008 Summary Compensation Table on page 51 of this prospectus.

The following tables set forth the level of pro forma net revenue and pro forma EBITDA growth required for fiscal 2008 over fiscal 2007 to achieve the stated percentage of target incentive awards for Lamar Advertising’s named executive officers as set by the Committee in March 2008. These goals relate to achievement of both incentive cash and incentive equity awards, except that equity awards cannot exceed their target amount irrespective of goal achievement in excess of the 100% level.

2008 POTENTIAL INCENTIVE AWARDS
Pro Forma Net Revenue Growth(1) — 50%

Pro Forma	Percentage of Target
Net Revenue Growth	Bonus Earned

At least -2% but less than -1.75%	30%
At least -1.75% but less than -1.5%	35%
At least -1.5% but less than -1.25%	40%
At least -1.25% but less than -1.0%%	45%
At least -1.0% but less than -0.5%	50%
At least -0.5% but less than 0%	55%
At least 0% but less than 0.5%	60%
At least 0.5% but less than 1.0%	65%
At least 1.0% but less than 1.25%	70%
At least 1.25% but less than 1.5%	75%
At least 1.5% but less than 1.75%	80%
At least 1.75% but less than 2.0%	85%
At least 2.0% but less than 2.5%	90%
At least 2.5% but less than 3.0%	95%
At least 3.0% but less than 3.5%	100%*
At least 3.5% but less than 4.0%	125%
At least 4.0% or greater	150%

*	Equity awards cannot exceed the 100% target amount irrespective of performance in excess of 100% goals.

(1)	Pro forma net revenue growth is based on Lamar Advertising’s net revenue growth in 2008 over 2007 based on actual 2008 net revenue versus 2007 net revenue as adjusted to reflect acquisitions and divestitures for the same time frame as actually owned in 2008.

2008 POTENTIAL INCENTIVE AWARDS
Pro Forma EBITDA Growth(1) — 50%

Pro Forma	Percentage of Target
EBITDA Growth	Bonus Earned

At least -8.4% but less than -7.4%	50%
At least -7.4% but less than -6.3%	55%
At least -6.3% but less than -5.2%	60%
At least -5.2% but less than -4.1%	65%
At least -4.1% but less than -3.6%	70%
At least -3.6% but less than -3.0%	75%
At least -3.0% but than -2.5%	80%
At least -2.5% but less than -1.9%	85%
At least -1.9% but less than -0.9%	90%
At least -0.9% but less than 0.2%	95%
At least 0.2% but less than 1.3%	100%*
At least 1.3% but less than 2.4%	125%
At least 2.4% or greater	150%

*	Equity awards cannot exceed the 100% target amount irrespective of performance in excess of 100% goals.

(1)	Pro forma EBITDA growth is calculated in the same manner as pro forma net revenue growth with adjustments being made in the 2007 period to reflect acquisitions and divestitures for the same time frame as actually owned in 2008 and is also adjusted to eliminate the expense in the period related to executive bonuses.

Discretionary Bonus Awards.  In 2008, the Committee instituted a discretionary bonus program. This program was adopted to provide for awards of discretionary cash compensation to reward, if applicable, individual performance or successful initiatives during the course of the fiscal year that may not otherwise be captured by Lamar Advertising’s incentive award program. Payment under the discretionary bonus program is not contingent upon the failure to attain the performance goals under the incentive award program. Pursuant to this program, the Committee may grant a cash bonus to any executive officer in an amount up to 30% of such executive officers’ base salary, in its sole discretion. Any such award is based upon the Committee’s evaluation of each executive officer’s respective 2008 performance. In February 2009, the Committee reviewed each executive officer’s performance. The Committee considered Lamar Advertising’s performance, which was below forecasted amounts due to the impact of the worsening economic recession on advertising sales, and the actions instituted by management in the fourth quarter of 2008 to adapt and prepare for fiscal 2009 in an unstable and uncertain economic environment.

After consideration of these factors and in line with cash bonus awards being made to Lamar Advertising’s non-executive officers, the Committee awarded discretionary bonuses equal to 80% of each officer’s respective maximum discretionary bonus. These awards resulted in cash bonuses being paid to Kevin P. Reilly Jr., Keith A. Istre and Sean E. Reilly in the amounts of $168,000, $108,000 and $120,000, respectively.

Other Compensation Components

Perquisites.  Lamar Advertising provides certain perquisites to its executive officers, including use of the Lamar Advertising’s aircraft and a company car. Lamar Advertising’s executive officers are entitled to use the company aircraft, as well as an additional aircraft that was leased by Lamar Advertising’s during fiscal 2008 for business purposes, and family members are allowed to accompany executive officers on the aircraft at the executive’s discretion. Lamar Advertising’s executive officers also have access to company aircraft for personal travel. These perquisites provide flexibility to the executives and increase travel efficiencies, allowing more productive use of executive time. More detail on these perquisites and other perquisites provided to Lamar Advertising’s executive officers may be found below in the 2008 Summary Compensation Table.

Deferred Compensation.  Lamar Advertising has a deferred compensation plan for certain officers. Under this plan, officers who meet certain years of service and other criteria are eligible to receive company contributions into their accounts in the Lamar Deferred Compensation Plan. Officers do not have the option of deferring any portion of their earned cash compensation through additional voluntary contributions to the plan. Due to the worsening economic conditions, Lamar Advertising did not contribute to any employee deferred compensation accounts for fiscal 2008 and, therefore, no contributions were made with respect to executive officers.

The deferred compensation plan is not funded by Lamar Advertising, and participants have an unsecured contractual commitment from us to pay the amounts due under the deferred compensation plan. When payments under the plan are due, the funds are distributed from Lamar Advertising’s general assets. Lamar Advertising does not offer preferential earnings on deferred compensation. Deferred compensation is intended as a long-term savings vehicle for executive officers in light of the fact that Lamar Advertising does not offer any traditional pension or defined benefit plan. The Compensation Committee does not consider deferred compensation accounts when setting executive pay levels, since this represents compensation that has previously been earned and individual accounts are a function of personal investment choices and market-based earnings.

Tax Implications

United States tax laws generally do not allow publicly-held companies to obtain tax deductions for compensation of more than one million dollars paid in any year to any of the principal executive officer and the next three highest paid executive officers (other than the principal executive officer and the principal financial officer) (each, a “covered employee”) unless the compensation is “performance-based” as defined in Internal Revenue Code Section 162(m).

Stock options granted under an equity compensation plan are performance-based compensation if (a) stockholders approve a maximum aggregate per person limit on the number of shares that may be granted each year, (b) any stock options are granted by a committee consisting solely of outside directors, and (c) the stock options have an exercise price that is not less than the fair value of common stock on the date of grant.

In the case of restricted stock, restricted stock units and unrestricted stock issuable upon achievement of performance goals, Section 162(m) requires that the general business criteria of any performance goals that are established by the Compensation Committee be approved and periodically reapproved by stockholders (generally, every five years) in order for such awards to be considered performance-based and deductible by the employer. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the Compensation Committee.

Lamar Advertising’s Compensation Committee has designed the 1996 Equity Incentive Plan with the intention of satisfying Section 162(m) with respect to stock options, incentive stock awards and incentive cash awards granted to covered employees. In making determinations with respect to specific incentive awards for covered employees, the Committee considers whether such awards will be deductible under Section 162(m) with a view to maximizing deductibility to the extent feasible and consistent with Lamar Advertising’s overall compensation goals and objectives.

Payments Upon Termination or Change-in-Control

Neither we nor Lamar Advertising have employment agreements or other agreements with any of our or its executive officers that entitle them to payments upon termination or in the event of a change in control.

Summary Compensation Table

The following table sets forth certain compensation information for Lamar Advertising’s Chief Executive Officer and each of Lamar Advertising’s other executive officers whose salary and bonus for the year ended December 31, 2008 exceeded $100,000, which are herein referred to as the Named Executive Officers.

2008 Summary Compensation Table

							Non-Equity
				Stock		Option	Incentive Plan	All Other
		Salary	Bonus	Awards		Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)		($)(1)	($)(2)	($)(3)(4)	($)

Kevin P. Reilly, Jr.	2008	700,000	168,000	—		9,068	—	92,749	969,817
President and Chief	2007	700,000	—	3,195,235	(5)	89,546	500,000	214,645	4,699,426
Executive Officer	2006	700,000	—	2,151,600	(6)	89,350	700,000	156,166	3,797,116
Keith A. Istre	2008	450,000	108,000	—		92,184	—	7,227	657,411
Treasurer and Chief	2007	450,000	—	1,948,440	(5)	89,546	312,500	62,251	2,862,737
Financial Officer	2006	450,000	—	1,271,400	(6)	89,350	437,500	62,287	2,310,537
Sean E. Reilly	2008	500,000	120,000	—		9,068	—	48,031	677,099
Chief Operating Officer	2007	500,000	—	3,195,235	(5)	89,546	312,500	104,673	4,201,954
and Vice President	2006	500,000	—	2,151,600	(6)	89,350	437,500	121,176	3,299,626

(1)	Reflects the amount recognized for financial statement reporting purposes for each year in accordance with FAS 123(R), rather than the value of the actual award when issued to the officer. For the assumptions underlying the valuation of these awards see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 27, 2009.

(2)	Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the cash incentive awards granted at the beginning of each year, earned based on performance during that fiscal year and paid in the following fiscal year. The 2008 awards are described in further detail under the heading “Performance-Based Incentive Compensation — Incentive Cash Bonus” in the Compensation Discussion and Analysis and are also reflected in the table “Grants of Plan-Based Awards” under the column “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.”

(3)	Includes $66,491, $119,462 and $53,799 for Kevin P. Reilly, Jr. and $42,052, $46,436 and $62,450 for Sean Reilly for the personal use of Lamar Advertising’s aircraft in 2008, 2007 and 2006, respectively, as further described below. The amounts included in the “All Other Compensation” column also include the following perquisites provided to Lamar Advertising’s named executive officers (except as otherwise indicated), which are valued at Lamar Advertising’s incremental cost, none of which individually exceeded $25,000: (a) personal use of a company car, (b) company-paid health insurance premiums and medical reimbursements, (c) company-paid premiums for term life insurance for Mr. Kevin P. Reilly, Jr. and (d) membership fees to a country club and an executive club for Mr. Kevin P. Reilly, Jr. Executives also have access to a country club at which Lamar Advertising has a membership, but the executives pay all fees related to such personal use, resulting in no additional incremental cost to Lamar Advertising.

Lamar Advertising’s incremental cost for personal use of the corporate aircraft is based on the incremental cost to Lamar Advertising calculated based on the variable costs, related to the number of flight hours used, including fuel costs, landing/ramp fees, trip-related maintenance, crew travel expenses, supplies and catering, aircraft accrual expenses per hour of flight, any customs and foreign, permit or similar fees. Our fixed costs that do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips, are excluded. The incremental cost to Lamar Advertising for personal use of a company car is calculated as a portion of the annual lease, mileage and fuel attributable to the personal use.

(4)	Also includes employer contributions under Lamar Advertising’s deferred compensation plan of $57,500 for Mr. Kevin Reilly, Jr. and $50,000 for each of Mr. Sean Reilly and Mr. Keith Istre for 2007 and 2006.

(5)	Includes the FAS 123(R) value of the shares awarded pursuant to the achievement of performance goals for fiscal 2007, which award was certified as earned by the Compensation Committee and issued on February 14, 2008. Also includes the FAS 123(R) value of the shares awarded to each named executive officer in respect of their vested options on the record date of Lamar Advertising’s special stock dividend, which shares were granted to all holders of vested options (the “special stock award”). The amount attributed with respect to the special stock award to each of Mr. Kevin P. Reilly, Jr. and Mr. Sean E. Reilly is $381,875 and the amount attributed to Mr. Keith A. Istre is $286,000.

(6)	Consists of the FAS 123(R) value of the shares awarded pursuant to the achievement of performance goals for fiscal 2006. The award was certified as earned by the Compensation Committee on February 19, 2007, which was not a trading day, and issued on February 20, 2007.

Grants of Plan-Based Awards

The following table sets forth certain compensation information for Lamar Advertising’s Chief Executive Officer and each of Lamar Advertising’s other executive officers.

								Grant Date
								Fair Value of
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Option Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	($)(3)

Kevin P. Reilly, Jr.	3/20/08	160,000	400,000	800,000	17,600	44,000	44,000	—
Keith A. Istre	3/20/08	100,000	250,000	500,000	10,400	26,000	26,000	—
Sean E. Reilly	3/20/08	100,000	250,000	500,000	17,600	44,000	44,000	—

(1)	Represents the potential cash bonus granted under Lamar Advertising’s Incentive Plan that could be earned by achieving defined performance goals.

(2)	These awards constitute potential shares of Lamar Advertising’s Class A common stock issuable upon achievement of defined performance goals under Lamar Advertising’s Incentive Plan.

(3)	Reflects the amount recognized for financial statement reporting purposes for fiscal year 2008 in accordance with FAS 123(R), rather than the value of the actual award when issued to the officer. For the assumptions underlying the valuation of these awards see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 27, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain compensation information for Lamar Advertising’s Chief Executive Officer and each of Lamar Advertising’s other executive officers.

	Option Awards
	Number of Securities	Number of Securities			Option
	Underlying Unexercised	Underlying Unexercised	Option Exercise		Expiration
Name	Options (#) Exercisable	Options (#) Unexercisable	Price ($)		Date

Kevin P. Reilly, Jr.	97,500	—	26.42	(1)	9/27/11
	25,000	—	37.35	(2)	2/06/14
Keith A. Istre	15,860	—	33.38	(3)	5/28/09
	18,000	—	26.42	(1)	9/27/11
	25,000	—	37.35	(2)	2/06/14
Sean E. Reilly	97,500	—	26.42	(1)	9/27/11
	25,000	—	37.35	(2)	2/06/14

(1)	Granted on September 27, 2001. Forty percent vested upon grant and thirty percent vested on each of September 27, 2002 and 2003.

(2)	Granted on February 6, 2004. One-fifth vested upon grant and one-fifth vests on each of the next four annual anniversaries of grant.

(3)	Granted on May 28, 1999. One-fifth vested upon grant and one-fifth vested on each of the next four annual anniversaries of grant.

Option Exercises and Stock Vested

The following table sets forth certain compensation information for Lamar Advertising’s Chief Executive Officer and each of Lamar Advertising’s other executive officers.

Option Exercises and Stock Vested in Fiscal Year 2008

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Kevin P. Reilly, Jr.	—	—	—	—
Keith A. Istre	34,140	$200,148	—	—
Sean E. Reilly	—	—	—	—

Non-Qualified Deferred Compensation

The following table sets forth certain compensation information for Lamar Advertising’s Chief Executive Officer and each of Lamar Advertising’s other executive officers.

	Registrant Contributions	Aggregate Earnings	Aggregate Balance
Name	in Last FY ($)	(Loss) in Last FY ($)(1)	at Last FYE ($)(2)

Kevin P. Reilly, Jr.	0	(1,123,602)	2,386,528
Keith A. Istre	0	(199,912)	384,110
Sean E. Reilly	0	(141,209)	315,695

(1)	Amounts in this column are not included in the 2008 Summary Compensation Table because they were not preferential or above market.

(2)	This column includes amounts in each named executive officer’s total deferred compensation account as of the last day of fiscal 2008, which includes (i) the following total contributions reported in each of Lamar Advertising’s previous proxies: Mr. Kevin P. Reilly, Jr.: $639,000, Mr. Keith A. Istre: $311,500 and Mr. Sean E. Reilly: $365,000 and (ii) aggregate earnings on all previously contributed amounts.

Lamar Advertising sponsors a deferred compensation plan for the benefit of certain of its board elected officers who meet specific age, years of service and other criteria. Officers that have attained the age of 30, have a minimum of 10 years of service and satisfy additional eligibility guidelines are eligible for annual company contributions to the plan, depending on the employee’s length of service. Lamar Advertising’s contributions to the plan are maintained in a rabbi trust. Upon termination, death or disability, participating employees are eligible to receive an amount equal to the fair market value of the assets in the employee’s deferred compensation account either in a lump sum distribution or in twenty percent installments over a five year period. Lamar Advertising made no contributions under the deferred compensation plan to eligible employees for fiscal 2008.

Director Compensation

All of our directors are employees and receive no additional compensation for their services as directors.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 with respect to shares of Lamar Advertising’s Class A Common Stock that may be issued under its existing compensation plans.

(c) Number of Securities
Remaining Available for
	(a) Number of Securities		(b) Weighted-Average		Future Issuance Under Equity
	to be Issued Upon		Exercise Price of		Compensation Plans
	Exercise of Outstanding		Outstanding Options,		(Excluding Securities
Plan Category	Options, Warrants and Rights		Warrants and Rights		Reflected in Column (a))

Equity compensation plans approved by security holders(1)	3,384,207	(2)	$38.12	(3)	621,322	(4)(5)
Equity compensation plans not approved by security holders	n/a		n/a		n/a
Total	3,384,207		$38.12		621,322

(1)	Consists of the 1996 Equity Incentive Plan and 2000 Employee Stock Purchase Plan.

(2)	Includes shares issuable upon achievement of outstanding performance-based awards under Lamar Advertising’s 1996 Equity Incentive Plan. Does not include purchase rights accruing under the 2000 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(3)	Does not take into account shares issuable upon achievement of outstanding performance-based awards, which will be issued for no consideration.

(4)	Includes shares available for future issuance under the 2000 Employee Stock Purchase Plan. Under the evergreen formula of this plan, on the first day of each fiscal year beginning with 2001, the aggregate number of shares that may be purchased through the exercise of rights granted under the plan is increased by the lesser of (a) 500,000 shares, (b) one-tenth of one percent of the total number of shares of Class A Common Stock outstanding on the last day of the preceding fiscal year, and (c) a lesser amount determined by the board of directors. No shares were added to the plan pursuant to the evergreen formula in 2008 and, as of December 31, 2008, a total of 424,022 shares have been added to the 2000 Employee Stock Purchase Plan.

(5)	In addition to stock option awards, the 1996 Equity Incentive Plan, as currently in effect, provides for the issuance of restricted stock, unrestricted stock and stock appreciation rights.

PRINCIPAL STOCKHOLDERS

We are a wholly owned subsidiary of Lamar Advertising Company, which owns all 100 shares of our outstanding common stock.

Lamar Advertising Company Common Stock

The following table sets forth certain information known to us as of April 2, 2009 with respect to the shares of Lamar Advertising’s Class A and Class B Common Stock that are beneficially owned as of that date by: (i) each of Lamar Advertising’s directors; (ii) each of Lamar Advertising’s executive officers; (iii) all of Lamar Advertising’s directors and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of Lamar Advertising’s Class A or Class B Common Stock. Lamar Advertising’s Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis. Except as otherwise indicated, we believe each beneficial owner named below has sole voting and sole investment power with respect to all shares beneficially owned by that holder.

		No. of Shares		Percent of
Beneficial Owner	Title of Class	Owned		Class

Directors, Nominees for Director and Executive Officers
Kevin P. Reilly, Jr.	Class A	323,838	(1)	*
	Class B(2)	11,362,250	(3)(4)	74.89	%(5)
Sean E. Reilly	Class A	122,500	(6)	*
	Class B(2)	10,557,835	(3)	69.58	%(7)
Anna Reilly	Class A	12,723		*
	Class B(2)	10,540,280	(3)(8)	69.47	%(9)
Wendell Reilly	Class A	230,379	(10)	*
	Class B(2)	9,712,500	(3)(11)	64.01	%(12)
Keith A. Istre	Class A	79,720	(13)	*
Stephen P. Mumblow	Class A	34,624	(14)	*
John Maxwell Hamilton	Class A	36,836	(15)	*
Thomas V. Reifenheiser	Class A	36,441	(16)	*
Edward H. McDermott	Class A	18,640,071	(17)	*
John E. Koerner, III	Class A	1,162		*
All Current Directors and Executive Officers as a Group (10 Persons)	Class A & B	34,691,177	(18)	37.68	%(19)
Five Percent Stockholders
The Reilly Family Limited Partnership	Class B(2)	9,000,000		59.32	%(20)
SPO Advisory Corp.	Class A	18,638,700	(21)	24.36%
591 Redwood Highway, Suite 3215 Mill Valley, CA 94941
T. Rowe Price Associates, Inc.	Class A	14,231,706	(22)	18.58%
100 E. Pratt Street Baltimore, MD 21202
Janus Capital Management LLC	Class A	9,020,501	(23)	11.73%
151 Detroit Street Denver, CO 80206
Baron Capital Group, Inc.	Class A	8,551,825	(24)	11.18%
767 Fifth Avenue New York, NY 10153

*	Less than 1%.

(1)	Includes 122,500 shares subject to stock options exercisable within 60 days of April 2, 2009.

(2)	Upon the sale of any shares of Class B Common Stock to a person other than to a Permitted Transferee, such shares will automatically convert into shares of Class A Common Stock. Permitted Transferees include (i) Kevin P. Reilly, Sr.; (ii) a descendant of Kevin P. Reilly, Sr.; (iii) a spouse or surviving spouse (even if remarried) of any individual named or described in (i) or (ii) above; (iv) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (i), (ii), and (iii) above; and (v) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (i), (ii), (iii), and (iv) above. Except for voting rights, the Class A and Class B Common Stock are substantially identical. The holders of Class A Common Stock and Class B Common Stock vote together as a single class (except as may otherwise be required by Delaware law), with the holders of Class A Common Stock entitled to one vote per share and the holders of Class B Common Stock entitled to ten votes per share on all matters on which the holders of common stock are entitled to vote.

(3)	Includes 9,000,000 shares held by the Reilly Family Limited Partnership (the “RFLP”), of which Kevin P. Reilly, Jr. is the managing general partner. Kevin Reilly’s three siblings, Anna Reilly (a director), Sean E. Reilly (the Chief Operating Officer and Vice President) and Wendell Reilly (a director) are the other general partners of the RFLP. The managing general partner has sole voting power over the shares held by the RFLP but dispositions of the shares require the approval of 50% of the general partnership interests of the RFLP. Anna Reilly, Sean Reilly, and Wendell Reilly disclaim beneficial ownership in the shares held by the RFLP, except to the extent of their pecuniary interest therein.

(4)	Includes 377,474 shares held by the Kevin P. Reilly, Jr. Family Trust.

(5)	Represents 12.39% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(6)	Reflects 122,500 shares subject to stock options exercisable within 60 days of April 2, 2009.

(7)	Represents 11.52% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(8)	Includes 1,540,280 shares owned jointly by Anna Reilly and her spouse.

(9)	Represents 11.50% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(10)	Includes (i) 104,171 shares held in trusts of which Wendell Reilly is the trustee and (ii) 126,208 shares pledged pursuant to letter of credit facilities.

(11)	Includes (i) 200,000 shares held in a trust of which Wendell Reilly is the trustee and (ii) 512,500 shares pledged pursuant to letter of credit facilities.

(12)	Represents 10.59% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(13)	Includes 43,000 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 2, 2009.

(14)	Includes 30,000 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 2, 2009.

(15)	Includes 30,000 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 2, 2009, and 6,403 shares owned jointly with his spouse.

(16)	Includes 30,000 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 2, 2009.

(17)	Includes 17,902,984 shares of the issuer’s common stock that are owned directly by SPO Partners II, L.P. (“SPO Partners”), and may be deemed to be indirectly beneficially owned by (i) SPO Advisory Partners, L.P. (“SPO Advisory”), the sole general partner of SPO Partners, (ii) SPO Advisory Corp. (“SPO Corp.”), the sole general partner of SPO Advisory, and (iii) John H. Scully (“JHS”), William E. Oberndorf (“WEO”), William J. Patterson (“WJP”) and Edward H. McDermott (“EHM”), the four controlling persons of SPO Corp. Additionally, 735,730 shares of the issuer’s common stock are owned directly by

San Francisco Partners II, L.P. (“SF Partners”), and may be deemed to be indirectly beneficially by San Francisco Partners II, L.P. (“SF Partners”) and may be deemed to be indirectly beneficially owned by (i) SF Advisory Partners, L.P. (“SF Advisory”), the sole general partners of SF Partners, (ii) SPO Corp., the sole general partner of SF Advisory, and (iii) JHS, WEO, WJP and EHM, the four controlling persons of SPO Corp.

(18)	See Notes 1, 3, 4, 6, 8, 10, 11 and 13-17.

(19)	Assumes the conversion of all shares of Class B Common Stock into shares of Class A Common Stock.

(20)	Represents 9.82% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(21)	Consists of 17,902,984 shares of the issuer’s common stock that are owned directly by SPO Partners II, L.P. (“SPO Partners”), and may be deemed to be indirectly beneficially owned by (i) SPO Advisory Partners, L.P. (“SPO Advisory”), the sole general partner of SPO Partners, (ii) SPO Advisory Corp. (“SPO Corp.”), the sole general partner of SPO Advisory, and (iii) John H. Scully (“JHS”), William E. Oberndorf (“WEO”), William J. Patterson (“WJP”) and Edward H. McDermott (“EHM”), the four controlling persons of SPO Corp. Additionally, 735,730 shares of the issuer’s common stock are owned directly by San Francisco Partners II, L.P. (“SF Partners”), and may be deemed to be indirectly beneficially by San Francisco Partners II, L.P. (“SF Partners”) and may be deemed to be indirectly beneficially owned by (i) SF Advisory Partners, L.P. (“SF Advisory”), the sole general partners of SF Partners, (ii) SPO Corp., the sole general partner of SF Advisory, and (iii) JHS, WEO, WJP and EHM, the four controlling persons of SPO Corp. Based on the Schedule 13D/A and the Form 4 filed with the SEC by the SPO Advisory Corp. on September 19, 2008.

(22)	These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202. Based on the Schedule 13G/A filed with the SEC by Price Associates for the year ended December 31, 2008.

(23)	Includes 100 shares beneficially owned by INTECH Investment Technologies LLC over which Janus Capital Management LLC shares voting and investment power. The address of Janus Capital Management LLC is 151 Detroit Street, Denver, CO 80206. Based on the Schedule 13G/A filed with the SEC by Janus Capital Management LLC for the year ended December 31, 2008.

(24)	Based on the Schedule 13G/A filed with the SEC by Baron Capital Group, Inc. for the year ended December 31, 2008.

Preferred Stock

Lamar Advertising also has outstanding 5,719.49 shares of Series AA Preferred Stock. Holders of Series AA Preferred Stock are entitled to one vote per share. The Series AA Preferred Stock is held as follows: 3,134.8 shares (54.8%) by the RFLP, of which Kevin P. Reilly, Jr. is the managing general partner and Anna Reilly, Sean E. Reilly, and Wendell Reilly are the general partners; 1,500 shares (26.2%) by Charles W. Lamar III; and 1,084.69 shares (19.0%) by Mary Lee Lamar Dixon. The aggregate outstanding Series AA Preferred Stock represents less than 1% of the capital stock of Lamar Advertising.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

Effective July 1, 1996, the Lamar Texas Limited Partnership, our subsidiary, and Reilly Consulting Company, L.L.C., which Kevin P. Reilly, Sr. controls, entered into a consulting agreement, that was amended effective January 1, 2004. This consulting agreement, as amended, had a term through December 31, 2008 with automatic renewals for successive one year periods after that date unless either party provides written notice of termination to the other. The agreement, as amended, provides for an annual consulting fee of $190,000 for the five year period commencing on January 1, 2004 and an annual consulting fee of $150,000 for any subsequent one year renewal term. As of December 31, 2008, this agreement was renewed for an additional one year term at the previously agreed fee of $150,000. The agreement also contains a non-disclosure provision and a non-competition restriction that extends for two years beyond the termination of the agreement.

We also had a lease arrangement with Deanna Enterprises, LLC (formerly Reilly Enterprises, LLC), which Kevin P. Reilly, Sr. controls, for the use of an airplane. We paid approximately $59,000 in total fees under this arrangement for fiscal 2008. This agreement was cancelled as of December 31, 2008.

Kevin P. Reilly, Sr. is the father of Kevin P. Reilly, Jr., Sean Reilly, Anna Reilly, and Wendell Reilly. Kevin P. Reilly, Jr. is Lamar Advertising’s Chairman, President, and Chief Executive Officer, Sean Reilly is Lamar Advertising’s Chief Operating Officer, and Anna Reilly, Wendell Reilly and Kevin P. Reilly, Jr. are directors of Lamar Advertising.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of Lamar Advertising currently consists of Thomas V. Reifenheiser (Chairman), John Maxwell Hamilton, and Stephen P. Mumblow. None of Lamar Advertising’s executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of Lamar Advertising’s Board of Directors or Compensation Committee.

THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer

We sold the outstanding notes on March 27, 2009 in an unregistered private placement to certain initial purchasers. As part of that offering, we entered into a registration rights agreement with the initial purchasers. Under the registration rights agreement, we agreed to file the registration statement, of which this prospectus forms a part, to offer to exchange the outstanding notes for exchange notes in an offering registered under the Securities Act. This exchange offering satisfies that obligation. We also agreed to perform other obligations under that registration rights agreement. See “Registration Rights Agreement.”

By participating in the exchange offer, holders of outstanding notes will receive exchange notes that are freely tradable and not subject to restrictions on transfer, subject to the exceptions described under “— Resale of Exchange Notes” immediately below. In addition, holders of exchange notes generally will not be entitled to additional interest.

Resale of Exchange Notes

We believe that the exchange notes issued in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by any new noteholder without compliance with the registration and prospectus delivery provisions of the Securities Act if the conditions set forth below are met. We base this belief solely on interpretations of the federal securities laws by the staff of the Division of Corporation Finance of the Commission set forth in several no-action letters issued to third parties unrelated to us. A no-action letter is a letter from the staff of the Division of Corporation Finance of the Commission responding to a request for the staff’s views as to whether it would recommend any enforcement action to the Division of Enforcement of the Commission with respect to certain actions being proposed by the party submitting the request. We have not obtained, and do not intend to obtain, our own no-action letter from the Commission regarding the resale of the exchange notes. Instead, holders will be relying on the no-action letters that the Commission has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:

•	the holder must acquire the exchange notes in the ordinary course of its business;

•	the holder must have no arrangements or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act; and

•	the holder must not be our “affiliate,” as that term is defined in Rule 405 of the Securities Act.

Each holder of outstanding notes that wishes to exchange outstanding notes for exchange notes in the exchange offer must represent to us that it satisfies all of the above listed conditions. Any holder who tenders in the exchange offer who does not satisfy all of the above listed conditions:

•	cannot rely on the position of the Commission set forth in the no-action letters referred to above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.

The Commission considers broker-dealers that acquired outstanding notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the exchange notes if they participate in the exchange offer. Consequently, these holders must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes acquired by that broker-dealer as a result of market-making activities or other trading activities must deliver a prospectus in connection with a resale of the exchange notes and provide us with a signed acknowledgement of this obligation. A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for outstanding notes where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to broker-dealers for use in connection with any resale of the exchange notes.

Except as described in the prior paragraph, holders may not use this prospectus for an offer to resell, a resale or other retransfer of exchange notes. We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Terms of the Exchange

Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, which we refer to together in this prospectus as the “exchange offer,” we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue, on or promptly after the expiration date, an aggregate principal amount of up to $350 million of exchange notes for a like principal amount of outstanding notes tendered and accepted in connection with the exchange offer. Holders may tender some or all of their outstanding notes in connection with the exchange offer, but only in integral multiples of $1,000. The exchange offer is not conditioned upon any minimum amount of outstanding notes being tendered for exchange.

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that:

•	we have registered the exchange notes under the Securities Act and therefore these notes will not bear legends restricting their transfer; and

•	specified rights under the registration rights agreement, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offer, will be limited or eliminated.

The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under the same indenture and entitled to the same benefits under that indenture as the outstanding notes being exchanged. As of the date of this prospectus, $350 million in aggregate principal amount of the outstanding notes were outstanding. Outstanding notes accepted for exchange will be retired and cancelled and will not be reissued.

In connection with the issuance of the outstanding notes, we arranged for the outstanding notes originally purchased by qualified institutional buyers to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under “— Book-Entry Transfer,” we will issue the exchange notes in the form of a global note registered in the name of DTC or its nominee, and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

Holders of outstanding notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission.

We will be considered to have accepted validly tendered outstanding notes if and when we have given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If we do not accept any tendered outstanding notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, we will return these outstanding notes, without expense, to the tendering holder as quickly as possible after the expiration date of the exchange offer.

Holders who tender outstanding notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of outstanding notes in connection with the exchange offer. We will pay all charges and expenses, other than the applicable taxes described under “— Fees and Expenses,” in connection with the exchange offer.

If we successfully complete the exchange offer, any outstanding notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of outstanding notes after the exchange offer in general will not have further rights under the registration rights agreement, including registration rights and any rights to additional interest. Holders wishing to transfer the outstanding notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration Date; Extensions; Amendments

The expiration date for the exchange offer is 5:00 p.m., New York City time, on September 9, 2009. We may extend this expiration date in our sole discretion, but in no event to a date later than October 3, 2009, unless otherwise required by applicable law. If we so extend the expiration date, the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.

We reserve the right, in our sole discretion:

•	to delay accepting any outstanding notes, for example, in order to allow for the confirmation of tendered notes or for the rectification of any irregularity or defect in the tender of outstanding notes;

•	to extend the exchange offer;

•	to terminate the exchange offer if, in our sole judgment, any of the conditions described below shall not have been satisfied; or

•	to amend the terms of the exchange offer in any manner.

We will give notice by press release or other written public announcement of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to notify the holders of outstanding notes of the amendment or waiver, and extend the offer as required by law to cause the exchange offer to remain open for at least five business days following such notice.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the Exchange Notes

Interest on the exchange notes will accrue at the rate of 9 3/4% per annum on the principal amount, payable semiannually on April 1 and October 1, beginning October 1, 2009. Interest on the exchange notes will accrue from the date of issuance of the outstanding notes or the date of the last periodic payment of interest on such outstanding notes, whichever is later.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes and we may terminate the exchange offer as provided in this prospectus, if:

•	the exchange offer, or the making of any exchange by a holder, violates, in our good faith determination, any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission;

•	any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

•	we have not obtained any governmental approval which we, in our sole discretion, exercised reasonably, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

The conditions listed above are for our sole benefit. We may assert them regardless of the circumstances giving rise to any of these conditions or waive them in our sole discretion in whole or in part. A failure on our part to exercise any of our rights under any of the conditions shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time prior to the expiration of the exchange offer. All such conditions, other than those subject to governmental approval, will be satisfied or waived prior to the expiration of the exchange offer.

If we determine in our sole discretion, exercised reasonably, that any of the events listed above has occurred, we may, subject to applicable law:

•	refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders;

•	extend the exchange offer and retain all outstanding notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these outstanding notes; or

•	waive unsatisfied conditions relating to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn.

Any determination by us concerning the above events will be final and binding.

In addition, we reserve the right in our sole discretion, exercised reasonably, to:

•	purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date; and

•	to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise.

The terms of any purchases or offers may differ from the terms of the exchange offer. Those purchases may require the consent of the lenders under our new bank credit facility.

Procedures for Tendering

Except in limited circumstances, only a Euroclear participant, Clearstream participant or DTC participant listed on a DTC securities position listing with respect to the outstanding notes may tender outstanding notes in the exchange offer. To tender outstanding notes in the exchange offer:

•	holders of outstanding notes that are DTC participants may follow the procedures for book-entry transfer as set forth under “— Book-Entry Transfer” and in the letter of transmittal; or

•	Euroclear participants and Clearstream participants on behalf of the beneficial owners of outstanding notes are required to use book-entry transfer pursuant to the standard operating procedures of Euroclear or Clearstream. These procedures include the transmission of a computer-generated message to Euroclear or Clearstream in lieu of a letter of transmittal. See the description of “agent’s message” under “— Book-Entry Transfer.”

In addition, you must comply with one of the following:

•	the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC, Euroclear or Clearstream according to their respective standard operating procedures for electronic tenders and a properly transmitted agent’s message as described below; or

•	the exchange agent must receive any corresponding certificate or certificates representing outstanding notes along with the letter of transmittal; or

•	the holder must comply with the guaranteed delivery procedures described below.

The tender by a holder of outstanding notes will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the outstanding notes held by a holder are tendered, the tendering holder should fill in the amount of outstanding notes being tendered in the specified box on the letter of transmittal. The entire amount of outstanding notes delivered or transferred to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of outstanding notes, the letter of transmittal and all other required documents or transmission of an agent’s message, as described under “— Book-Entry Transfer,” to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent prior to the expiration of the exchange offer. No letter of transmittal or outstanding notes should be sent to us, DTC, Euroclear or Clearstream. Delivery of documents to DTC, Euroclear or Clearstream in accordance with their respective procedures will not constitute delivery to the exchange agent.

Any beneficial holder whose outstanding notes are registered in the name of his or its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the beneficial holder’s behalf. If any beneficial holder wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in its name; or

•	obtain a properly completed bond power from the registered holder.

The transfer of record ownership may take considerable time and may not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal, as described in “Withdrawal of Tenders,” must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution,” within the meaning of Rule 17Ad-15 under the

Exchange Act, which we refer to in this prospectus as an “eligible institution,” unless the outstanding notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed therein, the outstanding notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the outstanding notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the outstanding notes. If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

We will determine in our sole discretion, exercised reasonably, all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered outstanding notes. We reserve the absolute right to reasonably reject any and all outstanding notes not properly tendered or any outstanding notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities as to any particular outstanding notes. Our interpretation of the form and procedures for tendering outstanding notes in the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of outstanding notes within a period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of outstanding notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of outstanding notes to have been made until these defects or irregularities have been cured or waived. The exchange agent will return any outstanding notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right, as set forth under “— Conditions to the Exchange Offer,” to terminate the exchange offer.

By tendering, each holder represents to us, among other things, that:

•	the holder acquired exchange notes pursuant to the exchange offer in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act; and

•	the holder is not our “affiliate,” as defined in Rule 405 under the Securities Act.

If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes acquired by the broker-dealer as a result of market-making activities or other trading activities, the holder must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC, Euroclear and Clearstream for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s DTC account in accordance with DTC’s Automated Tender Offer Program procedures for the transfer. Any participant in Euroclear or Clearstream may make book-entry delivery of outstanding notes by causing Euroclear or Clearstream to transfer the outstanding notes into the exchange agent’s account in accordance with established Euroclear or Clearstream procedures for transfer. The exchange of exchange notes for tendered outstanding notes will only be made after a timely confirmation of a book-entry transfer of the outstanding notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message.

The term “agent’s message” means a message, transmitted by DTC, Euroclear or Clearstream, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC, Euroclear or Clearstream has received an express acknowledgment from a participant tendering outstanding notes that the participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC, Euroclear or Clearstream participant that the representations contained in the letter of transmittal and described under “— Resale of Exchange Notes” are true and correct.

Guaranteed Delivery Procedures

The following guaranteed delivery procedures are intended for holders who wish to tender their outstanding notes but:

•	their outstanding notes are not immediately available;

•	the holders cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date; or

•	the holders cannot complete the procedure under the respective DTC, Euroclear or Clearstream standard operating procedures for electronic tenders before expiration of the exchange offer.

The conditions that must be met to tender outstanding notes through the guaranteed delivery procedures are as follows:

•	the tender must be made through an eligible institution;

•	before expiration of the exchange offer, the exchange agent must receive from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message in lieu of notice of guaranteed delivery:

•	setting forth the name and address of the holder, the certificate number or numbers of the outstanding notes tendered and the principal amount of outstanding notes tendered;

•	stating that the tender offer is being made by guaranteed delivery;

•	guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the outstanding notes tendered or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent must receive the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer;

•	upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Your tender of outstanding notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by facsimile transmission or letter, of withdrawal at the address set forth below under “Exchange Agent,” or

•	for DTC, Euroclear or Clearstream participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC, Euroclear or Clearstream.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of the outstanding notes to be withdrawn;

•	include a statement that the person is withdrawing his election to have such outstanding notes exchanged;

•	be signed by the person who tendered the outstanding notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the outstanding notes are to be re-registered, if different from that of the withdrawing holder.

If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the applicable facility. We will determine in our sole discretion, exercised reasonably, all questions as to the validity, form and eligibility, including time of receipt, for the withdrawal notices, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect to them unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following the procedures described under “— Procedures for Tendering” at any time prior to the expiration date.

Fees and Expenses

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and its related reasonable out-of-pocket expenses, including accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes. If, however:

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the outstanding notes tendered; or

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer;

then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer.

Consequences of Failures to Properly Tender Outstanding Notes in the Exchange

We will issue the exchange notes in exchange for outstanding notes under the exchange offer only after timely receipt by the exchange agent of the outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the outstanding notes desiring to tender outstanding notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of outstanding notes for exchange. Outstanding notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act. If we successfully complete the exchange offer, specified rights under the registration rights agreement, including registration rights and any right to additional interest, will be either limited or eliminated.

Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will not be required to register the remaining outstanding notes. Remaining outstanding notes will continue to be subject to the following restrictions on transfer:

•	holders may resell outstanding notes only if we register the outstanding notes under the Securities Act, if an exemption from registration is available, or if the transaction requires neither registration under nor an exemption from the requirements of the Securities Act; and

•	the remaining outstanding notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register any remaining outstanding notes under the Securities Act. To the extent that outstanding notes are tendered and accepted in connection with the exchange offer, any trading market for remaining outstanding notes could be adversely affected.

DESCRIPTION OF MATERIAL INDEBTEDNESS

The following is a description of our material indebtedness, other than the notes. The following summaries are qualified in their entirety by reference to the credit and security agreements and indentures to which each summary relates, which are included or incorporated by reference into the registration statement of which this prospectus is a part.

Senior credit facility

Our senior credit facility, for which JPMorgan Chase Bank, N.A. serves as administrative agent, consists of a $200.0 million revolving senior credit facility, a $400.0 million term loan facility (the “Term Loan”), a $300.0 million incremental loan facility and an additional $789.0 million in incremental term loans.

Incremental Term Loans

In February 2006, we and one of our subsidiaries entered into a Series A Incremental Loan Agreement and borrowed $37.0 million under the incremental term facility (the “Series A Incremental Loan”). In October 2006, we entered into a Series B Incremental Loan Agreement and borrowed $150.0 million under the incremental loan facility (the “Series B Incremental Loan”).

In December 2006, we and one of our subsidiaries entered into a Series C Incremental Loan Agreement and borrowed $20.0 million under the incremental loan facility (the “Series C Incremental Loan”), and in January 2007 we and one of our subsidiaries entered into a Series D Incremental Loan Agreement and borrowed $7.0 million under the incremental loan facility (the “Series D Incremental Loan”).

In March 2007, we entered into (i) a Series E Incremental Loan Agreement pursuant to which we borrowed $250.0 million under the incremental loan facility (the “Series E Incremental Loan”) and (ii) a Series F Incremental Loan Agreement pursuant to which we borrowed $325.0 million under the incremental loan facility (the “Series F Incremental Loan”).

In connection with the borrowing of incremental loans, we have from time to time entered into amendments to our senior credit facility to, among other things, restore the amount of the incremental loan facility to $500.0 million (which, under its original terms, would have been reduced by the issuance of the Series A, Series B, Series C, Series D, Series E and Series F Incremental Loans).

Our lenders have no obligation to make additional loans to us out of the $300.0 million remaining under our incremental loan facility, but may enter into such commitments at their sole discretion.

Reductions in Commitments; Amortization

The Term Loan and the Series A, Series B, Series C and Series D Incremental Loans began amortizing on December 31, 2007 in quarterly installments paid on each December 31, March 31, June 30 and September 30 as follows (dollars in thousands):

	Term Loan	Series A	Series B	Series C	Series D

December 31, 2007 — September 30, 2009	$5,000	$462.5	$1,875	$250	$87.5
December 31, 2009 — September 30, 2011	15,000	1,387.5	5,625	750	262.5
December 31, 2011 — September 30, 2012	60,000	5,550	22,500	3,000	1,050

The Series E Incremental Loans began amortizing on June 30, 2009 in quarterly installments paid on each June 30, September 30, December 31 and March 31 as follows (dollars in thousands):

Principal Payment Date	Principal Amount

June 30, 2009 — March 31, 2010	$3,125
June 30, 2010 — March 31, 2011	$6,250
June 30, 2011 — March 31, 2012	$9,375
June 30, 2012 — March 31, 2013	$43,750

The Series F Incremental Loans began amortizing on June 30, 2009 in quarterly installments paid on each June 30, September 30, December 31, and March 31 as follows (dollars in thousands):

Principal Payment Date	Principal Amount

June 30, 2009 — December 31, 2013	$812.5
March 31, 2014	$309,562.5

The revolving senior credit facility, the Term Loan and the Series A, Series B, Series C and Series D Incremental Loans will mature on September 28, 2012. The Series E Incremental Loans will mature on March 31, 2013, and the Series F Incremental Loans will mature on March 31, 2014.

Interest

Interest on borrowings under the facilities is calculated, at our option, at a rate equal to either of the following plus the applicable spread above such rate:

•	with respect to base rate borrowings, the “Adjusted Base Rate” which is equal to the highest of: the rate publicly announced by JPMorgan Chase Bank, N.A. as its prime lending rate, or the applicable federal funds rate, plus 0.50%, or 1.0% plus the greater of (a) 2.00% and (b) the rate at which eurodollar deposits for one month are quoted on Reuters Page LIBOR01 multiplied by the statutory reserve rate (determined based on maximum reserve percentages established by the Board of Governors of the Federal Reserve System of the United States of America); or

•	with respect to eurodollar rate borrowings, the rate at which eurodollar deposits for one, two, three or six months (as selected by us), or nine or twelve months with the consent of the lenders, are quoted on the Dow Jones Telerate Screen multiplied by the statutory reserve rate (determined based on maximum reserve percentages established by the Board of Governors of the Federal Reserve System of the United States of America).

The spread applicable to borrowings under the revolving senior credit facility, the Term Loan and the Series A, Series B, Series C, Series D and Series E Incremental Loans is determined by reference to our trailing leverage ratio (total debt to trailing four fiscal quarter EBITDA, as defined in the senior credit facility; see “— Covenants” below). Based on our trailing leverage ratio at June 30, 2009, the spread applicable to borrowings under the revolving credit facility, the Term Loan and the Series A, Series B, Series C, Series D, Series E and Series F Incremental Loans is 2.5% for base rate loans and 3.5% for eurodollar loans.

Mandatory Prepayments

We have agreed to make annual mandatory prepayments of principal under the senior credit facility based on a percentage of the excess cash flow (as defined in Amendment No. 4) for each of our fiscal years. The percentage of excess cash flow to be prepaid is determined by reference to our trailing Total Holdings Debt Ratio (total debt of Lamar Advertising and its restricted subsidiaries to trailing four fiscal quarter EBITDA). The initial percentage of excess cash flow to be prepaid is 100%.

With respect to the fiscal year ending on December 31, 2009, the excess cash flow prepayment is applied first to prepay our revolving credit facility (without reduction of commitments) up to approximately $107 million and the balance, if any, to the prepayment of the term loan facility and incremental loan facilities. For fiscal years ending on or after December 31, 2010, the excess cash flow prepayment is applied to our term loan facility and our incremental loan facilities, ratably.

As defined in Amendment No. 4, excess cash flow is, for any fiscal year, EBITDA of Lamar Advertising and its restricted subsidiaries, less the sum of: debt service for such fiscal year, unfinanced capital expenditures made during such fiscal year, tax payments made in cash during such fiscal year, amounts dividended by us to Lamar Advertising during such fiscal year to enable Lamar Advertising to make interest payments on its indebtedness, changes in working capital during such fiscal year, payments made by us from free cash flow during such fiscal year to repay certain indebtedness owed to Lamar Advertising, net reductions in the aggregate outstanding principal amount of our revolving credit facility during such fiscal year and the aggregate amount of optional prepayments of principal of our term loan facility and incremental loan facility during such fiscal year.

Guarantees; Security

Our obligations under our senior credit facility are guaranteed by Lamar Advertising and all of our restricted subsidiaries (which includes all of our existing domestic subsidiaries, except Missouri Logos, a Partnership). The guarantees are secured by a pledge of all of our capital stock and all of the capital stock of those subsidiaries.

Covenants

Under the terms of the senior credit facility, we and our restricted subsidiaries are not permitted to incur any additional indebtedness over $150 million at any one time outstanding except:

•	indebtedness created by the senior credit facility;

•	indebtedness in respect of notes issued by us so long as no default exists at the time of the issuance or would result from the issuance and the terms of the notes comply with certain conditions;

•	existing indebtedness or any extension, renewal, refunding or replacement of any existing indebtedness or indebtedness incurred by the issuance of notes as referred to in the bullet above; and

•	our indebtedness to any wholly owned subsidiary and indebtedness of any wholly owned subsidiary to us.

The senior credit facility also places certain restrictions upon our, and our restricted subsidiaries’, ability to, among other things:

•	incur liens or guarantee obligations;

•	pay dividends and make other distributions (including distributions to Lamar Advertising) during the continuance of a default;

•	make investments and enter into joint ventures or hedging agreements;

•	dispose of assets; and

•	engage in transactions with affiliates except on an arms-length basis.

Under the senior credit facility, we and our restricted subsidiaries currently cannot exceed a total holdings debt ratio, defined as total consolidated debt to EBITDA, as defined below, for the most recent four fiscal quarters, of 7.75 to 1. We and our restricted subsidiaries also currently have a senior debt ratio, defined as total senior debt to EBITDA, as defined below, for the most recent four fiscal quarters of 4.25 to 1.

The senior credit facility also requires us and our restricted subsidiaries to maintain a fixed charges coverage ratio, defined as the ratio of EBITDA, as defined below, for the most recent four fiscal quarters to (1) the total payments of principal and interest on debt for that period, plus (2) capital expenditures made during that period, plus (3) income and franchise tax payments made during that period, plus (4) dividends, distributions and payments of principal or interest to Lamar Advertising, of greater than 1.05 to 1.

As defined under the senior credit facility, EBITDA is, for any period, operating income for Lamar Media and our restricted subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before taxes, interest expense, interest in respect of mirror loan indebtedness, depreciation, amortization and any other non-cash income or charges accrued for such period and (except to the extent received or paid in cash by us or any of our restricted subsidiaries) income or loss attributable to equity in affiliates for such period) excluding any extraordinary and unusual gains or losses during such period, and excluding the proceeds of any casualty events whereby insurance or other proceeds are received and certain dispositions not in the ordinary course. Any dividend payment made by Lamar Media or any of our restricted subsidiaries to Lamar Advertising during any period to enable Lamar Advertising to pay certain qualified expenses on behalf of Lamar Media and its subsidiaries shall be treated as operating expenses of Lamar Media for the purposes of calculating EBITDA for such period. EBITDA under the senior credit facility is also adjusted to reflect certain acquisitions or dispositions as if such acquisitions or dispositions were made on the first day of such period if and to the extent such operating expenses would be deducted in the calculation of EBITDA if funded by Lamar Media or any of our restricted subsidiaries.

Change of Control

A change of control of Lamar Media constitutes an event of default, permitting the lenders to accelerate the indebtedness and terminate the senior credit facility. A change in control would occur if:

•	we cease to be a wholly owned subsidiary of Lamar Advertising;

•	Charles W. Lamar, III or Kevin P. Reilly, Sr. and their immediate family (including grandchildren) and entities under their control no longer hold sufficient voting stock of Lamar Advertising to elect at all times a majority of its board of directors;

•	anyone other than the holders specified in the preceding bullet acquire shares of Lamar Advertising representing more than 20% of the ordinary voting power or acquire control of Lamar Advertising; or

•	a majority of the seats on Lamar Advertising’s board is occupied by persons who were neither nominated by the board of directors of Lamar Advertising nor appointed by directors so nominated.

6 5/8% Senior Subordinated Notes due 2015

On August 16, 2005, we issued $400 million in aggregate principal amount of 6 5/8% Senior Subordinated Notes due 2015 under an indenture among us, as issuer, certain of our subsidiaries and The Bank of New York Trust Company N.A., as trustee. The 6 5/8% Senior Subordinated Notes due 2015 are a separate class of securities from and do not trade fungibly with the 6 5/8% Senior Subordinated Notes due 2015 — Series B that we issued on August 17, 2006 or the 6 5/8% Senior Subordinated Notes due 2015 — Series C that were issued on October 11, 2007, both of which are described below.

These notes are senior subordinated unsecured obligations that are subordinated to indebtedness under the senior credit facility and our other senior indebtedness, which will include the notes being offered hereby. They are pari passu in right of payment with our existing 7 1/4% senior subordinated notes due 2013, 6 5/8% Senior Subordinated Notes due 2015 — Series B and 6 5/8% Senior Subordinated Notes due 2015 — Series C. These notes rank senior to all of our other existing and future subordinated indebtedness. These notes bear interest at 6 5/8% per annum, payable twice a year on each February 15 and August 15.

We may redeem these notes, in whole or in part, at any time on or after August 15, 2010. If a redemption occurs before August 15, 2013, we will pay a premium on the principal amount of the notes. This premium decreases annually from approximately 3.3% for a redemption on or after August 15, 2010, to approximately 1.1% for a redemption on or after August 15, 2012 and is phased out completely on August 15, 2013.

Our obligations under these notes are guaranteed by all of our domestic subsidiaries, except Missouri Logos, a Partnership. The guarantees under these notes are subordinated in right of payment to the guarantees under our senior credit facility.

The holders of these notes may force us to immediately repay the principal on these notes, including interest to the acceleration date, if, among other things, we fail to make payments that result in an acceleration on other indebtedness under which we have at least $20 million outstanding.

The indenture places certain restrictions upon our ability, and the ability of our subsidiaries, to, among other things:

•	incur additional indebtedness;

•	issue preferred stock;

•	pay dividends or make other distributions or redeem capital stock;

•	incur liens or guarantee obligations;

•	dispose of assets; and

•	engage in transactions with affiliates except on an arms’ length basis.

Upon a “change of control” (as defined in the indenture), we will be obligated to offer to purchase all of the outstanding notes at a purchase price of 101% of the principal amount plus accrued interest, if any. In addition, if we sell certain assets, we will be obligated to offer to purchase outstanding notes with the proceeds of the asset sale at a purchase price of 100% of the principal amount plus accrued interest, if any.

6 5/8% Senior Subordinated Notes Due 2015 — Series B

On August 17, 2006, we issued $216.0 million aggregate principal amount of 6 5/8% Senior Subordinated Notes due 2015 — Series B under an indenture among us, as issuer, certain of our subsidiaries and The Bank of New York Trust Company N.A., as trustee. The 6 5/8% Senior Subordinated Notes due 2015 — Series B are a separate class of securities from and do not trade fungibly with the 6 5/8% Senior Subordinated Notes due 2015 that we issued on August 16, 2005, which are described above, or the 6 5/8% Senior Subordinated Notes due 2015 — Series C that were issued on October 11, 2007, which are described below.

These notes are senior subordinated unsecured obligations that are subordinated to indebtedness under the senior credit facility and our other senior indebtedness, which will include the notes being offered hereby. They are pari passu in right of payment with our existing 7 1/4% senior subordinated notes due 2013, 6 5/8% Senior Subordinated Notes due 2015 and 6 5/8% Senior Subordinated Notes due 2015 — Series C. These notes rank senior to all of our other existing and future subordinated indebtedness. These notes bear interest at 6 5/8% per annum, payable twice a year on each February 15 and August 15.

We may redeem these notes, in whole or in part, at any time on or after August 15, 2010. If a redemption occurs before August 15, 2013, we will pay a premium on the principal amount of the notes redeemed. This premium decreases annually from approximately 3.3% for a redemption on or after August 15, 2010, to approximately 1.1% for a redemption on or after August 15, 2012 and is phased out completely on August 15, 2013.

Our obligations under these notes are guaranteed by all of our domestic subsidiaries, except Missouri Logos, a Partnership. The guarantees under these notes are subordinated in right of payment to the guarantees under our senior credit facility.

The holders of these notes may force us to immediately repay the principal on these notes, including interest to the acceleration date, if, among other things, we fail to make payments that result in an acceleration on other indebtedness under which at least $20 million is outstanding.

The indenture places certain restrictions upon our ability, and the ability of our subsidiaries, to, among other things:

•	incur additional indebtedness;

•	issue preferred stock;

•	pay dividends or make other distributions or redeem capital stock;

•	incur liens or guarantee obligations;

•	dispose of assets; and

•	engage in transactions with affiliates except on an arms’ length basis.

Upon a “change of control” (as defined in the indenture), we will be obligated to offer to purchase all of the outstanding notes at a purchase price of 101% of the principal amount plus accrued interest, if any. In addition, if we sell certain assets, we will be obligated to offer to purchase outstanding notes with the proceeds of the asset sale at a purchase price of 100% of the principal amount plus accrued interest, if any.

6 5/8% Senior Subordinated Notes Due 2015 — Series C

On October 11, 2007, we issued $275.0 million aggregate principal amount of 6 5/8% Senior Subordinated Notes due 2015 — Series C under an indenture among us, as issuer, certain of our subsidiaries and The Bank of New York Trust Company N.A., as trustee. The 6 5/8% Senior Subordinated Notes due 2015 — Series C are a separate class of securities from and do not trade fungibly with the 6 5/8% Senior Subordinated Notes due 2015 that we issued on August 16, 2005 or the 6 5/8% Senior Subordinated Notes due 2015 — Series B that were issued on August 17, 2006, both of which are described above.

These notes are senior subordinated unsecured obligations that are subordinated to indebtedness under the senior credit facility and our other senior indebtedness, which will include the notes being offered hereby. They are pari passu in right of payment with our existing 7 1/4% senior subordinated notes due 2013, 6 5/8% Senior Subordinated Notes due 2015 and our 6 5/8% Senior Subordinated Notes due 2015 — Series B. These notes rank senior to all of our other existing and future subordinated indebtedness. These notes bear interest at 6 5/8% per annum, payable twice a year on each February 15 and August 15.

We may redeem these notes, in whole or in part, at any time on or after August 15, 2010. If a redemption occurs before August 15, 2013, we will pay a premium on the principal amount of the notes redeemed. This premium decreases annually from approximately 3.3% for a redemption on or after August 15, 2010, to approximately 1.1% for a redemption on or after August 15, 2012 and is phased out completely on August 15, 2013.

Our obligations under these notes are guaranteed by all of our domestic subsidiaries, except Missouri Logos, a Partnership. The guarantees under these notes are subordinated in right of payment to the guarantees under our senior credit facility.

The holders of these notes may force us to immediately repay the principal on these notes, including interest to the acceleration date, if, among other things, we fail to make payments that result in an acceleration on other indebtedness under which at least $20 million is outstanding.

The indenture places certain restrictions upon our ability, and the ability of our subsidiaries, to, among other things:

•	incur additional indebtedness;

•	issue preferred stock;

•	pay dividends or make other distributions or redeem capital stock;

•	incur liens or guarantee obligations;

•	dispose of assets; and

•	engage in transactions with affiliates except on an arms’ length basis.

Upon a “change of control” (as defined in the indenture), we will be obligated to offer to purchase all of the outstanding notes at a purchase price of 101% of the principal amount plus accrued interest, if any. In addition, if we sell certain assets, we will be obligated to offer to purchase outstanding notes with the proceeds of the asset sale at a purchase price of 100% of the principal amount plus accrued interest, if any.

7 1/4% Senior Subordinated Notes due 2013

On December 23, 2002, and June 12, 2003, we issued $385 million in aggregate principal amount of 7 1/4% Senior Subordinated Notes due 2013 under an indenture among us, as issuer, certain of our subsidiaries and Wachovia Bank of Delaware, National Association, as trustee.

These notes are senior subordinated unsecured obligations, which are subordinated to indebtedness under the senior credit facility and our other senior indebtedness, which will include the notes being offered hereby. They are pari passu in right of payment with our 6 5/8% senior subordinated notes due 2015, 6 5/8% Senior Subordinated Notes due 2015 — Series B and 6 5/8% Senior Subordinated Notes due 2015 — Series C. These notes rank senior to all of our other existing and future subordinated indebtedness. These notes bear interest at 7 1/4% per annum, payable twice a year on each January 1 and July 1.

We may redeem these notes, in whole or in part, at any time on or after January 1, 2008. If a redemption occurs before January 1, 2011, we will pay a premium on the principal amount of the notes. This premium decreases annually from approximately 3.6% for a redemption on or after January 1, 2008, to approximately 1.2% for a redemption on or after January 1, 2010 and is phased out completely on January 1, 2011.

Our obligations under these notes are guaranteed by all of our domestic subsidiaries, except Missouri Logos, a Partnership. The guarantees under these notes are subordinated in right of payment to the guarantees under our senior credit facility.

The holders of these notes may force us to immediately repay the principal on these notes, including interest to the acceleration date, if, among other things, we fail to make payments on other indebtedness under which we have at least $10 million outstanding.

The indenture places certain restrictions upon our ability, and the ability of our subsidiaries, to, among other things:

•	incur additional indebtedness;

•	issue preferred stock;

•	pay dividends or make other distributions or redeem capital stock;

•	incur liens or guarantee obligations;

•	dispose of assets; and

•	engage in transactions with affiliates except on an arms’ length basis.

Upon a “change of control” (as defined in the indenture), we will be obligated to offer to purchase all of the outstanding notes at a purchase price of 101% of the principal amount plus accrued interest, if any. In addition, if we sell certain assets, we will be obligated to offer to purchase outstanding notes with the proceeds of the asset sale at a purchase price of 100% of the principal amount plus accrued interest, if any.

9 3/4% Senior Notes due 2014

On March 27, 2009, we issued $350 million aggregate principal amount of 9 3/4% Senior Notes due 2014. The terms of these notes are substantially identical to the terms of the exchange notes offered hereby, except that the these notes were not registered under the Securities Act and are, therefore, subject to transfer restrictions. These notes also have registration rights, which the registration statement of which this prospectus is a part is being filed to satisfy, that do not apply to the exchange notes. See “Description of Exchange Notes”.

DESCRIPTION OF EXCHANGE NOTES

The exchange notes will be issued under an indenture, dated as of March 27, 2009, among Lamar Media, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. References to the “notes” include both the exchange notes and any outstanding notes that remain outstanding after completion of the exchange offer. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the indenture. The notes are subject to all such terms, and holders of the notes are referred to the indenture and the Trust Indenture Act for a statement of the terms therein. A copy of the form of indenture is available upon request to Lamar Media. The following is a summary of the material terms and provisions of the notes. A copy of the indenture is incorporated by reference into the registration statement of which this prospectus is a part. The definitions of certain capitalized terms are set forth under “— Certain Definitions” or as otherwise defined throughout this description. For purposes of this description, references to “Lamar Media,” “we,” “us,” and “our” include only Lamar Media Corp. and not its Subsidiaries and “Lamar Advertising” include only Lamar Advertising Company and not its Subsidiaries.

General

The notes will be:

•	general unsecured obligations of Lamar Media;

•	pari passu in right of payment with all existing and future senior indebtedness of Lamar Media;

•	senior in right of payment to Lamar Media’s existing 7 1/4% Senior Subordinated Notes due 2013, the 6 5/8% Senior Subordinated Notes due 2015, the 6 5/8% Senior Subordinated Notes due 2015 — Series B, the 6 5/8% Senior Subordinated Notes due 2015 — Series C and any additional future senior subordinated or subordinated Indebtedness of Lamar Media;

•	effectively subordinated to any secured Indebtedness of Lamar Media to the extent of the value of the assets securing such Indebtedness; and

•	effectively subordinated to all liabilities of the Subsidiaries of Lamar Media that are not Guarantors.

The notes will be unconditionally guaranteed by each of our existing and future domestic Restricted Subsidiaries (other than Missouri Logos, a Partnership).

The Guarantees will be:

•	general unsecured obligations of each Guarantor;

•	pari passu in right with payment to all existing and future senior indebtedness of each Guarantor;

•	senior in right of payment to each Guarantor’s guarantee of Lamar Media’s existing 7 1/4% Senior Subordinated Notes due 2013, the 6 5/8% Senior Subordinated Notes due 2015, the 6 5/8% Senior Subordinated Notes due 2015 — Series B, the 6 5/8% Senior Subordinated Notes due 2015 — Series C and any additional future senior subordinated or subordinated Indebtedness of such Guarantor;

•	effectively subordinated to any secured Indebtedness of each Guarantor to the extent of the value of the assets securing such Indebtedness.

The notes will be issued in an initial aggregate principal amount of $350,000,000 (gross proceeds of $314,926,500). We may from time to time issue additional notes pursuant to the indenture having identical terms and conditions to the notes we are currently offering (the “Additional Notes”). We will only be permitted to issue such Additional Notes if at the time of such issuance, and after giving effect thereto, we are in compliance with the covenants contained in the indenture. Any Additional Notes will be part of the same series as the notes that we are currently offering and will vote on all matters with the notes. For purposes of this “Description of Exchange Notes,” except for the covenant described under “— Certain covenants — Limitations on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries,” references to the notes include Additional Notes, if any. In addition, Lamar Media may incur additional indebtedness if at the time of such issuance, and after giving effect thereto, we are in compliance with the covenants contained in the indenture.

Maturity, Interest and Principal

The notes will mature on April 1, 2014. The notes will bear interest at a rate of 9 3/4% per year from March 27, 2009 until maturity. Interest is payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 2009, to holders of record of the notes at the close of business on the immediately preceding March 15 and September 15. The notes will not be entitled to the benefit of any mandatory sinking fund.

The notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000.

The notes are expected to be issued with original issue discount. U.S. holders of notes should be aware that they generally must include original issue discount in gross income in advance of receipt of cash attributable to that income. For more details, see “Material United States Federal Income Tax Considerations.”

Optional Redemption

Except as set forth below, the notes are not redeemable at the option of Lamar Media.

At any time prior to the Final Maturity Date, Lamar Media may redeem all or any portion of the notes outstanding at a redemption price equal to:

•	100% of the aggregate principal amount of the notes to be redeemed, together with accrued and unpaid interest to such redemption date (subject to the rights of holders of record of the notes on the relevant record date to receive payments of interest on the related interest payment date), plus

•	the Make Whole Amount.

Notwithstanding the foregoing, Lamar Media may redeem in the aggregate up to 35% of the aggregate principal amount of notes at any time and from time to time prior to April 1, 2012 at a redemption price equal to 109.75% of the aggregate principal amount so redeemed, plus accrued interest to (but not including) the redemption date, out of the Net Proceeds of one or more Equity Offerings; provided, however, that at least 65% of the aggregate principal amount of notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 120 days following the closing of any such Equity Offering.

In the event of redemption of fewer than all of the notes, the trustee shall select either pro rata or in such other manner as it shall deem fair and equitable the notes to be redeemed; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the notes for redemption shall be made by the trustee only on a pro rata basis, unless such method is otherwise prohibited. The notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days’ prior written notice, mailed by first class mail to a holder’s last address as it shall appear on the register maintained by the Registrar of the notes. On and after any redemption date, interest will cease to accrue on the notes or portions thereof called for redemption unless Lamar Media shall fail to redeem any such note.

Selection and Notice

If less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not so listed, on a pro rata basis, or by such other method as the trustee deems fair and appropriate; provided that no notes with a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, so long as we do not default in the payment of the redemption price, interest will cease to accrue on notes or portions thereof called for redemption.

Guarantees

The notes are guaranteed on a senior unsecured basis by the Guarantors.

The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor. See “Risk Factors — Federal and state statutes allow courts, under specific circumstances, to void the guarantees of the notes by our subsidiaries and require the holders of the notes to return payments received from the subsidiary guarantors.”

Upon (i) the release of all guarantees by a Guarantor of any Indebtedness of Lamar Media and the release of all Liens on the property and assets of such Guarantor securing such guarantees or (ii) the sale or disposition (whether by merger, sale of stock or otherwise) of a Guarantor (or substantially all of its assets) to an entity which is not a Subsidiary of Lamar Media which is otherwise in compliance with the indenture (and providing that the guarantee and Liens referred to in the foregoing clause (i) are also released at such time), such Guarantor shall be deemed released from all its obligations under the indenture and its Guarantee. In the event that a Restricted Subsidiary Guarantor ceases to be obligated to a Guarantor pursuant to the provisions under “— Certain Covenants — Guarantees of Certain Indebtedness,” as long as no Default or Event of Default is existing or will result therefrom, it shall be released from its obligations under the indenture and its Guarantee.

Certain Covenants

The indenture contains, among others, the following covenants:

Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries

Lamar Media will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness, and will not permit any Restricted Subsidiary to issue any Preferred Stock, unless:

(a) after giving effect to the incurrence of such Indebtedness and the issuance of any such Preferred Stock and the receipt and application of the proceeds thereof, Lamar Media’s Senior Leverage Ratio is less than 3.25 to 1; and

(b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness or the issuance of such preferred stock.

Notwithstanding the foregoing, Preferred Stock may only be issued by a Restricted Subsidiary pursuant to the preceding sentence to the extent such Restricted Subsidiary is a Guarantor.

Limitation on Restricted Payments

Lamar Media will not make, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment unless:

(a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(b) immediately after giving pro forma effect to such Restricted Payment (and the incurrence of any Indebtedness or the issuance of any Preferred Stock in connection therewith), Lamar Media’s Senior Leverage Ratio is less than 3.0 to 1; and

(c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Existing Notes Issue Date does not exceed the sum of (without duplication):

(1) 100% of Lamar Media’s Cumulative EBITDA minus 1.4 times Lamar Media’s Cumulative Consolidated Interest Expense, plus

(2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by Lamar Media, after January 1, 2001, from (a) the issue or sale of Capital Stock (other than Disqualified Capital Stock or Capital Stock of Lamar Media issued to any Subsidiary of Lamar Media) of Lamar Media or any Indebtedness or other securities of Lamar Media convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of Lamar Media which has been so converted or exercised or exchanged, as the case may be, (b) any capital contribution to Lamar Media from Lamar Advertising (except as contemplated by clause (vi) of the following paragraph) and (c) any loans made to Lamar Media by Lamar Advertising prior to the Existing Notes Issue Date upon the cancellation of such loans by Lamar Advertising, plus

(3) the net reductions in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans, partial or total releases or discharges of Guaranteed Permitted Unrestricted Subsidiary Obligations, or from designations of Unrestricted Subsidiaries as Restricted Subsidiaries, valued in each case at the fair market value thereof, not to exceed the amount of Investments previously made by Lamar Media and its Restricted Subsidiaries in such Person, plus

(4) upon the cancellation or termination of the Mirror Loan Indebtedness or conversion of the Mirror Loan Indebtedness into equity, the balance of the Mirror Loan Indebtedness so cancelled, terminated or converted, provided that if in connection therewith, Lamar Media shall receive Net Proceeds, securities or other property as described in subclauses (c)(2)(a) or (b) above, then the aggregate amount of the increase in the Restricted Payment basket under this clause (c) shall be the greater of (a) the amount provided in this subclause (4) and (b) the aggregate amount described in subclauses (c)(2)(a) or (b) above, in respect of such transaction.

For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value as determined by the board of directors reasonably and in good faith. As of June 30, 2009, the total amount available for making Restricted Payments under this clause (c) was approximately $796 million.

The provisions of this covenant shall not prohibit:

(i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the indenture; provided, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the immediately preceding paragraph, such amounts declared shall be included in the calculation but such amounts expended shall be excluded from the calculation;

(ii) the retirement of any shares of Capital Stock of Lamar Media or Indebtedness of Lamar Media subordinated or pari passu in right of payment to the notes by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of Lamar Media) of other shares of Capital Stock of Lamar Media (other than Disqualified Capital Stock); provided, however, that the amount of any such Net Proceeds that are utilized for any such retirement shall be excluded from clause (c)(2) of the immediately preceding paragraph; provided further, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to this clause (ii) shall be excluded from the calculation;

(iii) the redemption or retirement of Indebtedness of Lamar Media subordinated in right of payment to the notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (it being understood that a redemption or retirement or irrevocable deposit for redemption or retirement of Indebtedness within 45 days of such sale or incurrence shall be deemed “substantially concurrent”) of Lamar Media (other than any Indebtedness owed to a Subsidiary of Lamar Media) that is contractually subordinated in right of payment to the notes to at least the same extent as the subordinated Indebtedness being redeemed or retired and (x) has a Stated Maturity no earlier than the 91st day after the Final Maturity Date or the final maturity date of the Indebtedness being redeemed or retired, whichever is earlier and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness being redeemed or retired; provided, however, that the amount of any such Net Proceeds that are utilized for any such redemption or retirement shall be excluded from clause (c)(2) of the immediately preceding paragraph; provided further, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to this clause (iii) shall be excluded from the calculation;

(iv) the funding of loans (but not including the forgiveness of any such loan) to executive officers, directors and shareholders for relocation loans, bonus advances and other purposes consistent with past practices or the purchase, redemption or other acquisition for value of shares of Capital Stock of Lamar Advertising or Lamar Media (other than Disqualified Capital Stock) or options on such shares held by Lamar Advertising’s or Lamar Media’s or the Restricted Subsidiaries’ officers or employees or former officers or employees (or their estates or trusts or beneficiaries under their estates or trusts for the benefit of such beneficiaries) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided that the aggregate amount of any such loans funded and cash consideration paid, or distributions made, pursuant to this clause (iv) do not in any one fiscal year exceed $7 million; provided further, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to this clause (iv) shall be excluded from the calculation;

(v) the making of Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount not to exceed $30 million since the Issue Date; provided, however, that Lamar Media or the Restricted Subsidiaries may make additional Investments pursuant to this clause (v) up to an aggregate amount not to exceed $20 million if Lamar Media is able, at the time of any such Investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries” covenant; provided further, however, that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to this clause (v) shall be included in the calculation;

(vi) the payment of interest and principal on the Mirror Loan Indebtedness and/or the payment of any dividend or the making of any distribution to Lamar Advertising (including (x) distributions to Lamar Advertising of all or any portion of the net cash proceeds from this offering of the notes and (y) distributions to Lamar Advertising that are contributed as equity to Lamar Media and then applied by Lamar Media to repay principal of Mirror Loan Indebtedness) in an aggregate amount pursuant to this clause (vi) (net of any contributions to the equity of Lamar Media contemplated above) not to exceed an amount sufficient to permit Lamar Advertising to pay (and which, to the extent not contributed to the capital of Lamar Media on or prior to the date on which the Convertible Notes are no longer outstanding, are actually used by Lamar Advertising to pay) interest and principal on the Convertible Notes (including pursuant to any repurchase by Lamar Advertising of the Convertible Notes) at a price not to exceed 100% of the principal amount thereof plus accrued and unpaid interest thereon (and any fees and expenses in connection with any repurchase of the Convertible Notes); provided, however, that (x) in connection with any repayment or repurchase of any principal amount of the Convertible Notes with amounts distributed pursuant to this clause (vi) there is a corresponding reduction in the outstanding principal amount of the Mirror Loan Indebtedness and (y) in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to this clause (vi) shall be excluded from the calculation;

(vii) distributions by Lamar Media to Lamar Advertising to permit Lamar Advertising to pay obligations actually incurred by Lamar Advertising in respect of the payment of operating expenses of Lamar Media or the Restricted Subsidiaries in an aggregate amount in any fiscal year not to exceed 5% of the total operating expenses of Lamar Media and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP and Tax Payments permitted by clause (v) of the covenant described under “— Limitation on Transactions with Affiliates”; provided, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to this clause (vii) shall be excluded from the calculation;

(viii) other Restricted Payments in an aggregate amount not to exceed $500,000 in any fiscal year of Lamar Media; provided, however, that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to this clause (viii) shall be included in the calculation; and

(ix) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness that is contractually subordinated to the notes and the Guarantees in accordance with the provisions similar to those described under the captions “Change of Control” and “Limitation on Certain Asset Sales”; provided, however, that all notes tendered in connection with a Change of Control Offer or Excess Proceeds Offer, as applicable, have been repurchased, redeemed or acquired for value prior to any Restricted Payment being made pursuant to this clause (ix); provided further, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to this clause (ix) shall be excluded from the calculation.

Limitation on Layering

Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any Indebtedness of Lamar Media or any of the Subsidiary Guarantors, as the case may be, and (ii) pari passu in right of payment with the notes or any of the Guarantees, as the case may be.

Limitation on Liens

Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) to secure Indebtedness upon any Property, assets, income or profit of Lamar Media or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary (whether or not any of the foregoing is now owned or hereafter acquired) unless (i) if such Lien secures Indebtedness which is pari passu in right of payment with the notes, then the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated in right of payment to the notes, any such Lien shall be subordinated to a Lien granted to the holders of the notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the notes.

Limitation on Transactions with Affiliates

Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions with any Affiliate (an “Affiliate Transaction”) or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless the terms of such Affiliate Transaction are fair and reasonable to Lamar Media or such Restricted Subsidiary, as the case may be, or the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by Lamar Media or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $5 million Lamar Media must obtain a resolution of the board of directors approved by a majority of the members of the board of directors (and a majority of the disinterested members of the board of directors) certifying that such Affiliate Transaction complies with this “Limitation on Transactions with Affiliates” covenant. In any Affiliate Transaction (other than any transaction or series of related transactions between Lamar Media or any of the Restricted Subsidiaries and Interstate Highway Signs Corp. providing for the purchase of highway signage) with a value in excess of $20 million Lamar Media must obtain a written opinion that such Affiliate Transaction complies with this “Limitation on Transactions with Affiliates” from an independent investment banking firm of nationally recognized standing. The foregoing provisions will not apply to:

(i) any Restricted Payment that is not prohibited by the provisions described under “— Limitation on Restricted Payments” (other than those described in clause (v) of the second paragraph thereunder),

(ii) any transaction between Lamar Media and any of its Restricted Subsidiaries or between Restricted Subsidiaries,

(iii) the payment of reasonable and customary regular fees to directors of Lamar Media who are not employees of Lamar Media and any employment and consulting arrangements entered into by Lamar Media or any Restricted Subsidiary with its executives or consultants in the ordinary course of business,

(iv) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because Lamar Media or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of Lamar Media or any of its Subsidiaries other than Lamar Media or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity,

(v) for so long as Lamar Media is a member of a group filing a consolidated or combined tax return with Lamar Advertising, payments to Lamar Advertising in respect of (A) an allocable portion of the tax liabilities of such group that is attributable to Lamar Media and its Subsidiaries, taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Lamar Media and such Subsidiaries from other taxable years and (B) any cancellation of debt income in connection with any refinancing of Indebtedness of Lamar Advertising (collectively, “Tax Payments”); provided that any Tax Payments received from Lamar Media shall be paid over to the appropriate taxing authority within 30 days of Lamar Advertising’s receipt of such Tax Payments or refunded to Lamar Media, or

(vi) any employment, indemnification, severance or other agreement or transactions relating to employee benefits or benefit plans with any employee, consultant or director of Lamar Media or a Restricted Subsidiary that is entered into by Lamar Media or any of its Restricted Subsidiaries in the ordinary course of business.

Limitation on Guarantees of Certain Indebtedness

Lamar Media will not permit any of the:

(A) domestic Restricted Subsidiaries (other than the Guarantors) to: (i) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness of Lamar Media or any other Restricted Subsidiary; or (ii) pledge any intercompany notes representing obligations of any of the Restricted Subsidiaries to secure the payment of any Indebtedness of Lamar Media, or

(B) Restricted Subsidiaries that are not domestic Restricted Subsidiaries to guarantee the Senior Credit Facility,

in each case unless such Restricted Subsidiary, Lamar Media and the trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary’s Guarantee under the indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the indenture.

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions to Lamar Media or any Restricted Subsidiary on its Capital Stock;

(b) pay any Indebtedness owed to Lamar Media or any Restricted Subsidiary;

(c) make loans or advances to Lamar Media or any Restricted Subsidiary;

(d) transfer any of its properties or assets to Lamar Media or any Restricted Subsidiary;

(e) grant liens or security interests on the assets of Lamar Media or the Restricted Subsidiaries in favor of the holders of the notes; or

(f) guarantee the notes or any renewals or refinancings thereof,

in each case, except for Permitted Dividend Encumbrances.

Limitation on Certain Asset Sales

Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(i) Lamar Media or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by Lamar Media’s board of directors and evidenced by a board resolution);

(ii) not less than 75% of the consideration received by Lamar Media or such Restricted Subsidiary, as the case may be, is in the form of cash or cash equivalents (those equivalents allowed under “Temporary Cash Investments”) or Replacement Assets (as defined below); provided, however, that the amount of (x) any liabilities of Lamar Media or any Restricted Subsidiaries that are assumed by the transferee of such assets and for which Lamar Media and its Restricted Subsidiaries are released, including any such Indebtedness of a Restricted Subsidiary whose stock is purchased by the transferee and (y) any notes or other securities received by Lamar Media or any such Restricted Subsidiary which are converted into cash within 180 days after such Asset Sale (to the extent of cash received) shall be deemed to be cash for purposes of this provision; and

(iii) the Asset Sale Proceeds received by Lamar Media or such Restricted Subsidiary are applied

(a) first, to the extent Lamar Media elects, or is required, to permanently prepay, repay or purchase existing Indebtedness under the Senior Credit Facility or Purchase Money Indebtedness that ranks pari passu in right of payment with the notes solely to the extent that such Asset Sale involves property or assets securing such Purchase Money Indebtedness pursuant to a lien granted pursuant to clause (iv) of the definition of Permitted Liens within 360 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided, however, that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;

(b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent Lamar Media elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person that is, or becomes, a Subsidiary of Lamar Media or that would constitute a Permitted Investment under clause (e) of the definition thereof) used or useful in businesses similar or ancillary to the business of Lamar Media and the Restricted Subsidiaries as conducted at the time of such Asset Sale (collectively, “Replacement Assets”); provided, however, that such investment occurs and such Asset Sale Proceeds are so applied within 360 days following the receipt of such Asset Sale Proceeds (the “Reinvestment Date”); and

(c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $25 million, Lamar Media shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an “Excess Proceeds Offer”); provided, however, that Lamar Media may, at the time that it makes any such Excess Proceeds Offer, also offer to purchase, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, any Indebtedness which ranks pari passu in right of payment with the notes (a “Pari Passu Excess Proceeds Offer”) and to the extent Lamar Media so elects to make a Pari Passu Excess Proceeds Offer, notes and such pari passu Indebtedness shall be purchased pursuant to such Excess Proceeds Offer and Pari Passu Excess Proceeds Offer, respectively, on a pro rata basis based on the aggregate principal amount of such notes and pari passu Indebtedness then outstanding. To the extent that the aggregate principal amount of notes tendered pursuant to an Excess Proceeds Offer is less than the Available Asset Sale Proceeds, Lamar Media may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. To the extent that the aggregate principal amount of pari passu Indebtedness tendered pursuant to a Pari Passu Excess Proceeds Offer is less than such pari passu Indebtedness’s pro rata share of such Available Asset Sale Proceeds,

Lamar Media shall use such remaining Available Asset Sale Proceeds to purchase any notes validly tendered and not withdrawn pursuant to such Excess Proceeds Offer. If the aggregate principal amount of notes validly tendered and not withdrawn by holders thereof exceeds the Available Asset Sale Proceeds or to the extent Lamar Media elects to make a Pari Passu Excess Proceeds Offer, exceeds the notes’ pro rata share of such Available Asset Sale Proceeds, then notes to be purchased will be selected on a pro rata basis. Upon completion of such Excess Proceeds Offer, the amount of Available Asset Sale Proceeds shall be reset to zero.

If Lamar Media is required to make an Excess Proceeds Offer, Lamar Media shall mail, within 30 days following the Reinvestment Date, a notice to the holders stating, among other things:

(1) that such Holders have the right to require Lamar Media to apply the Available Asset Sale Proceeds to repurchase such notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase;

(2) the repurchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

(3) the instructions, determined by Lamar Media, that each Holder must follow in order to have such notes repurchased; and

(4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such notes.

Payments for Consent

Neither Lamar Media nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports to Holders

The indenture will provide that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the “Commission”), so long as any notes are outstanding, Lamar Media will furnish the holders of notes:

(a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Lamar Media were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Lamar Media and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Lamar Media’s certified independent accountants; and

(b) all current reports that would be required to be filed with the Commission on Form 8-K if Lamar Media were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations.

In addition, whether or not required by the rules and regulations of the Commission, Lamar Media will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Lamar Media has agreed that, for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.

Change of Control

Upon the occurrence of a Change of Control, Lamar Media shall be obligated to make an offer to purchase (a “Change of Control Offer”), and shall purchase, on a business day (the “Change of Control Purchase Date”) not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. Lamar Media shall be required to purchase all notes properly tendered pursuant to the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date. In order to effect such Change of Control Offer, Lamar Media shall, not later than the 30th day after the occurrence of the Change of Control, mail to each holder of notes notice of the Change of Control offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of notes must follow to accept the Change of Control Offer.

The occurrence of the events constituting a Change of Control under the indenture will result in an event of default under the Senior Credit Facility and, thereafter, the lenders will have the right to require repayment of the borrowings thereunder in full. There can be no assurance that Lamar Media will have adequate resources to repay or refinance all Indebtedness owing under the Senior Credit Facility or to fund the purchase of any notes upon a Change of Control.

In the event that a Change of Control occurs and the holders of notes exercise their right to require Lamar Media to purchase notes, if such purchase constitutes a “tender offer” for purposes of Rule 14e-1 under the Exchange Act at that time, Lamar Media will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

Limitation on Merger, Consolidation or Sale of Assets

Lamar Media will not, directly or indirectly, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any person or persons, unless at the time of and after giving effect thereto:

(a) either (i) if the transaction or series of transactions is a merger or consolidation, Lamar Media shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which Lamar Media is merged or to which the properties and assets of Lamar Media, are transferred (any such surviving person or transferee person being the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all the obligations of Lamar Media under the notes and the indenture, and, in each case, the indenture shall remain in full force and effect; and

(b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and Lamar Media or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), (a) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under “— Certain Covenants — Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries” above (assuming a market rate of interest with respect to such additional Indebtedness) or (b) would have a Leverage Ratio that is no greater than the Leverage Ratio of Lamar Media immediately prior to such transaction.

In connection with any consolidation, merger or transfer of assets contemplated by this provision, Lamar Media shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Events of Default

The following events are “Events of Default”:

(a) default in payment of any principal of, or premium, if any, on the notes;

(b) default for 30 days in payment of any interest on the notes;

(c) default by Lamar Media or any Guarantor in the observance or performance of any other covenant in the notes or the indenture for 45 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding;

(d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which Lamar Media or any Restricted Subsidiary of Lamar Media then has outstanding Indebtedness in excess of $20 million, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

(e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $20 million (not covered by insurance) shall be rendered against Lamar Media or any Restricted Subsidiary and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

(f) certain events involving bankruptcy, insolvency or reorganization of Lamar Media or any Restricted Subsidiary.

The trustee may withhold notice to the holders of the notes of any default (except in payment of principal of, premium, if any, or interest on the notes) if the trustee considers it to be in the best interest of the holders of the notes to do so.

If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the entire principal amount of all the notes then outstanding plus accrued interest to the date of acceleration, and such amounts shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes.

The holders of a majority in principal amount of the notes then outstanding shall have the right to waive any existing default or compliance with any provision of the indenture or the notes and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture. No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing Event of Default, unless the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request and provided reasonable indemnity to the trustee to institute such proceeding as a trustee, unless the trustee shall have failed to institute such proceeding within 60 days and unless the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request. However, such limitations do not apply to a suit instituted for payment on such note on or after the respective due dates expressed in such note.

Defeasance and Covenant Defeasance

Lamar Media may elect either:

(a) to defease and be discharged from any and all obligations with respect to the notes (except for the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold monies for payment in trust) (“defeasance”); or

(b) to be released from its obligations with respect to the notes under certain covenants contained in the indenture, some of which are described above under “— Certain covenants” (“covenant defeasance”), upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the indenture. Such a trust may only be established if, among other things, Lamar Media has delivered to the trustee an opinion of counsel (as specified in the indenture) (i) to the effect that neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) to the effect that holders of the notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion, in the case of legal defeasance, shall be based on either a private ruling concerning the notes or a published ruling of the Internal Revenue Service.

Modification of Indenture

From time to time, Lamar Media, the Guarantors and the trustee may, without the consent of holders of the notes, amend the indenture or the notes or supplement the indenture for certain specified purposes, including, but not limited to, providing for uncertificated notes in addition to certificated notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any holder. Lamar Media, the Guarantors and the trustee, with the consent of holders of at least a majority in principal amount of the outstanding notes, may amend the indenture or the notes, except that no such modification shall, without the consent of each holder affected thereby:

(i) reduce the amount of notes whose holders must consent to an amendment, supplement, or waiver to the indenture or the notes;

(ii) reduce the rate of or change the time for payment of interest on any note;

(iii) reduce the principal of or premium on or change the stated maturity of any note;

(iv) make any note payable in money other than that stated in the note;

(v) change the amount or time of any payment required by the notes or reduce the premium payable upon any redemption of notes, or change the time before which no such redemption may be made;

(vi) waive a default in the payment of the principal of, interest on, or redemption payment with respect to, any note;

(vii) make any change in the provisions of the indenture (a) protecting the right of each holder of a note to receive payment of principal of, premium on and interest on such note on or after the due date thereof or to bring suit to enforce such payment, (b) permitting holders of a majority in principal amount of the notes to waive any existing Default or Event of Default or compliance with any provision of the indenture or the notes, or (c) changing this clause;

(viii) amend, alter, change or modify the obligation of Lamar Media to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer after such obligation has arisen or waive any Default in the performance of any such offers or modify any of the provisions or definitions with respect to any such offers; or

(ix) take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected thereby.

Compliance Certificate

Lamar Media will deliver to the trustee on or before 90 days after the end of Lamar Media’s fiscal year and on or before 45 days after the end of each of the first, second and third fiscal quarters in each year an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

The Trustee

The trustee under the indenture will be the Registrar and Paying Agent with regard to the notes. Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Governing Law

The notes shall be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the covenants contained in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

“Adjusted Net Assets” of a Guarantor at any date means the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

“Affiliate” of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Asset Acquisition” means:

(i) an Investment by Lamar Media or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with Lamar Media or any Restricted Subsidiary; or

(ii) the acquisition by Lamar Media or any Restricted Subsidiary of assets of any Person.

“Asset Sale” means the sale, transfer or other disposition (other than to Lamar Media or any of the Restricted Subsidiaries) in any single transaction or series of related transactions having a fair market value in excess of $10 million of:

(a) any Capital Stock of or other equity interest in any Restricted Subsidiary;

(b) all or substantially all of the assets of any business owned by Lamar Media or any Restricted Subsidiary or a division, line of business or comparable business segment of Lamar Media or any Restricted Subsidiary thereof; or

(c) any other assets or property of Lamar Media or of any Restricted Subsidiary (whether real or personal property).

For purposes of this definition, the term “Asset Sale” shall not include any sale, transfer or other disposition

(i) that is governed by and made in accordance with the provisions described under “— Certain covenants — Limitation on Merger, Consolidation or Sale of Assets,”

(ii) to Lamar Media or a Restricted Subsidiary that is a Guarantor, or

(iii) involving obsolete, worn-out, excess or redundant equipment.

“Asset Sale Proceeds” means, with respect to any Asset Sale:

(i) cash received by Lamar Media or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale (including, without limitation, reasonable attorneys’ fees and expenses), and (c) deduction of appropriate amounts to be provided by Lamar Media or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by Lamar Media or such Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

(ii) promissory notes and other non-cash consideration received by Lamar Media or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

“Available Asset Sale Proceeds” means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and which have not been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c), in each case, of the first paragraph of “— Certain Covenants — Limitation on Certain Asset Sales.”

“Average Life to Stated Maturity” means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

“Capitalized Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power with respect to the total Voting Stock of Lamar Advertising; provided, however, that the Permitted Holders (i) “beneficially own” (as so defined) a lower percentage of such total voting power with respect to the Voting Stock than such other “person” or “group” and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Lamar Advertising;

(b) Lamar Media or Lamar Advertising consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any Person consolidates with, or merges with or into, Lamar Media or Lamar Advertising, as the case may be, in any such event pursuant to a transaction in which the outstanding Voting Stock of Lamar Media or Lamar Advertising, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of Lamar Media or Lamar Advertising, as the case may be, is converted into or exchanged for (1) Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by Lamar Media or Lamar Advertising, as the case may be, as a Restricted Payment under the indenture, or a combination thereof, and (ii) immediately after such transaction no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power with respect to the total Voting Stock of the surviving or transferee corporation;

(c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Lamar Advertising (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Lamar Advertising was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Lamar Advertising then in office;

(d) Lamar Media is liquidated or dissolved or adopts a plan of liquidation; or

(e) at any time, Lamar Media ceases to be a direct or indirect wholly-owned subsidiary of Lamar Advertising.

“Common Stock” of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption on an income statement for Lamar Media and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs associated with hedging obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales) but excluding interest in respect of Mirror Loan Indebtedness) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus an amount equal to the product of (a) the aggregate dividends paid on Disqualified Capital Stock during such period and (b) a fraction, the numerator of which is one and the denominator of which is one minus Lamar Media’s then effective combined tax rate, to the extent paid; provided, however, that “Consolidated Interest Expense” shall exclude the amortization of deferred financing fees and exclude any and all interest accrued or paid or payable with respect thereto.

“Consolidated Net Income” means, for any period, the aggregate of the Net Income of Lamar Media and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

(a) the Net Income of any Person (the “other Person”) in which Lamar Media or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of Lamar Media in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to Lamar Media or such Restricted Subsidiary;

(b) the Net Income of any Restricted Subsidiary (other than a Guarantor) that is subject to any restriction or limitation (assuming no waiver or satisfaction thereof shall have occurred) on the payment of dividends or the making of other distributions (other than pursuant to the notes or the indenture or under the Senior Credit Facility) shall be excluded to the extent of such restriction or limitation, except that, to the extent that any such restriction or limitation results solely from covenant limitations under any SBA Indebtedness, there shall not be deducted that portion of such Restricted Subsidiary’s Net Income which exceeds the outstanding aggregate principal amount of such SBA Indebtedness;

(c) any net gain (but not loss) resulting from an Asset Sale by Lamar Media or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded; and

(d) extraordinary gains and losses shall be excluded.

“Consolidated Net Tangible Assets” means the book value of the assets of Lamar Media and its Restricted Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with GAAP) after all applicable deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) less all liabilities (excluding liabilities in respect of Mirror Loan Indebtedness) of Lamar Media and its Restricted Subsidiaries determined in accordance with GAAP.

“Convertible Notes” means the $291,000 aggregate principal amount of 2 7/8% Convertible Notes due 2010 issued by Lamar Advertising on June 16, 2003 and the $287,209,000 aggregate principal amount of 2 7/8% Convertible Notes due 2010 — Series B issued by Lamar Advertising on July 3, 2007.

“Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense of Lamar Media from the Existing Notes Issue Date to the end of Lamar Media’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Cumulative EBITDA” means, as of any date of determination, EBITDA of Lamar Media from the Existing Notes Issue Date to the end of Lamar Media’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Default” means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

“Disqualified Capital Stock” means any Capital Stock of Lamar Media or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the notes, for cash or securities constituting Indebtedness.

“EBITDA” means, for any Person, for any period, an amount determined in accordance with GAAP equal to:

(a) the sum of, without duplication, (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) to the extent it reduces Consolidated Net Income during such period, Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, plus (vii) any reasonable fees and expenses in connection with any actual or proposed acquisition, Investment or financing to the extent such fees reduced Consolidated Net Income during such period (including as a result of the application of FASB 141R); minus

(b) all non-cash items increasing Consolidated Net Income for such period.

“Equity Offerings” means an offering by Lamar Advertising or Lamar Media of shares of its Capital Stock (however designated and whether voting or nonvoting but excluding Disqualified Capital Stock) and any and all rights, warrants or options to acquire such common stock pursuant to a registration statement registered pursuant to the Securities Act, in the case of such offerings by Lamar Advertising the proceeds of which are contributed to Lamar Media as common equity, other than (i) public offerings with respect to Capital Stock of Lamar Advertising registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of Lamar Advertising or Lamar Media.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Notes Issue Date” means December 23, 2002.

“Final Maturity Date” means the date fixed in the indenture for the final payment of principal on the notes.

“GAAP” means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

“Guarantee” means each guarantee of the notes by each Guarantor.

“Guaranteed Permitted Unrestricted Subsidiary Obligations” shall have the meaning set forth in the definition of “Investments.”

“Guarantor” means each domestic Subsidiary of Lamar Media in existence on the Issue Date (other than Missouri Logos, a Partnership) and each Subsidiary which thereafter guarantees payment of the notes pursuant to the covenant described under “— Limitation on Guarantees of Certain Indebtedness.”

“incur” means, with respect to any Indebtedness or other obligation of any Person, to directly or indirectly create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become directly or indirectly liable with respect to (including as a result of an Asset Acquisition), or otherwise become responsible for, contingently or otherwise, any Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred,” “incurrable,” and “incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

“Indebtedness” means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

(i) any Capitalized Lease Obligations of such Person;

(ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured);

(iii) guarantees of obligations of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

(iv) all obligations for the reimbursement of any obligor on any banker’s acceptance or for reimbursement of any obligor on any letter of credit with respect to drawings made thereunder and not yet reimbursed;

(v) in the case of Lamar Media, Disqualified Capital Stock of Lamar Media or any Restricted Subsidiary;

(vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP); and

(vii) the outstanding amount of any Guaranteed Permitted Unrestricted Subsidiary Obligations;

provided, however, that obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit (whether or not secured by a lien) supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as a part of a financing transaction, for the benefit of Lamar Media or any Restricted Subsidiary, shall not be considered Indebtedness for purposes of the indenture.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, provided, however, (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

“Investments” means:

(i) directly or indirectly, any advance (other than a deposit of funds in connection with an acquisition, provided that either such acquisition is consummated by or through a Restricted Subsidiary or such deposit is returned to the Person that made it), account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, or the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person; and

(ii) any Permitted Unrestricted Subsidiary Obligation to the extent it is guaranteed by Lamar Media or a Restricted Subsidiary or otherwise is recourse to or obligates Lamar Media or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof (“Guaranteed Permitted Unrestricted Subsidiary Obligations”).

Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

“Issue Date” means the date the notes are first issued by Lamar Media and authenticated by the trustee under the indenture.

“Leverage Ratio” means the ratio of (i) the sum of the aggregate outstanding amount of (x) Indebtedness of Lamar Media and the Restricted Subsidiaries (other than Mirror Loan Indebtedness) and (y) except to the extent included in the previous clause (x), the aggregate liquidation preference of any Preferred Stock of Lamar Media’s Restricted Subsidiaries as of the date of determination on a consolidated basis in accordance with GAAP to (ii) Lamar Media’s EBITDA for the four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of determination for which financial statements are available. For purposes of this definition, Lamar Media’s “EBITDA” shall be calculated on a pro forma basis after giving effect to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Lamar Media or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness and the application of Asset Sale Proceeds) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including any EBITDA associated with such Asset Acquisition and including any pro forma expense and cost reductions determined in accordance with Article 11 of Regulation S-X relating to such Asset Acquisition) occurred on the first day of the Four Quarter Period.

“Lien” means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Make Whole Amount” means, with respect to any note at any redemption date, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the principal amount of such note at the Final Maturity Date plus (2) the remaining scheduled interest payments on the notes to be redeemed (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) to the Final Maturity Date (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of the notes to be redeemed.

“Mirror Loan Indebtedness” means unsecured Indebtedness of Lamar Media to Lamar Advertising in respect of the Subordinated Note dated September 30, 2005 as such Subordinated Note may be refinanced, replaced or amended and restated.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

“Net Proceeds” means:

(a) in the case of any sale of Capital Stock of or Indebtedness by Lamar Advertising or Lamar Media, the aggregate net cash proceeds received by Lamar Media, after payment of expenses, commissions and the like incurred in connection therewith; and

(b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of Lamar Media which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to Lamar Media upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by Lamar Media in connection therewith).

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the indenture.

“Permitted Business” means any business in which Lamar Media or its Restricted Subsidiaries are engaged on the date of the indenture and any other business related, incidental, complementary or ancillary thereto, and any unrelated business to the extent that it is not material in size as compared with Lamar Media and its Restricted Subsidiaries’ business as a whole.

“Permitted Dividend Encumbrances” means encumbrances or restrictions:

(a) existing on the Issue Date;

(b) arising by reason of Acquired Indebtedness of any Restricted Subsidiary existing at the time such Person became a Restricted Subsidiary; provided, however, that such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary and are not applicable to Lamar Media or any of the other Restricted Subsidiaries;

(c) arising under Indebtedness incurred under the Senior Credit Facility;

(d) arising under Refinancing Indebtedness; provided, however, that the terms and conditions of any such restrictions are no less favorable to the holders of notes than those under the Indebtedness being refinanced;

(e) customary provisions restricting the assignment of any contract or interest of Lamar Media or any Restricted Subsidiary;

(f) existing under an agreement relating to SBA Indebtedness;

(g) existing under an agreement relating to any Permitted Lien referred to in clause (iv) of the definition of Permitted Liens; provided, however, that such encumbrance or restriction only relates to the assets or property subject to such Permitted Lien;

(h) imposed by applicable law;

(i) imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or of any assets of a Restricted Subsidiary; provided, however, such encumbrances and restrictions apply solely to such Capital Stock or assets of such Restricted Subsidiary which are the subject of such binding agreement;

(j) on cash or other deposits or net worth imposed pursuant to customer contracts entered into in the ordinary course of business;

(k) arising under Indebtedness (other than Indebtedness described in clause (b), (c), (d) or (f) above) permitted to be incurred pursuant to the indenture; provided, however, that the terms and conditions of any such encumbrances or restrictions are no more restrictive than the terms and conditions of any encumbrances or restrictions arising under the notes; and

(l) imposed with respect to the distribution or disposition of assets or property in joint venture agreements or other similar agreements entered into in the ordinary course of business.

“Permitted Holders” means (x) any of Charles Switzer, Charles W. Lamar, III, Kevin P. Reilly, Sr., members of their immediate families or any lineal descendant of any of the foregoing and the immediate families of any such lineal descendant, (y) any trust or partnership, to the extent it is for the benefit of any of the foregoing or (z) any Person or group of Persons controlled by any of the foregoing.

“Permitted Indebtedness” means:

(i) Indebtedness of Lamar Media and Restricted Subsidiaries which are Guarantors pursuant to the Senior Credit Facility in an aggregate principal amount not to exceed $1.4 billion, less the aggregate amount of all permanent repayments thereunder made in accordance with “— Limitation on Certain Asset Sales,” and guarantees of such Indebtedness by Restricted Subsidiaries that are Guarantors;

(ii) Indebtedness under the notes, the Guarantees and the Exchange Notes;

(iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of the indenture;

(iv) Indebtedness of Lamar Media to any Wholly-Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to Lamar Media or another Restricted Subsidiary;

(v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred by Lamar Media or any Restricted Subsidiary to acquire or lease property in the ordinary course of business; provided, however, that (a) the aggregate amount of such Purchase Money Indebtedness and Capital Lease Obligations outstanding at any time shall not exceed the greater of (x) 5% of Lamar Media’s Consolidated Net Tangible Assets at the time of the incurrence of any such Purchase Money Indebtedness or Capitalized Lease Obligations or (y) $50 million, and (b) in each case, such Purchase Money Indebtedness or Capitalized Lease Obligation, as the case may be, would not constitute more than 100% of the cost (determined in accordance with GAAP) of the property so purchased or leased plus reasonable fees and expenses incurred in connection therewith;

(vi) Interest Rate Agreements and any guarantees thereof;

(vii) Refinancing Indebtedness;

(viii) additional Indebtedness of Lamar Media or any Restricted Subsidiary that is a Guarantor not to exceed $50 million in principal amount outstanding at any time; and

(ix) Indebtedness of Lamar Media and the Guarantors that is contractually subordinated to the notes and the Guarantees so long as after giving effect to the incurrence of such Indebtedness and the issuance and the receipt and application of the proceeds thereof, Lamar Media’s Leverage Ratio is less than 6.50 to 1.

“Permitted Investments” means, for any Person, Investments made on or after the date of the indenture consisting of:

(a) Investments by Lamar Media or by a Restricted Subsidiary in Lamar Media or a Restricted Subsidiary which is a Guarantor;

(b) Temporary Cash Investments;

(c) Investments by Lamar Media or by a Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary which is a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Lamar Media or a Restricted Subsidiary which is a Guarantor;

(d) an Investment that is made by Lamar Media or a Restricted Subsidiary in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to Lamar Media or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under “— Limitation on Certain Asset Sales”; and

(e) Investments in Permitted Joint Ventures in an amount not to exceed $10 million.

“Permitted Joint Ventures” means a corporation, partnership or other entity (other than a Subsidiary) engaged in one or more Permitted Businesses in respect of which Lamar Media or a Restricted Subsidiary (a) beneficially owns at least 5% of the shares of Capital Stock of such entity and (b) either is a party to an agreement empowering one or more parties to such agreement (which may or may not be Lamar Media or a Subsidiary), or is a member of a group that, pursuant to the constituent documents of the applicable corporation, partnership or other entity, has the power, to direct the policies, management and affairs of such entity.

“Permitted Liens” means:

(i) Liens existing on the Issue Date;

(ii) Liens on property or assets of, or any shares of stock of, or interests in, or secured debt of, any Person existing at the time such Person becomes a Restricted Subsidiary or at the time such Person is merged into Lamar Media or any of the Restricted Subsidiaries; provided, however, that such Liens are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or merging into Lamar Media or any of the Restricted Subsidiaries;

(iii) Liens in favor of Lamar Media or any of the Restricted Subsidiaries;

(iv) Liens to secure Purchase Money indebtedness that is otherwise permitted under the indenture; provided, however, that any such Lien is created solely for the purpose of securing such Purchase Money Indebtedness and does not extend to or cover any property other than such item of property and any improvements on such item;

(v) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings;

(vi) Liens securing Indebtedness (x) permitted to be incurred by clause (i) of the definition of “Permitted Indebtedness” and (y) in excess of the amount permitted to be incurred by the foregoing subclause (x) so long as, in the case of this subclause (y), such Indebtedness (assuming any commitment therefor was fully drawn), when aggregated with the amount of Indebtedness of Lamar Media and the Guarantors which is secured by a Lien, does not cause the Secured Leverage Ratio to exceed 2.25 to 1.0 as of the last day of the most recent quarter for which internal financial statements are available on the date such Indebtedness is incurred (or commitments therefor are obtained);

(vii) Permitted Dividend Encumbrances;

(viii) Liens securing the notes and Liens securing any Guarantee;

(ix) Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Liens were not incurred in connection with, or contemplation of, such designation;

(x) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP is made therefor;

(xi) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by Lamar Media or any Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(xi) easements, rights-of-way, covenants, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

(xii) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of Lamar Media or its Restricted Subsidiaries;

(xiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements that constitute Temporary Cash Investments;

(xiv) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(xv) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(xvi) Liens securing reimbursement obligations with respect to commercial letters of credit which solely encumber goods and/or documents of title and other property relating to such letters of credit and products and proceeds thereof;

(xvii) extensions, renewals or refundings of any Liens referred to in clauses (i), (ii) and (ix) above; provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced; and

(xviii) Liens securing Indebtedness in an aggregate principal amount not to exceed $1 million outstanding at any time.

“Permitted Unrestricted Subsidiary Obligations” shall have the meaning specified in the definition of “Unrestricted Subsidiary.”

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries (Restricted Subsidiaries in the case of Lamar Media) under GAAP.

“Purchase Money Indebtedness” means any Indebtedness incurred by a Person to finance the cost (including the cost of construction or improvement and in the case of any Capitalized Lease Obligation, the lease) of any real or personal property, the principal amount of which indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Indebtedness of Lamar Media or the Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by Lamar Media or the Restricted Subsidiaries pursuant to the terms of the indenture (other than pursuant to clauses (i), (iv), (v), (vi) and (vii) of the definition of Permitted Indebtedness), but only to the extent that:

(i) the Refinancing Indebtedness is subordinated to the notes to at least the same extent, if at all, as the Indebtedness being refunded, refinanced or extended;

(ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the notes;

(iii) the portion of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the notes;

(iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of any premium required to be paid in connection with such refunding, refinancing or extension pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of Lamar Media as necessary to accomplish such refunding, refinancing or extension by means of a tender offer or privately negotiated purchase and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

(v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that Lamar Media may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Restricted Subsidiary.

“Registration Rights Agreement” means the registration rights agreement among Lamar Media, the Guarantors and the initial purchasers relating to the notes.

“Restricted Payment” means any of the following:

(i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of Lamar Media or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Lamar Media or any Restricted Subsidiary (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and (y) in the case of Restricted Subsidiaries of Lamar Media, dividends or distributions payable to Lamar Media or to a Wholly-Owned Restricted Subsidiary);

(ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Lamar Media or any of the Restricted Subsidiaries (other than Capital Stock owned by Lamar Media or a Wholly-Owned Restricted Subsidiary);

(iii) (a) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, (x) prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the notes that is outstanding on the Issue Date or any Refinancing Indebtedness that refinances such Indebtedness or (y) of Mirror Loan Indebtedness (at any time including at final maturity) except as permitted by clause (vi) of the second paragraph under “— Limitation on Restricted Payments,”;

(iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

(v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary to the extent set forth in the definition of Unrestricted Subsidiary; and

(vi) forgiveness of any Indebtedness of an Affiliate of Lamar Media (other than a Wholly-Owned Restricted Subsidiary) to Lamar Media or a Restricted Subsidiary.

For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

“Restricted Subsidiary” means a Subsidiary of Lamar Media other than an Unrestricted Subsidiary and includes all of the Subsidiaries of Lamar Media existing as of the Issue Date (other than Missouri Logos, a Partnership). The board of directors of Lamar Media may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary of Lamar Media as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), Lamar Media could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the “Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries” covenant and no Default or Event of Default shall have occurred and be continuing.

“S&P” means Standard & Poor’s Rating Service, a division of The McGraw-Hill Companies, Inc., and its successors.

“SBA Indebtedness” means Indebtedness incurred pursuant to the United States Small Business Administration Disaster Relief Loan program or any similar loan program; provided, however, that such Indebtedness shall at all times be prepayable without penalty at the option of the obligor.

“Secured Indebtedness” means any Indebtedness secured by a Lien on any assets of Lamar Media or any Subsidiary that is a Restricted Subsidiary.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) the Total Secured Debt as of such date of determination to (2) EBITDA of Lamar Media for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to each of Total Secured Debt and EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Leverage Ratio.

“Senior Credit Facility” means the Credit Agreement dated as of September 30, 2005, as amended to date, among Lamar Media, the guarantor parties thereto, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto, and one or more other financing arrangements (including, without limitation, credit facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, consolidating or otherwise restructuring (including increasing the amount of available borrowings thereunder pursuant to incremental facilities or otherwise or adding Subsidiaries of Lamar Media as additional guarantors thereunder) all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder.

“Senior Leverage Ratio” means, as of any date of determination, the ratio of (1) all Indebtedness (other than any Indebtedness that is contractually subordinated to the notes) of Lamar Media or any Restricted Subsidiary as of such date of determination, determined on a consolidated basis to (2) EBITDA of Lamar Media for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to clauses (1) and (2) above as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Leverage Ratio.

“Stated Maturity” means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

“Subsidiary” means, with respect to any Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Temporary Cash Investments” or “cash equivalents” means:

(i) United States dollars;

(ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson BankWatch Rating of “B” or better;

(iv) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

(v) commercial paper or marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case, having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition; and

(vi) money market funds at least 95% of the assets of which constitute cash equivalents of the kinds described in clauses (i) through (v) of this definition.

“Total Secured Debt” means, as of any date of determination, the aggregate principal amount of Secured Indebtedness of Lamar Media and the Guarantors (other than cash management obligations and Interest Rate Agreements to the extent permitted by the indenture) outstanding on such date, determined on a consolidated basis.

“Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to the Final Maturity Date; provided, however, that if the period from the redemption date to the Final Maturity Date is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to the Final Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of Lamar Media which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the board of directors of Lamar Media, but only so long as:

(i) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Unrestricted Subsidiary (other than obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as part of a financing transaction (collectively, “Permitted Unrestricted Subsidiary Obligations”)) (A) is guaranteed by Lamar Media or any Restricted Subsidiary, or (B) is recourse to or obligates Lamar Media or any Restricted Subsidiary of Lamar Media, directly or indirectly, contingently or otherwise, to satisfaction thereof;

(ii) such Unrestricted Subsidiary has no Indebtedness or any other obligation (other than Permitted Unrestricted Subsidiary Obligations) that, if in default in any respect (including a payment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Lamar Media or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(iii) no Default or Event of Default shall have occurred and be continuing.

Any designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed a Restricted Payment in an amount equal to the fair market value of such Subsidiary (as determined in good faith by the board of directors of Lamar Media) and any such designation shall be permitted only if it complies with the provisions of “— Limitation on Restricted Payments.” The trustee shall be given prompt notice by Lamar Media of each resolution adopted by the board of directors of Lamar Media under this provision, together with a copy of each such resolution adopted.

“U.S. Government Obligations” means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other similar governing body of such Person.

“Wholly-Owned Restricted Subsidiary” means any Restricted Subsidiary, all of the outstanding Voting Stock (other than directors’ qualifying shares) of which are owned, directly or indirectly, by Lamar Media.

REGISTRATION RIGHTS AGREEMENT

We and our subsidiary guarantors entered into a registration rights agreement with the initial purchasers on March 27, 2009 in connection with the closing of the private offering of the outstanding notes. In that agreement, we agreed for the benefit of the holders of the outstanding notes that we will use our reasonable best efforts to file with the Commission and cause to become effective a registration statement relating to an offer to exchange the notes for an issue of Commission-registered notes with terms identical to the notes (except that the exchange notes are not subject to restrictions on transfer or to any increase in annual interest rate as described below).

If applicable interpretations of the staff of the Commission do not permit us to effect the exchange offer, we are required to use our reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the notes and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(d)(1)(ii) under the Securities Act, or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold. We will, in the event of such a shelf registration, provide to each outstanding noteholder copies of the prospectus that is a part of the shelf registration statement, notify each noteholder when the shelf registration statement has become effective and take certain other actions to permit resales of the notes. A noteholder that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a noteholder (including certain indemnification obligations).

If this exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before October 3, 2009 (the “Target Registration Date”), the annual interest rate borne by the notes will be increased (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the exchange offer is completed or, if required, the shelf registration statement is declared effective up to a maximum of 1.00% per annum of additional interest.

If we effect the exchange offer, we will be entitled to close the exchange offer 20 business days after its commencement, provided that we have accepted all notes validly surrendered in accordance with the terms of the exchange offer. Notes not tendered in the exchange offer shall bear interest at the rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

The preceding is a summary of the material terms and provisions of the registration rights agreement. A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Notes

The exchange notes will be issued in the form of one or more registered notes in global form, without interest coupons, which are called the global notes.

Upon issuance, each of the global notes will be deposited with the Trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which are called DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•	ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

DTC has agreed to the above procedures to facilitate transfers of interests in the global notes among participants in its settlement systems. However, DTC is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC is at any time unwilling, unable or ineligible to continue as depositary for the global notes or ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of the date we are so informed in writing or become aware of same; or

•	an Event of Default has occurred and is continuing.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax consequences of the exchange of outstanding notes for exchange notes and of the ownership and disposition of the exchange notes. This summary is based on the Internal Revenue of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed regulations, all of which are subject to change. Any such change could be applied retroactively in a way that could cause the tax consequences to differ from the consequences described below, possibly with adverse effect. This summary applies only to persons who hold the outstanding notes and the exchange notes as capital assets within the meaning of Section 1221 of the Code (that is, for investment purposes) and does not address the tax consequences to subsequent purchasers of the notes. This summary does not discuss all aspects of United States federal income taxation that may be relevant to holders in light of their special circumstances or to holders subject to special tax rules (such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities or currencies, persons who hold the notes through a partnership or other passthrough entity, persons subject to alternative minimum tax, persons holding the notes as a part of a hedge, straddle, conversion, constructive sale or other integrated transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar or persons who have ceased to be U.S. citizens or to be taxed as resident aliens). This summary also does not discuss any tax consequences arising under the United States federal estate and gift tax laws or the law of any state, local, foreign or other taxing jurisdiction.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AND THE CONSEQUENCES OF FEDERAL ESTATE AND GIFT TAX LAWS AND THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION.

As used this summary, the term “U.S. holder” means a beneficial owner of a note that is for United States federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if a valid election is in place to treat the trust as a United States person.

As used in this summary, the term “non-U.S. holder” means a beneficial owner of a note (other than a partnership) that is not a U.S. holder.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of notes that are partnerships and partners in those partnerships are urged to consult their tax advisors regarding the United States federal income tax consequences of the exchange of outstanding notes for exchange notes and of the ownership and disposition of the exchange notes.

Tax Consequences to U.S. Holders

Exchange Offer

The exchange of the outstanding notes for the exchange notes in connection with the exchange offer will not be a taxable sale or exchange for United States federal income tax purposes. Accordingly,

•	holders will not recognize taxable gain or loss as a result of the exchange;

•	the adjusted tax basis of an exchange note immediately after the exchange will be the same as the adjusted tax basis of the outstanding note exchanged therefor immediately before the exchange;

•	the holding period of the exchange note will include the holding period of the outstanding note; and

•	any original issue discount, acquisition premium, market discount or bond premium applicable to the outstanding notes will carry over to the exchange notes.

Interest on the Notes

Stated interest on the notes will generally be taxable as ordinary interest income at the time the interest accrues or is received in accordance with a holder’s regular method of accounting for United States federal income tax purposes.

Original Issue Discount

The outstanding notes were issued with original issue discount in an amount equal to the excess of the par value of the outstanding notes over their issue price. The issue price of the outstanding notes was the first offering price to the public at which a substantial amount of the outstanding notes were sold. Because the exchange notes will be treated as a continuation of a U.S. holder’s investment in the outstanding notes, the exchange notes also will be treated as having been issued with original issue discount in an amount equal to the excess of the par value of the outstanding notes over their issue price. This original issue discount has accrued from the issue date of the outstanding notes and will continue to accrue on the notes under a constant yield method. A U.S. holder of the notes will be required to include this original issue discount in gross income as ordinary interest as it accrues in advance of receipt of the cash payments attributable to such income, regardless of the holder’s regular method of accounting.

In general, the amount of original issue discount included in income by a holder of the notes will be the sum of the daily portions of original issue discount with respect to the notes for each day during the taxable year (or portion of the taxable year) on which the holder held the notes. The daily portion of original issue discount on any notes is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period.

An accrual period may be of any length and the accrual periods may vary in length over the term of the notes, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of (x) the notes’ adjusted issue price at the beginning of such accrual period and (y) the yield to maturity of the notes (appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. The adjusted issue price of the notes at the beginning of any accrual period is the sum of the issue price of the notes plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the notes that were not qualified stated interest payments.

Under these rules, holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

If a holder acquires an exchange note (or purchased an outstanding note which such holder exchanges for an exchange note) after original issuance for an amount that is less than or equal to the note’s par value but greater than its adjusted issue price, the holder will be considered to have acquired such note at an “acquisition premium” equal in amount to the excess of the note’s cost over its adjusted issue price. Under the acquisition premium rules, the amount of original issue discount which such holder must include in income in each period with respect to the note will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period.

Market Discount

If a holder acquires an exchange note (or purchased an outstanding note which such holder exchanges for an exchange note) for an amount that is less than its adjusted issue price, the difference will be treated as “market discount” (unless such difference is less than a statutorily defined de minimis amount), and the exchange note will be subject to the market discount rules. The holder of an exchange note that is subject to the market discount rules will be required to treat any full or partial principal payment or any gain recognized on the maturity, sale or other disposition of the note as ordinary income, to the extent that such gain does not exceed the accrued market discount on the note. The amount of market discount treated as having accrued will be determined either:

•	on a straight-line basis by multiplying the market discount times a fraction, the numerator of which is the number of days the note was held by the holder and the denominator of which is the total number of days after the date such holder acquired the note up to, and including, the note’s maturity date; or

•	if the holder so elects, on the basis of a constant rate of compound interest.

The holder of an exchange note subject to the market discount rules may elect to include market discount in income currently, through the use of either the straight-line inclusion method or the elective constant interest rate method, in lieu of recharacterizing gain upon disposition as ordinary income to the extent of accrued market discount at the time of disposition. Once made, this election will apply to all debt instruments with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If an election is made to include market discount on a debt instrument in income currently, the basis of the debt instrument in the hands of the holder will be increased by the market discount thereon as it is included in income.

A holder who does not elect to include the market discount on an exchange note in income currently may be required to defer interest expense deductions for a portion of the interest paid on indebtedness incurred or continued to purchase or carry such note, until the maturity of the note, its earlier disposition in a taxable transaction or, if the holder so elects, a subsequent taxable year in which sufficient income exists with respect to the exchange note.

Amortizable Bond Premium

If a holder purchases an exchange note (or purchased an outstanding note which such holder exchanges for an exchange note) for an amount in excess of all amounts payable on the note after the purchase date, other than payments of stated interest, such holder will not be required to include in income any original issue discount with respect to the note. In addition, such holder may elect to treat the excess as amortizable bond premium. In general, a holder may elect to amortize bond premium by offsetting stated interest allocable to an accrual period with the premium allocable to that period at the time that the holder takes the interest into account under the holder’s regular method of accounting for United States federal income tax purposes. Bond premium is allocable to an accrual period on a constant yield basis. Because the exchange notes are redeemable at our option (see “Description of Exchange Notes — Optional Redemption”), special rules will apply which require a holder to determine the yield and maturity of the exchange notes for purposes of calculating and amortizing bond premium by assuming that we will exercise our option to redeem the holder’s notes in a manner that maximizes the holder’s yield. If we do not exercise our option to redeem the exchange note in the manner assumed, then solely for purposes of calculating and amortizing any remaining bond premium, the holder must treat the exchange note as retired and reissued on the deemed redemption date for its adjusted acquisition price as of that date. The adjusted acquisition price of the exchange note is the holder’s initial investment in the exchange note or the outstanding note, decreased by the amount of any payments, other than qualified stated interest payments, received with respect to such note and any bond premium previously amortized by the holder.

Once made, the election to amortize bond premium on a constant yield method applies to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held or subsequently acquired by the holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Sale, Redemption, Retirement or Other Taxable Disposition of the Notes

A holder of an exchange note will recognize gain or loss upon the sale, redemption, retirement or other taxable disposition of the note equal to the difference between (i) the amount of cash and the fair market value of any property received (except to the extent attributable to accrued interest) and (ii) the holder’s adjusted tax basis in the note. A holder’s adjusted tax basis in a note generally will equal such holder’s initial investment in the note increased by the amount of original issue discount and any accrued market discount previously included in income and decreased by the amount of any payments, other than qualified stated interest payments, received with respect to such note and any amortized bond premium. If a holder disposes of a note between interest payment dates, a portion of the amount received represents stated interest accrued to the date of disposition and must be reported as ordinary interest income, and not as proceeds from the disposition, in accordance with the holder’s regular method of accounting for federal income tax purposes as described above under “— Interest on the Notes.” Subject to the market discount rules discussed above, any gain or loss recognized by a holder on the disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period is more than one year. The exchange of the notes for the exchange notes in connection with the exchange offer will not be a taxable sale or exchange for United States federal income tax purposes.

United States Federal Income Tax Consequences to Non-U.S. Holders

The following discussion applies only to non-U.S. holders. This discussion does not address all aspects of United States federal income taxation that may be relevant to such non-U.S. holders in light of their special circumstances. For example, special rules may apply to a non-U.S. holder that is a “controlled foreign corporation” or “passive foreign investment company,” and such holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Exchange Offer

The exchange of the outstanding notes for the exchange notes in connection with the exchange offer will not be a taxable sale or exchange for United States federal income tax purposes.

Interest Payments on the Notes

Subject to the discussion below concerning effectively connected income and backup withholding, the 30% United States federal withholding tax should not apply to any payment of interest (including original issue discount) on the notes provided that: (i) the holder does not own actually or constructively 10% or more of the total combined voting power of Lamar Media Corp.; (ii) the holder is not a controlled foreign corporation related to Lamar Media Corp. through actual or constructive stock ownership; (iii) the holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and (iv) either (a) the holder provides the holder’s name and address on an IRS Form W-8BEN (or other applicable form) and certifies, under penalty of perjury that the holder is not a United States person, or (b) a financial institution holding the notes on the holder’s behalf certifies, under penalty of perjury, that it has received an IRS Form W-8BEN (or other applicable form) from the beneficial owner and provides a copy or, in the case of certain foreign intermediaries, satisfies other certification requirements under the applicable United States Treasury regulations. Special certification requirements apply to certain non-U.S. holders that are entities.

If a holder cannot satisfy the requirements described above, payments of interest made to the holder will be subject to the 30% United States federal withholding tax, unless the holder qualifies for a reduced rate of withholding under a tax treaty or the payments are exempt from withholding because they are effectively connected with the holder’s conduct of a trade or business in the United States and the holder satisfies the applicable certification and disclosure requirements. In order to claim a reduction in or exemption from the 30% withholding tax under an applicable tax treaty, a holder must provide a properly executed IRS Form W-8BEN (or a suitable substitute form). In order to claim that the interest payments are exempt from the withholding tax because they are effectively connected with the holder’s conduct of a trade or business in the United States, the holder must provide an IRS Form W-8ECI (or a suitable substitute form).

A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Redemption, Retirement or Other Taxable Disposition of the Notes

Subject to the discussion below concerning effectively connected income and backup withholding, a holder will not be subject to United States federal income tax on any gain realized on the sale, redemption, retirement or other taxable disposition of a note unless the holder is an individual who is present in the U.S. for at least 183 days during the year of disposition of the note and other conditions are satisfied. The exchange of the notes for exchange notes in connection with the exchange offer will not be a taxable sale or exchange for United States federal income tax purposes.

Effectively Connected Income

If a holder is engaged in a trade or business in the United States and the holder’s investment in a note is effectively connected with such trade or business, the holder will be exempt from the 30% withholding tax on interest (provided a certification requirement, generally on IRS Form W-8ECI, is met), but will instead generally be subject to regular United States federal income tax on a net income basis on any interest and gain with respect to the notes in the same manner as if the holder were a U.S. holder unless an applicable income tax treaty provides otherwise. In addition, if the holder is a foreign corporation, the holder may be subject to a branch profits tax of 30% (or the lower rate provided by an applicable income tax treaty) of the holder’s earnings and profits for the taxable year that are effectively connected with the holder’s conduct of a trade or business in the United States. If a holder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to United States federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States.

Information Reporting and Backup Withholding

Interest (including original issue discount) and principal on, and proceeds received from the sale of, a note generally will be reported to U.S. holders, other than certain exempt recipients, such as corporations, on Internal Revenue Service Form 1099. In addition, a backup withholding tax may apply to such payments or proceeds if the U.S. holder fails to furnish the payor with a correct taxpayer identification number or other required certification or if it has been notified by the IRS that it is subject to backup withholding for failing to report interest or dividends required to be shown on the holder’s federal income tax returns.

Interest (including original issue discount) paid to a non-U.S. holder generally must be reported annually to the holder and the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides. In general, a non-U.S. holder will not be subject to backup withholding with respect to interest or principal payments on the notes if such holder has provided the statement described above under “— United States Federal Income Tax Consequences to Non-U.S. Holders — Interest on the Notes” and the payor does not have actual knowledge or reason to know that such holder is a U.S. person. In addition, a non-U.S. holder will not be subject to backup withholding with respect to the proceeds of the sale of a note (including on redemption or retirement) made within the United States or conducted through certain United States financial intermediaries if the payor receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or such holder otherwise establishes an exemption. Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions and the procedure for obtaining such exemptions, if available.

Backup withholding is not an additional tax, and amounts withheld as backup withholding will be allowed as a refund or credit against a holder’s federal income tax liability, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for outstanding notes where the broker-dealer acquired those outstanding notes as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with those resales.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Broker-dealers may sell exchange notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes.

Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of those exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act. A profit on any resale of those exchange notes and any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes, including any broker-dealers, against specified liabilities, including liabilities under the Securities Act.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

The trustee and its affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates, for which they receive customary fees. BNY Mellon Capital Markets, LLC, one of the initial purchasers of the outstanding notes, is an affiliate of The Bank of New York Mellon Trust Company, N.A., the Trustee and exchange agent in connection with the exchange offer, and The Bank of New York Mellon, a lender under our senior credit facility.

LEGAL MATTERS

The validity of the exchange notes offered hereby will be passed upon for us by Edwards Angell Palmer & Dodge LLP, Boston, Massachusetts. Edwards Angell Palmer & Dodge LLP will deliver an opinion stating that the notes and the guarantees will be binding obligations of Lamar Media and the guarantors, respectively. In rendering its opinion, Edwards Angell Palmer & Dodge LLP will rely on the opinion of Kean, Miller, Hawthorne, D’Armond, McCowan & Jarman L.L.P. with respect to certain matters pertaining to the subsidiaries guarantees.

EXPERTS

The consolidated financial statements and schedules of Lamar Advertising Company and subsidiaries and Lamar Media Corp. and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessments of the effectiveness of internal control over financial reporting as of December 31, 2008, have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Vista Media Group, Inc. as of December 31, 2007 and December 31, 2006, and for each of the years ended December 31, 2007 and December 31, 2006 have been included herein and in the registration statement in reliance upon the reports of McGladrey and Pullen, LLP, independent registered public accounting firm, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

EXCHANGE AGENT

We have appointed The Bank of New York Mellon Trust Company, N.A. as exchange agent in connection with the exchange offer. Holders should direct letters of transmittal or notices of guaranteed delivery to the exchange agent as follows:

By Mail, Hand delivery or Overnight Courier: The Bank of New York Mellon Corporation Corporate Trust Operations 101 Barclay Street — 7 East New York, New York 10286 Attention: Randolph Holder	By Facsimile Transmission: The Bank of New York Mellon Corporation Corporate Trust Operations Attention: Randolph Holder Facsimile: (212) 298-1915

For Information or Confirmation by
Telephone:
The Bank of New York Mellon Corporation
Corporate Trust Operations
Attention: Randolph Holder
Telephone: (212) 815-5098

Delivery of a letter of transmittal to any address or facsimile number other than the one set forth above will not constitute a valid delivery.

INFORMATION AGENT

We have appointed The Altman Group, Inc. as information agent in connection with the exchange offer. Holders should direct questions and requests for assistance and additional copies of this prospectus to the information agent as follows:

The Altman Group, Inc.
1200 Wall Street West, 3rd Floor
Lyndhurst, NJ 07071
Note Holders call: 800-294-3174
Banks and Brokers call: 201-806-7300
Fax: 201-460-0050

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

For the period ended December 31, 2008:
Lamar Advertising Company and Subsidiaries
Management’s report on internal control over financial reporting	F-2
Report of independent registered public accounting firm — Internal control over financial reporting	F-3
Report of independent registered public accounting firm — Financial statements	F-4
Consolidated balance sheets as of December 31, 2008 and 2007	F-5
Consolidated statements of operations for the years ended December 31, 2008, 2007 and 2006	F-6
Consolidated statements of stockholders’ equity and comprehensive income (deficit) for the years ended December 31, 2008, 2007 and 2006	F-7
Consolidated statements of cash flows for the years ended December 31, 2008, 2007 and 2006	F-8
Notes to consolidated financial statements	F-9
Schedule 2 — Valuation and qualifying accounts for the years ended December 31, 2008, 2007 and 2006	F-36
Lamar Media Corp. and Subsidiaries
Management’s report on internal control over financial reporting	F-37
Report of independent registered public accounting firm — Internal control over financial reporting	F-38
Report of independent registered public accounting firm — Financial statements	F-39
Consolidated balance sheets as of December 31, 2008 and 2007	F-40
Consolidated statements of operations for the years ended December 31, 2008, 2007 and 2006	F-41
Consolidated statements of stockholders’ equity for the years ended December 31, 2008, 2007 and 2006	F-42
Consolidated statements of cash flows for the years ended December 31, 2008, 2007 and 2006	F-43
Notes to consolidated financial statements	F-44
Schedule 2 — Valuation and qualifying accounts for the years ended December 31, 2008, 2007 and 2006	F-50
For the period ended June 30, 2009:
Lamar Advertising Company and Subsidiaries
Condensed consolidated balance sheets as of June 30, 2009 (unaudited) and December 31, 2008	F-51
Condensed consolidated statements of operations for the three month and six month periods ended June 30, 2009 and 2008 (unaudited)	F-52
Condensed consolidated statements of cash flows for the six month periods ended June 30, 2009 and 2008 (unaudited)	F-53
Notes to condensed consolidated financial statements (unaudited)	F-54
Lamar Media Corp. and Subsidiaries
Condensed consolidated balance sheets as of June 30, 2009 (unaudited) and December 31, 2008	F-61
Condensed consolidated statements of operations for the three month and six month periods ended June 30, 2009 and 2008 (unaudited)	F-62
Condensed consolidated statements of cash flows for the six month periods ended June 30, 2009 and 2008 (unaudited)	F-63
Note to condensed consolidated financial statements (unaudited)	F-64
For the period ended December 31, 2007:
Vista Media Group, Inc.
Report of independent registered public accounting firm	F-65
Consolidated balance sheets as of March 31, 2008 (unaudited), December 31, 2007 and 2006	F-66
Consolidated statements of operations for the three months ended March 31, 2008 and 2007 (unaudited) and the years ended December 31, 2007 and 2006	F-67
Consolidated statements of stockholder’s (deficit) for the three months ended March 31, 2008 (unaudited) and the years ended December 31, 2007 and 2006	F-68
Consolidated statements of cash flows for the three months ended March 31, 2008 and 2007 (unaudited) and the years ended December 31, 2007 and 2006	F-69
Notes to consolidated financial statements	F-70
Lamar Advertising Company and Subsidiaries
Pro Forma Condensed Consolidated Statement of Earnings as of December 31, 2007	F-80
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008	F-81
Unaudited Pro Forma Condensed Consolidated Statement of Earnings as of March 31, 2008	F-82
Notes to the Condensed Consolidated Unaudited Pro Forma Income Statement	F-83

Management’s Report on Internal Control Over Financial Reporting

The management of Lamar Advertising Company is responsible for establishing and maintaining adequate internal control over financial reporting as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act.

Lamar Advertising’s management assessed the effectiveness of Lamar Advertising’s internal control over financial reporting as of December 31, 2008. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on this assessment, Lamar Advertising’s management has concluded that, as of December 31, 2008, Lamar Advertising’s internal control over financial reporting is effective based on those criteria.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Lamar Advertising Company:

We have audited Lamar Advertising Company’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Lamar Advertising Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Lamar Advertising Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Lamar Advertising Company and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008, and the financial statement schedule, and our report dated February 27, 2009 expressed an unqualified opinion on those consolidated financial statements and schedule.

/s/  KPMG LLP
KPMG LLP

Baton Rouge, Louisiana
February 27, 2009

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Lamar Advertising Company:

We have audited the accompanying consolidated balance sheets of Lamar Advertising Company and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (deficit), and cash flows for each of the years in the three-year period ended December 31, 2008. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lamar Advertising Company and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Lamar Advertising Company’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 27, 2009, expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

As discussed in Note 8 to the consolidated financial statements, the accompanying consolidated financial statements have been retrospectively adjusted for the adoption of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments that may be settled in Cash upon Conversion (Including Partial Cash Settlement)”.

/s/  KPMG LLP
KPMG LLP

Baton Rouge, Louisiana
February 27, 2009, except for Notes 1, 2, 8, 11,
19, 21 and 22 which are as of July 27, 2009

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 2008 and 2007
(In thousands, except share and per share data)

	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$14,139	$76,048
Receivables, net of allowance for doubtful accounts of $10,000 and $6,740 in 2008 and 2007	155,043	147,301
Prepaid expenses	44,377	40,657
Deferred income tax assets (note 11)	8,949	19,857
Other current assets	38,475	29,004

Total current assets	260,983	312,867

Property, plant and equipment (note 4)	2,900,970	2,686,116
Less accumulated depreciation and amortization	(1,305,937)	(1,169,152)

Net property, plant and equipment	1,595,033	1,516,964

Goodwill (note 5)	1,416,396	1,376,240
Intangible assets, net (note 5)	773,764	802,953
Deferred financing costs net of accumulated amortization of $36,670 and $31,731 at 2008 and 2007, respectively	24,372	29,164
Other assets	46,477	43,575

Total assets	$4,117,025	$4,081,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$15,108	$19,569
Current maturities of long-term debt (note 8)	58,751	31,742
Accrued expenses (note 7)	72,407	75,670
Deferred income	30,612	30,657

Total current liabilities	176,878	157,638
Long-term debt (note 8)	2,755,698	2,660,925
Deferred income tax liabilities (note 11)	134,647	148,863
Asset retirement obligation (note 9)	160,723	150,046
Other liabilities	15,354	12,926

Total liabilities	3,243,300	3,130,398

Stockholders’ equity (note 13):
Series AA preferred stock, par value $.001, $63.80 cumulative dividends, authorized 5,720 shares; 5,720 shares issued and outstanding at 2008 and 2007	—	—
Class A preferred stock, par value $638, $63.80 cumulative dividends, 10,000 shares authorized, 0 shares issued and outstanding at 2008 and 2007	—	—
Class A common stock, par value $.001, 175,000,000 shares authorized, 93,339,895 and 92,525,349 shares issued and 76,401,592 and 78,216,053 outstanding at 2008 and 2007, respectively	93	93
Class B common stock, par value $.001, 37,500,000 shares authorized, 15,172,865 shares and 15,372,865 shares are issued and outstanding at 2008 and 2007, respectively	15	15
Additional paid-in-capital	2,347,854	2,323,253
Accumulated comprehensive (deficit) income	(2,039)	9,286
Accumulated deficit	(588,834)	(591,308)
Cost of shares held in treasury, 16,938,303 shares and 14,309,296 shares in 2008 and 2007, respectively	(883,364)	(789,974)

Stockholders’ equity	873,725	951,365

Total liabilities and stockholders’ equity	$4,117,025	$4,081,763

See accompanying notes to consolidated financial statements.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Consolidated Statements of Operations
Years Ended December 31, 2008, 2007 and 2006
(In thousands, except share and per share data)

	2008	2007	2006

Net revenues	$1,198,419	$1,209,555	$1,120,091

Operating expenses (income):
Direct advertising expenses (exclusive of depreciation and amortization)	436,556	408,397	390,561
General and administrative expenses (exclusive of depreciation and amortization)	207,321	210,793	198,187
Corporate expenses (exclusive of depreciation and amortization)	50,300	59,597	50,750
Depreciation and amortization (Note 10)	331,654	306,879	301,685
Gain on disposition of assets	(7,363)	(3,914)	(10,862)

	1,018,468	981,752	930,321

Operating income	179,951	227,803	189,770
Other expense (income):
Gain on disposition of investment	(1,814)	(15,448)	—
Interest income	(1,202)	(2,598)	(1,311)
Interest expense	170,352	168,601	112,955

	167,336	150,555	111,644

Income before income tax expense	12,615	77,248	78,126
Income tax expense (note 11)	9,776	34,816	34,227

Net income	2,839	42,432	43,899
Preferred stock dividends	365	365	365

Net income applicable to common stock	$2,474	$42,067	$43,534

Earnings per share:
Basic earnings per share	$0.03	$0.43	$0.42

Diluted earnings per share	$0.03	$0.43	$0.42

Cash dividends declared per share of common stock	$—	$3.25	$—

Weighted average common shares outstanding	92,125,660	96,779,009	102,720,744
Incremental common shares from dilutive stock options	181,180	774,898	774,778
Incremental common shares from convertible debt	—	—	—

Weighted average common shares assuming dilution	92,306,840	97,553,907	103,495,522

See accompanying notes to consolidated financial statements.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Deficit)
Years Ended December 31, 2008, 2007 and 2006
(In thousands, except share per share data)

							Accumulated
	Series AA	Class A	Class A	Class B		Add’l	Comprehensive
	PREF	PREF	CMN	CMN	Treasury	Paid in	Income	Accumulated
	Stock	Stock	Stock	Stock	Stock	Capital	(Deficit)	Deficit	Total

Balance, December 31, 2005	$—	—	90	16	(25,522)	2,196,691	—	(353,793)	1,817,482
Cumulative effect due to adoption of SAB 108	—	—	—	—	—	—	—	(4,813)	(4,813)
Non-cash compensation	—	—		—	—	17,906	—	—	17,906
Exercise of 1,033,596 shares of stock options	—	—	1	—	—	32,806	—	—	32,807
Issuance of 78,889 shares of common stock through employee purchase plan	—	—	—	—	—	3,313	—	—	3,313
Conversion of 274,662 shares of Class B common stock to Class A common stock	—	—	1	(1)	—	—	—	—	—
Purchase of 6,915,980 shares of treasury stock	—	—	—	—	(373,949)	—	—	—	(373,949)
Comprehensive income:
Foreign currency translation	—	—	—	—	—	—	2,253	—	2,253
Net income	—	—	—	—	—	—		43,899	43,899

Comprehensive income	—	—	—	—	—	—	—	—	46,152
Dividends ($63.80 per preferred share)	—	—	—	—	—	—	—	(365)	(365)

Balance, December 31, 2006	$—	—	92	15	(399,471)	2,250,716	2,253	(315,072)	1,538,533
Non-cash compensation	—	—		—	—	27,488	—	—	27,488
Exercise of 311,045 shares of stock options	—	—	1	—	—	10,605	—	—	10,606
Issuance of shares of common stock through employee purchase plan	—	—	—	—	—	3,603	—	—	3,603
Dividends to Common Shareholders	—	—	—	—	—	—	—	(318,303)	(318,303)
Tax Deduction related to options exercised	—	—	—	—	—	6,698	—	—	6,698
Purchase of 6,848,546 shares of treasury stock	—	—	—	—	(390,503)	—	—	—	(390,503)
Bifurcation of 2 7/8% convertible notes	—	—	—	—	—	24,143	—	—	24,143
Comprehensive income:
Foreign currency translation	—	—	—	—	—	—	7,212	—	7,212
Change in unrealized loss on hedging transaction	—	—	—	—	—	—	(179)	—	(179)
Net income	—	—	—	—	—	—		42,432	42,432

Comprehensive income	—	—	—	—	—	—	—	—	49,465
Dividends ($63.80 per preferred share)	—	—	—	—	—	—	—	(365)	(365)

Balance, December 31, 2007	$—	—	93	15	(789,974)	2,323,253	9,286	(591,308)	951,365
Non-cash compensation	—	—	—	—	—	9,005	—	—	9,005
Exercise of 246,489 shares of stock options	—	—	—	—	—	7,802	—	—	7,802
Issuance of shares of common stock through employee purchase plan	—	—	—	—	—	3,379	—	—	3,379
Conversion of 200,000 shares of Class B common stock to Class A common stock	—	—	—	—	—	—	—	—	—
Tax Deduction related to options exercised	—	—	—	—	—	4,415	—	—	4,415
Purchase of 2,629,007 shares of treasury stock	—	—	—	—	(93,390)	—	—	—	(93,390)
Comprehensive income (deficit):
Foreign currency translation	—	—	—	—	—	—	(7,690)	—	(7,690)
Change in unrealized loss on hedging transaction, net of tax $2,398	—	—	—	—	—	—	(3,635)	—	(3,635)
Net income	—	—	—	—	—	—		2,839	2,839

Comprehensive deficit	—	—	—	—	—	—	—	—	(8,486)
Dividends ($63.80 per preferred share)	—	—	—	—	—	—	—	(365)	(365)

Balance, December 31, 2008	$—	—	93	15	(883,364)	2,347,854	(2,039)	(588,834)	873,725

See accompanying notes to consolidated financial statements.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Consolidated Statements of Cash Flows
Years Ended December 31, 2008, 2007 and 2006
(In thousands)

	2008	2007	2006

Cash flows from operating activities:
Net income	$2,839	$42,432	$43,899
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	331,654	306,879	301,685
Non-cash compensation	9,005	27,488	17,906
Amortization included in interest expense	16,137	10,741	4,793
Gain on disposition of assets and investments	(9,177)	(19,362)	(10,862)
Deferred income tax expenses	20,365	3,762	6,364
Provision for doubtful accounts	14,365	7,166	6,287
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(11,013)	(10,859)	(17,583)
Prepaid expenses	599	(4,159)	(4,780)
Other assets	2,012	(14,133)	2,145
Increase (decrease) in:
Trade accounts payable	(4,452)	5,367	837
Accrued expenses	(22,380)	(243)	11,004
Other liabilities	(3,434)	(610)	2,822

Cash flows provided by operating activities	346,520	354,469	364,517

Cash flows from investing activities:
Capital expenditures	(198,070)	(220,534)	(223,350)
Acquisitions	(249,951)	(153,593)	(227,649)
Decrease (increase) in notes receivable	267	9,420	(1,331)
Proceeds from disposition of assets	10,335	23,626	13,434

Cash flows used in investing activities	(437,419)	(341,081)	(438,896)

Cash flows from financing activities:
Net proceeds from issuance of common stock	11,182	14,208	35,236
Tax deduction from options exercised	2,156	6,698	—
Cash used for purchase of treasury shares	(93,390)	(390,503)	(373,949)
Principle payments on long-term debt	(29,412)	(107,585)	(2,303)
Debt issuance costs	(169)	(7,760)	(4,328)
Net proceeds from note offerings and new notes payable	140,000	842,887	412,682
Dividends	(365)	(318,668)	(365)

Cash flows provided by financing activities	30,002	39,277	66,973

Effect of exchange rate changes in cash and cash equivalents	(1,012)	11,587	(217)

Net increase (decrease) in cash and cash equivalents	(61,909)	64,252	(7,623)
Cash and cash equivalents at beginning of period	76,048	11,796	19,419

Cash and cash equivalents at end of period	$14,139	$76,048	$11,796

Supplemental disclosures of cash flow information:
Cash paid for interest	$149,417	$157,549	$97,711

Cash paid for state and federal income taxes	$3,933	$34,249	$28,471

See accompanying notes to consolidated financial statements.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)

(1)	Significant Accounting Policies

(a)	Nature of Business

Lamar Advertising Company (the Company) is engaged in the outdoor advertising business operating approximately 159,000 billboard advertising displays in 44 states, Canada and Puerto Rico. The Company’s operating strategy is to be the leading provider of outdoor advertising services in the markets it serves.

In addition, the Company operates a logo sign business in 19 states throughout the United States and the province of Ontario, Canada and a transit advertising business in 66 markets. Logo signs are erected pursuant to state-awarded service contracts on public rights-of-way near highway exits and deliver brand name information on available gas, food, lodging and camping services. Included in the Company’s logo sign business are tourism signing contracts. The Company provides transit advertising on bus shelters, benches and buses in the markets it serves.

The severe economic downturn that accelerated in the fourth quarter of 2008 has affected the Company as well as the advertising industry. The Company had fewer customers in the fourth quarter of 2008 which resulted in lower occupancy and a reduction in sales. While the Company anticipates this will continue into 2009, we have taken steps to reduce operating and capitalized expenditures in order to offset this potential reduction in revenue.

(b)	Principles of Consolidation

The accompanying consolidated financial statements include Lamar Advertising Company, its wholly owned subsidiary, Lamar Media Corp. (Lamar Media), and its majority-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Based upon definitions contained within SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information,” an operating segment is a component of an enterprise:

•	that engages in business activities from which it may earn revenues and incur expenses;

•	whose operating results are regularly reviewed by the enterprise’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance; and

•	for which discrete financial information is available.

We define the term ‘chief operating decision maker’ to be our executive management group, which consist of our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Currently, all operations are reviewed on a consolidated basis for budget and business plan performance by our executive management group. Additionally, operational performance at the end of each reporting period is viewed in the aggregate by our management group. Any decisions related to changes in invested capital, personnel, operational improvement or training, or to allocate other company resources are made based on the combined results.

We operate in a single operating and reporting segment, advertising. We sell advertising on billboards, buses, shelters and benches and logo plates.

(c)	Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is calculated using accelerated and straight-line methods over the estimated useful lives of the assets.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

(d)	Goodwill and Intangible Assets

Under Statement of Financial Accounting Standards (SFAS) No. 142, (SFAS No. 142) Goodwill and Other Intangibles goodwill is subject to an annual impairment test. The Company designated December 31 as the date of its annual goodwill impairment test. Impairment testing involves various estimates and assumptions, which could vary, and an analysis of relevant market data and market capitalization. The Company’s stock price has declined over the past year and macroeconomic conditions have also declined. If industry and economic conditions continue to deteriorate, the Company may be required to assess goodwill impairment before the next annual test, which could result in impairment charges.

In accordance with the standard, the Company is required to identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units. The Company is required to determine the fair value of each reporting unit and compare it to the carrying amount of the reporting unit. To the extent the carrying amount of a reporting unit exceeds the fair value of the reporting unit, the Company would be required to perform the second step of the impairment test, as this is an indication that the reporting unit goodwill may be impaired. The fair value of each reporting unit exceeded its carrying amount at its annual impairment test dates on December 31, 2008 and December 31, 2007 therefore the Company was not required to recognize an impairment loss.

Intangible assets, consisting primarily of site locations, customer lists and contracts, and non-competition agreements are amortized using the straight-line method over the assets estimated useful lives, generally from 3 to 15 years.

(e)	Impairment of Long-Lived Assets

Long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset before interest expense. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

(f)	Deferred Income

Deferred income consists principally of advertising revenue invoiced in advance and gains resulting from the sale of certain assets to related parties. Deferred advertising revenue is recognized in income as services are provided over the term of the contract. Deferred gains are recognized in income in the consolidated financial statements at the time the assets are sold to an unrelated party or otherwise disposed of.

(g)	Revenue Recognition

The Company recognizes outdoor advertising revenue, net of agency commissions, if any, on an accrual basis ratably over the term of the contracts, as services are provided. Production revenue and the related expense for the advertising copy are recognized upon completion of the sale.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

The Company engages in barter transactions where the Company trades advertising space for goods and services. The Company recognizes revenues and expenses from barter transactions at fair value which is determined based on the Company’s own historical practice of receiving cash for similar advertising space from buyers unrelated to the party in the barter transaction. The amount of revenue and expense recognized for advertising barter transactions is as follows:

	2008	2007	2006

Net revenues	$5,531	$5,369	$5,461
Direct advertising expenses	$2,996	$2,820	$2,802
General and administrative expenses	$2,643	$2,546	$2,645

(h)	Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(i)	Earnings Per Share

Earnings per share are computed in accordance with SFAS No. 128, “Earnings Per Share.” The calculation of basic earnings per share excludes any dilutive effect of stock options and convertible debt, while diluted earnings per share includes the dilutive effect of stock options and convertible debt. The number of potentially dilutive shares excluded from the calculation because of their anti-dilutive effect are 5,879,893 for the year ended December 31, 2008, 5,813,730 for the year ended December 31, 2007 and 5,581,755 for the year ended December 31, 2006.

(j)	Stock Based Compensation

Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and related interpretations, or SFAS 123(R), to account for stock-based compensation using the modified prospective transition method. SFAS 123(R) supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, or APB No. 25, and revises guidance in SFAS 123, Accounting for Stock-Based Compensation. Among other things, SFAS 123(R) requires that compensation expense be recognized in the financial statements for share-based awards based on the grant date fair value of those awards. The modified prospective transition method applies to (a) unvested stock options under our 1996 Equity Incentive Plan (1996 Plan) at December 31, 2005 and issuances under our Employee Stock Purchase Plan (ESPP) outstanding based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123, and (b) any new share-based awards granted subsequent to December 31, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). Additionally, stock-based compensation expense includes an estimate for pre-vesting forfeitures and is recognized over the requisite service periods of the awards on a straight-line basis, which is generally commensurate with the vesting term. Non-cash compensation expense recognized during the years ended December 31, 2008, 2007, and 2006 were $9,005, $27,488 and $17,906. The $9,005 expensed at year ended December 31, 2008 consists of (i) $8,027 resulting from the Company’s expensing of options under SFAS 123R, (ii) $683 related to stock grants, made under the Company’s performance-based stock incentive program in 2008 (iii) $295 related to stock awards to directors. See Note 14 for information on the assumptions we used to calculate the fair value of stock-based compensation.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

(k)	Cash and Cash Equivalents

The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

(l)	Foreign Currency Translation

Local currencies generally are considered the functional currencies outside the United States. Assets and liabilities for operations in local-currency environments are translated at year-end exchange rates. Income and expense items are translated at average rates of exchange prevailing during the year. Cumulative translation adjustments are recorded as a component of accumulated other comprehensive income (loss) in stockholders’ equity.

(m)	Reclassification of Prior Year Amounts

Certain amounts in the prior years’ consolidated financial statements have been reclassified to conform to the current year presentation. These reclassifications had no effect on previously reported net income (loss).

Certain balances in the accompanying consolidated financial statements and their notes have been reclassified to give retrospective presentation for the effect of adopting Financial Accounting Standards Board’s (“FASB”) Staff Position No. APB-14-1, “Accounting for Convertible Debt Instruments That May Be settled in Cash upon Conversion (Including Partial Cash Settlement)”.

(n)	Asset Retirement Obligations

Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (SFAS 143) SFAS 143 requires companies to record the present value of obligations associated with the retirement of tangible long-lived assets in the period in which it is incurred. The liability is capitalized as part of the related long-lived asset’s carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset. The Company’s asset retirement obligations relate primarily to the dismantlement, removal, site reclamation and similar activities of its properties.

(o)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(p)	Comprehensive Income

Total comprehensive income and the components of accumulated other comprehensive income (loss) are presented in the Consolidated Statement of Changes in Stockholders’ Equity and Comprehensive Income. Accumulated other comprehensive income (loss) is composed of foreign currency translation effects and unrealized gains and losses on cash flow hedging instruments.

(q)	Fair Value Hedging — Interest Rate Swaps

The Company utilizes derivatives instruments such as interest rate swaps for purposes of hedging its exposure to changing interest rates. Statement of Financial Accounting Standards (“SFAS”) SFAS No. 133,

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS 133”), requires that all derivative instruments subject to the requirements of the statement be measured at fair value and recognized as assets or liabilities on the balance sheet. Upon entering into a derivative contract, the Company may designate the derivative as either a fair value hedge or a cash flow hedge, or decide that the contract is not a hedge, and thenceforth mark the contract to market through earnings. The Company documents the relationship between the derivative instrument designated as a hedge and the hedged items, as well as its objective for risk management and strategy for use of the hedging instrument to manage the risk. Derivative instruments designated as fair value or cash flow hedges are linked to specific assets and liabilities or to specific firm commitments or forecasted transactions. The Company assesses at inception, and on an ongoing basis, whether a derivative instrument used as a hedge is highly effective in offsetting changes in the fair value or cash flows of the hedged item. A derivative that is not a highly effective hedge does not qualify for hedge accounting. Changes in the fair value of a qualifying fair value hedge are recorded in earnings along with the gain or loss on the hedged item. Changes in the fair value of a qualifying cash flow hedge are recorded in other comprehensive income, until earnings are affected by the cash flows of the hedged item. When the cash flow of the hedged item is recognized in the statement of operations, the fair value of the associated cash flow hedge is reclassified from other comprehensive income into earnings.

Ineffective portions of a cash flow hedging derivative’s change in fair value are recognized currently in earnings as other income (expense). If a derivative instrument no longer qualifies as a cash flow hedge, hedge accounting is discontinued and the gain or loss that was recorded in other comprehensive incomes is recognized currently in income.

The Company entered into two interest rate swap agreements, one on December 6, 2007 that matures in December 2009, which converts $100,000 of variable rate debt to 3.89% fixed rate debt and another entered into on December 31, 2007 that matures on December 31, 2009 which converts $100,000 of variable rate debt to a 3.995% fixed rate debt. The derivatives were designated as cash flow hedges. The fair market value at December 31, 2008, and December 31, 2007 were $(6,212) and $(179) respectively and is reflected in other liabilities and other comprehensive (deficit) income on the balance sheet.

(r)	Recently Adopted Accounting Pronouncements

On January 1, 2008, we adopted the provisions of FASB SFAS 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements. In accordance with FASB Staff Position 157-2, “Effective Date of FASB Statement No. 157” (FSP 157-2), we elected to defer the adoption of the provisions of SFAS 157 for our non-financial assets and non-financial liabilities. Such assets and liabilities, which include our property, plant and equipment (net), goodwill, intangible assets (net), and asset retirement obligation will be subject to the provisions of SFAS 157 on January 1, 2009. We are currently assessing the potential impact that the adoption of SFAS 157 for our non-financial assets may have on our Consolidated Financial Statements. For additional information, see Note 19 — Fair Value Measurements.

(2)	Acquisitions

Year Ended December 31, 2008

During the twelve months ended December 31, 2008, the Company completed several acquisitions of outdoor advertising assets for a total purchase price of approximately $249,951 in cash.

Each of these acquisitions was accounted for under the purchase method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of operations of each acquired entity from the date of acquisition. The acquisition costs have been allocated to assets acquired and liabilities

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

assumed based on preliminary fair market value estimates at the dates of acquisition. The allocations are pending final determination of the fair value of certain assets and liabilities. The following is a summary of the preliminary allocation of the acquisition costs in the above transactions.

Total

Current assets	$16,999
Property, plant and equipment	98,673
Goodwill	40,781
Site locations	67,018
Non-competition agreements	2,792
Customer lists and contracts	12,354
Other assets	26,786
Current liabilities	(7,689)
Long term liabilities	(7,763)

$249,951

Total acquired intangible assets for the year ended December 31, 2008 was $122,945, of which $40,781 was assigned to goodwill. Although goodwill is not amortized for financial statement purposes, substantially all of the $40,781 is expected to be fully deductible for tax purposes. The remaining $82,164 of acquired intangible assets have a weighted average useful life of approximately 14 years. The intangible assets include customer lists and contracts of $12,354 (7 year weighted average useful life), site locations of $67,018 (15 year weighted average useful life), and non-competition agreements of $2,792 (6 year weighted average useful life). The aggregate amortization expense related to the 2008 acquisitions for the year ended December 31, 2008 was approximately $4,592.

The following unaudited pro forma financial information for the Company gives effect to the 2008 and 2007 acquisitions as if they had occurred on January 1, 2007. These pro forma results do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on such date or to project the Company’s results of operations for any future period.

	2008	2007

Net revenues	$1,213,650	$1,253,355
Net (loss) income applicable to common stock	$(506)	$34,896
Net (loss) income per common share — basic	$(0.01)	$0.36
Net (loss) income per common share — diluted	$(0.01)	$0.36

Year Ended December 31, 2007

During the twelve months ended December 31, 2007, the Company completed several acquisitions of outdoor advertising assets for a total purchase price of approximately $153,593 in cash.

Each of these acquisitions was accounted for under the purchase method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of operations of each acquired entity from the date of acquisition. The acquisition costs have been allocated to assets acquired and liabilities assumed based on fair market value at the dates of acquisition. The following is a summary of the preliminary allocation of the acquisition costs in the above transactions recorded at December 31, 2007.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

Amounts recorded based on the final fair market value determination were not significantly different from preliminary amounts noted below.

Total

Current assets	$4,330
Property, plant and equipment	80,358
Goodwill	18,522
Site locations	40,334
Non-competition agreements	353
Customer lists and contracts	8,962
Other assets	1,527
Current liabilities	(793)

$153,593

(3)	Noncash Financing Activities

For the years ended December 31, 2008, 2007 and 2006 there were no significant noncash financing activities.

(4)	Property, Plant and Equipment

Major categories of property, plant and equipment at December 31, 2008 and 2007 are as follows:

	Estimated Life
	(Years)	2008	2007

Land	—	$298,923	$242,383
Building and improvements	10 - 39	109,547	108,314
Advertising structures	5 - 15	2,370,472	2,224,517
Automotive and other equipment	3 - 7	122,028	110,902

		$2,900,970	$2,686,116

(5)	Goodwill and Other Intangible Assets

The following is a summary of intangible assets at December 31, 2008 and December 31, 2007:

	Estimated	2008		2007
	Life	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	(Years)	Amount	Amortization	Amount	Amortization

Amortizable Intangible Assets:
Customer lists and contracts	7 - 10	$465,126	$415,753	$453,305	$400,390
Non-competition agreements	3 - 15	63,407	58,380	60,633	56,900
Site locations	15	1,367,511	649,596	1,304,323	560,706
Other	5 - 15	13,608	12,159	13,599	10,911

		$1,909,652	$1,135,888	$1,831,860	$1,028,907
Unamortizable Intangible Assets:
Goodwill		$1,670,031	$253,635	$1,629,875	$253,635

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

The changes in the gross carrying amount of goodwill for the year ended December 31, 2008 are as follows:

Balance as of December 31, 2007	$1,629,875
Goodwill acquired during the year	40,156
Impairment losses	—

Balance as of December 31, 2008	$1,670,031

Amortization expense for the year ended December 31, 2008 was $108,145. The following is a summary of the estimated amortization expense for future years:

Year ended December 31, 2009	$107,184
Year ended December 31, 2010	104,100
Year ended December 31, 2011	101,622
Year ended December 31, 2012	98,419
Year ended December 31, 2013	95,719
Thereafter	266,720

Total	$773,764

(6)	Leases

The Company is party to various operating leases for production facilities, vehicles and sites upon which advertising structures are built. The leases expire at various dates, and have varying options to renew and to cancel and may contain escalation provisions. The following is a summary of minimum annual rental payments required under those operating leases that have original or remaining lease terms in excess of one year as of December 31, 2008:

2009	$155,948
2010	$136,564
2011	$119,233
2012	$105,412
2013	$91,432
Thereafter	$674,035

Rental expense related to the Company’s operating leases was $221,314, $202,132, and $191,176 for the years ended December 31, 2008, 2007 and 2006, respectively.

(7)	Accrued Expenses

The following is a summary of accrued expenses at December 31, 2008 and 2007:

	2008	2007

Payroll	$7,437	$13,629
Interest	36,761	36,882
Insurance benefits	10,738	10,818
Other	17,471	14,341

	$72,407	$75,670

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

(8)	Long-term Debt

Long-term debt consists of the following at December 31, 2008 and 2007:

	2008	2007

Bank Credit Agreement	$1,290,625	$1,181,325
2 7/8% Convertible Notes	265,591	254,397
7 1/4% Senior Subordinated Notes	387,278	387,758
6 5/8% Senior Subordinated Notes	400,000	400,000
6 5/8% Senior Subordinated Notes — Series B	203,584	202,202
6 5/8% Senior Subordinated Notes — Series C	262,568	261,181
Other notes with various rates and terms	4,803	5,804

	2,814,449	2,692,667
Less current maturities	(58,751)	(31,742)

Long-term debt, excluding current maturities	$2,755,698	$2,660,925

Long-term debt matures as follows:

2009	$58,751
2010	$383,499
2011	$199,447
2012	$560,818
2013	$434,760
Later years	$1,177,174

On December 23, 2002, Lamar Media Corp. completed an offering of $260,000 7 1/4% Senior Subordinated Notes due 2013. These notes are unsecured senior subordinated obligations and will be subordinated to all of Lamar Media’s existing and future senior debt, rank equally with all of Lamar Media’s existing and future senior subordinated debt and rank senior to any future subordinated debt of Lamar Media.

On June 12, 2003, Lamar Media Corp. issued $125,000 7 1/4% Senior Subordinated Notes due 2013 as an add on to the $260,000 issued in December 2002. The issue price of the $125,000 7 1/4% Notes was 103.661% of the principal amount of the notes, which yields an effective rate of 6 5/8%.

On June 16, 2003, the Company issued $287,500 2 7/8% Convertible Notes due 2010. The notes are convertible at the option of the holder into shares of Lamar Advertising Company Class A common stock at any time before the close of business on the maturity date, unless previously repurchased, at a conversion rate of 19.4148 shares per $1,000 principal amount of notes, subject to adjustments in some circumstances.

On August 16, 2005, Lamar Media Corp., issued $400,000 6 5/8% Senior Subordinated Notes due 2015. These notes are unsecured senior subordinated obligations and will be subordinated to all of Lamar Media’s existing and future senior debt, rank equally with all of Lamar Media’s existing and future senior subordinated debt and rank senior to all of our existing and any future subordinated debt of Lamar Media. These notes are redeemable at the company’s option anytime on or after August 15, 2010. Lamar Media may also redeem up to 35% of the aggregate principle amount of the notes using the proceeds from certain public equity offerings completed before August 15, 2008. The net proceeds from this issuance were used to reduce borrowings under Lamar Media’s bank credit facility.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

On August 17, 2006, Lamar Media Corp. issued $216,000 6 5/8% Senior Subordinated Notes due 2015-Series B. These notes are unsecured senior subordinated obligations and will be subordinated to all of Lamar Media’s existing and future senior debt, rank equally with all of Lamar Media’s existing and future senior subordinated debt and rank senior to all of our existing and any future subordinated debt of Lamar Media. These notes are redeemable at the company’s option anytime on or after August 15, 2010. Lamar Media may also redeem up to 35% of the aggregate principle amount of the notes using the proceeds from certain public equity offerings completed before August 15, 2008. The net proceeds from this issuance were used to reduce borrowings under Lamar Media’s bank credit facility and repurchase the Company’s Class A common stock pursuant to its repurchase plan.

On July 3, 2007, the Company accepted for exchange $287,209 aggregate principal amount of its outstanding 2 7/8% Convertible Notes due 2010 (the “outstanding notes”), for newly issued 2 7/8% Convertible Notes due 2010-Series B (the “new notes”) and cash pursuant to an exchange offer commenced on May 31, 2007. The settlement and exchange of new notes and payment of cash for the outstanding notes was made on July 3, 2007. Approximately 99% of the total outstanding notes were exchanged pursuant to the exchange offer, with approximately $291 aggregate principal amount of outstanding notes remaining outstanding immediately after the consummation of the exchange offer and the total debt outstanding unchanged.

The purpose of the exchange offer was to exchange outstanding notes for new notes with certain different terms, including the type of consideration the Company may use to pay holders who convert their notes. Among their features, the new notes are convertible into Class A common stock, cash or a combination thereof, at the Company’s option, subject to certain conditions, while the outstanding notes are convertible solely into Class A common stock.

On October 11, 2007, Lamar Media Corp. issued $275,000 aggregate principal amount of 6 5/8% Senior Subordinated Notes due 2015-Series C. These notes are unsecured senior subordinated obligations and will be subordinated to all of Lamar Media’s existing and future senior debt, rank equally with all of Lamar Media’s existing and future senior subordinated debt and rank senior to all of the existing and any future subordinated debt of Lamar Media. These notes are redeemable at the company’s option anytime on or after August 15, 2010. Lamar Media may also redeem up to 35% of the aggregate principle amount of the notes using the proceeds from certain public equity offerings completed before August 15, 2008. A portion of the net proceeds from the offering of the Notes was used to repay a portion of the amounts outstanding under Lamar Media’s revolving bank credit facility.

The Company’s obligations with respect to its convertible notes are not guaranteed by the Company’s direct or indirect wholly owned subsidiaries. Certain obligations of the Company’s wholly-owned subsidiary, Lamar Media Corp. are guaranteed by its wholly owned domestic subsidiaries.

Credit Facility

On September 30, 2005, Lamar Media Corp. replaced its bank credit facility. The new bank facility is comprised of a $400,000 revolving bank credit facility and a $400,000 term facility. The bank credit facility also includes a $500,000 incremental facility, which permits Lamar Media to request that its lenders enter into a commitment to make additional term loans to it, up to a maximum aggregate amount of $500,000. On February 8, 2006, Lamar Media entered into a Series A Incremental Term Loan Agreement and obtained commitments from its lenders for a term loan of $37,000, which was funded on February 27, 2006. The available uncommitted incremental loan facility was thereby reduced to $463,000.

On October 5, 2006, Lamar Media entered into a Series B Incremental Term Loan Agreement (the “Series B Incremental Loan Agreement”) and borrowed an additional $150,000 under the incremental portion of the bank credit facility. In conjunction with the Series B Incremental Loan Agreement, Lamar Media also

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

entered into an amendment to the bank credit facility to restore the amount of the incremental loan facility to $500,000 (which under its old terms would have been reduced by the Series B Incremental Loan and had been reduced by the earlier Series A Incremental Loan described above). The lenders have no obligation to make additional term loans to Lamar Media under the incremental facility, but may enter into such commitments in their sole discretion.

On December 21, 2006, a wholly owned subsidiary of Lamar Media, Lamar Transit Advertising Canada Ltd., entered into a Series C Incremental Term Loan Agreement and obtained commitments from its lenders for a term loan of $20,000. The available uncommitted incremental loan facility was thereby reduced to $480,000.

On January 17, 2007, Lamar Media entered into a Series D Incremental Loan Agreement and obtained commitments from its lenders for a term loan of $7,000 which was funded on January 17, 2007.

On March 28, 2007, Lamar Media Corp., entered into a Series E Incremental Loan Agreement with its lenders, in the aggregate amount of $325,000, which was funded on March 28, 2007. The Series E Incremental Loans will mature March 31, 2013. Also, on March 28, 2007, Lamar Media Corp. entered into a Series F Incremental Loan Agreement in the aggregate amount of $250,000 which was funded on March 28, 2007. The Series F Incremental Loans will mature on March 31, 2014.

In conjunction with the Series E and F Term loans described above, the Company’s credit agreement dated as of September 30, 2005, was further amended by Amendment No. 3 dated March 28, 2007, to (i) permit the Series E and Series F Incremental Loans to be borrowed up to an aggregate of $575,000 and restore the amount available for additional incremental loans to $500,000 and (ii) delete the “Interest Coverage Ratio”, and the “Senior Coverage Ratio” financial covenants and the step-down to 5.75x from 6.0x in the “Total Debt Ratio” financial covenant.

The quarterly amortization of the Term facility is as follows:

Term

March 31, 2009	$7,675.0
June 30, 2009 — September 30, 2009	$11,612.5
December 31, 2009 — March 31, 2010	$26,962.5
June 30, 2010 — March 31, 2011	$30,087.5
June 30, 2011 — September 30, 2011	$33,212.5
December 31, 2011 — March 31, 2012	$102,287.5
June 30, 2012 — September 30, 2012	$136,662.5
December 31, 2012 — March 31, 2013	$44,562.5
June 30, 2013 — December 31, 2013	$812.5
March 30, 2014	$309,562.5

As of December 31, 2008, there was $140 million outstanding under the revolving facility. The revolving facility terminates September 30, 2012. Revolving credit loans may be requested under the revolving credit facility at any time prior to maturity. The loans bear interest, at the Company’s option, at the LIBOR Rate or JPMorgan Chase Prime Rate plus applicable margins, such margins being set from time to time based on the Company’s ratio of debt to trailing twelve month EBITDA, as defined in the agreement. The terms of the indenture relating to Lamar Advertising’s outstanding notes, Lamar Media’s bank credit facility and the

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

indenture relating to Lamar Media’s outstanding notes restrict, among other things, the ability of Lamar Advertising and Lamar Media to:

•	dispose of assets;

•	incur or repay debt;

•	create liens;

•	make investments; and

•	pay dividends.

Lamar Media’s ability to make distributions to Lamar Advertising is also restricted under the terms of these agreements. Under Lamar Media’s credit facility the Company must maintain specified financial ratios and levels including:

•	fixed charges ratios; and

•	total debt ratios.

Lamar Advertising and Lamar Media were in compliance with all of the terms of all of the indentures and the applicable bank credit agreement during the periods presented. Although the Company and Lamar Media are currently in compliance with all financial covenants, the Company’s operating results have been negatively impacted by the current economic downturn and there can be no assurance that a severe and protracted recession will not further impact the Company’s results and, in turn, its ability to meet these requirements in the future. If Lamar Media fails to comply with its financial covenants, the lenders under the senior credit facility could accelerate all of the debt outstanding and could lead to a default under the indentures governing the Company’s and Lamar Media’s outstanding notes.

Convertible Debt

On January 1, 2009, we adopted the Financial Accounting Standards Board’s (“FASB”) Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”), which clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. FSP APB 14-1 requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer’s nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized. FSP APB 14-1 requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statements of operations.

Once adopted, FSP APB 14-1 requires retrospective application to the terms of instruments as they existed for all periods presented. The adoption of FSP APB 14-1 affects the accounting for our 2 7/8% Convertible Notes due 2010 and 2 7/8% Convertible Notes due 2010 — Series B. The Company used an effective interest rate of 7 1/2% to calculate the initial debt discount and will amortize this debt discount through December 31, 2010. The carrying amount of the equity component was $24,143 at December 31, 2008 and December 31,

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

2007. The principal amount of the liability component, its unamortized discount and its net carrying value for the periods ended December 31, 2008 and December 31, 2007 are as follows:

			Net
	Principal	Unamortized	Carrying
Period Ended	Amount	Discount	Value

December 31, 2008	$287,500	$21,909	$265,591
December 31, 2007	$287,500	$33,103	$254,397

The following table sets forth the effect of adopting FSP APB 14-1 on previously reported balances including retrospective application for certain line items at December 31, 2008 and 2007:

	December 31, 2008		December 31, 2007
	Originally	As	Originally	As
	Reported	Adjusted	Reported	Adjusted

Consolidated Statements of Operations:
Interest expense	$159,158	$170,352	$162,447	$168,601
Income tax expense	14,086	9,776	37,185	34,816
Net income applicable to common stock	9,358	2,474	45,852	42,067
Basic and diluted income per share	$0.10	$0.03	$0.47	$0.43

	December 31, 2008		December 31, 2007
	Originally	As	Originally	As
	Reported	Adjusted	Reported	Adjusted

Consolidated Balance Sheet:
Long-term debt	$2,777,607	$2,755,698	$2,694,028	$2,660,925
Deferred income tax liability	126,212	134,647	136,118	148,863
Additional paid-in capital	2,323,711	2,347,854	2,299,110	2,323,253
Accumulated deficit	(578,165)	(588,834)	(587,523)	(591,308)
Stockholders’ equity	$860,251	$873,725	$931,007	$951,365

(9)	Asset Retirement Obligation

The Company’s asset retirement obligation includes the costs associated with the removal of its structures, resurfacing of the land and retirement cost, if applicable, related to the Company’s outdoor advertising portfolio. The following table reflects information related to our asset retirement obligations:

Balance at December 31, 2006	$141,503
Additions to asset retirement obligations	1,502
Accretion expense	9,979
Liabilities settled	(2,938)

Balance at December 31, 2007	150,046
Additions to asset retirement obligations	6,178
Accretion expense	10,177
Liabilities settled	(5,678)

Balance at December 31, 2008	$160,723

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

(10)	Depreciation and Amortization

The Company includes all categories of depreciation and amortization on a separate line in its Statement of Operations. The amounts of depreciation and amortization expense excluded from the following operating expenses in its Statement of Operations are:

	Year Ended December 31,
	2008	2007	2006

Direct expenses	$312,028	$287,422	$286,041
General and administrative expenses	7,325	8,212	6,902
Corporate expenses	12,301	11,245	8,742

	$331,654	$306,879	$301,685

(11)	Income Taxes

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, it provides guidance on the measurement, derecognition, classification and disclosure of tax positions, as well as the accounting for related interest and penalties. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are required to record the impact of adopting FIN 48 as an adjustment to the January 1, 2007 beginning balance of retained earnings rather than our consolidated statement of income.

We adopted the provisions of FIN 48 on January 1, 2007. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (amounts in thousands):

Balance of December 31, 2007	$787
Plus: additions based on tax positions related to the current year	34
Plus: additions for tax positions of prior years	47
Less: reductions made for tax positions of prior years	—
Settlements	—

Balance of December 31, 2008	$868

Included in the balance of unrecognized benefits as of December 31, 2008, are $868 of tax benefits that, if recognized in future periods, would impact our effective tax rate.

To the extent penalties and interest would be assessed on any underpayment of income tax, such amounts have been accrued and included in our accrued current tax liability in our consolidated balance sheets. This is an accounting policy election we made that is a continuation of our historical policy and we intend to continue to consistently apply the policy in the future. During 2008, we accrued $47 in gross interest and penalties.

In addition, we are subject to both income taxes in the United States and in many of the 50 individual states. In addition, the Company is subject to income taxes in Canada and in the Commonwealth of Puerto Rico. We are open to examination in United States and in various individual states for tax years ended December 2004 through December 2007. We are also open to examination for the years ended 2002-2003 resulting from net operating losses generated and available for carry forward from those years.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

We do not anticipate a significant change in the balance of unrecognized tax benefits within the next 12 months.

Income tax expense (benefit) for the years ended December 31, 2008, 2007 and 2006, consists of:

	Current	Deferred	Total

Year ended December 31, 2008:
U.S. federal	$(12,845)	$20,055	$7,210
State and local	893	2,092	2,985
Foreign	1,363	(1,782)	(419)

	$(10,589)	$20,365	$9,776

Year ended December 31, 2007:
U.S. federal	$21,753	$3,155	$24,908
State and local	7,148	1,163	8,311
Foreign	2,153	(556)	1,597

	$31,054	$3,762	$34,816

Year ended December 31, 2006:
U.S. federal	$22,492	$6,973	$29,465
State and local	4,637	(664)	3,973
Foreign	734	55	789

	$27,863	$6,364	$34,227

As of December 31, 2008 and December 31, 2007, the company had income taxes refundable of $21,393 and $4,568, respectively, included in other current assets on the balance sheet.

Income tax expense attributable to continuing operations for the years ended December 31, 2008, 2007 and 2006, differs from the amounts computed by applying the U.S. federal income tax rate of 35 percent for 2008 and 2007 and 2006, to income before income taxes as follows:

	2008	2007	2006

Computed expected tax expense	$4,416	$27,037	$27,344
Increase (reduction) in income taxes resulting from:
Book expenses not deductible for tax purposes	1,482	1,104	2,305
Stock-based compensation	2,145	880	1,773
Amortization of non-deductible goodwill	25	30	27
State and local income taxes, net of federal income tax benefit	1,346	6,174	4,289
Undistributed earnings of foreign subsidiaries	821	465	—
Net operating loss valuation allowance	594	(772)	(1,706)
Other differences, net	(1,053)	(102)	195

	$9,776	$34,816	$34,227

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2008 and 2007 are presented below:

	2008	2007

Current deferred tax assets:
Receivables, principally due to allowance for doubtful accounts	$6,124	$4,833
Accrued liabilities not deducted for tax purposes	2,401	2,801
Net operating loss carry forward	—	1,211
Tax credits	—	10,700
Other	424	312

Net current deferred tax asset	$8,949	$19,857

Non-current deferred tax liabilities:
Plant and equipment, principally due to differences in depreciation	$(33,135)	$(5,707)
Intangibles, due to differences in amortizable lives	(251,085)	(248,623)
Undistributed earnings of foreign subsidiaries	(2,112)	(1,290)
Debt, due to 2 7/8% convertible notes discount	(8,435)	(12,745)
Other, net	(134)	(105)
Investments in partnerships	(127)	(620)

	(295,028)	(269,090)

Non-current deferred tax assets:
Plant and equipment, due to basis differences on acquisitions and costs capitalized for tax purposes	21,107	26,533
Investment in affiliates and plant and equipment, due to gains recognized for tax purposes and deferred for financial reporting purposes	933	2,295
Accrued liabilities not deducted for tax purposes	10,965	18,930
Net operating loss carry forward	50,958	13,721
Asset retirement obligation	49,893	45,485
Tax credits	25,596	15,604
Interest rate swap agreement	2,403	—
Charitable contribution carry forward	218	—

Total Non-current deferred tax assets	162,073	122,568
Less: valuation allowance	(1,692)	(2,341)

Total net deferred tax assets	160,381	120,227

Net non-current deferred tax liability	$(134,647)	$(148,863)

During 2008, we generated $94,471 of U.S. net operating losses of which $19,688 will be used to carry back to the 2007 tax year. As of December 31, 2008, we had approximately $107,051 of U.S. net operating loss carry forwards remaining to offset future taxable income. Of this amount, $43,315 is subject to an IRC §382 limitation of $6,772 per year. These carry forwards expire between 2022 through 2028. In addition, we have $25,237 of various credits available to offset future U.S. federal income tax.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

As of December 31, 2008 we have approximately $255,225 state net operating losses before valuation allowances. These state net operating losses are available to reduce future taxable income and expire at various times and amounts. Management has determined that a valuation allowance related to state net operating loss carry forwards is necessary. The valuation allowance for these deferred tax assets as of December 31, 2008 and 2007 was $1,692 and $2,341, respectively. The net change in the total valuation allowance for each of the years ended December 31, 2008, 2007, 2006 was an increase (decrease) of $594, $(772), $(1,706), respectively.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those jurisdictions during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carry back and carry forward periods), projected future taxable income, and tax-planning strategies in making this assessment. Based on the level of historical federal taxable income and projections for future federal taxable income over the periods for which the U.S. deferred tax assets are deductible, management believes that it is more likely than not that we will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2008. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

We have a deferred tax liability of approximately $2,112 for the undistributed earnings of our foreign operations that arose in 2008 and prior years. We have recognized current year tax expense of approximately $821 for the change in this deferred tax liability. As of December 31, 2008, the undistributed earnings of these subsidiaries were approximately $6,034.

(12)	Related Party Transactions

Affiliates, as used within these statements, are persons or entities that are affiliated with Lamar Advertising Company or its subsidiaries through common ownership and directorate control.

Prior to 1996, the Company entered into various related party transactions for the purchase and sale of advertising structures whereby any resulting gains were deferred at that date. As of December 31, 2008 and 2007, the deferred gains related to these transactions were $1,001 and are included in deferred income on the balance sheets. No gains related to these transactions have been realized in the Statement of Operations for the years ended December 31, 2008, 2007 and 2006.

In addition, the Company had receivables from employees of $142 and $266 at December 31, 2008 and 2007, respectively. These receivables are primarily relocation loans for employees. The Company does not have any receivables from its current executive officers.

Effective July 1, 1996, the Lamar Texas Limited Partnership, one of the Company’s subsidiaries, and Reilly Consulting Company, L.L.C., which Kevin P. Reilly, Sr. controls, entered into a consulting agreement which was amended January 1, 2004. This consulting agreement as amended has a term through December 31, 2008 with automatic renewals for successive one year periods after that date unless either party provides written termination to the other. The amended agreement provides for an annual consulting fee of $190 for the five year period commencing on January 1, 2004 and an annual consulting fee of $150 for any subsequent one year renewal term. As of December 31, 2008, this consulting agreement was renewed for one additional year at the previously agreed fee of $150 per year. The agreement also contains a non-disclosure provision and a non-competition restriction which extends for two years beyond the termination agreement.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

The Company also had a lease arrangement with Deanna Enterprises, LLC (formerly Reilly Enterprises, LLC), which Kevin P. Reilly Sr. controls, for the use of an airplane. The Company paid a monthly fee plus expenses which entitled the Company to 6.67 hours of flight time, with any unused portion carried over into the next month. This agreement was amended in October 2004, whereby the Company would pay $100 per year for 125 guaranteed flight hours. This agreement was cancelled as of December 31, 2008. Total fees paid under these arrangements for fiscal 2008, 2007 and 2006 were approximately $59, $102 and $106, respectively.

(13)	Stockholders’ Equity

On July 16, 1999, the Board of Directors designated 5,720 shares of the 1,000,000 shares of previously undesignated preferred stock, par value $.001, as Series AA preferred stock. The Class A preferred stock, par value $638, was exchanged for the new Series AA preferred stock and no shares of Class A preferred stock are currently outstanding. The new Series AA preferred stock and the Class A preferred stock rank senior to the Class A common stock and Class B common stock with respect to dividends and upon liquidation. Holders of Series AA preferred stock and Class A preferred stock are entitled to receive, on a pari passu basis, dividends at the rate of $15.95 per share per quarter when, as and if declared by the Board of Directors. The Series AA preferred stock and the Class A preferred stock are also entitled to receive, on a pari passu basis, $638 plus a further amount equal to any dividend accrued and unpaid to the date of distribution before any payments are made or assets distributed to the Class A common stock or Class B stock upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The liquidation value of the outstanding Series AA preferred stock at December 31, 2008 was $3,649. The Series AA preferred stock and the Class A preferred stock are identical, except that the Series AA preferred stock is entitled to one vote per share and the Class A preferred stock is not entitled to vote.

All of the outstanding shares of common stock are fully paid and nonassessable. In the event of the liquidation or dissolution of the Company, following any required distribution to the holders of outstanding shares of preferred stock, the holders of common stock are entitled to share pro rata in any balance of the corporate assets available for distribution to them. The Company may pay dividends if, when and as declared by the Board of Directors from funds legally available therefore, subject to the restrictions set forth in the Company’s existing indentures and the bank credit facility. Subject to the preferential rights of the holders of any class of preferred stock, holders of shares of common stock are entitled to receive such dividends as may be declared by the Company’s Board of Directors out of funds legally available for such purpose. No dividend may be declared or paid in cash or property on any share of either class of common stock unless simultaneously the same dividend is declared or paid on each share of the other class of common stock, provided that, in the event of stock dividends, holders of a specific class of common stock shall be entitled to receive only additional shares of such class.

The rights of the Class A and Class B common stock are equal in all respects, except holders of Class B common stock have ten votes per share on all matters in which the holders of common stock are entitled to vote and holders of Class A common stock have one vote per share on such matters. The Class B common stock will convert automatically into Class A common stock upon the sale or transfer to persons other than permitted transferees (as defined in the Company’s certificate of incorporation, as amended).

In November 2005, the Company announced that its Board of Directors authorized the repurchase of up to $250,000 of the Company’s Class A common stock. The Company completed this repurchase plan in July 2006, repurchasing a total of 4,851,947 shares of its Class A Common Stock.

In August 2006, Lamar announced a second repurchase plan program of up to $250,000 of the Company’s Class A common stock, which was completed in July 2007.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

In February 2007, the Company’s board of directors approved a repurchase program of up to $500,000 of the Company’s Class A common stock, which expired on February 22, 2009. During the twelve months ended, December 31, 2008, the Company purchased 2,629,007 shares of its Class A common stock for an aggregate purchase price of approximately $93,390 under this plan. These share repurchases were made on the open market or in privately negotiated transactions. The timing and amount of the shares repurchased were determined by Lamar’s management based on its evaluation of market conditions and other factors. All repurchased shares are available for future use for general corporate and other purposes.

The Company’s board of directors declared a special dividend of $3.25 per share of Common Stock. The dividend of $318,303 in aggregate amount was paid on March 30, 2007 to stockholders of record on March 22, 2007. As of March 22, 2007, Lamar had 82,541,461 shares of Class A Common Stock and 15,397,865 shares of Class B Common Stock outstanding. The Class B Common Stock is convertible into Class A Common Stock on a one-for-one-basis at the option of its holder.

(14)	Stock Compensation Plans

Equity Incentive Plan.  Lamar’s 1996 Equity Incentive Plan has reserved 10 million shares of common stock for issuance to directors and employees, including options granted and common stock reserved for issuance under its performance-based incentive program. Options granted under the plan expire ten years from the grant date with vesting terms ranging from three to five years which primarily includes 1) options that vest in one-fifth increments beginning on the grant date and continuing on each of the first four anniversaries of the grant date and 2) options that cliff-vest on the fifth anniversary of the grant date. All grants are made at fair market value based on the closing price of our Class A common stock as reported on the NASDAQ Global Select Market.

We use a Black-Scholes-Merton option pricing model to estimate the fair value of share-based awards under SFAS 123(R), which is the same valuation technique we previously used for pro forma disclosures under SFAS 123. The Black-Scholes-Merton option pricing model incorporates various highly subjective assumptions, including expected term and expected volatility. We have reviewed our historical pattern of option exercises and have determined that meaningful differences in option exercise activity existed among vesting schedules. Therefore, for all stock options granted after January 1, 2006, we have categorized these awards into two groups of vesting 1) 5-year cliff vest and 2) 4-year graded vest, for valuation purposes. We have determined there were no meaningful differences in employee activity under our ESPP due to the nature of the plan.

We estimate the expected term of options granted using an implied life derived from the results of a hypothetical mid-point settlement scenario, which incorporates our historical exercise, expiration and post-vesting employment termination patterns, while accommodating for partial life cycle effects. We believe these estimates will approximate future behavior.

We estimate the expected volatility of our Class A common stock at the grant date using a blend of 75% historical volatility of our Class A common stock and 25% implied volatility of publicly traded options with maturities greater than six months on our Class A common stock as of the option grant date. Our decision to use a blend of historical and implied volatility was based upon the volume of actively traded options on our common stock and our belief that historical volatility alone may not be completely representative of future stock price trends.

Our risk-free interest rate assumption is determined using the Federal Reserve nominal rates for U.S. Treasury zero-coupon bonds with maturities similar to those of the expected term of the award being

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

valued. We assumed an expected dividend yield of zero since the Company has historically not paid dividends on Class A common stock, except for special dividends in 2007.

Additionally, SFAS 123(R) requires us to estimate option forfeitures at the time of grant and periodically revise those estimates in subsequent periods if actual forfeitures differ from those estimates. We record stock-based compensation expense only for those awards expected to vest using an estimated forfeiture rate based on our historical forfeiture data.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used:

	Dividend	Expected	Risk Free	Expected
Grant Year	Yield	Volatility	Interest Rate	Lives

2008	0%	28%	3%	7
2007	0%	30%	5%	5
2006	0%	43%	4%	7

Information regarding the 1996 Plan for the year ended December 31, 2008 is as follows:

		Weighted	Weighted
		Average	Average
		Exercise	Contractual
	Shares	Price	Life

Outstanding, beginning of year	2,691,141	$36.94
Granted	1,004,961	40.00
Exercised	(246,489)	31.63
Canceled	(65,406)	42.67

Outstanding, end of year	3,384,207	$38.12	5.33

Exercisable at end of year	2,369,252	$36.60	3.83

At December 31, 2008 there was $12,212 of unrecognized compensation cost related to stock options granted which is expected to be recognized over a weighted-average period of 2.02 years.

Shares available for future stock option and restricted share grants to employees and directors under existing plans were 1,472,300 at December 31, 2008. The aggregate intrinsic value of options outstanding as of December 31, 2008 was $0, and the aggregate intrinsic value of options exercisable was $0. Total intrinsic value of options exercised was $6,085 for the year ended December 31, 2008.

The following table summarizes our nonvested stock option activity for year ended December 31, 2008:

		Weighted Average
		Grant Date
	Shares	Fair Value

Nonvested stock options at the beginning of the period	637,400	$20.02
Granted	1,004,961	15.27
Vested	(588,400)	16.91
Canceled	(39,006)	20.91

Nonvested stock options at the end of the period	1,014,955	$17.09

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

Stock Purchase Plan.  On May 25, 2000, the stockholders approved the 2000 Employee Stock Purchase Plan whereby 500,000 shares of the Company’s Class A common stock have been reserved for issuance under the Plan. Under this plan, eligible employees may purchase stock at 85% of the fair market value of a share on the offering commencement date or the respective purchase date whichever is lower. Purchases are limited to ten percent of an employee’s total compensation. The initial offering under the Plan commenced on April 1, 2000 with a single purchase date on June 30, 2000. Subsequent offerings shall commence each year on July 1 with a termination date of December 31 and purchase dates on September 30 and December 31; and on January 1 with a termination date on June 30 and purchase dates on March 31 and June 30. In accordance with the Plan, the number of shares available for issuance under the plan is increased at the beginning of each fiscal year by the lesser of 500,000 shares or one tenth of 1% of the total of shares outstanding or a lessor amount determined by the board of directors.

Lamar’s 2000 Employee Stock Purchase Plan has reserved 924,000 shares of common stock for issuance to employees. The following is a summary of ESPP share activity for the twelve months ended December 31, 2008:

Shares

Available for future purchases, January 1, 2008	392,998
Purchases	(154,911)

Available for future purchases, December 31, 2008	238,087

Performance-based compensation.  Unrestricted shares of our Class A common stock may be awarded to key officers and employees under our 1996 plan based on certain Company performance measures for fiscal 2008. The number of shares to be issued; if any, will be dependent on the level of achievement of these performance measures as determined by the Company’s Compensation Committee based on our 2008 results and were issued in the first quarter of 2009. The shares subject to these awards can range from a minimum of 0% to a maximum of 100% of the target number of shares depending on the level at which the goals are attained. Based on the Company’s performance measures achieved through December 31, 2008, the Company has accrued $683 as compensation expense related to these agreements.

(15)	Adoption of Staff Accounting Bulletin No. 108

In September 2006, the SEC released SAB 108. The transition provisions of SAB 108 permitted the Company to adjust for the cumulative effect on retained earnings of immaterial errors relating to prior years. SAB 108 also required the adjustment of any prior quarterly financial statements within the fiscal year of adoption for the effects of such errors on the quarters when the information is next presented. Such adjustments do not require previously filed reports with the SEC to be amended. In accordance with SAB 108, the Company adjusted beginning accumulated deficit for 2006 in the accompanying consolidated financial statements for the items described below. The Company considered these adjustments to be immaterial to prior periods.

Review of Logo Sign Depreciation Policies

The Company adjusted its beginning accumulated deficit for fiscal 2006 related to a correction in the historical depreciation of logo signs related to its state contracts. The Company had historically depreciated its logo signs over a 15 year life. In a majority of cases the 15 year life was consistent with the contract term, including renewals, if applicable. As a result of a Company review, it was determined that some of the state sign contracts had contractual life of less than 15 years, including renewals, if any. The Company recorded an

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

adjustment to beginning accumulated deficit of $4,813, net of tax for this matter. The adjustment to depreciation should have been recorded over the period from 1996 through 2005.

Management does not believe that the net effects of this adjustment were material, either quantitatively or qualitatively, in any of the years covered by the review.

The impact of the item noted above, net of tax, on 2006 beginning balances are presented below:

	Logos
	Depreciation
	Practices	Total

Accumulated depreciation and amortization	$7,839	$7,839
Deferred income tax liabilities	(3,026)	(3,026)
Accumulated deficit	(4,813)	(4,813)

	$—	$—

(16)	Benefit Plans

The Company sponsors a partially self-insured group health insurance program. The Company is obligated to pay all claims under the program, which are in excess of premiums, up to program limits. The Company is also self-insured with respect to its income disability benefits and against casualty losses on advertising structures. Amounts for expected losses, including a provision for losses incurred but not reported, is included in accrued expenses in the accompanying consolidated financial statements. As of December 31, 2008, the Company maintained $7,623 in letters of credit with a bank to meet requirements of the Company’s worker’s compensation and general liability insurance carrier.

Savings and Profit Sharing Plan

The Company sponsors The Lamar Corporation Savings and Profit Sharing Plan covering eligible employees who have completed one year of service and are at least 21 years of age. The Company matches 50% of employees’ contributions up to 5% of eligible compensation. Employees can contribute up to 100% of compensation. Full vesting on the Company’s matched contributions occurs after three years for contributions made after January 1, 2002. Annually, at the Company’s discretion, an additional profit sharing contribution may be made on behalf of each eligible employee. The Company’s matched contributions for the years ended December 31, 2008, 2007 and 2006 were $3,237, $3,124, and $2,752 respectively.

Deferred Compensation Plan

The Company sponsors a Deferred Compensation Plan for the benefit of certain of its board-elected officers who meet specific age and years of service and other criteria. Officers that have attained the age of 30 and have a minimum of 10 years of Lamar service and satisfying additional eligibility guidelines are eligible for annual contributions to the Plan generally ranging from $3 to $8, depending on the employee’s length of service. The Company’s contributions to the Plan are maintained in a rabbi trust and, accordingly, the assets and liabilities of the Plan are reflected in the balance sheet of the Company in other assets and other liabilities. Upon termination, death or disability, participating employees are eligible to receive an amount equal to the fair market value of the assets in the employee’s deferred compensation account. For the year ended December 31, 2008, the Company did not contribute to the Plan, however the Company contributed $861 and $802 to the Plan during the years ended December 31, 2007 and 2006, respectively.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

On December 8, 2005, the Company’s Board of Directors approved an amendment to the Lamar Deferred Compensation Plan in order to (1) to comply with the requirements of Section 409A of the Internal Revenue Code applicable to deferred compensation and (2) to reflect changes in the administration of the Plan. The Company’s Board of Directors also approved the adoption of a grantor trust pursuant to which amounts may be set aside, but remain subject to claims of the Company’s creditors, for payments of liabilities under the new plan, including amounts contributed under the old plan.

(17)	Commitment and Contingencies

In August 2002, a jury verdict was rendered in a lawsuit filed against the Company in the amount of $32 in compensatory damages and $2,245 in punitive damages. As a result of the verdict, the Company recorded a $2,277 charge in its operating expenses during the quarter ended September 30, 2002. In May 2003, the Court ordered a reduction to the punitive damage award, which was subject to the plaintiff’s consent. The plaintiff rejected the reduced award and the Court ordered a new trial. Plaintiff then filed an appeal and the appellate court remanded the case back to the trial court for a limited trial on the issue of the amount of the punitive damages. Subsequently, the Company paid the compensatory damage of award of $32. A trial on the issue of the punitive damage amount was conducted in June 2008 and a jury verdict was rendered against the Company in the amount of $66. The plaintiff has now appealed that verdict. Based on legal analysis, management believes that the jury verdict will be upheld on appeal and that the Company’s potential liability will be $66.

The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

(18)	Summarized Financial Information of Subsidiaries

Separate financial statements of each of the Company’s direct or indirect wholly owned subsidiaries that have guaranteed Lamar Media’s obligations with respect to its publicly issued notes (collectively, the Guarantors) are not included herein because neither the Company nor Lamar Media has any independent assets or operations, the guarantees are full and unconditional and joint and several and the only subsidiaries that are not guarantors are considered to be minor. Lamar Media’s ability to make distributions to Lamar Advertising is restricted under the terms of its bank credit facility and the indenture relating to Lamar Media’s outstanding notes. As of December 31, 2008 and 2007, Lamar Media was permitted to make transfers to Lamar Advertising in the form of cash dividends, loans on advances in amounts up to $970,420 and $749,961, respectively.

(19)	Disclosures About Fair Value of Financial Instruments

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” (SFAS 157). This statement defines fair value, establishes a framework for using fair value to measure assets and liabilities and expands disclosures about fair value measurements. The statement applies whenever other statements require or permit assets or liabilities to be measured at fair value. SFAS 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position No. 157-2 that provides for a one-year deferral for the implementation of SFAS 157 for non-financial assets and liabilities. SFAS 157 does not require any new fair value measurements, but rather, it provides enhanced guidance to other pronouncements that require or permit assets or liabilities to be measured at fair value.

SFAS 157 establishes a three-tier value hierarchy, categorizing the inputs used to measure fair value. The hierarchy can be described as follows: (Level 1) observable inputs such as quoted prices in active markets;

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

(Level 2) inputs other than the quoted prices in active markets that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Fair value of financial instruments:  At December 31, 2008 and 2007, the Company’s financial instruments included cash and cash equivalents, marketable securities, accounts receivable, investments, accounts payable, borrowings and derivative contracts. The fair values of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings and current portion of long-term debt approximated carrying values because of the short-term nature of these instruments. Investments and derivative contracts are reported at fair values. Fair values for investments held at cost are not readily available, but are estimated to approximate fair value. The following table provides fair value measurement information for liabilities reported in the accompanying Condensed Consolidated Balance Sheet as of December 31, 2008:

As of December 31, 2008
Fair Value Measurements Using:
			Quoted	Significant
			Prices in	Other
			Active	Observable	Significant
	Carrying	Total Fair	Markets	Inputs	Unobservable
	Amount	Value	(Level 1)	(Level 2)	Inputs (Level 3)

Financial Liabilities
Long-term debt (including current maturities)	$2,814,449	$2,165,623	$2,165,623	$—	$—
Hedging instrument	$6,212	$6,212	$—	$6,212	$—

Statement 157 established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. As presented in the table above, this hierarchy consists of three broad levels. Level 1 inputs on the hierarchy consist of unadjusted quoted prices in active markets for identical assets and liabilities and have the highest priority. Level 2 inputs are other than quoted prices in active markets included in Level 1, and Level 3 inputs have the lowest priority and include significant inputs that are generally less observable from objective sources. When available, we measure fair value using Level 1 inputs because they generally provide the most reliable evidence of fair value. We currently do not use Level 3 inputs to measure fair value.

The following methods and assumptions were used to estimate the fair values of the assets and liabilities in the table above.

Level 1 Fair Value Measurements

Long-term debt — The Fixed Rate Notes and Floating Rate Notes are actively traded in an established market. The fair values of these debt instruments are based on quotes obtained through financial information services and/or major financial institutions.

Level 2 Fair Value Measurements

Hedging instrument — We value the interest rate swap liability utilizing a discounted cash flow model that takes into consideration forward interest rates observable in the market and the firm’s credit risk.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

(20)	Quarterly Financial Data (Unaudited)

	Year 2008 Quarters
	March 31	June 30	September 30	December 31

Net revenues	$282,776	$323,819	$312,516	$279,308
Net revenues less direct advertising expenses	$177,989	$213,714	$198,839	$171,321
Net income (loss) applicable to common stock	$(3,298)	$12,548	$1,922	$(8,698)
Net income (loss) per common share basic	$(0.04)	$0.14	$0.02	$(0.10)
Net income (loss) per common share — diluted	$(0.04)	$0.14	$0.02	$(0.10)

	Year 2007 Quarters
	March 31	June 30	September 30	December 31

Net revenues	$275,185	$315,225	$314,253	$304,892
Net revenues less direct advertising expenses	$174,402	$212,456	$212,132	$202,168
Net income applicable to common stock	$8,748	$17,758	$12,822	$2,739
Net income per common share basic	$0.09	$0.18	$0.13	$0.03
Net income per common share — diluted	$0.09	$0.18	$0.13	$0.03

(21)	New Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162). SFAS 162 identifies the sources of accounting principles used in the preparation of financial statements of entities that are presented in conformity with generally accepted accounting principles (“GAAP”). This statement is effective 60 days following the SEC’s approval of the PCAOB amendments to AU Section 411. We are currently evaluating the impact of adopting SFAS 162 on our consolidated financial statements.

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) 14-1 “Accounting for Convertible Debt instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. We now reflect the impact of adopting FSP APB 14-1 in our consolidated financial statements. We have reclassified certain prior year amounts to conform with the presentation required by FSP APB 14-1.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS 161 amends SFAS 133 requiring enhanced disclosures about an entity’s derivative and hedging activities thereby improving the transparency of financial reporting. SFAS 161’s disclosures provide additional information on how and why derivative instruments are being used. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not expect the adoption of SFAS 161 to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 requires that ownership interest in subsidiaries held by parties other than the parent, and the amount of consolidated net income, be clearly identified, labeled, and presented in the consolidated financial statements. It also requires that once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

interests of the parent and the interest of the noncontrolling owners. It is effective for our fiscal year beginning January 1, 2009 and requires retroactive adoption of the presentation and disclosure requirements for existing minority interest. All other requirements shall be applied prospectively. The adoption of SFAS 160 did not have a material impact on our financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (“SFAS 141R”). SFAS 141R amends SFAS 141 and provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in the acquired business. It also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. It is effective for our fiscal year beginning January 1, 2009 and will be applied prospectively. The Company does not expect the adoption of this standard to have a material impact on its financial statements.

(22)	Subsequent Events

On March 23, 2009, the Company commenced a tender offer to purchase for cash any and all of its outstanding 2 7/8% Convertible Notes due 2010 — Series B. The tender offer expired on April 17, 2009. As a result of the tender offer, Lamar accepted for payment $153,633 in principle amount of notes at a purchase price of 92% of the original principal amount of the notes, plus with respect to such convertible notes, all accrued and unpaid interest up to, but not including, the payment date of April 20, 2009. Pursuant to the terms of the tender offer, convertible notes not tendered, or tendered and validly withdrawn, in the tender offer remain outstanding, and the terms and conditions governing the note, including the covenants and other provisions contained in the indentures governing the notes, remain unchanged.

On April 2, 2009, Lamar Media Corp. entered into Amendment No. 4 (“Amendment No. 4”) to its existing senior credit facility dated as of September 30, 2005 (as amended, the “Credit Agreement”) together with its subsidiary guarantors, its subsidiary borrowers, the Company, and JPMorgan Chase Bank, N.A., as Administrative Agent (“JPMorgan”) to, among other things (i) reduce the amount of the revolving credit commitments available thereunder from $400,000 to $200,000 (ii) increase the interest rate margins for the revolving credit facility and term loans under the Credit Agreement, (iii) make certain changes to the provisions regarding mandatory prepayments of loans, (iv) amend certain financial covenants and (v) cause Lamar Media and the subsidiary guarantors to pledge additional collateral of Lamar Media and its subsidiaries, including certain owned real estate properties, to secure loans made under the Credit Agreement. Amendment No. 4 and the changes it made to the Credit Agreement were effective as of April 6, 2009.

Amendment No. 4 also reduced our incremental loan facility from $500,000 to $300,000. The incremental facility permits Lamar Media to request that its lenders enter into commitments to make additional term loans, up to a maximum aggregate amount of $300,000. Lamar Media’s lenders have no obligation to make additional loans out of the $300,000 incremental facility, but may enter into such commitments at their sole discretion.

On May 28, 2009, the Companies’ stockholders approved an amendment and restatement (“The Amendment”) of our 1996 Equity Incentive Plan. The Amendment: (i) increased the aggregate number of shares our Class A common stock immediately available for issuance by 3,000,000 shares to an aggregate of 13,000,000 shares, subject to adjustment for stock-splits and similar changes, (ii) amended the 1996 Plan to specifically allow for the repricing of previously granted options, (iii) revised the definition of “Fair Market Value,” and (iv) amended the 1996 Plan to permit us to issue incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, until the tenth anniversary of the approval of the Amendment.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

On June 3, 2009, the Company commenced a tender offer for eligible participants to exchange some or all of their outstanding options for new options to be issued under The Company’s 1996 Equity Incentive Plan, as amended. The offer expired on July 1, 2009. We have accepted for cancellation Eligible Options to purchase an aggregate of 2,630,474 shares of the Company’s Class A common stock, representing 86.2% of the total number of shares of Class A common stock underlying all Eligible Options. In exchange for the Eligible Options surrendered in the Offer, we have issued New Options to purchase up to an aggregate of 1,030,819 shares of the Company’s Class A common stock under the 1996 Plan. Each New Option has an exercise price per share of $15.67, the closing price of the Company’s Class A common stock on the Nasdaq Global Select Market on July 2, 2009. Eligible Options not tendered for exchange remain outstanding according to their original terms and subject to the 1996 Plan.

On June 6, 2009, the Company commenced a tender offer to purchase for cash any and all of its remaining outstanding 2 7/8% Convertible Notes due 2010 — Series B. The tender offer expired on July 14, 2009. As a result of the tender offer, Lamar accepted for payment $120,415 in principal amount of notes at a purchase price of 97.75% of the original amount of the notes, all accrued and unpaid interest up to, but not including the payment date of July 17, 2009. Pursuant to the terms of the tender offer, convertible notes not tendered, or tendered and validly withdrawn, in the tender offer remain outstanding, and the terms and conditions governing the note, including the covenants and other provisions contained in the indentures governing the notes, remain unchanged.

SCHEDULE 2

Lamar Advertising Company

Valuation and Qualifying Accounts
Years Ended December 31, 2008, 2007 and 2006
(In thousands)

	Balance at	Charged to		Balance at
	Beginning	Costs and		End of
	of Period	Expenses	Deductions	Period

Year ended December 31, 2008
Deducted in balance sheet from trade accounts receivable: Allowance for doubtful accounts	$6,740	14,365	11,105	$10,000
Deducted in balance sheet from intangible assets: Amortization of intangible assets	$1,282,542	106,981	—	$1,389,523
Year ended December 31, 2007
Deducted in balance sheet from trade accounts receivable: Allowance for doubtful accounts	$6,400	7,166	6,826	$6,740
Deducted in balance sheet from intangible assets: Amortization of intangible assets	$1,173,293	109,249	—	$1,282,542
Year ended December 31, 2006
Deducted in balance sheet from trade accounts receivable: Allowance for doubtful accounts	$6,000	6,287	5,887	$6,400
Deducted in balance sheet from intangible assets: Amortization of intangible assets	$1,051,230	122,063	—	$1,173,293

Management’s Report on Internal Control Over Financial Reporting

The management of Lamar Media Corp. is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act.

Lamar Media’s management assessed the effectiveness of Lamar Media’s internal control over financial reporting as of December 31, 2008. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal-Control Integrated Framework. Based on this assessment, Lamar Media’s management has concluded that, as of December 31, 2008, Lamar Media’s internal control over financial reporting is effective based on those criteria.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Lamar Media Corp.:

We have audited Lamar Media Corp.’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Lamar Media Corp.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Lamar Media Corp. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Lamar Media Corp. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholder’s equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008, and the financial statement schedule, and our report dated February 27, 2009 expressed an unqualified opinion on those consolidated financial statements and schedule.

/s/  KPMG LLP
KPMG LLP

Baton Rouge, Louisiana
February 27, 2009

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Lamar Media Corp.:

We have audited the accompanying consolidated balance sheets of Lamar Media Corp. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholder’s equity and comprehensive income (deficit), and cash flows for each of the years in the three-year period ended December 31, 2008. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lamar Media Corp. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Lamar Media Corp.’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 27, 2009, expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/  KPMG LLP
KPMG LLP

Baton Rouge, Louisiana
February 27, 2009

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 2008 and 2007
(In thousands, except share and per share data)

	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$14,139	$76,048
Receivables, net of allowance for doubtful accounts of $10,000 and $6,740 in 2008 and 2007	155,043	147,301
Prepaid expenses	44,377	40,657
Deferred income tax assets (note 6)	8,948	17,616
Other current assets	39,183	23,014

Total current assets	261,690	304,636

Property, plant and equipment	2,900,970	2,686,116
Less accumulated depreciation and amortization	(1,305,937)	(1,169,152)

Net property, plant and equipment	1,595,033	1,516,964

Goodwill (note 3)	1,406,254	1,366,098
Intangible assets, net (note 3)	773,140	802,338
Deferred financing costs net of accumulated amortization of $22,817 and $19,093 as of 2008 and 2007 respectively	18,538	22,123
Other assets	43,412	41,070

Total assets	$4,098,067	$4,053,229

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$15,108	$19,569
Current maturities of long-term debt (note 5)	58,751	31,742
Accrued expenses (note 4)	61,669	76,283
Deferred income	30,612	30,657

Total current liabilities	166,140	158,251
Long-term debt (note 5)	2,777,607	2,694,028
Deferred income tax liabilities (note 6)	161,232	149,942
Asset retirement obligation	160,723	150,046
Other liabilities	15,354	14,874

Total liabilities	3,281,056	3,167,141

Stockholder’s equity:
Common stock, $.01 par value, authorized 3,000 shares; 100 shares issued and outstanding at 2008 and 2007	—	—
Additional paid-in-capital	2,517,481	2,492,880
Accumulated comprehensive (deficit) income	(2,039)	9,286
Accumulated deficit	(1,698,431)	(1,616,078)

Stockholder’s equity	817,011	886,088

Total liabilities and stockholder’s equity	$4,098,067	$4,053,229

See accompanying notes to consolidated financial statements.

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Consolidated Statements of Operations
Years Ended December 31, 2008, 2007 and 2006
(In thousands)

	2008	2007	2006

Net revenues	$1,198,419	$1,209,555	$1,120,091

Operating expenses (income):
Direct advertising expenses (exclusive of depreciation and amortization)	436,556	408,397	390,561
General and administrative expenses (exclusive of depreciation and amortization)	207,321	210,793	198,187
Corporate expenses (exclusive of depreciation and amortization)	49,398	59,040	49,729
Depreciation and amortization	331,654	306,879	301,685
Gain on disposition of assets	(7,363)	(3,914)	(10,862)

	1,017,566	981,195	929,300

Operating income	180,853	228,360	190,791
Other expense (income):
Gain on disposition of investment	(1,814)	(15,448)	—
Interest income	(1,202)	(2,598)	(1,311)
Interest expense	157,918	161,207	111,117

	154,902	143,161	109,806

Income before income tax expense	25,951	85,199	80,985
Income tax expense (note 6)	14,914	38,198	35,753

Net income	$11,037	$47,001	$45,232

See accompanying notes to consolidated financial statements.

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Consolidated Statements of Stockholder’s Equity and Comprehensive Income (Deficit)
Years Ended December 31, 2008, 2007 and 2006
(In thousands, except share and per share data)

			Accumulated
		Additional	Comprehensive
	Common	Paid-In	Income	Accumulated
	Stock	Capital	(Deficit)	Deficit	Total

Balance, December 31, 2005	$—	$2,390,458	$—	$(620,742)	$1,769,716
Cumulative effect due to adoption of SAB 108	—	—		(4,813)	(4,813)
Contribution from parent	—	54,027	—	—	54,027
Comprehensive income:
Foreign currency translations	—	—	2,253	—	2,253
Net income	—	—	—	45,232	45,232

Net comprehensive income	—	—	—	—	47,485
Dividend to parent	—	—	—	(373,948)	(373,948)

Balance, December 31, 2006	$—	$2,444,485	$2,253	$(954,271)	$1,492,467
Contribution from parent	—	48,395	—	—	48,395
Comprehensive income:
Foreign currency translations	—	—	7,212	—	7,212
Change in unrealized loss of hedging transaction	—	—	(179)	—	(179)
Net income	—	—	—	47,001	47,001

Net comprehensive income	—	—	—	—	54,034
Dividend to parent	—	—	—	(708,808)	(708,808)

Balance, December 31, 2007	$—	$2,492,880	$9,286	$(1,616,078)	$886,088
Contribution from parent	—	24,601	—	—	24,601
Comprehensive income:
Foreign currency translations	—	—	(7,690)	—	(7,690)
Change in unrealized loss of hedging transaction, net of tax $2,398	—	—	(3,635)	—	(3,635)
Net income	—	—	—	11,037	11,037

Net comprehensive loss	—	—	—	—	(288)
Dividend to parent	—	—	—	(93,390)	(93,390)

Balance, December 31, 2008	$—	$2,517,481	$(2,039)	$(1,698,431)	$817,011

See accompanying notes to consolidated financial statements.

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows
Years Ended December 31, 2008, 2007 and 2006
(In thousands)

	2008	2007	2006

Cash flows from operating activities:
Net income	$11,037	$47,001	$45,232
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	331,654	306,879	301,685
Non-cash compensation	9,005	27,488	17,906
Amortization included in interest expense	3,703	3,347	2,955
Gain on disposition of assets and investments	(9,177)	(19,362)	(10,862)
Deferred income tax expenses (benefit)	26,208	6,565	(8,951)
Provision for doubtful accounts	14,365	7,166	6,287
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(11,013)	(10,859)	(17,583)
Prepaid expenses	599	(4,159)	(4,780)
Other assets	4,792	(11,221)	6,696
Increase (decrease) in:
Trade accounts payable	(4,452)	5,367	837
Accrued expenses	(23,006)	(13,003)	27,846
Other liabilities	(18,824)	(19,349)	(21,908)

Cash flows provided by operating activities	334,891	325,860	345,360

Cash flows from investing activities:
Capital expenditures	(198,070)	(220,534)	(223,350)
Acquisitions	(249,951)	(153,593)	(227,649)
Decrease (increase) in notes receivable	267	9,420	(1,331)
Proceeds from disposition of assets	10,335	23,626	13,434

Cash flows used in investing activities	(437,419)	(341,081)	(438,896)

Cash flows from financing activities:
Principal payments on long-term debt	(29,412)	(107,585)	(2,303)
Debt issuance costs	(168)	(7,003)	(4,328)
Net proceeds from note offerings and new notes payable	140,000	842,887	412,682
Dividends to parent	(93,390)	(708,808)	(373,948)
Contributions from parent	24,601	48,395	54,027

Cash flows provided by financing activities	41,631	67,886	86,130

Effect of exchange rate changes in cash and cash equivalents	(1,012)	11,587	(217)

Net increase (decrease) in cash and cash equivalents	(61,909)	64,252	(7,623)
Cash and cash equivalents at beginning of period	76,048	11,796	19,419

Cash and cash equivalents at end of period	$14,139	$76,048	$11,796

Supplemental disclosures of cash flow information:
Cash paid for interest	$149,417	$157,549	$97,711

Cash paid for state and federal income taxes	$3,933	$34,249	$28,471

See accompanying notes to consolidated financial statements.

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(Dollars in thousands, except share and per share data)

(1)  Significant Accounting Policies

(a)	Nature of Business

Lamar Media Corp. is a wholly owned subsidiary of Lamar Advertising Company. Lamar Media Corp. is engaged in the outdoor advertising business operating approximately 159,000 outdoor advertising displays in 44 states. Lamar Media’s operating strategy is to be the leading provider of outdoor advertising services in the markets it serves.

In addition, Lamar Media operates a logo sign business in 19 states throughout the United States, Canada and Puerto Rico. Logo signs are erected pursuant to state-awarded service contracts on public rights-of-way near highway exits and deliver brand name information on available gas, food, lodging and camping services. Included in the Company’s logo sign business are tourism signing contracts. The Company provides transit advertising on bus shelters, benches and buses in the markets it serves.

Certain footnotes are not provided for the accompanying financial statements as the information in notes 2, 4, 6, 9, 10, 13, 14, 15, 16, 17, 19 and 21 and portions of notes 1 and 12 to the consolidated financial statements of Lamar Advertising Company included elsewhere in this Annual Report are substantially equivalent to that required for the consolidated financial statements of Lamar Media Corp. Earnings per share data is not provided for the operating results of Lamar Media Corp. as it is a wholly owned subsidiary of Lamar Advertising Company.

(b)	Principles of Consolidation

The accompanying consolidated financial statements include Lamar Media Corp., its wholly owned subsidiaries, The Lamar Company, LLC, Lamar Central Outdoor, Inc., Lamar Oklahoma Holding Co., Inc., Lamar Advertising Southwest, Inc., Lamar DOA Tennessee Holdings, Inc., and Interstate Logos, LLC. and their majority-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

(2)  Noncash Financing Activities

For the years ended December 31, 2008, 2007 and 2006 there were no significant non-cash financing activities.

(3)  Goodwill and Other Intangible Assets

The following is a summary of intangible assets at December 31, 2008 and December 31, 2007:

	Estimated	2008		2007
	Life	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	(Years)	Amount	Amortization	Amount	Amortization

Amortizable Intangible Assets:
Customer lists and contracts	7 - 10	$465,126	$415,753	$453,305	$400,390
Non-competition agreements	3 - 15	63,407	58,380	60,633	56,900
Site locations	15	1,367,511	649,597	1,304,323	560,706
Other	5 - 15	13,001	12,175	13,002	10,929

		$1,909,045	$1,135,905	$1,831,263	$1,028,925
Unamortizable Intangible Assets:
Goodwill		$1,659,020	$252,766	$1,618,864	$252,766

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

The changes in the gross carrying amount of goodwill for the year ended December 31, 2008 are as follows:

Balance as of December 31, 2007	$1,618,864
Goodwill acquired during the year	40,156
Impairment losses	—

Balance as of December 31, 2008	$1,659,020

(4)  Accrued Expenses

The following is a summary of accrued expenses at December 31, 2008 and 2007:

	2008	2007

Payroll	$7,437	$13,629
Interest	36,761	36,882
Other	17,471	25,772

	$61,669	$76,283

(5)  Long-term Debt

Long-term debt consists of the following at December 31, 2008 and 2007:

	2008	2007

7 1/4% Senior Subordinated notes	$387,278	$387,758
Mirror note to parent	287,500	287,500
Bank Credit Agreement	1,290,625	1,181,325
6 5/8% Senior Subordinated Notes	400,000	400,000
6 5/8% Senior Subordinated Notes — Series B	203,584	202,202
6 5/8% Senior Subordinated Notes — Series C	262,568	261,181
Other notes with various rates and terms	4,803	5,804

	2,836,358	2,725,770
Less current maturities	(58,751)	(31,742)

Long-term debt excluding current maturities	$2,777,607	$2,694,028

Long-term debt matures as follows:

2009	$58,751
2010	$405,408
2011	$199,447
2012	$560,818
2013	$434,760
Later years	$1,177,174

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

(6)  Income Taxes

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, it provides guidance on the measurement, derecognition, classification and disclosure of tax positions, as well as the accounting for related interest and penalties. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are required to record the impact of adopting FIN 48 as an adjustment to the January 1, 2007 beginning balance of retained earnings rather than our consolidated statement of income.

We adopted the provisions of FIN 48 on January 1, 2007. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance of December 31, 2007	$787
Plus: additions based on tax positions related to the current year	34
Plus: additions for tax positions of prior years	47
Less: reductions made for tax positions of prior years	—
Settlements	—

Balance of December 31, 2008	$868

Included in the balance of unrecognized benefits as of December 31, 2008 are $868, benefits that, if recognized in future periods, would impact our effective tax rate.

To the extent penalties and interest would be assessed on any underpayment of income tax, such amounts have been accrued and included in our accrued current tax liability in our consolidated balance sheets. This is an accounting policy election we made that is a continuation of our historical policy and we intend to continue to consistently apply the policy in the future. During 2008, we accrued $47, in gross interest and penalties.

In addition, we are subject to both income taxes in the United States and in many of the 50 individual states. In addition, the Company is subject to income taxes in Canada and in the Commonwealth of Puerto Rico. We are open to examination in United States and in various individual states for tax years ended December 2004 through December 2006. We are also open to examination for the years ended 2002-2003 resulting from net operating losses generated and available for carry forward from those years.

We do not anticipate a significant change in the balance of unrecognized tax benefits within the next 12 months.

As of December 31, 2008 and December 31, 2007, Lamar Media had income taxes receivable of $22,109 included in other current assets and a payable of $12,853 included in accrued expenses, respectively.

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

Income tax expense (benefit) for the years ended December 31, 2008, 2007 and 2006, consists of:

	Current	Deferred	Total

Year ended December 31, 2008:
U.S. federal	$(13,560)	$25,852	$12,292
State and local	903	2,138	3,041
Foreign	1,363	(1,782)	(419)

	$(11,294)	$26,208	$14,914

Year ended December 31, 2007:
U.S. federal	$22,329	$5,971	$28,300
State and local	7,151	1,150	8,301
Foreign	2,153	(556)	1,597

	$31,633	$6,565	$38,198

Year ended December 31, 2006:
U.S. federal	$39,333	$(8,338)	$30,995
State and local	4,637	(667)	3,970
Foreign	734	54	788

	$44,704	$(8,951)	$35,753

Income tax expense attributable to continuing operations for the years ended December 31, 2008, 2007 and 2006, differs from the amounts computed by applying the U.S. federal income tax rate of 35 percent for 2008 and 2007 and 2006, to income before income taxes as follows:

	2008	2007	2006

Computed expected tax expense	$9,083	$29,819	$28,345
Increase (reduction) in income taxes resulting from:
Book expenses not deductible for tax purposes	1,482	1,105	2,346
Stock-based compensation	2,145	880	1,773
Amortization of non-deductible goodwill	19	24	24
State and local income taxes, net of federal income tax benefit	1,382	6,168	4,287
Undistributed earnings foreign subsidiaries	821	465	—
Valuation allowance	594	(772)	(1,706)
Other differences, net	(612)	509	684

	$14,914	$38,198	$35,753

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2008 and 2007 are presented below:

	2008	2007

Current deferred tax assets:
Receivables, principally due to allowance for doubtful accounts	$6,124	$4,832
Tax credits	—	8,459
Accrued liabilities not deducted for tax purposes	2,401	2,801
Net operating loss carry forward	—	1,212
Other	423	312

Net current deferred tax asset	$8,948	$17,616

Non-current deferred tax liabilities:
Plant and equipment, principally due to differences in depreciation	$(33,135)	$(5,707)
Intangibles, due to differences in amortizable lives	(250,574)	(247,907)
Undistributed earnings of foreign subsidiary	(2,112)	(1,290)
Investment in partnership	(126)	(620)
Other, net	(186)	(105)

	$(286,133)	$(255,629)

Non-current deferred tax assets:
Plant and equipment, due to basis differences on acquisitions and costs capitalized for tax purposes	21,107	26,533
Investment in affiliates and plant and equipment, due to gains recognized for tax purposes and deferred for financial reporting purposes	933	2,295
Accrued liabilities not deducted for tax purposes	10,965	18,930
Net operating loss carry forward	27,712	13,721
Asset retirement obligation	49,893	45,485
Tax credits	13,362	1,064
Interest rate swap agreement	2,403	—
Charitable contributions carry forward	218	—

Total deferred tax assets	126,593	108,028
Less: valuation allowance	(1,692)	(2,341)

Total net deferred tax assets	124,901	105,687

Net non-current deferred tax liability	$(161,232)	$(149,942)

During 2008, we generated $81,712 of U.S. net operating losses of which $81,712 will be used to carry back to the 2007 and 2006 tax year. As of December 31, 2008, we had approximately $43,315 of U.S. net operating loss carry forwards remaining to offset future taxable income. Of this amount, $43,315 is subject to an IRC § 382 limitation of $6,772 per year. Theses carry forwards expire between 2022 through 2028. In addition, we have $13,003 of various credits available to offset future U.S. federal income tax.

As of December 31, 2008 we have approximately $223,677 state net operating losses before valuation allowances. These state net operating losses are available to reduce future taxable income and expire at various times and amounts. Management has determined that a valuation allowance related to state net operating loss

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)
(Dollars in thousands, except share and per share data)

carry forwards is necessary. The valuation allowance for these deferred tax assets as of December 31, 2008 and 2007 was $1,692 and $2,341, respectively. The net change in the total valuation allowance for each of the years ended December 31, 2008, 2007, 2006 was an increase (decrease) of $594, $(772), $(1,706), respectively.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those jurisdictions during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carry back and carry forward periods), projected future taxable income, and tax-planning strategies in making this assessment. Based on the level of historical federal taxable income and projections for future federal taxable income over the periods for which the U.S. deferred tax assets are deductible, management believes that it is more likely than not that we will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2008. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

We have a deferred tax liability of approximately $2,112 for the undistributed earnings of our foreign operations that arose in 2008 and prior years. We have recognized current year tax expense of approximately $821 for the change in this deferred tax liability. As of December 31, 2008, the undistributed earnings of these subsidiaries were approximately $6,034.

(7)  Related Party Transactions

Affiliates, as used within these statements, are persons or entities that are affiliated with Lamar Media Corp. or its subsidiaries through common ownership and directorate control.

On September 30, 2005, Lamar Media Corp. issued a note payable to its parent, Lamar Advertising Company, for $287,500 of which an aggregate principal amount of $287,500 is outstanding bearing interest at 2 7/8% due 2010. The payment terms of this note are identical to Lamar Advertising’s outstanding Convertible Notes due 2010.

As of December 31, 2008 and December 31, 2007, there was a receivable (payable) to Lamar Advertising Company, its parent, in the amount of $2,221 and $(1,948), respectively.

Effective December 31, 2008 and December 31, 2007, Lamar Advertising Company contributed $24,601 and $48,395, respectively, to Lamar Media which resulted in an increase in Lamar Media’s additional paid-in capital.

(8)  Quarterly Financial Data (Unaudited)

	Year 2008 Quarters
	March 31	June 30	September 30	December 31

Net revenues	$282,776	$323,819	$312,516	$279,308
Net revenues less direct advertising expenses	$177,989	$213,714	$198,839	$171,321
Net (loss) income	$(1,363)	$14,920	$4,002	$(6,522)

	Year 2007 Quarters
	March 31	June 30	September 30	December 31

Net revenues	$275,185	$315,225	$314,253	$304,892
Net revenues less direct advertising expenses	$174,402	$212,456	$212,132	$202,168
Net income	$8,860	$18,959	$14,328	$4,854

SCHEDULE 2

Lamar Media Corp.
and Subsidiaries

Valuation and Qualifying Accounts
Years Ended December 31, 2008, 2007 and 2006
(In thousands)

	Balance at	Charged to		Balance
	Beginning of	Costs and		at end
	Period	Expenses	Deductions	of Period

Year Ended December 31, 2008
Deducted in balance sheet from trade accounts receivable: Allowance for doubtful accounts	$6,740	14,365	11,105	$10,000
Deducted in balance sheet from intangible assets: Amortization of intangible assets	$1,281,690	106,981	—	$1,388,671
Year Ended December 31, 2007
Deducted in balance sheet from trade accounts receivable: Allowance for doubtful accounts	$6,400	7,166	6,826	$6,740
Deducted in balance sheet from intangible assets: Amortization of intangible assets	$1,172,441	109,249	—	$1,281,690
Year Ended December 31, 2006
Deducted in balance sheet from trade accounts receivable: Allowance for doubtful accounts	$6,000	6,287	5,887	$6,400
Deducted in balance sheet from intangible assets: Amortization of intangible assets	$1,050,378	122,063	—	$1,172,441

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	June 30,	December 31,
	2009	2008
		(As adjusted)

ASSETS
Current assets:
Cash and cash equivalents	$157,570	$14,139
Receivables, net of allowance for doubtful accounts of $10,000 in 2009 and 2008	156,954	155,043
Prepaid expenses	62,659	44,377
Deferred income tax assets	8,643	8,949
Other current assets	39,519	38,475

Total current assets	425,345	260,983

Property, plant and equipment	2,848,114	2,900,970
Less accumulated depreciation and amortization	(1,349,701)	(1,305,937)

Net property, plant and equipment	1,498,413	1,595,033

Goodwill	1,416,024	1,416,396
Intangible assets	720,845	773,764
Deferred financing costs, net of accumulated amortization of $36,330 and $36,670 in 2009 and 2008, respectively	37,779	24,372
Other assets	45,286	46,477

Total assets	$4,143,692	$4,117,025

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$11,597	$15,108
Current maturities of long-term debt	96,468	58,751
Accrued expenses	81,378	72,407
Deferred income	37,014	30,612

Total current liabilities	226,457	176,878

Long-term debt	2,781,605	2,755,698
Deferred income tax liabilities	111,493	134,647
Asset retirement obligation	159,527	160,723
Other liabilities	13,275	15,354

Total liabilities	3,292,357	3,243,300

Stockholders’ equity:
Series AA preferred stock, par value $.001, $63.80 cumulative dividends, authorized 5,720 shares; 5,720 shares issued and outstanding at 2009 and 2008	—	—
Class A preferred stock, par value $638, $63.80 cumulative dividends, 10,000 shares authorized; 0 shares issued and outstanding at 2009 and 2008	—	—
Class A common stock, par value $.001, 175,000,000 shares authorized, 93,522,941 and 93,339,895 shares issued at 2009 and 2008, respectively; 76,577,688 and 76,401,592 outstanding at 2009 and 2008, respectively	94	93
Class B common stock, par value $.001, 37,500,000 shares authorized, 15,172,865 shares issued and outstanding at 2009 and 2008	15	15
Additional paid-in capital	2,355,909	2,347,854
Accumulated comprehensive income (deficit)	893	(2,039)
Accumulated deficit	(622,168)	(588,834)
Cost of shares held in treasury, 16,945,253 and 16,938,303 shares in 2009 and 2008, respectively	(883,408)	(883,364)

Stockholders’ equity	851,335	873,725

Total liabilities and stockholders’ equity	$4,143,692	$4,117,025

See accompanying notes to condensed consolidated financial statements.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
		(As adjusted)		(As adjusted)

Net revenues	$274,736	$323,819	$521,984	$606,595

Operating expenses (income)
Direct advertising expenses (exclusive of depreciation and amortization)	99,414	110,105	199,735	214,892
General and administrative expenses (exclusive of depreciation and amortization)	48,275	54,242	94,603	106,229
Corporate expenses (exclusive of depreciation and amortization)	10,783	15,633	21,658	28,830
Depreciation and amortization	83,489	79,303	169,263	156,996
Gain on disposition of assets	(1,221)	(2,069)	(1,873)	(3,012)

	240,740	257,214	483,386	503,935

Operating income	33,996	66,605	38,598	102,660
Other expense (income)
Gain on extinguishment of debt	(3,539)	—	(3,539)	—
Gain on disposition of investment	—	—	—	(1,533)
Interest income	(169)	(231)	(314)	(680)
Interest expense	56,645	41,937	92,995	85,425

	52,937	41,706	89,142	83,212

(Loss) income before income tax expense	(18,941)	24,899	(50,544)	19,448
Income tax (benefit) expense	(7,122)	12,259	(17,392)	10,015

Net (loss) income	(11,819)	12,640	(33,152)	9,433
Preferred stock dividends	91	91	182	182

Net (loss) income applicable to common stock	$(11,910)	$12,549	$(33,334)	$9,251

Earnings per share:
Basic earnings per share	$(0.13)	$0.14	$(0.36)	$0.10

Diluted earnings per share	$(0.13)	$0.14	$(0.36)	$0.10

Weighted average common shares used in computing earnings per share:
Weighted average common shares outstanding	91,686,753	92,172,492	91,633,232	92,801,232
Incremental common shares from dilutive stock options and warrants	60,020	236,594	153,902	223,182
Incremental common shares from convertible debt	—	—	—	—

Weighted average common shares diluted	91,746,773	92,409,086	91,787,134	93,024,414

See accompanying notes to condensed consolidated financial statements.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2009	2008
		(As adjusted)

Cash flows from operating activities:
Net (loss) income	$(33,152)	$9,433
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	169,263	156,996
Non-cash equity based compensation	6,741	7,369
Amortization included in interest expense	11,385	7,978
Gain on disposition of assets	(1,873)	(4,545)
Gain on extinguishment of debt	(3,539)	—
Deferred tax (benefit) expense	(18,769)	7,568
Provision for doubtful accounts	5,495	5,593
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(2,291)	(25,445)
Prepaid expenses	(17,068)	(19,972)
Other assets	(1,946)	2,051
Increase (decrease) in:
Trade accounts payable	(3,513)	(4,367)
Accrued expenses	6,853	(5,362)
Other liabilities	(1,175)	(5,979)

Net cash provided by operating activities	116,411	131,318

Cash flows from investing activities:
Acquisitions	(642)	(193,027)
Capital expenditures	(21,471)	(107,613)
Proceeds from disposition of assets	8,244	8,095
Payments received on notes receivable	84	128

Net cash used in investing activities	(13,785)	(292,417)

Cash flows from financing activities:
Debt issuance costs	(19,629)	(168)
Cash used for purchase of treasury stock	(43)	(93,390)
Net proceeds from issuance of common stock	1,442	5,522
Net (payments) borrowings under credit agreement	(114,532)	185,450
Payment on convertible notes	(141,342)	—
Net proceeds from note offering	314,927	—
Dividends	(182)	(182)

Net cash provided by financing activities	40,641	97,232

Effect of exchange rate changes in cash and cash equivalents	164	(122)
Net increase (decrease) in cash and cash equivalents	143,431	(63,989)
Cash and cash equivalents at beginning of period	14,139	76,048

Cash and cash equivalents at end of period	$157,570	$12,059

Supplemental disclosures of cash flow information:
Cash paid for interest	$72,107	$73,091

Cash paid for foreign, state and federal income taxes	$1,155	$2,623

See accompanying notes to condensed consolidated financial statements.

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except for share and per share data)

1.	Significant Accounting Policies

The information included in the foregoing interim condensed consolidated financial statements is unaudited. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year. These interim condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and the notes thereto included in the 2008 Combined Form 10-K. Subsequent events, if any, are evaluated through the date on which the financial statements are issued.

2.	Stock-Based Compensation

Equity Incentive Plan.  Lamar Advertising’s 1996 Equity Incentive Plan has reserved 13 million shares of Class A common stock for issuance to directors and employees, including shares underlying granted options and common stock reserved for issuance under its performance-based incentive program. Options granted under the plan expire ten years from the grant date with vesting terms ranging from three to five years and include 1) options that vest in one-fifth increments beginning on the grant date and continuing on each of the first four anniversaries of the grant date and 2) options that cliff-vest on the fifth anniversary of the grant date. All grants are made at fair market value based on the closing price of our Class A common stock as reported on the NASDAQ Global Select Market on the date of grant.

We use a Black-Scholes-Merton option pricing model to estimate the fair value of share-based awards under Statement of Financial Accounting Standard No. 123(R), Shared-based Payment, (“SFAS 123(R)”). The Black-Scholes-Merton option pricing model incorporates various and highly subjective assumptions, including expected term and expected volatility. The Company granted options for an aggregate of 1,863,434 shares of its Class A common stock during the six months ended June 30, 2009.

Stock Purchase Plan.  Lamar Advertising’s 2000 Employee Stock Purchase Plan (the “2000 ESPP”) has reserved 924,000 shares of common stock for issuance to employees. The 2000 ESPP was terminated following the issuance of all shares that were subject to the offer that commenced under the 2000 ESPP on January 1, 2009 and ended June 30, 2009. Our 2009 Employee Stock Purchase Plan was adopted by our Board of Directors in February 2009 and approved by our shareholders on May 28, 2009. The following is a summary of ESPP share activity for the six months ended June 30, 2009:

Shares

2000 ESPP Plan Shares available for future purchases, January 1, 2009	238,087
Purchases under 2000 ESPP Plan	(149,932)

Shares available as of June 30, 2009 & transferred to the 2009 ESPP	88,155
Share reserved for issuance during 2009	500,000

Total shares available at June 30, 2009 under the 2009 ESPP Plan	588,155

Performance-based compensation.  Unrestricted shares of our Class A common stock may be awarded to key officers, employees and directors under our 1996 Equity Incentive Plan. The number of shares to be issued, if any, awarded based upon the achievement of certain enumerated performance goals will be dependent on the level of achievement of these performance measures for key officers and employees, as determined by the Company’s Compensation Committee based on our 2009 results. Any shares issued based on the achievement of performance goals will be issued in the first quarter of 2010. The shares subject to

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)
(Unaudited)
(In thousands, except for share and per share data)

these awards can range from a minimum of 0% to a maximum of 100% of the target number of shares depending on the level at which the goals are attained. We also issue shares of restricted and unrestricted stock to our non-employee directors as part of their compensation for board service. Through June 30, 2009, the Company has recorded $238 as compensation expense related to these agreements.

3.	Adopted and Recently Issued Accounting Pronouncements

On January 1, 2009, we adopted the Financial Accounting Standards Board’s (“FASB”) Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”), which clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. FSP APB 14-1 requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer’s nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized. FSP APB 14-1 requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statements of operations.

FSP APB 14-1 requires retrospective application to the terms of instruments as they existed for all periods presented. The adoption of FSP APB 14-1 affects the accounting for our 2 7/8% Convertible Notes due 2010 and 2 7/8% Convertible Notes due 2010 — Series B. The Company used an effective interest rate of 7 1/2% to calculate the initial debt discount and will amortize this debt discount through December 31, 2010. The carrying amount of the equity component was $24,143 and $24,015 at December 31, 2008 and June 30, 2009, respectively. The principal amount of the liability component, its unamortized discount and its net carrying value for the periods ended December 31, 2008 and June 30, 2009 are as follows:

			Net
	Principal	Unamortized	Carrying
Period Ended	Amount	Discount	Value

December 31, 2008	$287,500	$21,909	$265,591
June 30, 2009	$133,867	$7,600	$126,267

The following table sets forth the effect of the retrospective application of FSP APB 14-1 on certain previously reported line items:

	Three Months Ended		Six Months Ended
	June 30, 2008		June 30, 2008
	Originally	As	Originally	As
	Reported	Adjusted	Reported	Adjusted

Consolidated Statements of Operations:
Interest expense	$39,165	$41,937	$79,933	$85,425
Income tax expense	13,327	12,259	12,130	10,015
Net income applicable to common stock	14,253	12,549	12,628	9,251
Basic and diluted income per share	$0.15	$0.14	$0.14	$0.10

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)
(Unaudited)
(In thousands, except for share and per share data)

	December 31, 2008
	Originally	As
	Reported	Adjusted

Consolidated Balance Sheet:
Long-term debt	$2,777,607	$2,755,698
Deferred income tax liability	126,212	134,647
Additional paid-in capital	2,323,711	2,347,854
Accumulated deficit	(578,165)	(588,834)
Stockholders’ equity	860,251	873,725

4.  Depreciation and Amortization

The Company includes all categories of depreciation and amortization on a separate line in its Statement of Operations. The amounts of depreciation and amortization expense excluded from the following operating expenses in its Statement of Operations are:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Direct advertising expenses	$78,975	$74,526	$160,298	$147,790
General and administrative expenses	1,592	1,854	3,198	3,489
Corporate expenses	2,922	2,923	5,767	5,717

	$83,489	$79,303	$169,263	$156,996

5.	Goodwill and Other Intangible Assets

The following is a summary of intangible assets at June 30, 2009 and December 31, 2008.

	Estimated	June 30, 2009		December 31, 2008
	Life	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	(Years)	Amount	Amortization	Amount	Amortization

Customer lists and contracts	7 — 10	$465,294	$422,771	$465,126	$415,753
Non-competition agreements	3 — 5	63,411	59,101	63,407	58,380
Site locations	15	1,368,575	695,392	1,367,511	649,596
Other	5 — 15	13,607	12,778	13,608	12,159

		1,910,887	1,190,042	1,909,652	1,135,888
Unamortizable Intangible Assets:
Goodwill		$1,669,659	$253,635	$1,670,031	$253,635

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)
(Unaudited)
(In thousands, except for share and per share data)

6.	Asset Retirement Obligations

The Company’s asset retirement obligations include the costs associated with the removal of its structures, resurfacing of the land and retirement cost, if applicable, related to the Company’s outdoor advertising portfolio. The following table reflects information related to our asset retirement obligations:

Balance at December 31, 2008	$160,723
Additions to asset retirement obligations	61
Accretion expense	5,153
Liabilities settled	(6,410)

Balance at June 30, 2009	$159,527

7.	Fair Value Hedging — Interest Rate Swaps

The Company utilizes derivative instruments such as interest rate swaps for purposes of hedging its exposure to changing interest rates. Statement of Financial Accounting Standards (“SFAS”) SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS 133”), requires that all derivative instruments subject to the requirements of the statement be measured at fair value and recognized as assets or liabilities on the balance sheet. Upon entering into a derivative contract, the Company may designate the derivative as either a fair value hedge or a cash flow hedge, or decide that the contract is not a hedge, and thereafter mark the contract to market through earnings. The Company documents the relationship between the derivative instrument designated as a hedge and the hedged items, as well as its objective for risk management and strategy for use of the hedging instrument to manage the risk. Derivative instruments designated as fair value or cash flow hedges are linked to specific assets and liabilities or to specific firm commitments or forecasted transactions. The Company assesses at inception, and on an ongoing basis, whether a derivative instrument used as a hedge is highly effective in offsetting changes in the fair value or cash flows of the hedged item. A derivative that is not a highly effective hedge does not qualify for hedge accounting. Changes in the fair value of a qualifying fair value hedge are recorded in earnings along with the gain or loss on the hedged item. Changes in the fair value of a qualifying cash flow hedge are recorded in other comprehensive income, until earnings are affected by the cash flows of the hedged item. When the cash flow of the hedged item is recognized in the statement of operations, the fair value of the associated cash flow hedge is reclassified from other comprehensive income into earnings.

Ineffective portions of a cash flow hedging derivative’s change in fair value are recognized currently in earnings as other income (expense). If a derivative instrument no longer qualifies as a cash flow hedge, hedge accounting is discontinued and the gain or loss that was recorded in other comprehensive incomes is recognized over the period anticipated in the original hedge transaction.

The Company entered into two interest rate swap agreements in December 2007 that mature in December 2009. One interest rate swap converts $100,000 of variable rate debt to 3.89% fixed rate debt, the other converts $100,000 of variable rate debt to 3.99% fixed rate debt. The derivatives were designated as a hedge. The fair market values at June 30, 2009, and December 31, 2008 were $(3,572) and $(6,212) respectively and are reflected in other liabilities and other comprehensive income on the balance sheet.

8.	Summarized Financial Information of Subsidiaries

Lamar Media’s ability to make distributions to Lamar Advertising is restricted under both the terms of the indentures relating to Lamar Media’s outstanding notes and by the terms of its senior credit facility. As of June 30, 2009 and December 31, 2008, Lamar Media was permitted under the terms of its outstanding notes

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)
(Unaudited)
(In thousands, except for share and per share data)

other than the senior notes to make transfers to Lamar Advertising in the form of cash dividends, loans or advances in amounts up to $1,067,143 and $970,420, respectively. Under its senior credit facility, however, if the total holdings debt ratio (as defined in the senior credit facility) is greater than 5.5 to 1, or if under the senior notes Lamar Media’s senior leverage ratio (as defined in the indenture for the senior notes) is greater than or equal to 3.0 to 1, transfers to Lamar Advertising are subject to additional restrictions. As of June 30, 2009, the total holdings debt ratio was greater than 5.5 to 1 and, therefore, transfers to Lamar Advertising were restricted to the following: (a) payments to allow Lamar Advertising to pay dividends on its outstanding Series AA Preferred Stock and (b) payments in respect of “Qualified Holdings Obligations” (as defined in the senior credit facility), consisting of certain fees, costs and expenses incurred from time to time by Lamar Advertising on behalf of Lamar Media and its subsidiaries. As of June 30, 2009, Lamar Media’s senior leverage ratio was greater than 3.0 to 1 and, therefore, transfers to Lamar Advertising were restricted to a series of baskets specified in the Indenture, including payments of Lamar Media’s operating expenses in an aggregate amount in any fiscal year not to exceed 5% of the total operating expenses of Lamar Media and its restricted subsidiaries and other restricted payments not in excess $500 in any fiscal year of Lamar Media.

9.	Earnings Per Share

Earnings per share are computed in accordance with SFAS No. 128 Earnings Per ShareBasic earnings per share are computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. The number of dilutive shares resulting from this calculation is 60,020 and 236,594 for the three months ended June 30, 2009 and 2008 and 153,902 and 223,182 for the six months ended June 30, 2009 and 2008. Diluted earnings per share should also reflect the potential dilution that could occur if the Company’s convertible debt was converted to common stock. The number of potentially dilutive shares related to the Company’s convertible debt excluded from the calculation because of their antidilutive effect is 3,428,386 and 5,879,893 for the three months ended June 30, 2009 and 2008, and 4,647,367 and 5,879,893 for the six months ended June 30, 2009 and 2008, respectively.

10.	Long-term Debt

On March 27, 2009, Lamar Media completed an institutional private placement of $350,000 in aggregate principal amount ($314,927 gross proceeds) of 9 3/4% Senior Notes due 2014 (the “Notes”). The institutional private placement resulted in net proceeds to Lamar Media of approximately $307,489. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes mature on April 1, 2014 and bear interest at a rate of 9 3/4% per annum, which is payable semi-annually on April 1 and October 1 of each year, beginning October 1, 2009. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The terms of the Notes will, among other things, limit Lamar Media’s and its restricted subsidiaries’ ability to (i) incur additional debt and issue preferred stock; (ii) make certain distributions, investments and other restricted payments; (iii) create certain liens; (iv) enter into transactions with affiliates; (v) have the restricted subsidiaries make payments to Lamar Media; (vi) merge, consolidate or sell substantially all of Lamar Media’s or the restricted subsidiaries’ assets; and (vii) sell assets. These covenants are subject to a number of exceptions and qualifications.

Lamar Media may redeem up to 35% of the aggregate principal amount of the Notes, at any time and from time to time, at a price equal to 109.75% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon (including additional interest, if any), with the net cash proceeds of certain public equity offerings completed before April 1, 2012. At any time prior to April 1, 2014, Lamar Media may redeem some or all of the Notes at a price equal to 100% of the principal amount plus a make-whole premium. In addition, if the

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)
(Unaudited)
(In thousands, except for share and per share data)

Company or Lamar Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any), up to but not including the repurchase date.

On March 23, 2009, the Company commenced a tender offer to purchase for cash any and all of its outstanding 2 7/8% Convertible Notes due 2010 — Series B. The tender offer expired on April 17, 2009. As a result of the tender offer, the Company accepted for payment $153,633 in principle amount of notes at a purchase price of 92% of the original principal amount of the notes, plus with respect to such convertible notes, all accrued and unpaid interest up to, but not including, the payment date of April 20, 2009. Pursuant to the terms of the tender offer, convertible notes not tendered, or tendered and validly withdrawn, in the tender offer remain outstanding, and the terms and conditions governing the note, including the covenants and other provisions contained in the indentures governing the notes, remain unchanged.

On April 2, 2009, Lamar Media Corp. entered into Amendment No. 4 (“Amendment No. 4”) to its existing senior credit facility dated as of September 30, 2005 (as amended, the “Credit Agreement”) together with its subsidiary guarantors, its subsidiary borrowers, the Company, and JPMorgan Chase Bank, N.A., as Administrative Agent (“JPMorgan”) to, among other things: (i) reduce the amount of the revolving credit commitments available thereunder from $400,000 to $200,000; (ii) increase the interest rate margins for the revolving credit facility and term loans under the Credit Agreement; (iii) make certain changes to the provisions regarding mandatory prepayments of loans; (iv) amend certain financial covenants; and (v) cause Lamar Media and the subsidiary guarantors to pledge additional collateral of Lamar Media and its subsidiaries, including certain owned real estate properties, to secure loans made under the Credit Agreement. Amendment No. 4 and the changes it made to the Credit Agreement were effective as of April 6, 2009.

Amendment No. 4 also reduced Lamar Media’s incremental loan facility from $500,000 to $300,000. The incremental facility permits Lamar Media to request that its lenders enter into commitments to make additional term loans, up to a maximum aggregate amount of $300,000. Lamar Media’s lenders have no obligation to make additional loans out of the $300,000 incremental facility, but may enter into such commitments at their sole discretion.

11.	Disclosures About Fair Value of Financial Instruments

At June 30, 2009, the Company’s financial instruments included cash and cash equivalents, marketable securities, accounts receivable, investments, accounts payable, borrowings and derivative contracts. The fair values of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings and current portion of long-term debt approximated carrying values because of the short-term nature of these instruments. Investments and derivative contracts are reported at fair values. Fair values for investments held at cost are not readily available, but are estimated to approximate fair value. The following table provides fair value measurement information for liabilities reported in the accompanying Condensed Consolidated Balance Sheet as of June 30, 2009:

As of June 30, 2009
Fair Value Measurements Using:
			Quoted	Significant
			Prices in	Other
			Active	Observable	Significant
	Carrying	Total Fair	Markets	Inputs	Unobservable
	Amount	Value	(Level 1)	(Level 2)	Inputs (Level 3)

Financial liabilities
Long-term debt (including current maturities)	$2,878,073	$2,727,577	$2,727,577	$—	$—
Hedging instrument	$3,572	$3,572	$—	$3,572	$—

LAMAR ADVERTISING COMPANY
AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)
(Unaudited)
(In thousands, except for share and per share data)

SFAS No. 157, Fair Value Measurements, established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. As presented in the table above, this hierarchy consists of three broad levels. Level 1 inputs on the hierarchy consist of unadjusted quoted prices in active markets for identical assets and liabilities and have the highest priority. Level 2 inputs are other than quoted prices in active markets included in Level 1, and Level 3 inputs have the lowest priority and include significant inputs that are generally less observable from objective sources. When available, we measure fair value using Level 1 inputs because they generally provide the most reliable evidence of fair value. We currently do not use Level 3 inputs to measure fair value.

The following methods and assumptions were used to estimate the fair values of the assets and liabilities in the table above.

Level 1 Fair Value Measurements

Long-term debt — The Fixed Rate Notes and Floating Rate Notes are actively traded in an established market. The fair values of these debt instruments are based on quotes obtained through financial information services and/or major financial institutions.

Level 2 Fair Value Measurements

Hedging instrument — We value the interest rate swap liability utilizing a discounted cash flow model that takes into consideration forward interest rates observable in the market and the Company’s credit risk.

12.	Subsequent Events

On July 2, 2009, the Company completed a tender offer for eligible participants to exchange some or all of certain outstanding options (the “Eligible Options”) for new options to be issued under the Company’s 1996 Equity Incentive Plan, as amended. We have accepted for cancellation Eligible Options to purchase an aggregate of 2,630,474 shares of the Company’s Class A common stock, representing 86.2% of the total number of shares of Class A common stock underlying all Eligible Options. In exchange for the Eligible Options surrendered in the Offer, we have issued New Options to purchase up to an aggregate of 1,030,819 shares of the Company’s Class A common stock under the 1996 Plan. Each New Option has an exercise price per share of $15.67, the closing price of the Company’s Class A common stock on the Nasdaq Global Select Market on July 2, 2009. Eligible Options not tendered for exchange remain outstanding according to their original terms and subject to the 1996 Plan.

On July 14, 2009, the Company completed a tender offer to purchase for cash any and all of its then outstanding 2 7/8% Convertible Notes due 2010 — Series B. Upon expiration of the tender offer, the Company accepted for payment $120,415 in principal amount of notes at a purchase price of 97.75% of the original principal amount of the notes, all accrued and unpaid interest up to, but not including the payment date of July 15, 2009. Pursuant to the terms of the tender offer, convertible notes not tendered, or tendered and validly withdrawn, in the tender offer remain outstanding, and the terms and conditions governing the notes, including the covenants and other provisions contained in the indentures governing the notes, remain unchanged. Immediately following the completion of this tender offer, the Company had $13,452 in aggregate principle amount of its 2 7/8% Convertible Notes remaining, which mature on December 31, 2010.

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30,	December 31,
	2009	2008
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$12,804	$14,139
Receivables, net of allowance for doubtful accounts of $10,000 in 2009 and 2008	156,954	155,043
Prepaid expenses	62,659	44,377
Deferred income tax assets	8,643	8,948
Other current assets	42,729	39,183

Total current assets	283,789	261,690

Property, plant and equipment	2,848,114	2,900,970
Less accumulated depreciation and amortization	(1,349,701)	(1,305,937)

Net property, plant and equipment	1,498,413	1,595,033

Goodwill	1,405,872	1,406,254
Intangible assets	720,221	773,140
Deferred financing costs net of accumulated amortization of $24,782 and $22,817 in 2009 and 2008, respectively	34,170	18,538
Other assets	40,000	43,412

Total assets	$3,982,465	$4,098,067

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$11,597	$15,108
Current maturities of long-term debt	96,468	58,751
Accrued expenses	70,639	61,669
Deferred income	37,014	30,612

Total current liabilities	215,718	166,140

Long-term debt	2,655,338	2,777,607
Deferred income tax liabilities	142,453	161,232
Asset retirement obligation	159,527	160,723
Other liabilities	13,275	15,354

Total liabilities	3,186,311	3,281,056

Stockholder’s equity:
Common stock, par value $.01, 3,000 shares authorized, 100 shares issued and outstanding at 2009 and 2008	—	—
Additional paid-in-capital	2,525,664	2,517,481
Accumulated comprehensive income (deficit)	893	(2,039)
Accumulated deficit	(1,730,403)	(1,698,431)

Stockholder’s equity	796,154	817,011

Total liabilities and stockholder’s equity	$3,982,465	$4,098,067

See accompanying note to condensed consolidated financial statements.

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Condensed Consolidated Statements Of Operations
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net revenues	$274,736	$323,819	$521,984	$606,595

Operating expenses (income)
Direct advertising expenses (exclusive of depreciation and amortization)	99,414	110,105	199,735	214,892
General and administrative expenses (exclusive of depreciation and amortization)	48,275	54,242	94,603	106,229
Corporate expenses (exclusive of depreciation and amortization)	10,784	15,461	21,233	28,503
Depreciation and amortization	83,489	79,303	169,263	156,996
Gain on disposition of assets	(1,221)	(2,069)	(1,873)	(3,012)

	240,741	257,042	482,961	503,608

Operating income	33,995	66,777	39,023	102,987
Other expense (income)
Gain on disposition of investment	—	—	—	(1,533)
Interest income	(121)	(231)	(266)	(680)
Interest expense	55,057	38,693	88,165	79,313

	54,936	38,462	87,899	77,100

(Loss) income before income tax expense	(20,941)	28,315	(48,876)	25,887
Income tax (benefit) expense	(7,962)	13,395	(16,946)	12,330

Net (loss) income	$(12,979)	$14,920	$(31,930)	$13,557

See accompanying note to condensed consolidated financial statements.

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Condensed Consolidated Statements Of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2009	2008

Cash flows from operating activities:
Net (loss) income	$(31,930)	$13,557
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	169,263	156,996
Non-cash equity based compensation	6,741	7,369
Amortization included in interest expense	6,554	1,866
Gain on disposition of assets	(1,873)	(4,545)
Deferred tax (benefit) expense	(18,599)	9,883
Provision for doubtful accounts	5,495	5,593
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(2,291)	(25,445)
Prepaid expenses	(17,068)	(19,972)
Other assets	(1,946)	4,964
Increase (decrease) in:
Trade accounts payable	(3,513)	(4,367)
Accrued expenses	7,130	(5,555)
Other liabilities	(93)	(9,208)

Net cash provided by operating activities	117,870	131,136

Cash flows from investing activities:
Acquisitions	(642)	(193,027)
Capital expenditures	(21,471)	(107,613)
Proceeds from disposition of assets	8,244	8,095
Payment received on notes receivable	84	128

Net cash used in investing activities	(13,785)	(292,417)

Cash flows from financing activities:
Debt issuance costs	(19,629)	(168)
Payment on mirror note	(287,500)	—
Net proceeds from note offering	314,927	—
Net (payments) borrowings on credit agreement	(114,532)	185,450
Contributions from parent	1,150	5,522
Dividend to parent	—	(93,390)

Net cash (used in) provided by financing activities	(105,584)	97,414

Effect of exchange rate changes in cash and cash equivalents	164	(122)
Net decrease in cash and cash equivalents	(1,335)	(63,989)
Cash and cash equivalents at beginning of period	14,139	76,048

Cash and cash equivalents at end of period	$12,804	$12,059

Supplemental disclosures of cash flow information:
Cash paid for interest	$72,800	$73,091

Cash paid for foreign, state and federal income taxes	$1,155	$2,623

See accompanying note to condensed consolidated financial statements.

LAMAR MEDIA CORP.
AND SUBSIDIARIES

Note to Condensed Consolidated Financial Statements
(Unaudited)
(In thousands, except for share data)

1.	Significant Accounting Policies

The information included in the foregoing interim condensed consolidated financial statements is unaudited. In the opinion of management all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of Lamar Media’s financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year. These interim condensed consolidated financial statements should be read in conjunction with Lamar Media’s consolidated financial statements and the notes thereto included in the 2008 Combined Form 10-K.

Certain notes are not provided for the accompanying condensed consolidated financial statements as the information in notes 1, 2, 4, 5, 6, 7, 8, 10, 11 and a portion of 12 to the condensed consolidated financial statements of Lamar Advertising Company included elsewhere in this report is substantially equivalent to that required for the condensed consolidated financial statements of Lamar Media Corp. Earnings per share data is not provided for Lamar Media Corp., as it is a wholly owned subsidiary of the Company.

Independent Auditor’s Report

We have audited the accompanying consolidated balance sheets of Vista Media Group, Inc. (a wholly owned subsidiary of Entravision Communications Corporation) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholder’s (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vista Media Group, Inc. as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

On May 16, 2008, Vista Media Group, Inc. was sold to Lamar Advertising Penn, LLC for $100 million in cash.

/s/  McGladrey & Pullen, LLP
McGladrey & Pullen, LLP

Pasadena, California
July 28, 2008

VISTA MEDIA GROUP, INC.

Consolidated Balance Sheets
March 31, 2008 (Unaudited) and December 31, 2007 and 2006
(In thousands, except share data)

	March 31,	December 31,	December 31,
	2008	2007	2006
	(Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$48	$—	$—
Trade accounts receivable, net of allowance for doubtful accounts of 2008 $370; 2007 $502 and 2006 $442	10,965	10,510	9,081
Other current assets	3,036	2,961	2,657

Total current assets	14,049	13,471	11,738
Property and Equipment, net	42,963	44,346	50,589
Goodwill	1,138	1,138	61,074
Intangible Assets, net	33,842	37,602	52,643
Other Assets	676	676	391

	$92,668	$97,233	$176,435

LIABILITIES AND STOCKHOLDER’S (DEFICIT)
Current Liabilities
Bank overdraft	$1,667	$1,949	$1,101
Accounts payable	179	209	141
Accrued expenses	2,583	2,121	1,423
Other liabilities	1,881	1,392	814
Deferred taxes	—	—	423

Total current liabilities	6,310	5,671	3,902
Payable-to-Parent Company	304,346	302,977	303,464
Other Long-term Liabilities	351	102	86

Total liabilities	311,007	308,750	307,452

Commitments and Contingencies
Stockholder’s (Deficit)
Common stock, no par value, 100 shares authorized, issued and outstanding	—	—	—
Accumulated deficit	(217,420)	(210,519)	(129,988)
Receivable from related party	(919)	(998)	(1,029)

Total stockholder’s (deficit)	(218,339)	(211,517)	(131,017)

	$92,668	$97,233	$176,435

See Notes to Consolidated Financial Statements.

VISTA MEDIA GROUP, INC.

Consolidated Statements of Operations
Three Months Ended March 31, 2008 and 2007 (Unaudited),
and Years Ended December 31, 2007 and 2006
(In thousands)

	March 31,	March 31,	December 31,	December 31,
	2008	2007	2007	2006
	(Unaudited)

Net revenue	$8,945	$7,033	$37,234	$36,618

Operating expenses:
Direct operating expenses	7,823	6,182	26,653	25,492
Selling, general and administrative expenses	2,400	1,536	6,775	5,731
Corporate expenses	349	368	1,729	1,735
Depreciation and amortization	5,274	5,790	23,095	22,921
Impairment charge	—	—	59,936	—

	15,846	13,876	118,188	55,879

Net (loss) before income tax provision	(6,901)	(6,843)	(80,954)	(19,261)
Income tax expense (benefit)	—	—	(423)	85

Net (loss)	$(6,901)	$(6,843)	$(80,531)	$(19,346)

See Notes to Consolidated Financial Statements.

VISTA MEDIA GROUP, INC.

Consolidated Statements of Stockholder’s (Deficit)
Three Months Ended March 31, 2008 (Unaudited),
and Years Ended December 31, 2007 and 2006
(In thousands)

			Receivable
	Common	Accumulated	from
	Stock	Deficit	Related Party	Total

Balance, December 31, 2005	$—	$(110,642)	$(1,107)	$(111,749)
Net loss	—	(19,346)	—	(19,346)
Decrease in receivable from related party	—	—	78	78

Balance, December 31, 2006	—	(129,988)	(1,029)	(131,017)
Net loss	—	(80,531)	—	(80,531)
Decrease in receivable from related party	—	—	31	31

Balance, December 31, 2007	—	(210,519)	(998)	(211,517)
Net loss (unaudited)	—	(6,901)	—	(6,901)
Decrease in receivable from related party (unaudited)	—	—	79	79

Balance, March 31, 2008 (unaudited)	$—	$(217,420)	$(919)	$(218,339)

See Notes to Consolidated Financial Statements.

VISTA MEDIA GROUP, INC.

Consolidated Statements of Cash Flows
Three Months Ended March 31, 2008 and 2007 (Unaudited),
and Years Ended December 31, 2007 and 2006
(In thousands)

	March 31,	March 31,	December 31,	December 31,
	2008	2007	2007	2006
	(Unaudited)

Cash Flows from Operating Activities
Net loss	$(6,901)	$(6,843)	$(80,531)	$(19,346)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for doubtful accounts	67	52	278	274
Depreciation and amortization	5,274	5,790	23,095	22,921
Impairment charge	—	—	59,936	—
Loss on disposal of assets	—	—	(213)	(36)
Deferred taxes	—	—	(423)	85
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(522)	1,873	(1,706)	(830)
(Increase) decrease in prepaid expenses and other assets	(75)	16	(592)	(466)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,169	376	1,362	(1)

Net cash provided by (used in) operating activities	(988)	1,264	1,206	2,601

Cash Flows from Investing Activities
Proceeds from sale of property and equipment	—	—	236	43
Purchase of property and equipment	(130)	(359)	(1,834)	(2,041)

Net cash (used in) investing activities	(130)	(359)	(1,598)	(1,998)

Cash Flows from Financing Activities
Net proceeds from (payments to) Parent Company and related party	475	(710)	(456)	(646)
Increase (decrease) in bank overdraft	691	(195)	848	43

Net cash provided by (used in) financing activities	1,166	(905)	392	(603)

Net increase in cash and cash equivalents	48	—	—	—
Cash and Cash Equivalents
Beginning	—	—	—	—

Ending	$48	$—	$—	$—

See Notes to Consolidated Financial Statements.

VISTA MEDIA GROUP, INC.

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting and Reporting Policies

Nature of business:  Vista Media Group, Inc. (the Company) is a wholly owned subsidiary of Z-Spanish Media Corporation which is wholly owned by Entravision Communications Corporation (the Parent Company) (NYSE: EVC). The Company is engaged in the outdoor advertising business, operating approximately 11,000 outdoor advertising displays which are located primarily in New York and California. The Parent Company reported the Company as held for sale in its 2007 consolidated balance sheet. On May 16, 2008, the Parent Company sold the Company, pursuant to a stock purchase agreement, to Lamar Advertising of Penn, LLC for $100 million in cash (see Note 8).

Accounting and reporting policies:  The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States of America. A summary of the Company’s significant accounting and reporting policies is as follows:

Basis of consolidation:  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Seaboard Outdoor Advertising Co., Inc. and Sale Point Posters, Inc. Both of these subsidiaries are inactive. All significant intercompany accounts and transactions have been eliminated in consolidation.

Unaudited interim financial statements:  The interim financial statements of Vista Media Group, Inc. as of March 31, 2008, and for the three months ended March 31, 2008 and 2007, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company’s financial position as of March 31, 2008, and the results of its operations and its cash flows for the three months ended March 31, 2008 and 2007. These results are not necessarily indicative of the results expected for the fiscal year ending December 31, 2008. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States of America. Refer to the accompanying audited consolidated financial statements of the Company as of and for the years ended December 31, 2007 and 2006.

Use of estimates:  The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The Company’s operations are affected by numerous factors, including priorities of advertisers, new laws and governmental regulations and policies and technological advances. The Company cannot predict if any of these factors might have a significant impact on the outdoor advertising industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company’s operations and cash flows. Significant estimates and assumptions made by management are used for, but not limited to, the allowance for doubtful accounts, the estimated useful lives of long-lived and intangible assets, the recoverability of such assets by their estimated future undiscounted cash flows, impairment of goodwill and deferred taxes.

Cash and cash equivalents:  Cash and cash equivalents consist of funds held in general checking accounts.

Long-lived assets, including intangibles subject to amortization:  Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over their estimated useful lives. The Company periodically evaluates assets to he held and used and long-lived assets held for sale, when events and circumstances warrant such review.

Intangible assets subject to amortization are amortized on a straight-line method over their estimated useful lives.

VISTA MEDIA GROUP, INC.

Notes to Consolidated Financial Statements — (Continued)

Changes in circumstances, such as the passage of new laws or changes in regulations, technological advances or changes to the Company’s business strategy, could result in the actual useful lives differing from initial estimates. Factors such as changes in the planned use of equipment, customer attrition, contractual amendments or mandated regulatory requirements could result in shortened useful lives. In those cases where the Company determines that the useful life of a long-lived asset should he revised, the Company will amortize or depreciate the net book value in excess of the estimated residual value over its revised remaining useful life.

Long-lived assets and asset groups are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The estimated future cash flows are based upon, among other things, assumptions about expected future operating performance, and may differ from actual cash flows. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest) is less than the carrying value of the assets, the assets will be written down to the estimated fair value in the period in which the determination is made.

In accordance with Financial Accounting Standards Board (FASB) Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. During 2007 the Parent Company reported an impairment loss on the Company’s customer list as a result of the held-for-sale accounting applied by the Parent Company. However, for purposes of these separate Company financial statements which reflect the continuing operations of Vista Media Group, Inc., the long-lived assets are classified as held and used accordingly, the Company’s estimate of undiscounted cash flows indicated that such carrying amounts were expected to be recovered; therefore, no impairment of the Company’s long-lived assets is deemed to exist. If changes in the market result in significant reductions of the cash flows, an impairment loss might result. However, no such impairment has been identified as of March 31, 2008 (unaudited).

Goodwill:  Goodwill is not amortized but is tested annually for impairment or more frequently if events or changes in circumstances indicate that the assets might be impaired. In assessing the recoverability of goodwill, the Company must make assumptions about the estimated future cash flows and other factors to determine the fair value of this asset. The annual testing date is October 1. (See Note 2 for discussion regarding impairment of goodwill in 2007.)

Assumptions about future revenue and cash flows require significant judgment because of the current state of the economy, the fluctuation of actual revenue and the timing of expenses. The Company’s management develops future revenue estimates based on customer commitments and available advertising space. Estimates of future cash flows assume that expenses will grow at rates consistent with historical rates. If the expected cash flows are not realized, impairment losses may be recorded in the future. Whether or not there is an impairment may result from, among other things, an analysis of performance: the proposed use or sale of assets; market conditions; changes in applicable laws and regulations, including changes that affect the activities of or the products or services sold; and other factors. The amount of any quantified impairment charge is required to be expensed to operations.

Management has determined that the Company operates as a single reporting unit. For goodwill, the impairment evaluation includes a comparison of the carrying value of the reporting unit (including goodwill) to that reporting unit’s fair value. If the reporting unit’s estimated fair value exceeds the reporting unit’s carrying value, no impairment of goodwill exists. If the fair value of the reporting unit does not exceed the unit’s carrying value, then an additional analysis is performed to allocate the fair value of the reporting unit to all of the assets and liabilities of that unit as if that unit had been acquired in a business combination and the

VISTA MEDIA GROUP, INC.

Notes to Consolidated Financial Statements — (Continued)

fair value of the unit was the purchase price. If the excess of the fair value of the reporting unit over the fair value of the identifiable assets and liabilities is less than the carrying value of the unit’s goodwill, an impairment charge is recorded for the difference.

Concentrations of credit risk and trade receivables:  The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company from time to time may have bank deposits in excess of the Federal Deposit Insurance Corporation insurance limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. A valuation allowance is provided for known and anticipated credit losses, as determined by management in the course of regularly evaluating individual customer receivables. This evaluation takes into consideration a customer’s financial condition and credit history, as well as current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. No interest is charged on customer accounts.

Estimated losses for bad debts are provided for in the financial statements through a charge to expense in the amount of $67 thousand, $52 thousand, $278 thousand and $274 thousand for the three months ended March 31, 2008 and 2007 (unaudited) and for the years ended December 31, 2007 and 2006, respectively. The net charge-off of bad debts totaled $199 thousand, $139 thousand, $218 thousand and $186 thousand for the three months ended March 31, 2008 and 2007 (unaudited) and for the years ended December 31, 2007 and 2006, respectively.

Deferred revenue:  Deferred revenue is included in other liabilities on the balance sheets and consists principally of advertising revenue invoiced in advance. Deferred advertising revenue is recognized in income as services are provided over the term of the contract.

Income taxes:  In connection with the preparation of these financial statements, the Company has used the separate return method and computes its tax expense as if it is filing separate tax returns for federal, California and New York. The Company elected to use the separate return method because, in the opinion of the Company’s management, this method is a systematic and rational approach to presenting income taxes in a manner consistent with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes.

The Company is a member of a group that files consolidated federal and combined state tax returns. Accordingly, income taxes payable to (refundable from) the tax authorities is recognized on the financial statements of the Parent Company who is the taxpayer for income tax purposes. The members of the consolidated group allocate payments to any member of the group for the income tax reduction resulting from the member’s inclusion in the consolidated return, or the member makes payments to the Parent Company for its allocated share of the consolidated income tax liability. This allocation approximates the amounts that would be reported if the Company was separately filing its tax returns. The result of these allocations is reported on the accompanying balance sheets as part of the payable to Parent Company. During the years ended December 31, 2007 and 2006, and the three months ended March 31, 2008 and 2007 (unaudited), the Company contributed tax losses to the consolidated group and, as a result, the payable to the Parent Company was reduced by the tax benefit provided.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when it is determined to be more likely than

VISTA MEDIA GROUP, INC.

Notes to Consolidated Financial Statements — (Continued)

not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

In July 2006, the FASB issued FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes — an interpretation of SFAS No. 109, which the Company adopted on January 1, 2007. FIN 48 sets out the use of a single comprehensive model to address uncertainty in tax positions and clarifies the accounting for income taxes by establishing the minimum recognition threshold and a measurement attribute for tax positions taken or expected to be taken in a tax return in order to be recognized in the financial statements. The provisions of FIN 48 were effective as of the beginning of the 2007 fiscal year, and there was no cumulative effect of the change in accounting principle required to be recorded as an adjustment to opening accumulated deficit.

Advertising costs:  Amounts incurred for advertising costs with third parties are expensed as incurred. Advertising expense totaled approximately $75 thousand, $42 thousand, $187 thousand and $232 thousand for the three months ended March 31, 2008 and 2007 (unaudited), and for the years ended December 31, 2007 and 2006, respectively.

Legal costs:  Amounts incurred for legal costs that pertain to loss contingencies are expensed as incurred.

Repairs and maintenance:  All costs associated with repairs and maintenance are expensed as incurred.

Revenue recognition:  The Company recognizes outdoor advertising revenue, net of agency commissions, if any, on an accrual basis ratably over the term of the contracts, as services are provided. Production revenue and the related expense for the advertising copy are recognized upon completion of the sale.

Recently issued accounting pronouncements:  In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which establishes a framework for reporting fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective beginning in the first quarter of 2008. In February 2008, the FASB deferred the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The Company is currently evaluating the impact of adopting SFAS No. 157 on the financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115, which permits entities to measure eligible financial instruments, commitments and certain other arrangements at fair value at specified election dates with changes in fair value recognized in earnings at each subsequent reporting period. SFAS No. 159 is effective beginning in the first quarter of 2008. The Company is currently evaluating the impact of adopting SFAS No. 159 on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations, which requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 141R is effective beginning in the first quarter 2009. The Company is currently evaluating the impact of adopting SFAS No. 141R on the consolidated financial statements.

Note 2.	Goodwill and Intangible Assets

Goodwill is not amortized but is tested annually for impairment, or more frequently, if events or changes in circumstances indicate that the assets might be impaired. The annual testing date is October 1.

VISTA MEDIA GROUP, INC.

Notes to Consolidated Financial Statements — (Continued)

The carrying amount of goodwill as of March 31, 2008 and 2007 (unaudited), and December 31, 2007 and 2006 is as follows (in thousands):

	March 31,	March 31,	December 31,	December 31,
	2008	2007	2007	2006
	(Unaudited)

Balance, beginning	$1,138	$61,074	$61,074	$61,074
Impairment charge	—	—	(59,936)	—

Balance, ending	$1,138	$61,074	$1,138	$61,074

Impairment:  In accordance with the Company’s 2007 annual fourth quarter impairment test, the Company determined that its carrying value of the reporting unit exceeded its fair value as a result of a sustained, marginal underperformance of expected operating results and a general slowing of growth in the outdoor business over recent quarters.

The fair value of the Company was estimated to be $100 million, reflecting the current market value and the expected proceeds to be realized from the sale, which was then completed in May 2008 (see Note 8). In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, the Company recorded an impairment of goodwill to reduce its carrying value based on its implied fair value. This charge totaling approximately $60 million is included in the statement of operations for the year ended December 31, 2007.

The composition of the Company’s acquired intangible assets and the associated accumulated amortization as of December 31, 2007 is as follows (in thousands):

Weighted
	Average	Gross		Net
	Remaining	Carrying	Accumulated	Carrying
	Life in Years	Amount	Amortization	Amount

Intangible assets, customer list	2	$136,451	$98,849	$37,602

A summary of the activity in the Company’s acquired intangible assets during the three months ended March 31, 2008 and 2007 (unaudited), and the years ended December 31, 2007 and 2006, is as follows (in thousands):

	March 31,	March 31,	December 31,	December 31,
	2008	2007	2007	2006
	(Unaudited)

Balance, beginning, net	$37,602	$52,643	$52,643	$67,684
Amortization	(3,760)	(3,760)	(15,041)	(15,041)

Balance, ending, net	$33,842	$48,883	$37,602	$52,643

The aggregate amount of amortization expense for the three months ended March 31, 2008 and 2007 (unaudited), and for the years ended December 31, 2007 and 2006 was $3.7 million, $3.7 million, $15 million and $15 million, respectively. Estimated amortization expense for each of the years ending 2008 through 2010 is as follows (in thousands):

Years Ending December 31,	Amount

2008	$15,041
2009	15,041
2010	7,520

$37,602

VISTA MEDIA GROUP, INC.

Notes to Consolidated Financial Statements — (Continued)

Note 3.	Property and Equipment

Property and equipment at March 31, 2008 (unaudited), and December 31, 2007 and 2006 and consists of the following (in thousands):

	Estimated	(Unaudited)
	Useful Life	March 31,	December 31,	December 31,
	(Years)	2008	2007	2006

Advertising displays	39	$87,361	$87,231	$87,275
Computers and office equipment	3 — 7	599	599	531
Machinery and equipment	5 — 15	118	118	104
Furniture and fixtures	3 — 7	341	341	301
Transportation equipment	5	883	883	489
Leasehold improvements and land improvements	Lesser of lease life of useful life	81	81	64

		89,383	89,253	88,764
Less accumulated depreciation		(47,014)	(45,501)	(38,769)

		42,369	43,752	49,995
Land		594	594	594

		$42,963	$44,346	$50,589

Note 4.	Accrued Expenses and Other Liabilities

Accrued expenses at March 31, 2008 (unaudited), and December 31, 2007 and 2006 consist of the following (in thousands):

	March 31,	December 31,	December 31,
	2008	2007	2006
	(Unaudited)

Accrued payroll, compensated absences and bonuses	$1,252	$567	$216
Accrued leases	626	762	738
Accrued property tax	350	350	—
Accrued broker commission	194	205	195
Other	161	237	274

	$2,583	$2,121	$1,423

Other liabilities at March 31, 2008 (unaudited), and December 31, 2007 and 2006 consist of the following (in thousands):

	March 31,	December 31,	December 31,
	2008	2007	2006
	(Unaudited)

Deferred revenue	$1,543	$1,042	$511
Deposits	338	350	303

	$1,881	$1,392	$814

VISTA MEDIA GROUP, INC.

Notes to Consolidated Financial Statements — (Continued)

Note 5.	Income Taxes

The provision (benefit) for income taxes for the years ended December 31, 2007 and 2006 is included in the table below. The income tax (benefit) differs from the amount of income tax determined by applying the U.S. federal income tax rate of 35% to pretax income for the years ended December 31, 2007 and 2006 due to the following (in thousands):

	2007	2006

Computed “expected” tax (benefit)	$(28,334)	$(6,742)
Change in income tax resulting from:
State taxes, net of federal benefit	(90)	21
Goodwill impairment	20,219	18
Change in federal valuation allowance	7,553	6,595
Other	229	193

	$(423)	$85

The tax benefit in 2007 is a result of the impairment of goodwill which eliminated the deferred tax liability on goodwill.

The components of the deferred tax assets and liabilities at December 31, 2007 and 2006 consist of the following (in thousands):

	2007	2006

Deferred tax assets:
Goodwill	$515	$—
Intangible assets, customer list	10,475	6,840
Accrued expenses	1,602	997
Accounts receivable	243	214
Net operating loss carryforward	12,235	10,456

	25,070	18,507
Valuation allowance	(18,435)	(11,805)

Net deferred tax assets	6,635	6,702

Deferred tax liabilities:
Deferred state taxes	1,843	1,056
Property and equipment	3,357	4,358
Prepaid expenses	1,435	1,288
Goodwill	—	423

Net deferred tax liabilities	6,635	7,125

	$—	$423

The 2006 net deferred tax liability is a result of the indefinite reversal pattern of goodwill which does not offset deferred tax assets that reverse in a definite time period.

VISTA MEDIA GROUP, INC.

Notes to Consolidated Financial Statements — (Continued)

As of December 31, 2007, the Company has federal and state net operating loss carryforwards available to offset future taxable income. The amount of the net operating loss carryforwards and the expiration dates are as follows (in thousands):

				Year of Expiration
Years Generated	Federal	California	New York	Federal	California	New York

2002	$3,187	$—	$—	2022
2003	8,919	—	8,919	2023		2023
2005	11,258	695	11,258	2025	2015	2025
2007	3,754	533	3,754	2027	2017	2027

Total	$27,118	$1,228	$23,931

A valuation allowance in the amount of $18.4 million and $11.8 million as of December 31, 2007 and 2006, respectively, has been recorded against the net deferred tax assets as the Company believes it is more likely than not that the Company will not generate sufficient taxable income to recover this asset. As of December 31, 2007, the Company’s utilization of its available net operating loss carryforwards against future taxable income is not restricted pursuant to the “change in ownership” rules in Section 382 of the Internal Revenue Code (IRC). However in subsequent periods, the utilization of its available net operating loss carryforwards against future taxable income may be restricted pursuant to the “change in ownership” rules in Section 382 of the IRC. These rules in general provide that an ownership change occurs when the percentage shareholdings of 5% direct or indirect shareholders of a loss corporation have in aggregate increased by more than 50 percentage points during the immediately preceding three years.

In July 2006, the FASB issued FIN 48, which the Company adopted on January 1, 2007. FIN 48 sets out the use of a single comprehensive model to address uncertainty in tax positions and clarifies the accounting for income taxes by establishing the minimum recognition threshold and a measurement attribute for tax positions taken or expected to be taken in a tax return in order to be recognized in the financial statements. The Company identified no significant uncertain tax positions. Although no such amounts occurred during the periods covered by these consolidated financial statements, it is the Company’s policy to recognize interest and penalties related to income tax matters as a component of income tax expense.

The Company is subject to taxation in the United States, California and New York and various other states. The Parent Company remains subject to examination in major taxing jurisdictions for the 2003 to 2007 tax years. The Parent Company is currently in the initial examination phase of an Internal Revenue Service audit for the year 2005 and the outcome to the Company is not yet determinable.

Note 6.	Commitments and Related-party Transactions

The Company has noncancelable agreements with certain media research and ratings providers. As of December 31, 2007, these agreements expire in January 2010 and obligate the Company to pay a total of $265 thousand, with annual commitments ranging from $85 thousand to $92 thousand.

The Company’s corporate offices are located in Los Angeles, California. The Company utilizes a minimal amount of space in the building housing Entravision’s radio network. There is no lease agreement and no rent expense paid by the Company for use of this space. The Company also has offices located in La Mirada, California, New York, New York, and Dallas, Texas. The leases require the Company to pay taxes and insurance and minor repairs. The leases require monthly payments of approximately $47 thousand and mature between February and December 2010.

Although certain of the display leases are noncancelable, substantially all of the Company’s outdoor advertising structures are located on property pursuant to leases that automatically renew unless either the property owner or the Company opts out upon proper notice.

VISTA MEDIA GROUP, INC.

Notes to Consolidated Financial Statements — (Continued)

The approximate future minimum lease payments under these noncancelable operating leases at December 31, 2007 are as follows (in thousands):

Years Ending December 31,	Amount

2008	$6,510
2009	6,516
2010	5,932
2011	1,019
2012	851
Thereafter	917

$21,745

Total rent expense under operating leases, including rent under month-to-month arrangements, was approximately $7 million, $5 million, $22 million and $21 million, for the three months ended March 31, 2008 and 2007 (unaudited), and for the years ended December 31, 2007 and 2006, respectively.

Employee bonuses:  The Company has agreed to pay bonuses to certain employees in connection with the sale of the Company. The total amount accrued for employee bonuses at March 31, 2008 (unaudited) and December 31, 2007, respectively, was $720 thousand and $240 thousand.

Other related-party amounts:  Included on the Company’s consolidated balances are non-interest-bearing amounts payable to Parent Company and receivable from related party. The payable was originally established to record the amount financed by the Parent Company in connection with its 2000 acquisition of the Company and has been subsequently adjusted for operating amounts between the Parent Company and the Company. Similarly, the receivable from related party represents operating amounts paid by the Company and due from the Parent Company’s affiliated radio network subsidiary. As no right of offset exists, these amounts are presented separately on the consolidated balance sheets. The Company expects that each of these balances will be forgiven and therefore written off in 2008 in connection with the sale of the Company as described in Note 8.

Note 7.	Litigation

The Company is subject to various outstanding claims and other legal proceedings that arose in the ordinary course of business. In the opinion of management, any liability of the Company that may arise out of or with respect to these matters will not materially adversely affect the financial position, results of operations or cash flows of the Company.

Note 8.	Subsequent Event

On February 28, 2008, the Parent Company announced that it had entered into a stock purchase agreement to sell the Company to Lamar Advertising Penn, LLC for a total consideration of $100 million in cash, subject to certain adjustments. The sale was completed in May 2008.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
LAMAR MEDIA CORP.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma combined financial statements are based on the historical consolidated financial statements of Lamar Advertising (“Lamar”) and the historical financial statements of Vista Media Group, Inc. (“Vista”), which Lamar acquired on May 16, 2008, for the year ended December 31, 2007 and the three months ended March 31, 2008. The unaudited pro forma combined financial statements should be read in conjunction with Lamar’s audited consolidated financial statements and related notes for the year ended December 31, 2007 included in Lamar’s Annual Report on Form 10-K for the year ended December 31, 2007 and Lamar’s unaudited condensed consolidated financial statements and related notes for the three months ended March 31, 2008 included in Lamar’s Quarterly Report on Form 10-Q for the period ended March 31, 2008.

The unaudited pro forma combined financial statements give effect to the acquisition of Vista as if the acquisition had occurred on January 1, 2007, in the case of the unaudited pro forma combined statements of income and at March 31, 2008 in the case of the unaudited pro forma combined balance sheet. The acquisition of Vista has been accounted for as a purchase in conformity with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” The total cost of the acquisition has been allocated to the preliminary estimates of assets acquired and liabilities assumed based on their respective estimated fair values as of May 16, 2008. The excess of purchase price over the preliminary fair values of the net assets acquired has been allocated to goodwill. The preliminary allocation of the purchase price is subject to the final purchase price allocation and the resulting effect on income from operations may differ from the pro forma amounts included in this Current Report on Form 8-K/A. The unaudited pro forma combined financial statements presented below do not reflect any anticipated operating efficiencies or cost savings from the integration of the Vista business into Lamar’s business.

The unaudited pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions Lamar’s management believes are reasonable, but are subject to change. Lamar has made, in the opinion of management, all adjustments that are necessary to present fairly the unaudited pro forma combined financial information. The unaudited pro forma combined financial statements do not purport to represent what Lamar’s results of operations or financial position actually would have been had the acquisition occurred on the dates indicated of to project Lamar’s financial position as of any future date or results of operations for any future period.

LAMAR ADVERTISING COMPANY

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
DECEMBER 31, 2007
(Dollars in thousands, except per share data)

	Lamar	Vista	Proforma		Proforma
	Historical	Historical	Adjustments		Combined

Net revenues	$1,209,555	$37,234	$—		$1,246,789

Operating expenses (income)
Direct advertising expenses	408,397	26,653	—		435,050
General and administrative expenses	210,793	6,775	—		217,568
Corporate expenses	59,597	1,729	—		61,326
Depreciation and amortization	306,879	23,095	(17,706	)[3][1][2]	312,268
Gain on disposition of assets	(3,914)	—	—		(3,914)
Impairment charge	—	59,936	(59,936)[6]		—

	981,752	118,188	(77,642)		1,022,298
Operating income (loss)	227,803	(80,954)	77,642		224,491
Other expense (income)
Gain on disposition of/return on investment	(15,448)	—	—		(15,448)
Interest income	(2,598)	—	—		(2,598)
Interest expense	162,447	—	3,563	[4]	166,010

	144,401	—	3,563		147,964

Income (loss) before income tax expense	83,402	(80,954)	74,079		76,527
Income tax expense (benefit)	37,185	(423)	(2,642)[5]		34,120

Net income (loss)	46,217	(80,531)	76,721		42,407
Preferred stock dividends	365	—	—		365

Net income (loss) applicable to common stock	$45,852	$(80,531)	$76,721		$42,042

Earnings per share:
Basic earnings (loss) per share	$0.47	—	—		$0.43

Diluted earnings (loss) per share	$0.47	—	—		$0.43
Weighted average common shares used in computing earnings per share:
Weighted average common shares outstanding	96,779,009	—	—		96,779,009
Weighted average common shares diluted	97,553,907	—	—		97,553,907

LAMAR ADVERTISING COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2008
(Dollars in thousands, except per share data)

	Lamar	Vista	Proforma		Proforma
	Historical	Historical	Adjustments		Combined

ASSETS
Cash and cash equivalents	$18,861	$48	$(4,752)[13]		$14,157
Net receivables	147,820	10,965	—		158,785
Deferred income tax assets	8,227	—	—		8,227
Other current assets	88,261	3,036	1,769	[14]	93,066

Total current assets	263,169	14,049	(2,983)		274,235

Property plant and equipment, net	1,549,268	42,963	2,962	[7][16]	1,595,193
Goodwill	1,387,412	1,138	11,057	[15]	1,399,607
Intangible assets	810,744	33,842	(9,482)[8]		835,104
Deferred financing costs	28,085	—	—		28,085
Other assets	47,621	676	—		48,297

Total assets	$4,086,299	$92,668	$1,554		$4,180,521

LIABILITIES AND STOCKHOLDERS EQUITY
Current maturities of long-term debt	$32,017	$—	$—		$32,017
Other current liabilities	66,559	4,767	2,100	[17]	73,426
Deferred income	26,837	1,543	—		28,380

Total current liabilities	125,413	6,310	2,100		133,823

Long term debt	2,781,466	—	100,000	[10]	2,881,466
Deferred tax liabilities	131,677	—	(19,073)[12]		112,604
Other liabilities	171,396	304,697	(299,812	)[9][16]	176,281

Total liabilities	3,209,952	311,007	(216,785)		3,304,174

Stockholders’ equity	876,347	(218,339)	218,339	[11]	876,347

Total liabilities and stockholders’ equity	$4,086,299	$92,668	$1,554		$4,180,521

LAMAR ADVERTISING COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
MARCH 31, 2008
(Dollars in thousands, except per share data)

	Lamar	Vista	Proforma		Proforma
	Historical	Historical	Adjustments		Combined

Net revenues	$282,776	$8,945	$—		$291,721

Operating expenses (income)
Direct advertising expenses	104,787	7,823	—		112,610
General and administrative expenses	51,987	2,400	—		54,387
Corporate expenses	13,197	349	—		13,546
Depreciation and amortization	77,693	5,274	(3,927	)[3][1][2]	79,040
Gain on disposition of assets	(943)	—	—		(943)

	246,721	15,846	(3,927)		258,640
Operating income (loss)	36,055	(6,901)	3,927		33,081
Other expense (income)
Gain on disposition of/return on investment	(1,533)	—	—		(1,533)
Interest income	(449)	—	—		(449)
Interest expense	40,768	—	888	[4]	41,656

	38,786	—	888		39,674

(Loss) income before income tax expense	(2,731)	(6,901)	3,039		(6,593)
Income tax (benefit) expense	(1,197)	—	(1,693)[5]		(2,890)

Net (loss) income	(1,534)	(6,901)	4,732		(3,703)
Preferred stock dividends	91	—	—		91

Net (loss) income applicable to common stock	$(1,625)	$(6,901)	$4,732		$(3,794)

Earnings per share:
Basic (loss) earnings per share	$(0.02)	—	—		$(0.04)

Diluted (loss) earnings per share	$(0.02)	—	—		$(0.04)

Weighted average common shares used in computing earnings per share:
Weighted average common shares outstanding	93,429,973	—	—		93,429,973
Weighted average common shares diluted	93,682,468	—	—		93,682,468

Notes to the Condensed Consolidated Unaudited Pro Forma Income Statement
(Dollars in thousands)

		3/31/08	12/31/07
[1]	To record depreciation and accretion related to the asset retirement obligation as if the acquisition had taken place at the beginning of the period.	$362	$1,448
[2]	To eliminate historical depreciation and amortization in Vista Media Group’s consolidated financial statement.	$(5,274)	$(23,095)
[3]	To record amortization and depreciation due to the application of purchase accounting. Depreciation and amortization are calculated using accelerated and straight line methods over the estimated useful lives of the assets generally from 7-15 years.	$985	$3,941
[4]	To record interest expense on the $100 million borrowed to finance the acquisition, using an interest rate of 3.56%. (A difference of .125% in the rate of interest would have changed income by $31 and $125 for the three months ended March 31, 2008 and year ended December 31, 2007.)	$888	$3,563
[5]	To record tax effect on pro forma statements for the proforma net income (loss) before taxes using Lamar’s effective tax rate of 43.8% and 44.6% for the three months ending March 31, 2008 and year ended December 31, 2007, respectively.	$(1,693)	$(2,642)
[6]	To eliminate expense in Vista Media Group’s consolidated financial statement related to impairment charges that would not have existed had the transaction taken place at the beginning of the year.	$—	$(59,936)
For purposes of determining the pro forma effect of the Vista Media Group acquisition on the Company’s unaudited Condensed Consolidated Balance Sheet as of March 31, 2008, the following adjustments have been made:

[7]	To record the decrease in property, plant and equipment resulting from the allocation of the purchase price for the Stock Purchase.	$(1,572)
[8]	To record the decrease in intangibles resulting from the allocation of the purchase price for the Stock Purchase.	$(9,482)
[9]	To eliminate Vista Media Group payable to Parent Company.	$(304,346)
[10]	To record the increase in debt related to financing the Stock Purchase.	$100,000
[11]	To eliminate Vista Media Group’s historical stockholder’s deficit as a result of the Stock Purchase.	$218,339
[12]	To record the increase in deferred tax asset created as a result of the application of purchase accounting.	$19,073
[13]	To record the net effect in cash as a result of the Stock Purchase.	$(4,752)
[14]	To record the receivable resulting from preliminary working capital calculations.	$1,769
[15]	To record net goodwill resulting from the allocation of the purchase price.	$11,057
[16]	To record an estimate for the Asset Retirement Obligation as of purchase date.	$4,534
[17]	To record the increase in accrued expenses resulting from working capital calculations.	$2,100

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of officers and directors.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants us the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in our right where the person involved is adjudged to be liable to us except to the extent approved by a court.

Our By-laws provide that any person who is made a party to any action or proceeding because such person is or was our director or officer will be indemnified and held harmless against all claims, liabilities and expenses, including those expenses incurred in defending a claim and amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the company. The indemnification provided for in our By-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law.

Our Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

We carry Directors’ and Officers’ insurance which covers our directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers.

Item 21.	Exhibits and financial statement schedules.

(a) See Exhibit Index immediately following the signature pages.

Item 22.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR MEDIA CORP.

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

AMERICAN SIGNS, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

COLORADO LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

DELAWARE LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

FLORIDA LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

GEORGIA LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

INTERSTATE LOGOS, L.L.C.

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

LAMAR MEDIA CORP.		Sole and Managing Member**	August 11, 2009

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

KANSAS LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

KENTUCKY LOGOS, LLC

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	August 11, 2009

By: LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR ADVANTAGE GP COMPANY, LLC

By:	LAMAR CENTRAL OUTDOOR, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

LAMAR CENTRAL OUTDOOR, LLC		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By: /s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR ADVANTAGE HOLDING COMPANY

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR ADVANTAGE LP COMPANY, LLC

By:	LAMAR CENTRAL OUTDOOR, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

LAMAR CENTRAL OUTDOOR, LLC		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR ADVANTAGE OUTDOOR COMPANY, L.P.

By:	LAMAR ADVANTAGE GP COMPANY, LLC,
its General Partner

By:	LAMAR CENTRAL OUTDOOR, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

LAMAR ADVANTAGE GP COMPANY, LLC		General Partner**	August 11, 2009

By:	LAMAR CENTRAL OUTDOOR, LLC its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

**	The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director of Lamar Media Corp.	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR ADVERTISING OF COLORADO
SPRINGS, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR ADVERTISING OF KENTUCKY, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR ADVERTISING OF LOUISIANA, L.L.C.

By:	THE LAMAR COMPANY, L.L.C., its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

THE LAMAR COMPANY, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR ADVERTISING OF MICHIGAN, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR ADVERTISING OF OKLAHOMA, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR ADVERTISING OF PENN, LLC

By:	THE LAMAR COMPANY, L.L.C., its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

THE LAMAR COMPANY, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009
/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009
/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR ADVERTISING OF SOUTH DAKOTA, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR ADVERTISING OF YOUNGSTOWN, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR ADVERTISING SOUTHWEST, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR AIR, L.L.C.

By:	THE LAMAR COMPANY, L.L.C., its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

THE LAMAR COMPANY, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR BENCHES, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR CENTRAL OUTDOOR, LLC

By:	LAMAR MEDIA CORP. its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

LAMAR MEDIA CORP.		Sole and Managing Member**	August 11, 2009

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Managing Member	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Managing Member	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Managing Member	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Managing Member	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR DOA TENNESSEE HOLDINGS, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR DOA TENNESSEE, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR ELECTRICAL, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR FLORIDA, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR I-40 WEST, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR OBIE CORPORATION

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR OCI NORTH CORPORATION

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR OCI SOUTH CORPORATION

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR OHIO OUTDOOR HOLDING CORP.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR OKLAHOMA HOLDING COMPANY, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR PENSACOLA TRANSIT, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR T.T.R., L.L.C.

By:	LAMAR ADVERTISING OF YOUNGSTOWN, INC. its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

LAMAR ADVERTISING OF YOUNGSTOWN, INC.		Sole and Managing Member**	August 11, 2009

By:	/s/ Sean E. Reilly Name: Sean E. Reilly Title: President

/s/ Sean E. Reilly Sean E. Reilly		Director and Principal Executive Officer of Managing Member	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Managing Member	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Managing Member	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director of Managing Member	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR TENNESSEE, L.L.C.

By:	THE LAMAR COMPANY, L.L.C., its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

THE LAMAR COMPANY, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LAMAR TEXAS LIMITED PARTNERSHIP

By:	THE LAMAR COMPANY, L.L.C., its General Partner

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

THE LAMAR COMPANY, L.L.C.		General Partner**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Sean E. Reilly Sean E. Reilly		Director and Principal Executive Officer of Managing Member	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Managing Member	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Managing Member	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director of Managing Member	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LC BILLBOARD, L.L.C.

By:	THE LAMAR COMPANY, L.L.C., its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

THE LAMAR COMPANY, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

LOUISIANA INTERSTATE LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C., its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

MAINE LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C., its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

**	The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

MICHIGAN LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

MINNESOTA LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

MISSISSIPPI LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C., its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director of Lamar Media Corp.	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

MISSOURI LOGOS, LLC

By:	INTERSTATE LOGOS, L.L.C., its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director of Lamar Media Corp.	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

NEBRASKA LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

NEVADA LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

NEW JERSEY LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C., its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director of Lamar Media Corp.	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

NEW MEXICO LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

O. B. WALLS, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

OBIE BILLBOARD, LLC

By:	LAMAR OBIE CORPORATION its Managing Partner

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

LAMAR OBIE CORPORATION		Sole and Managing Member**	August 11, 2009

By:	/s/ Sean E. Reilly Name: Sean E. Reilly Title: President

/s/ Sean E. Reilly Sean E. Reilly		Director and Principal Executive Officer of Managing Member	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Managing Member	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Managing Member	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director of Managing Member	August 11, 2009

** The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

OHIO LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

OKLAHOMA LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director of Lamar Media Corp.	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

OUTDOOR MARKETING SYSTEMS, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

OUTDOOR MARKETING SYSTEMS, LLC

By:	OUTDOOR MARKETING SYSTEMS, INC., its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

OUTDOOR MARKETING SYSTEMS, INC.		Sole and Managing Member**	August 11, 2009

By:	/s/ Sean E. Reilly Name: Sean E. Reilly Title: President

/s/ Sean E. Reilly Sean E. Reilly		Director and Principal Executive Officer of Managing Member	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial And Accounting Officer of Managing Member	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Managing Member	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director of Managing Member	August 11, 2009

** The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

OUTDOOR PROMOTIONS WEST, LLC

By:	TRIUMPH OUTDOOR HOLDINGS, LLC, its Managing Member

By:	LAMAR CENTRAL OUTDOOR, LLC, its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

TRIUMPH OUTDOOR HOLDINGS, LLC		Sole and Managing Member**	August 11, 2009

By:	LAMAR CENTRAL OUTDOOR, LLC, its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director of Lamar Media Corp.	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

PENNSYLVANIA LOGOS, LLC

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director of Lamar Media Corp.	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

PREMERE OUTDOOR, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

SALE POINT POSTERS, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

SEABOARD OUTDOOR ADVERTISING CO., INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

SOUTH CAROLINA LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

TENNESSEE LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

TEXAS LOGOS, L.P.

By:	OKLAHOMA LOGOS, L.L.C., its General Partner

By:	INTERSTATE LOGOS, L.L.C., its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

OKLAHOMA LOGOS, L.L.C.		General Partner**	August 11, 2009

By: INTERSTATE LOGOS, L.L.C. its Managing Member

By: LAMAR MEDIA CORP. its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director of Lamar Media Corp.	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

THE LAMAR COMPANY, L.L.C.

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

LAMAR MEDIA CORP.		Sole and Managing Member**	August 11, 2009

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Managing Member	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Managing Member	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Managing Member	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Managing Member	August 11, 2009

** The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

TLC FARMS, L.L.C.

By:	TLC PROPERTIES, INC. its Managing Member

By:	/s/ C. Brent McCoy
C. Brent McCoy
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

TLC PROPERTIES, INC.		Sole and Managing Member**	August 11, 2009

By:	/s/ C. Brent McCoy Name: C. Brent McCoy Title: President

/s/ C. Brent McCoy C. Brent McCoy		Director and Principal Executive Officer of Managing Member	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Managing Member	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director of Managing Member	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Managing Member	August 11, 2009

** The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

TLC PROPERTIES II, INC.

By:	/s/ C. Brent McCoy
C. Brent McCoy
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Brent McCoy C. Brent McCoy	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

TLC PROPERTIES, INC.

By:	/s/ C. Brent McCoy
C. Brent McCoy
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Brent McCoy C. Brent McCoy	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

TLC PROPERTIES, L.L.C.

By:	TLC PROPERTIES, INC. its Managing Member

By:	/s/ C. Brent McCoy
C. Brent McCoy
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

TLC PROPERTIES, INC.		Sole and Managing Member**	August 11, 2009

By:	/s/ C. Brent McCoy Name: C. Brent McCoy Title: President

/s/ C. Brent McCoy C. Brent McCoy		Director and Principal Executive Officer of Managing Member	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Managing Member	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director of Managing Member	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Managing Member	August 11, 2009

** The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

TRIUMPH OUTDOOR HOLDINGS, LLC

By:	LAMAR CENTRAL OUTDOOR, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

LAMAR CENTRAL OUTDOOR, LLC		Sole and Managing Member**	August 11, 2009

By: LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

** The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

TRIUMPH OUTDOOR RHODE ISLAND, LLC

By:	TRIUMPH OUTDOOR HOLDINGS, LLC,
its Managing Member

By:	LAMAR CENTRAL OUTDOOR, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

TRIUMPH OUTDOOR HOLDINGS, LLC		Sole and Managing Member**	August 11, 2009

By: LAMAR CENTRAL OUTDOOR, LLC, its Managing Member

By: LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director of Lamar Media Corp.	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

UTAH LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

VIRGINIA LOGOS, LLC

By:	INTERSTATE LOGOS, L.L.C., its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly		Director of Lamar Media Corp.	August 11, 2009

** The Registrant has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

VISTA MEDIA GROUP, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	August 11, 2009

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director	August 11, 2009

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	August 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on August 11, 2009.

WASHINGTON LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C., its Managing Member

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr.
Kevin P. Reilly, Jr.
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	August 11, 2009

By:	LAMAR MEDIA CORP., its Managing Member

By:	/s/ Kevin P. Reilly, Jr. Name: Kevin P. Reilly, Jr. Title: President

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director and Principal Executive Officer of Lamar Media Corp.	August 11, 2009

** The Registrant has no directors or managers.

Signature	Title	Date

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	August 11, 2009

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	August 11, 2009

/s/ Sean E. Reilly Sean E. Reilly	Director of Lamar Media Corp.	August 11, 2009

INDEX TO EXHIBITS

Exhibit
Number	Description	Method of Filing

3(a)	Amended and Restated Certificate of Incorporation of Lamar Media.	Previously filed as Exhibit 3.2 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended March 31, 2007 (File No. 0-30242) filed on May 10, 2007, and incorporated herein by reference.
3(b)	Amended and Restated Bylaws of Lamar Media.	Previously filed as Exhibit 3.1 to Lamar Media’s Quarterly Report on Form 10-Q for the period ended September 30, 1999 (File No. 0-12407) filed on November 12, 1999, and incorporated herein by reference.
4(a)	Specimen certificate for the shares of Class A common stock of Lamar Advertising.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Registration Statement on Form S-1 (File No. 333-05479), and incorporated herein by reference.
4(b)	Senior Secured Note, dated as of May 19, 1993.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Registration Statement on Form S-1 (File No. 33-59624), and incorporated herein by reference.
4(c)	Indenture, dated as of September 24, 1986, relating to Lamar Advertising’s 8% Unsecured Subordinated Debentures.	Previously filed as Exhibit 10.3 to Lamar Advertising’s Registration Statement on Form S-1 (File No. 33-59624), and incorporated herein by reference.
4(d)(1)	Indenture, dated as of May 15, 1993 relating to Lamar Advertising’s 11% Senior Secured Notes due May 15, 2003.	Previously filed as Exhibit 4.3 to Lamar Advertising’s Registration Statement on Form S-1 (File No. 33-59624), and incorporated herein by reference.
4(d)(2)	Form of Unsecured Subordinated Note due 2006.	Previously filed as Exhibit 4.8 to Lamar Advertising’s Registration Statement on Form S-1 (File No. 333-05479), and incorporated herein by reference.
4(d)(3)	First Supplemental Indenture, dated as of July 30, 1996, relating to Lamar Advertising’s 11% Senior Secured Notes due May 15, 2003.	Previously filed as Exhibit 4.5 to Lamar Advertising’s Registration Statement on Form S-1 (File No. 333-05479), and incorporated herein by reference.
4(d)(4)	Form of Second Supplemental Indenture in the form of an Amended and Restated Indenture, dated as of November 8, 1996, relating to Lamar Advertising’s 11% Senior Secured Notes due May 15, 2003.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-12407) filed on November 15, 1996, and incorporated herein by reference.
4(d)(5)	Notice of Trustee, dated as of November 8, 1996, with respect to the release of the security interest in the Trustee on behalf of the holders of Lamar Advertising’s 11% Senior Secured Notes due May 15, 2003.	Previously filed as Exhibit 4.2 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-12407) filed on November 15, 1996, and incorporated herein by reference.
4(e)(1)	Indenture, dated as of December 23, 2002, among Lamar Media, certain subsidiaries of Lamar Media, as guarantors, and Wachovia Bank of Delaware, National, as trustee, relating to Lamar Media’s 7 1/4% Notes Due 2013.	Previously filed as Exhibit 4.1 to Lamar Media’s Current Report on Form 8-K (File No. 0-20833) filed on December 27, 2002, and incorporated herein by reference.
4(e)(2)	Form of 7 1/4% Notes Due 2013.	Previously filed as Exhibit 4.2 to Lamar Media’s Current Report on Form 8-K (File No. 0-20833) filed on December 27, 2002, and incorporated herein by reference.

Exhibit
Number	Description	Method of Filing

4(e)(3)	Form of 7 1/4% Exchange Note Due 2013.	Previously filed as Exhibit 4.29 to Lamar Media’s Registration Statement on Form S-4 (File No. 333-102634) filed on January 21, 2003, and incorporated herein by reference.
4(e)(4)	Supplemental Indenture to the Indenture dated as of December 23, 2002 among Lamar Media, certain of its subsidiaries and Wachovia Bank of Delaware, National Association, as trustee, dated as of June 9, 2003, relating to Lamar Media’s 7 1/4% Notes Due 2013.	Previously filed as Exhibit 4.31 to Lamar Media’s Registration Statement on Form S-4 (File No. 333-107427) filed on July 29, 2003, and incorporated herein by reference.
4(e)(5)	Supplemental Indenture to the Indenture dated December 23, 2002 among Lamar Media, certain of its subsidiaries and Wachovia Bank of Delaware, National Association, as trustee, dated as of October 7, 2003, relating to Lamar Media’s 7 1/4% Notes Due 2013.	Previously filed as Exhibit 4.1 to Lamar Media’s Quarterly Report on Form 10-Q for the period ended September 30, 2003 (File No. 1-12407) filed on November 5, 2003, and incorporated herein by reference.
4(e)(6)	Supplemental Indenture to the Indenture dated as of December 23, 2002 among Lamar Media, Lamar Canadian Outdoor Company and Wachovia Bank of Delaware, National Association, as trustee, dated as of April 5, 2004, relating to Lamar Media’s 7 1/4% Notes Due 2013.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended June 30, 2004 (File No. 0-30242) filed on August 6, 2004, and incorporated herein by reference.
4(e)(7)	Supplemental Indenture to the Indenture dated as of December 23, 2002 among Lamar Media, certain of its subsidiaries and Wachovia Bank of Delaware, National Association, as trustee, dated as of January 19, 2005, relating to Lamar Media’s 7 1/4% Notes Due 2013.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended March 31, 2005 (File No. 0-30242) filed on May 6, 2005, and incorporated herein by reference.
4(e)(8)	Supplemental Indenture to the Indenture dated as of December 23, 2002 among Lamar Media, certain subsidiaries of Lamar Media, as guarantors, and The Bank of New York Trust Company, N.A., as trustee, dated as of February 21, 2008, relating to Lamar Media’s 7 1/4% Notes Due 2013.	Filed herewith.
4(e)(9)	Release of Guaranty under the Indenture dated as of December 23, 2002 among Lamar Media, certain of its subsidiaries named therein, and Wachovia Bank of Delaware, National Association, as trustee, by the Trustee, dated as of December 30, 2005, relating to Lamar Media’s 7 1/4% Notes Due 2013.	Previously filed as Exhibit 4.19 to Lamar Media’s Annual Report on Form 10-K for fiscal year ended December 31, 2005 (File No. 1-12407) filed on March 15, 2006, and incorporated herein by reference.
4(f)(1)	Indenture, dated as of June 16, 2003, between Lamar Media and Wachovia Bank of Delaware, National Association, as trustee, relating to Lamar Advertising’s 2 7/8% Convertible Notes due 2010.	Previously filed as Exhibit 4.4 to Lamar Media’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 (File No. 1-12407) filed on August 13, 2003, and incorporated herein by reference.
4(f)(2)	First Supplemental Indenture to the Indenture dated as of June 16, 2003 between Lamar Media and Wachovia Bank of Delaware, National Association, as trustee, dated as of June 16, 2003, relating to Lamar Advertising’s 2 7/8% Convertible Notes due 2010.	Previously filed as Exhibit 4.5 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 (File No. 1-12407) filed on August 13, 2003, and incorporated herein by reference.

Exhibit
Number	Description	Method of Filing

4(f)(3)	Form of 2 7/8% Convertible Note due 2010.	Previously filed as an exhibit to the First Supplemental Indenture, dated as of June 16, 2003 between Lamar Media and Wachovia Bank of Delaware, National Association, which was previously filed as Exhibit 4.5 to Lamar Media’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 (File No. 1-12407) filed on August 13, 2003, and incorporated herein by reference.
4(f)(4)	Second Supplemental Indenture, dated as of July 3, 2007, between Lamar Advertising Company and The Bank of New York Trust Company, N.A., as trustee, relating to Lamar Advertising’s 2 7/8% Convertible Notes due 2010.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on July 9, 2007 and incorporated herein by reference.
4(f)(5)	Form of 2 7/8% Convertible Note due 2010.	Previously filed as an exhibit to the Second Supplemental Indenture, dated as of July 3, 2007 between Lamar Advertising Company and The Bank of New York Trust Company, N.A., which was previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on July 9, 2007 and incorporated herein by reference.
4(g)(1)	Indenture, dated as of August 16, 2005, among Lamar Media, the guarantors named therein, and The Bank of New York Trust Company, N.A., as trustee, relating to Lamar Media’s 6 5/8% Senior Subordinated Notes due 2015.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on August 18, 2005, and incorporated herein by reference.
4(g)(2)	Form of 6 5/8% Senior Subordinated Exchange Notes due 2015.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K Form 8-K (1-12407) filed on August 18, 2005, and incorporated herein by reference.
4(g)(3)	First Supplemental Indenture to the Indenture dated as of August 16, 2005 among Lamar Media, the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee, dated as of December 11, 2006, relating to Lamar Media’s 6 5/8% Senior Subordinated Notes due 2015.	Previously filed as Exhibit 99.2 to Lamar Advertising’s Current Report on Form 8-K (file No. 0-30242) filed on December 14, 2006, and incorporated herein by reference.
4(g)(4)	Release of Guaranty under the Indenture dated as of August 16, 2005 among Lamar Media, the guarantors named therein, and The Bank of New York Trust Company, N.A., as trustee, by the trustee, dated as of December 30, 2005, relating to Lamar Media’s 6 5/8% Senior Subordinated Notes due 2015.	Previously filed as Exhibit 4.20 to Lamar Media’s Annual Report on Form 10-K for fiscal year ended December 31, 2005 (File No. 1-12407) filed on March 15, 2006, and incorporated herein by reference.
4(g)(5)	Supplemental Indenture to the Indenture dated as of August 16, 2005 among Lamar Media, the guarantors named therein, and The Bank of New York Trust Company, N.A., as trustee, dated as of February 21, 2008, relating to Lamar Media’s 6 5/8% Senior Subordinated Notes due 2015.	Filed herewith.

Exhibit
Number	Description	Method of Filing

4(h)(1)	Indenture, dated as of August 17, 2006, among Lamar Media, the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee, relating to Lamar Media’s 6 5/8% Senior Subordinated Notes due 2015 — Series B.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on August 18, 2006, and incorporated herein by reference.
4(h)(2)	Form of 6 5/8% Senior Subordinated Exchange Notes due 2015 — Series B.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on August 18, 2006, and incorporated herein by reference.
4(h)(3)	Supplemental Indenture to the Indenture dated as of August 17, 2006 among Lamar Media, the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee, dated as of February 21, 2008, relating to Lamar Media’s 6 5/8% Senior Subordinated Notes due 2015 — Series B.	Filed herewith.
4(i)(1)	Indenture, dated as of October 11, 2007, among Lamar Media, the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee, relating to Lamar Media’s 6 5/8% Senior Subordinated Notes due 2015 — Series C.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on October 16, 2007 and incorporated herein by reference.
4(i)(2)	Form of 6 5/8% Senior Subordinated Exchange Notes due 2015 — Series C.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on October 16, 2007 and incorporated herein by reference.
4(i)(3)	Supplemental Indenture to the Indenture dated as of October 11, 2007 among Lamar Media, the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee, dated as of February 21, 2008, relating to Lamar Media’s 6 5/8% Senior Subordinated Notes due 2015 — Series C.	Filed herewith.
4(j)(1)	Indenture, dated as of March 27, 2009, among Lamar Media, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to Lamar Media’s 9 3/4% Senior Notes due 2014.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on March 27, 2009 and incorporated herein by reference.
4(j)(2)	Form of 9 3/4% Senior Exchange Notes due 2014.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on March 27, 2009 and incorporated herein by reference.
4(k)	Subordinated Note (mirror note), dated as of September 30, 2005, by Lamar Media to Lamar Advertising.	Filed herewith.
5(a)	Opinion of Edwards Angell Palmer & Dodge LLP.	Filed herewith.
5(b)	Opinion of Kean, Miller, Hawthorne, D’Armond, McCowan & Jarman L.L.P.	Filed herewith.
10(a)(1)*	Lamar 1996 Equity Incentive Plan, as amended, as adopted by the Board of Directors on February 23, 2006.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on February 28, 2006, and incorporated herein by reference.

Exhibit
Number	Description	Method of Filing

10(a)(2)*	Form of Stock Option Agreement under the 1996 Equity Incentive Plan, as amended.	Previously filed as Exhibit 10.14 to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 0-30242) filed on March 10, 2005, and incorporated herein by reference.
10(b)*	2000 Employee Stock Purchase Plan.	Previously filed as Exhibit 10.3 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended June 30, 2000 (File No. 0-30242) filed on August 11, 2000, and incorporated herein by reference.
10(c)*	Lamar Advertising Company Non-Management Director Compensation Plan.	Previously filed as Exhibit 10.3 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended March 31, 2005 (File No. 0-30242) filed on May 6, 2005, and incorporated herein by reference.
10(d)(1)*	Lamar Deferred Compensation Plan (as amended).	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on August 27, 2007, and incorporated herein by reference.
10(d)(2)*	Form of Trust Agreement for the Lamar Deferred Compensation Plan.	Previously filed as Exhibit 10.2 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on December 14, 2005, and incorporated herein by reference.
10(e)*	Form of Restricted Stock Agreement.	Previously filed as Exhibit 10.16 of Lamar Advertising’s on Form 10-K for the year ended December 31, 2005 (File No. 0-30242) filed on March 15, 2006, and incorporated herein by reference.
10(f)*	Summary of Compensatory Arrangements.	Previously filed on Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on March 6, 2009, and incorporated herein by reference.
10(g)*	Form of Restricted Stock Agreement for Non-Employee directors.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on May 30, 2007 and incorporated herein by reference.
10(h)(1)	Credit Agreement, dated as of March 7, 2003, among Lamar Media and the subsidiary guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, as administrative agent.	Previously filed as Exhibit 10.38 to Lamar Media’s Registration Statement on Form S-4/A (File No. 333-102634) filed on March 18, 2003, and incorporated herein by reference.
10(h)(2)	Amendment No. 1 dated as of January 28, 2004 to the Credit Agreement dated as of March 7, 2003 among Lamar Media, the subsidiary guarantors party thereto and JPMorgan Chase Bank, as administrative agent for the lenders.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended March 31, 2004 (File No. 0-30242) filed on May 10, 2004, and incorporated herein by reference.
10(h)(3)	Joinder Agreement dated as of October 7, 2003 to the Credit Agreement dated as of March 7, 2003 among Lamar Media and the subsidiary guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, as administrative agent, by Premere Outdoor, Inc.	Previously filed as Exhibit 10.1 to Lamar Media’s Quarterly Report on Form 10-Q for the period ended September 30, 2003 (File No. 1-12407) filed on November 5, 2003, and incorporated herein by reference.

Exhibit
Number	Description	Method of Filing

10(h)(4)	Joinder Agreement dated as of April 19, 2004 to the Credit Agreement dated as of March 7, 2003 among Lamar Media, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, by Lamar Canadian Outdoor Company.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended June 30, 2004 (File No. 0-30242) filed on August 6, 2004, and incorporated herein by reference.
10(h)(5)	Joinder Agreement dated as of January 19, 2005 to the Credit Agreement dated as of March 7, 2003 among Lamar Media, the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, by certain of Lamar Media’s subsidiaries.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended March 31, 2005 (File No. 0-30242) filed on May 6, 2005, and incorporated herein by reference.
10(i)(1)	Credit Agreement, dated as of September 30, 2005, between Lamar Media and JPMorgan Chase Bank, N.A., as administrative agent.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on September 30, 2005, and incorporated herein by reference.
10(i)(2)	Amendment No. 1 dated as of October 5, 2006 to the Credit Agreement dated as of September 30, 2005 among Lamar Media, the subsidiary guarantors named therein and JPMorgan Chase Bank, N.A., as administrative agent.	Previously filed as Exhibit 10.2 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on October 6, 2006, and incorporated herein by reference.
10(i)(3)	Amendment No. 2 dated as of December 11, 2006 to the Credit Agreement dated as of September 30, 2005 among Lamar Media, the subsidiary borrower named therein, the subsidiary guarantors named therein and JPMorgan Chase Bank, N.A., as administrative agent.	Previously filed as Exhibit 99.1 to Lamar Advertising’s Current Report on Form 8-K (file No. 0-30242) filed on December 14, 2006, and incorporated herein by reference.
10(i)(4)	Amendment No. 3 dated as of March 28, 2007 to the Credit Agreement dated as of September 30, 2005 among Lamar Media, the subsidiary borrowers named therein, the subsidiary guarantors named therein, Lamar Advertising and JPMorgan Chase Bank, N.A., as administrative agent.	Previously filed as Exhibit 99.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on March 29, 2007 and incorporated herein by reference.
10(i)(5)	Amendment No. 4 dated as of April 2, 2009 to the Credit Agreement dated as of September 30, 2005 among Lamar Media, the subsidiary borrowers named therein, the subsidiary guarantors named therein, Lamar Advertising and JPMorgan Chase Bank, N.A., as administrative agent.	Previously filed as Exhibit 99.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on April 8, 2009 and incorporated herein by reference.
10(i)(6)	Joinder Agreement dated as of July 21, 2006 to the Credit Agreement dated as of September 30, 2005 among Lamar Media, the subsidiary guarantors party thereto, the lenders parties thereto, and JPMorgan Chase Bank N.A., as administrative agent, by Daum Advertising Company, Inc.	Previously filed as Exhibit 10.18 to Lamar Media’s Form S-4 (File No. 333-138142) filed on October 23, 2006, and incorporated herein by reference.

Exhibit
Number	Description	Method of Filing

10(i)(7)	Joinder Agreement dated as of February 21, 2008 to the Credit Agreement dated as of September 30, 2005 among Lamar Media, the subsidiary guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.	Filed herewith.
10(j)	Tranche C Term Loan Agreement, dated as of February 6, 2004, among Lamar Media, the subsidiary guarantors party thereto, the Tranche C loan lenders party thereto and JPMorgan Chase Bank, as administrative agent.	Previously filed as Exhibit 4.2 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended March 31, 2004 (File No. 0-30242) filed on May 10, 2004, and incorporated herein by reference.
10(k)	Tranche D Term Loan Agreement, dated as of August 12, 2004, among Lamar Media, the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended September 30, 2004 (File No. 0-30242) filed on November 15, 2004, and incorporated herein by reference.
10(l)	Series A Incremental Loan Agreement, dated as of February 8, 2006, among Lamar Media, the subsidiary guarantors named therein, the Series A incremental lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent for Lamar Advertising.	Previously filed as Exhibit 10.15 of Lamar Advertising’s on Form 10-K for the year ended December 31, 2005 (File No. 0-30242) filed on March 15, 2006, and incorporated herein by reference.
10(m)	Series B Incremental Loan Agreement, dated as of October 5, 2006, among Lamar Media, the subsidiary guarantors named therein, the Series B incremental lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent for Lamar Advertising.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (file No. 0-30242) filed on October 6, 2006, and incorporated herein by reference.
10(n)	Series C Incremental Loan Agreement, dated as of December 21, 2006, among Lamar Media, Lamar Transit Advertising Canada Ltd., the subsidiary guarantors named therein, the Series C incremental lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., Toronto Branch, acting as sub-agent of the administrative agent.	Previously filed as Exhibit 99.1 to Lamar Advertising’s Current Report on Form 8-K (file No. 0-30242) filed on December 22, 2006, and incorporated herein by reference.
10(o)	Series D Incremental Loan Agreement, dated as of January 17, 2007, among Lamar Advertising of Puerto Rico, Lamar Media, the subsidiary guarantors named therein, the Series D incremental lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended April 30, 2007 (File No. 0-30242) filed on May 10, 2007, and incorporated herein by reference.
10(p)	Series E Incremental Loan Agreement, dated as of March 28, 2007, among Lamar Media, the subsidiary guarantors named therein, the Series E incremental lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on March 29, 2007, and incorporated herein by reference.
10(q)	Series F Incremental Loan Agreement, dated as of March 28, 2007, among Lamar Media, the subsidiary guarantors named therein, the Series F incremental lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent.	Previously filed as Exhibit 10.2 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on March 29, 2007, and incorporated herein by reference.

Exhibit
Number	Description	Method of Filing

10(r)	Registration Rights Agreement, dated as of March 27, 2009, among Lamar Media, the guarantors named therein and the initial purchasers named therein.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on March 27, 2009, and incorporated herein by reference.
12(a)	Statement regarding computation of earnings to fixed charges for Lamar Media.	Filed herewith.
12(b)	Statement regarding computation of EBITDA to net interest expense.	Filed herewith.
12(c)	Statement regarding computation of total debt to EBITDA.	Filed herewith.
12(d)	Statement regarding computation of total debt (excluding mirror note) to EBITDA.	Filed herewith.
21(a)	Subsidiaries of Lamar Media.	Filed herewith.
23(a)	Consent of KPMG LLP.	Filed herewith.
23(b)	Consent of McGladrey & Pullen, LLP.	Filed herewith.
23(c)	Consent of Edwards Angell Palmer & Dodge LLP.	Included in Exhibit 5(a).
23(d)	Consent of Kean, Miller, Hawthorne, D’Armond, McCowan & Jorman L.L.P.	Included in Exhibit 5(b).
24(a)	Power of Attorney.	Included on signature page of this Registration Statement.
25(a)	Statement of Eligibility of Trustee on Form T-1.	Filed herewith.
99(a)	Form of Letter of Transmittal.	Filed herewith.
99(b)	Form of Notice of Guaranteed Delivery.	Filed herewith.
99(c)	Form of Letter to Registered Holders and DTC Participants Regarding the Offer to Exchange.	Filed herewith.
99(d)	Form of Letter to Beneficial Holders Regarding the Offer to Exchange.	Filed herewith.

*	Denotes management contract or compensatory plan or arrangement in which the executive officers or directors of Lamar Advertising participate.